PROSPECTUS SUPPLEMENT
(to prospectus dated March 14, 2007)

                                  $336,332,415
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR

The issuing entity is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:



 -------------------------                          ORIGINAL                                              ORIGINAL
|  CONSIDER CAREFULLY     |                       CERTIFICATE                                            CERTIFICATE
|  THE RISK FACTORS       |                        PRINCIPAL                                              PRINCIPAL    PASS-THROUGH
|  BEGINNING ON PAGE      |        CLASS           BALANCE(1)     PASS-THROUGH RATE       CLASS          BALANCE(1)        RATE
|  S-20 IN THIS           |                                                                               $137,696,000  Adjustable
|  PROSPECTUS SUPPLEMENT  |     Class I-A-1A       $34,526,000         5.50%            Class II-A-1                    (4)(5)
|  AND ON PAGE 6 IN       |                                                                               $34,424,000   Adjustable
|  THE PROSPECTUS.        |     Class I-A-1B       $1,819,000          5.50%            Class II-A-2                    (4)(5)
|                         |                        $1,816,415                                             $4,776,000    Adjustable
|  The certificates       |     Class I-PO                             N/A (2)          Class II-M-1                    (4)(5)
|  represent              |                        $26,234,000                                            $4,471,000    Adjustable
|  obligations of the     |     Class I-A-2A                           6.00%            Class II-M-2                    (4)(5)
|  trust only and do      |                        $1,382,000                                             $7,418,000    Adjustable
|  not represent an       |     Class I-A-2B                           6.00%            Class II-M-3                    (4)(5)
|  interest in or         |                        $55,514,000                                            $5,284,000    Adjustable
|  obligation of Bear     |     Class I-A-3A                           6.50%            Class II-M-4                    (4)(5)
|  Stearns Asset          |                        $2,924,000                           Class II-M-5      $2,032,000    Adjustable
|  Backed Securities I    |     Class I-A-3B                           6.50%                                            (4)(5)
|  LLC, EMC               |     Class I-X           N/A (3)            Variable
|  Mortgage               |     Class I-B-1        $8,192,000          Variable
|  Corporation, Wells     |     Class I-B-2        $4,946,000          Variable
|  Fargo Bank, N.A.,      |     Class I-B-3        $2,878,000          Variable
|  Citybank, N.A. or any  |  ____________________
|  of their affiliates.   |
|                         |  (1)  Approximate. The initial certificate principal balance of each class is
|  This prospectus        |       subject to a variance of plus or minus 10%.
|  supplement may be      |  (2)  The Class I-PO Certificates are principal-only certificates and do not bear
|  used to offer and sell |       interest.
|  the offered            |  (3)  The Class I-X Certificates are interest-only certificates which bear
|  certificates only if   |       interest at a variable annual rate on a notional balance, as set forth in
|  accompanied by the     |       this prospectus supplement.
|  prospectus.            |  (4) The pass-through rates on these classes of certificates are adjustable
|                         |      rates based on One-Month LIBOR subject to a maximum rate, in each case as
 -------------------------       described under "Summary--Description of the Certificates--Pass-Through
                                 Rates" in this prospectus supplement.
                            (5)  Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured primarily by first liens on one- to four-family residential properties.

Credit enhancement for the group I certificates will consist of subordination.

Credit enhancement for the group II certificates will consist of:

o  excess spread and overcollateralization
o  subordination
o  yield maintenance agreements

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in March 2007. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. BEAR, STEARNS & CO. INC., AS THE UNDERWRITER, WILL OFFER THE CERTIFICATES LISTED ABOVE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE.
THE UNDERWRITER WILL DELIVER THE OFFERED CERTIFICATES IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM AND EUROCLEAR ON OR ABOUT MARCH 15, 2007.

                            BEAR, STEARNS & CO. INC.
             The date of the prospectus supplement is March 14, 2007

                                            TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT                                                   PROSPECTUS

SUMMARY..........................................S-4                 Risk Factors.........................................6
RISK FACTORS....................................S-20                 Description of the Securities.......................15
THE MORTGAGE POOL...............................S-41                 The Trust Funds.....................................26
STATIC POOL INFORMATION.........................S-75                 Credit Enhancement..................................48
THE ISSUING ENTITY..............................S-75                 Static Pool Information.............................54
THE DEPOSITOR...................................S-76                 Servicing of Loans..................................54
THE SPONSOR.....................................S-76                 The Agreements......................................62
SERVICING OF THE MORTGAGE LOANS.................S-78                 Material Legal Aspects of the Loans.................76
DESCRIPTION OF THE CERTIFICATES.................S-93                 The Sponsor.........................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-124                 The Depositor.......................................91
USE OF PROCEEDS................................S-154                 Use of Proceeds.....................................91
FEDERAL INCOME TAX CONSEQUENCES................S-154                 Material Federal Income Tax Considerations..........92
STATE TAXES....................................S-156                 Reportable Transactions............................125
ERISA CONSIDERATIONS...........................S-156                 State and Local Tax Considerations.................125
METHOD OF DISTRIBUTION.........................S-157                 ERISA Considerations...............................125
LEGAL MATTERS..................................S-158                 Method of Distribution.............................139
LEGAL PROCEEDINGS..............................S-158                 Legal Matters......................................141
AFFILIATIONS, RELATIONSHIPS AND                                      Financial Information..............................141
RELATED TRANSACTIONS ..........................S-158                 Available Information..............................141
RATINGS........................................S-159                 Incorporation of Certain Information
LEGAL INVESTMENT...............................S-160                     by Reference...................................142
AVAILABLE INFORMATION..........................S-161                 Ratings............................................142
REPORTS TO CERTIFICATEHOLDERS..................S-162                 Legal Investment Considerations....................143
INCORPORATION OF INFORMATION BY REFERENCE......S-162                 Plan of Distribution...............................145
GLOSSARY.......................................S-163                 Glossary of Terms..................................145
INDEX OF DEFINED TERMS.........................S-182

SCHEDULE A -  Mortgage Loan
              Statistical Data...................A-1
SCHEDULE B -  Schedule of Projected Principal
              Balances...........................B-1
SCHEDULE C -  Coupon Strip Reserve Account
              Schedule ..........................C-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.......I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-163 of this prospectus supplement, "Index of Defined Terms" beginning on page S-182 of this prospectus supplement or "Glossary of Terms" beginning on page 145 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully. A glossary is included at the end of this prospectus supplement.

         Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                 percentages of the principal originators
                                                 of the mortgage loans in each sub-loan
Asset-Backed Certificates,                       group.
Series 2007-SD2, represent beneficial
ownership interests in a trust fund that         DEPOSITOR
consists primarily of a pool of fixed
rate, hybrid and adjustable rate                 Bear Stearns Asset Backed Securities I
mortgage loans, substantially all of             LLC, a Delaware limited liability
which are fully or negatively amortizing         company and a limited purpose finance
and secured primarily by first liens on          subsidiary of The Bear Stearns Companies
one- to four-family residential                  Inc. and an affiliate of Bear, Stearns &
properties and certain other property            Co. Inc.
and assets described in this prospectus
supplement.                                      SPONSOR

ORIGINATORS                                      EMC Mortgage Corporation, in its
                                                 capacity as a mortgage loan seller, a
The principal originators of the                 Delaware corporation and an affiliate of
mortgage loans are Wells Fargo Bank,             the depositor and Bear, Stearns & Co.
N.A., with respect to approximately              Inc., which will sell the mortgage loans
34.35% and 32.51% of the group I and             to the depositor.
group II mortgage loans, respectively;
Washington Mutual Bank with respect to           MASTER SERVICER
approximately 25.79% and 0.39% of the
group I and group II mortgage loans,             Wells Fargo Bank, N.A., a national
respectively; and SunTrust Mortgage,             banking association.
Inc., with respect to approximately
23.58% and 20.98% of the group I and             SERVICERS
group II mortgage loans, respectively,
in each case by stated principal balance         The primary servicers of the mortgage
as of the cut-off date (the "cut-off             loans are EMC Mortgage Corporation,
date principal balance"). No other               which will service approximately 65.16%
entity originated or acquired over 10%           and 70.00% of the group I and group II
of the cut-off date principal balance of         mortgage loans, respectively; and Wells
the mortgage loans in any group.                 Fargo Bank, N.A., which will service
                                                 approximately 34.79% and 30.00% of the
We refer you to "The Mortgage Pool" in           group I and group II mortgage loans,
this Prospectus Supplement for a                 respectively, in each case by the
description of the applicable                    cut-off date principal balance of the
underwriting criteria and for the                mortgage loans. No other entity is a
                                                 servicer



                                      S-4


of at least 10% of the cut-off                   THE MORTGAGE LOANS
date principal balance of the mortgage
loans in any group.                              The aggregate principal balance of the
                                                 mortgage loans as of the cut-off date is
We refer you to "Servicing of the                approximately $350,837,007. The mortgage
Mortgage Loans" in this prospectus               loans are fixed, hybrid and adjustable
supplement for a description of the              rate mortgage loans, substantially all
servicing of the mortgage loans and for          of which are fully or negatively
the percentages of the primary servicers         amortizing and secured primarily by
of the mortgage loans in each sub-loan           first liens on primarily one- to
group.                                           four-family residential properties.

TRUSTEE                                          We will divide the mortgage loans into
                                                 two separate loan groups based on
Citibank, N.A., a national banking               whether they bear interest at a fixed
association.                                     rate or adjustable rate. We refer to
                                                 each loan group of mortgage loans as a
SECURITIES ADMINISTRATOR                         "group" or "loan group." Loan group I
                                                 will consist of fixed rate mortgage
Wells Fargo Bank, N.A., a national               loans having an aggregate principal
banking association.                             balance as of the cut-off date of
                                                 approximately $147,615,383 and loan
PAYING AGENT AND CERTIFICATE REGISTRAR           group II will consist of hybrid and
                                                 adjustable rate mortgage loans having an
Wells Fargo Bank, N.A., a national               aggregate principal balance as of the
banking association.                             cut-off date of approximately
                                                 $203,221,624. The mortgage loans in
YIELD MAINTENANCE PROVIDER                       group I will be further divided into
                                                 three sub-loan groups, designated as
Bear Stearns Financial Products Inc., a          sub-loan group I-1, sub-loan group I-2
subsidiary of The Bear Stearns Companies         and sub-loan group I-3. We refer to each
Inc. and an affiliate of Bear, Stearns &         sub-loan group of mortgage loans as a
Co. Inc. and EMC Mortgage Corporation.           "sub-loan group."

ISSUING ENTITY                                   The characteristics of the mortgage
                                                 loans as described in this prospectus
Bear Stearns Asset Backed Securities             supplement and in Schedule A may differ
Trust 2007-SD2, a New York common law            from the final pool as of the closing
trust.                                           date due, among other things, to the
                                                 possibility that certain mortgage loans
POOLING AND SERVICING AGREEMENT                  may become delinquent or default or may
                                                 be removed or substituted and that
The pooling and servicing agreement              similar or different mortgage loans may
dated as of February 1, 2007, among the          be added to the pool prior to the
sponsor, the master servicer, the                closing date.
depositor, the securities administrator
and the trustee, under which the trust           All percentages, amounts and time
will be formed and will issue the                periods with respect to the
certificates.                                    characteristics of the mortgage loans
                                                 shown in this prospectus supplement and
CUT-OFF DATE                                     in Schedule A to this prospectus
                                                 supplement are subject to a variance of
The close of business on February 1,             plus or minus 10%.
2007.
                                                 Approximately 73.05% of the group II
CLOSING DATE                                     mortgage loans, by cut-off date
                                                 principal balance, are hybrid mortgage
On or about March 15, 2007.                      loans which, as of the cut-off date, are
                                                 in their fixed rate period. "Hybrid
                                                 mortgage loans" are fixed rate mortgage
                                                 loans that convert to adjustable rate
                                                 mortgage loans


                                 S-5



after an initial stated period of time           rate is fixed), the minimum monthly
ranging from 1 year to 10 years.                 payment due on such mortgage loans
                                                 generally will only adjust annually. On
For many of the hybrid mortgage loans, a         each annual payment adjustment date, the
period of time has elapsed since the             minimum monthly payment due on such
date of their origination. As a result,          negative amortization mortgage loan will
some hybrid mortgage loans may no longer         be reset to fully amortize such mortgage
be in their fixed rate period, or may            loan over its remaining term to
convert to an adjustable rate within a           maturity, subject to the conditions that
shorter period of time than their                (i) the amount of the monthly payment on
initial stated fixed rate period. The            the related mortgage loan will not
weighted average number of months until          increase or decrease by an amount that
the next (or in the case of hybrid loans         is more than 7.50% or 7.75%, as
in their fixed rate period, initial)             applicable, of the monthly payment on
interest rate adjustment date for each           such mortgage loan prior to such
mortgage loan is indicated in the table          adjustment, (ii) as of the fifth
below.                                           anniversary of the first due date with
                                                 respect to such mortgage loan, and on
The interest rate borne by the                   every fifth anniversary thereafter, and
adjustable rate mortgage loans,                  on the last payment adjustment date
including the hybrid loans in their              prior to the related mortgage loan's
adjustable rate period, will adjust in           scheduled maturity date, the minimum
each case based on a related index plus          monthly payment on the related mortgage
a fixed percentage set forth in or               loan will be reset without regard to the
computed in accordance with the related          limitation described in clause (i)
note subject to rounding and to certain          above, and (iii) if the unpaid principal
other limitations, including an initial          balance on such mortgage loan exceeds
cap, a subsequent periodic cap on each           110%, 115% or 125%, as applicable, of
adjustment date and a maximum lifetime           the original principal balance on such
mortgage rate, all as more fully                 mortgage loan due to deferred interest
described under "The Mortgage Pool" in           having been added to the principal
this prospectus supplement. As to each           balance of such mortgage loan, then the
such adjustable rate mortgage loan, the          monthly payment on such mortgage loan
related servicer will be responsible for         will be reset on that payment date
calculating and implementing interest            without regard to the limitation
rate adjustments.                                described in clause (i) above to
                                                 amortize fully the then unpaid principal
Approximately 26.74% of the group II             balance of such mortgage loan over its
mortgage loans, by stated principal              remaining term to maturity. See "The
balance as of the cut-off- date, have a          Mortgage Pool--General" and "The
negative amortization feature, under             Mortgage Pool--Negative Amortization" in
which accrued interest on such mortgage          this prospectus supplement.
loan will be deferred and added to the
principal balance of that mortgage loan          Approximately 13.08%, 2.01%, 7.45% and
to the extent that the minimum monthly           22.91% of the group I, sub-loan group
payment on such mortgage loan on its             I-1, sub-loan group I-2 and sub-loan
interest payment date is less than the           group I-3 mortgage loans, respectively,
amount of accrued interest due on that           and approximately 48.24% of the group II
mortgage loan on that payment date. We           mortgage loans, in each case by cut-off
refer you to "Risk Factors--Negative             date principal balance, are within an
Amortization Provisions" and "The                initial interest only period.
Mortgage Pool--General" in this
prospectus supplement.                           Except under the limited circumstances
                                                 described in this prospectus supplement,
In the case of such group II negative            the Class I-A-1A, Class I-A-1B and Class
amortization mortgage loans, while the           I-PO Certificates will be entitled to
interest rate on each such mortgage loan         receive distributions solely with
will adjust monthly (with respect to             respect to the sub-loan group I-1
certain of the mortgage loans, after a           mortgage loans; the Class I-A-2A and
period of up to 60 months after                  Class I-A-2B Certificates will be
origination during which the related             entitled to
mortgage



                                                S-6


receive distributions solely with                Weighted average
respect to the sub-loan group I-2                     loan-to-value ratio                           86.47%
mortgage loans; the Class I-A-3A, Class          Weighted average combined
I-A-3B and Class I-X Certificates will                loan-to-value ratio                           86.58%
be entitled to receive distributions             Range of scheduled remaining                 78 months to
solely with respect to the sub-loan                   terms to maturity                         359 months
group I-3 mortgage loans; and the group          Weighted average scheduled
I subordinate certificates will be                    remaining term to
entitled to receive distributions solely              maturity                                  313 months
with respect to group I mortgage loans.
                                                 Original term:
Except under the limited circumstances                0-180 months                                   7.23%
described in this prospectus supplement,              181-360 months                                91.94%
the group II certificates will be                     361+ months                                    0.83%
entitled to receive distributions solely
with respect to group II mortgage loans.         Interest rate type:
                                                      Fixed rate fully
The stated principal balance of each                  amortizing                                   100.00%
mortgage loan generally has been                      Fixed rate balloon loans                       0.00%
calculated on the assumption that the
principal portion of all monthly                 Types of mortgage properties:
payments due with respect to each                     Single family dwellings                       87.48%
mortgage loan on or before the cut-off                Condominium                                    3.76%
date has been received.                               Planned Unit Development                       3.35%
                                                      2-4 family dwellings                           4.07%
Set forth below is certain information                Townhouse                                      1.34%
regarding the mortgage loans and the
related mortgaged properties as of the           Owner Occupied                                     98.17%
cut-off date. The information provided           Investor Property                                   1.70%
is approximate. All weighted average             Second Home                                         0.13%
information provided below reflects
weighting of the mortgage loans by their         First liens                                       100.00%
stated principal balances as of the              Second liens                                        0.00%
cut-off date.
                                                 State concentrations (over
Schedule A, which is attached and is a                5%):
part of this prospectus supplement,                   Texas                                         11.08%
presents more detailed statistical                    California                                     8.65%
information relating to the mortgage                  Georgia                                        6.24%
loans. You should also refer to "The                  Washington                                     5.68%
Mortgage Pool" in this prospectus                     Illinois                                       5.53%
supplement.                                           Florida                                        5.12%

SUB-LOAN GROUP I-1                               Delinquencies:
                                                      30 days                                        4.47%
The following table summarizes the
approximate characteristics of the               SUB-LOAN GROUP I-2
mortgage loans in sub-loan group I-1,
all of which are fixed rate mortgage             The following table summarizes the
loans, as of the cut-off date:                   approximate characteristics of the
                                                 mortgage loans in sub-loan group I-2,
Number of mortgage loans                         all of which are fixed rate mortgage
  (including mortgage                            loans, as of the cut-off date:
  loans a fraction of
  which is included in                           Number of mortgage loans
  such sub-loan group)            403                 (including mortgage
Aggregate principal                                   loans a fraction of
  balance                 $45,109,856                 which is included in
Range of mortgage                                     such sub-loan group)                             373
  rates              4.000% to 6.500%            Aggregate principal balance                   $32,895,748
Weighted average                                 Range of mortgage rates                  5.875% to 7.000%
  mortgage rate                5.754%            Weighted average mortgage rate                     6.438%
                                                 Weighted average
                                                      loan-to-value ratio                           81.24%



Weighted average combined                                         Range of scheduled remaining                   1 month to
     loan-to-value ratio                           81.32%              terms to maturity                         358 months
Range of scheduled remaining                 76 months to         Weighted average scheduled
     terms to maturity                         359 months              remaining term to
Weighted average scheduled                                             maturity                                  324 months
     remaining term to
     maturity                                  324 months         Original term:
                                                                       0-180 months                                   3.96%
Original term:                                                         181-360 months                                95.35%
     0-180 months                                   5.77%              361+ months                                    0.70%
     181-360 months                                91.83%
     361+ months                                    2.39%         Interest rate type:
                                                                       Fixed rate fully
Interest rate type:                                                    amortizing                                    97.90%
     Fixed rate fully                                                  Fixed rate balloon loans                       2.10%
     amortizing                                    99.77%
     Fixed rate balloon loans                       0.23%         Types of mortgage properties:
                                                                       Single family dwellings                       83.74%
Types of mortgage properties:                                          Condominium                                    6.94%
     Single family dwellings                       91.67%              Planned Unit Development                       2.45%
     Condominium                                    4.13%              2-4 family dwellings                           5.22%
     Planned Unit Development                       1.22%              Townhouse                                      1.04%
     2-4 family dwellings                           1.92%
     Townhouse                                      0.64%         Owner Occupied                                     81.04%
                                                                  Investor Property                                  16.46%
Owner Occupied                                     93.34%         Second Home                                         2.50%
Investor Property                                   6.11%
Second Home                                         0.55%         First liens                                        97.72%
                                                                  Second liens                                        2.28%
First liens                                       100.00%
Second liens                                        0.00%         State concentrations (over
                                                                       5%):
State concentrations (over                                             Florida                                       11.61%
     5%):                                                              Georgia                                       10.78%
     California                                    10.41%              California                                     9.84%
     Florida                                       10.34%              Texas                                          7.56%
     Texas                                          7.22%              New York                                       5.62%
     New Jersey                                     6.60%
     Georgia                                        6.35%         Delinquencies:
     Illinois                                       5.43%              30 days                                       15.87%

Delinquencies:                                                    LOAN GROUP I
     30 days                                        6.75%
                                                                  The following table summarizes the
SUB-LOAN GROUP I-3                                                approximate characteristics of all the
                                                                  mortgage loans in all sub-loan groups in
The following table summarizes the                                loan group I, all of which are fixed
approximate characteristics of the                                rate mortgage loans, as of the cut-off
mortgage loans in sub-loan group I-3,                             date:
all of which are fixed rate mortgage
loans, as of the cut-off date:                                    Number of mortgage loans                              955
                                                                  Aggregate principal balance                  $147,615,383
Number of mortgage loans                                          Average principal balance                        $154,571
     (including mortgage                                          Range of principal balances          $3,062 to $1,105,000
     loans a fraction of                                          Range of mortgage rates                 4.000% to 15.500%
     which is included in                                         Weighted average mortgage rate                     6.746%
     such sub-loan group)                             552         Weighted average
Aggregate principal balance                   $69,609,779              loan-to-value ratio                           83.69%
Range of mortgage rates                 6.375% to 15.500%         Weighted average combined
Weighted average mortgage rate                     7.534%              loan-to-value ratio                           83.80%
Weighted average                                                  Range of scheduled remaining                   1 month to
     loan-to-value ratio                           83.05%              terms to maturity                         359 months
Weighted average combined                                         Weighted average scheduled
     loan-to-value ratio                           83.17%              remaining term to
                                                                       maturity                                  321 months



                                                           S-8


Original term:
     0-180 months                                   5.36%         Interest rate type:
     181-360 months                                93.52%              Adjustable rate fully                         26.95%
     361+ months                                    1.12%                amortizing
                                                                       Hybrid fully amortizing                       72.17%
Interest rate type:                                                    Hybrid balloon loans                           0.88%
     Fixed rate fully
     amortizing                                    98.96%         Indices:
     Fixed rate balloon loans                       1.04%              1-year CMT                                    27.57%
                                                                       6-month LIBOR                                 25.62%
Types of mortgage properties:                                          1-year LIBOR                                  20.07%
     Single family dwellings                       86.65%              MTA                                           24.61%
     Condominium                                    5.34%
     Planned Unit Development                       2.45%         Types of mortgage properties:
     2-4 family dwellings                           4.13%              Single family dwellings                       70.30%
     Townhouse                                      1.05%              Condominium                                   14.52%
                                                                       Planned Unit Development                       9.44%
Owner Occupied                                     89.01%              2-4 family dwellings                           4.96%
Investor Property                                   9.64%              Townhouse                                      0.56%
Second Home                                         1.34%
                                                                  Owner Occupied                                     80.66%
First liens                                        98.92%         Investor Property                                  16.00%
Second liens                                        1.08%         Second Home                                         3.34%

State concentrations (over                                        First liens                                       100.00%
     5%):                                                         Second liens                                        0.00%
     California                                     9.60%
     Florida                                        9.34%         State concentrations (over
     Texas                                          8.56%              5%):
     Georgia                                        8.41%              California                                    24.38%
                                                                       Florida                                       15.35%
Delinquencies:                                                         New York                                       7.24%
     30 days                                       10.35%              New Jersey                                     5.26%

LOAN GROUP II                                                     Delinquencies:
                                                                       30 days                                       15.14%
The following table summarizes the approximate
characteristics of all the mortgage loans in loan                 Adjustable rate loans:
group II, all of which are adjustable rate mortgage               Weighted average:
loans, as of the cut-off date:                                         Gross Margin                                  2.816%
                                                                       Periodic Cap                                 27.548%
Number of mortgage loans                              699              Maximum Mortgage
Aggregate principal balance                  $203,221,624                Rate                                       11.775%
Average principal balance                        $290,732              Months to Next
Range of principal balances         $19,622 to $1,998,522                Adjustment                               43 months
Range of mortgage rates                 1.250% to 13.000%
Weighted average mortgage rate                     7.113%
Weighted average                                                  REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
     loan-to-value ratio                           75.76%
Weighted average combined                                         The trustee (or the custodian on its
     loan-to-value ratio                           80.23%         behalf) will acknowledge the sale,
Range of scheduled remaining                 72 months to         transfer and assignment to it by the
     terms to maturity                         475 months         depositor and receipt of, subject to
Weighted average scheduled                                        further review and the exceptions, the
     remaining term to                                            mortgage loans. If the trustee (or the
     maturity                                  347 months         custodian on its behalf) finds that any
                                                                  mortgage loan is defective on its face
Original term:                                                    due to a breach of the representations
     0-180 months                                   0.08%         and warranties with respect to that loan
     181-360 months                                95.58%         made in the transaction agreements, the
     361+ months                                    4.33%         trustee (or the custodian on its behalf)
                                                                  will promptly notify the sponsor of such
                                                                  defect. The sponsor must then



correct or cure any such defect within               group and thereafter, in limited
90 days from the date of notice from the             circumstances as further described
trustee (or the custodian on its behalf) of          herein, from mortgage loans in the other
the defect and if the sponsor fails to               sub-loan group or groups in group I.
correct or cure such defect within such
period and such defect materially and                The Class I-B-1, Class I-B-2 and Class
adversely affects the interests of the               I-B-3 Certificates will each represent
certificateholders in the related                    subordinate interests in group I
mortgage loan, the sponsor will, in                  mortgage loans and these certificates
accordance with the terms of the pooling             are sometimes referred to herein as the
and servicing agreement, within 90 days              group I offered subordinate
of the date of notice, transfer to the               certificates.
trust a substitute mortgage loan (if
within two years of the closing date) or             The trust will also issue Class I-B-4,
repurchase the mortgage loan from the                Class I-B-5 and Class I-B-6
trust; provided that, if such defect                 Certificates, which are not offered by
would cause the mortgage loan to be                  this prospectus supplement, and which,
other than a "qualified mortgage" as                 together with the Class I-P
defined in Section 860G(a)(3) of the                 Certificates, are sometimes referred to
Internal Revenue Code, any such cure or              herein as the group I non-offered
substitution must occur within 90 days               certificates. The group I non-offered
from the date such breach was                        certificates will each represent
discovered.                                          subordinated interests in the group I
                                                     mortgage loans. The Class I-B-4
DESCRIPTION OF THE CERTIFICATES                      Certificates have an initial principal
                                                     balance of approximately $2,435,000. The
GENERAL                                              Class I-B-5 Certificates have an initial
                                                     principal balance of approximately
The trust will issue senior and                      $1,551,000. The Class I-B-6 Certificates
subordinate certificates in two                      have an initial principal balance of
certificate groups, which will represent             approximately $3,397,968.
the entire beneficial ownership in the
trust.                                               The Class I-B-1, Class I-B-2, Class
                                                     I-B-3, Class I-B-4, Class I-B-5 and
The Class I-A-1A, Class I-A-1B and Class             Class I-B-6 Certificates are sometimes
I-PO Certificates will represent                     referred to herein as the Class I-B
interests principally in sub-loan group              Certificates or group I subordinate
I-1, and these certificates (other than              certificates.
the Class I-PO Certificates) are
sometimes referred to herein as the                  The trust will also issue Class I-P
Class I-A-1 Certificates. The Class                  Certificates, which are not offered by
I-A-2A and Class I-A-2B Certificates                 this prospectus supplement, and which
will represent interests principally in              will represent the right of the holder
sub-loan group I-2, and these                        to certain prepayment charges on the
certificates are sometimes referred to               group I mortgage loans serviced by EMC
herein as the Class I-A-2 Certificates.              Mortgage Corporation, to the extent such
The Class I-A-3A, Class I-A-3B and Class             prepayment charges are not retained by
I-X Certificates will represent                      EMC Mortgage Corporation as servicer in
interests principally in sub-loan group              accordance with the terms of the
I-3, and these certificates (other than              servicing agreement.
the Class I-X Certificates) are
sometimes referred to herein as the                  The group I senior certificates and
Class I-A-3 Certificates.                            group I offered subordinate certificates
                                                     are sometimes referred to herein as the
The Class I-A-1, Class I-A-2 and Class               group I offered certificates.
I-A-3 Certificates are sometimes
referred to herein as the Class I-A                  The Class I-X Certificates are sometimes
Certificates, and together with the                  referred to herein as the interest-only
Class I-PO and Class I-X Certificates,               certificates.
as the group I senior certificates.
Payments of interest and principal, as
applicable, on each class of group I
senior certificates will be made first
from mortgage loans in the related
sub-loan


                                           S-10



The group I offered certificates and the            sometimes referred to herein as the
group I non-offered certificates are                group II non-offered certificates. We
sometimes referred to herein as the                 have included information with respect
group I certificates.                               to the Class B-IO Certificates, the
                                                    Class P Certificates and the residual
The Class II-A-1 Certificates and Class             certificates in this prospectus
II-A-2 Certificates represent senior                supplement solely to provide you a
interests in the group II mortgage loans            better understanding of the offered
and these certificates are sometimes                certificates.
referred to herein as the Class II-A
Certificates or the group II senior                 The group I offered certificates and
certificates.                                       group II offered certificates are
                                                    sometimes referred to herein as the
The Class II-M-1, Class II-M-2, Class               offered certificates. The group I
II-M-3, Class II-M-4 and Class II-M-5               non-offered certificates and group II
Certificates will each represent                    non-offered certificates, together with
subordinate interests in group II                   the residual certificates, are sometimes
mortgage loans and these certificates               referred to herein as the non-offered
are sometimes referred to herein as the             certificates.
group II subordinate certificates.
                                                    The group I senior certificates and
The Class II-M-1, Class II-M-2, Class               group II senior certificates are
II-M-3, Class II-M-4 and Class II-M-5               sometimes referred to herein as the
Certificates are sometimes referred to              senior certificates. The group I
herein as the Class II-M Certificates or            subordinate certificates and group II
group II subordinate certificates.                  subordinate certificates are sometimes
                                                    referred to herein as the subordinate
The group II senior certificates and the            certificates.
group II subordinate certificates are
sometimes referred to herein as the                 The group I certificates and group II
group II offered certificates.                      certificates are sometimes referred to
                                                    herein as the certificates.
The trust will also issue Class II-P
Certificates, which are not offered by              The final scheduled distribution date
this prospectus supplement, and which               for the group I and group II offered
will represent the right of the holder              certificates is the distribution date in
to certain prepayment charges on the                February 2037. It is intended that the
group II mortgage loans serviced by EMC             amounts deposited in the final maturity
Mortgage Corporation, to the extent such            reserve account will be sufficient to
prepayment charges are not retained by              retire the group II certificates on the
EMC Mortgage Corporation as servicer in             group II final scheduled distribution
accordance with the terms of the                    date, even though the outstanding
servicing agreement.                                principal balance of the group II
                                                    mortgage loans having 40 year original
The Class I-P and Class II-P                        terms to maturity have not been reduced
Certificates are sometimes referred to              to zero on such final scheduled
herein as the Class P Certificates.                 distribution date. The actual final
                                                    distribution date for each class of
The Class R Certificates and the Class              offered certificates may be earlier, and
R-X Certificates (also referred to                  could be substantially earlier, than the
herein as the residual certificates),               distribution date in February 2037.
which are not offered by this prospectus
supplement, will represent the residual             RECORD DATE
interests in the real estate mortgage
investment conduits established by the              For each class of group I certificates
trust.                                              and for any distribution date, the close
                                                    of business on the last business day of
The trust will also issue the Class B-IO            the month immediately preceding the
Certificates, which are not offered by              month in which such distribution date
this prospectus supplement. The Class               occurs, and for the first distribution
B-IO Certificates and the Class II-P                date, the closing date.
Certificates are


                                        S-11




For each class of group II offered                 On any distribution date, the
certificates and for any distribution              pass-through rate per annum for each
date, the business day preceding the               class of Class I-A Certificates will be
applicable distribution date so long as            equal to the respective per annum fixed
such certificates remain in book-entry             rate set forth on the cover of this
form; and otherwise the last business              prospectus supplement.
day of the month preceding the month in
which such distribution date occurs.               On any distribution date, the
                                                   pass-through rate per annum for the
DENOMINATIONS                                      Class I-X Certificates for any
                                                   distribution date, will be equal to the
For each class of offered certificates,            excess, if any, of (a) the weighted
$25,000 and multiples of $1,000 in                 average of the net mortgage rates of the
excess thereof (except that one                    sub-loan group I-3 mortgage loans with a
certificate may be issued in an amount             net mortgage rate greater than or equal
equal to the remainder of that class).             to 6.500% per annum, over (b) 6.500% per
                                                   annum.
REGISTRATION OF CERTIFICATES
                                                   The Class I-PO Certificates are
The trust will issue the offered                   principal-only certificates which are
certificates initially in book-entry               not entitled to receive any payments of
form. Persons acquiring beneficial                 interest.
ownership interests in book-entry
certificates may elect to hold their               On any distribution date, the
beneficial interests through The                   pass-through rate for each class of
Depository Trust Company, in the United            Class I-B Certificates will be, for any
States, or Clearstream Luxembourg or               distribution date, a variable
Euroclear, in Europe.                              pass-through rate equal to the weighted
                                                   average of the pass-through rates per
We refer you to "Description of the                annum for each class of Class I-A
Certificates -- Book-Entry Registration"           Certificates, weighted in proportion to
and "Annex I--Global Clearance,                    the excess of the aggregate stated
Settlement and Tax Documentation                   principal balance of each related
Procedures" in this prospectus                     sub-loan group over the aggregate senior
supplement.                                        certificates related to such sub-loan group.

PASS-THROUGH RATES

The pass-through rates for each class of           Group II Certificates
offered certificates (other than each
class of Class I-A Certificates and the            On any distribution date, the
Class I-PO Certificates) may change from           pass-through rate per annum for each
distribution date to distribution date.            class of group II certificates will be
The pass-through rate on these                     equal to:
certificates will therefore be adjusted
on a monthly basis. Investors will be              (a) One-Month LIBOR for the related
notified of a pass-through rate                    accrual period plus the per annum
adjustment through the monthly                     pass-through margins of:
distribution reports as described under
"Description of the Certificates -                 o     for the Class II-A-1 Certificates,
Reports to Certificateholders" in this                   initially 0.400% and after the
prospectus supplement.                                   related optional termination date,
                                                         0.800%,
Group I Certificates
                                                   o     for the Class II-A-2 Certificates,
The pass-through rates for each class of                 initially 0.500% and after the
group I certificates are as follows:                     related optional termination date,
                                                         1.000%,


                                            S-12


o     for the Class II-M-1 Certificates,           of interest than they would have received
      initially 0.420% and after the               on such distribution date had the pass-through
      related optional termination date,           rate for that class not been calculated
      0.630%,                                      based on its interest rate cap. Any such
                                                   shortfall amounts will be carried over
o     for the Class II-M-2 Certificates,           to future distribution dates and will be
      initially 0.500% and after the               paid with interest thereon to the extent
      related optional termination date,           there are available funds with respect
      0.750%,                                      to loan group II therefor.

o     for the Class II-M-3 Certificates,           We refer you to "Description of the
      initially 0.800% and after the               Certificates - Distributions on the
      related optional termination date,           Group II Certificates" in this
      1.200%,                                      prospectus supplement.

o     for the Class II-M-4 Certificates,           DISTRIBUTION DATES
      initially 1.000% and after the
      related optional termination date,           The paying agent will make distributions
      1.500%, and                                  on the certificates on the 25th day of
                                                   each calendar month beginning in March
o     for the Class II-M-5 Certificates,           2007 to the appropriate holders of
      initially 1.000% and after the               record. If the 25th day of a month is
      related optional termination date,           not a business day, then the paying
      1.500%, but                                  agent will make distributions on the
                                                   next business day after the 25th day of
(b) in each case subject to the lesser             the month.
of (i) 11.50% per annum, and (ii)
interest rate cap for such distribution            INTEREST PAYMENTS
date as described below.
                                                   On each distribution date holders of the
The "optional termination date" with               interest-bearing offered certificates
respect to loan group II is the first              will be entitled to receive:
distribution date that the depositor
would have the option to purchase all of           o     the interest that has accrued on
the remaining trust assets with respect                  the certificate principal balance
to loan group II, as described under                     or notional amount of such class
"Optional Termination" below.                            of certificates at the related
                                                         pass-through rate (subject to the
The "interest rate cap" for each of the                  interest rate cap in the case of
group II certificates is equal to the                    the group II offered Certificates)
weighted average of the net mortgage                     during the related accrual period,
rates of the mortgage loans in loan
group II as of the first day of the                      plus
related due period, minus the related
coupon strip, if any, payable to the               o     any interest due on a prior
final maturity reserve account with                      distribution date that was not
respect to loan group II on such                         paid,
distribution date, expressed as a per
annum rate (by the stated principal                      minus
balance of the mortgage loans in loan
group II). The interest rate cap will be           o     certain shortfalls in interest
adjusted to an effective rate reflecting                 collections allocated to that
the accrual of interest on an actual/360                 class of certificates.
basis.
                                                   However, the amount of interest
If on any distribution date, the                   distributable on a distribution date
pass-through rate for a class of group             with respect to any class of group II
II offered certificates is based on the            certificates will be reduced by the
interest rate cap and the amount of such           amount, if any, of net deferred interest
limitation exceeds the amount available            for the
for such class from payments under the
related yield maintenance agreement, the
holders of the related certificates may
receive a lesser amount


                                        S-13




related distribution date that                           loans not needed to pay
is allocated to such class of                            interest on the related
certificates. In addition, the amount of                 certificates, related monthly fees
interest collections available for                       and expenses, as applicable, until
distribution to the holders of the                       a specified overcollateralization
applicable group II certificates will be                 level has been reached.
reduced, on and after the distribution
date occurring in March 2017, by any               You should review the priority of
related amounts paid into the final                payments described under "Description of
maturity reserve account, as described             the Certificates - Distributions" in
under "Description of the                          this prospectus supplement..
Certificates--Final Maturity Reserve
Account" in this prospectus supplement.            CREDIT ENHANCEMENT

The group II offered certificates may              Credit enhancement provides limited
receive additional interest                        protection to holders of specified
distributions as we have described below           certificates against shortfalls in
under "Description of the Certificates             payments received on the related
-- The Yield Maintenance Agreements."              mortgage loans. This transaction employs
                                                   the following forms of credit
The accrual period for the                         enhancement:
interest-bearing group I certificates
will be the calendar month immediately             Group I Certificates
preceding the calendar month in which a
distribution date occurs. Calculations             SUBORDINATION. By issuing group I senior
of interest on these group I                       certificates and group I subordinate
certificates will be based on a 360 day            certificates, the trust has increased
year that consists of twelve 30-day                the likelihood that group I senior
months.                                            certificateholders will receive regular
                                                   payments of principal and, as
The accrual period for the group II                applicable, interest.
offered certificates will be the period
from and including the preceding                   The group I senior certificates will
distribution date (or from the closing             have payment priority over the group I
date, in the case of the first                     subordinate certificates.
distribution date) to and including the
day prior to the current distribution              Among the classes of group I subordinate
date. Calculations of interest on these            certificates:
group II certificates will be based on a
360-day year and the actual number of              o     the Class I-B-1 Certificates will
days elapsed during the related accrual                  have payment priority over the
period.                                                  Class I-B-2 Certificates, the
                                                         Class I-B-3 Certificates, the
PRINCIPAL PAYMENTS                                       Class I-B-4 Certificates, the
                                                         Class I-B-5 Certificates and the
On each distribution date, distributions                 Class I-B-6 Certificates;
of principal will be made on the
certificates of each related sub-loan              o     the Class I-B-2 Certificates will
group or loan group entitled to payments                 have payment priority over the
of principal, in the respective                          Class I-B-3 Certificates, the
priorities described in this prospectus                  Class I-B-4 Certificates, the
supplement, if there is cash available                   Class I-B-5 Certificates and the
on that date for the payment of                          Class I-B-6 Certificates;
principal to the applicable class.
Monthly principal distributions will               o     the Class I-B-3 Certificates will
generally include:                                       have payment priority over the
                                                         Class I-B-4 Certificates, the
o     principal payments on the related                  Class I-B-5 Certificates and the
      mortgage loans and                                 Class I-B-6 Certificates;

o     in the case of loan group II,
      interest payments on the group II
      mortgage


                                           S-14



o     the Class I-B-4 Certificates will                  reduction over an additional five year
      have payment priority over the                     period thereafter as described in this
      Class I-B-5 Certificates and the                   prospectus supplement, unless certain
      Class I-B-6 Certificates; and                      loss and delinquency tests (as set forth
                                                         in the definition of "Senior Prepayment
o     the Class I-B-5 Certificates will                  Percentage" in the Glossary hereto) are
      have payment priority over the                     satisfied. This will accelerate the
      Class I-B-6 Certificates;                          amortization of the group I senior
                                                         certificates in the related sub-loan
Subordination provides the holders of                    group (other than the Class I-X and
group I certificates having a higher                     Class I-PO Certificates) while, in the
payment priority with protection against                 absence of realized losses in respect of
losses realized when the unpaid                          the group I mortgage loans in the
principal balance on a group I mortgage                  related sub-loan group, increasing the
loan exceeds the proceeds recovered on                   percentage interest in the principal
liquidation of that mortgage loan. In                    balance of the related mortgage loans
general, we accomplish this loss                         that the group I subordinate
protection by allocating any realized                    certificates evidence.
losses on the group I mortgage loans
among the group I certificates,                          We refer you to "Description of the
beginning with the class of group I                      Certificates--Distributions--Distributions
subordinate certificates with the lowest                 on the Group I Certificates" and
payment priority, until the certificate                  "--Allocation of Realized Losses" in
principal balance of that subordinated                   this prospectus supplement.
class has been reduced to zero. We then
allocate the realized losses to the next                 Group II Certificates
most junior class of group I subordinate
certificates, until the certificate                      SUBORDINATION. By issuing group II
principal balance of each class of group                 senior certificates and group II
I subordinate certificates is reduced to                 subordinate certificates, the trust has
zero. After the certificate principal                    increased the likelihood that group II
balances of all of the group I                           senior certificateholders will receive
subordinate certificates have been                       regular payments of interest and
reduced to zero, the principal portion                   principal.
of realized losses on a group I mortgage
loan occurring during the related                        The group II senior certificates will
realized loss period will be allocated                   have payment priority over the group II
to the related group I senior                            subordinate certificates.
certificates (other than the Class I-PO
Certificates and the Class I-X                           Among the classes of group II
Certificates), in the order of priority                  subordinate certificates:
set forth in this prospectus supplement,
until the certificate principal balance                  o     the Class II-M-1 Certificates will
of each such class has been reduced to                         have payment priority over the
zero.                                                          Class II-M-2 Certificates, the
                                                               Class II-M-3 Certificates, the
In addition, to extend the period during                       Class II-M-4 Certificates and the
which the group I subordinate                                  Class II-M-5 Certificates;
certificates remain available as credit
enhancement to the group I senior                        o     the Class II-M-2 Certificates will
certificates, the entire amount of any                         have payment priority over the
prepayments and certain other                                  Class II-M-3 Certificates, the
unscheduled recoveries of principal with                       Class II-M-4 Certificates and the
respect to the group I mortgage loans in                       Class II-M-5 Certificates;
a sub-loan group will be allocated to
the related group I senior certificates                  o     the Class II-M-3 Certificates will
(other than the Class I-X Certificates)                        have payment priority over the
to the extent described in this                                Class II-M-4
prospectus supplement during the first
five years after the cut-off date, with
such allocation to be subject to further


                                                 S-15


      Class II-M-4 Certificates and the                 group II mortgage loans that is larger
      Class II-M-5 Certificates; and                    than the aggregate principal balance of
                                                        the group II certificates. Interest
o     the Class II-M-4 Certificates will                payments received in respect of the
      have payment priority over the                    group II mortgage loans in excess of the
      Class II-M-5 Certificates;                        amount that is needed to pay interest on
                                                        the group II offered certificates and
Subordination provides the holders of                   related trust expenses will be used to
group II certificates having a higher                   reduce the total principal balance of
payment priority with protection against                such certificates until a required level
losses realized when the unpaid                         of overcollateralization has been
principal balance on a group II mortgage                achieved. As of the closing date, the
loan exceeds the proceeds recovered on                  aggregate principal balance of the group
liquidation of that mortgage loan. In                   II mortgage loans as of the cut-off date
general, we accomplish this loss                        will exceed the aggregate principal
protection by allocating any realized                   balance of the certificates by
losses on the group II mortgage loans,                  approximately $7,120,624.
in excess of any current
overcollateralization and excess spread,                We refer you to "Description of the
among the group II certificates,                        Certificates -- Excess Spread and
beginning with the class of group II                    Overcollateralization Provisions" in
subordinate certificates with the lowest                this prospectus supplement.
payment priority, until the certificate
principal balance of that subordinated                  YIELD MAINTENANCE AGREEMENTS
class has been reduced to zero. We then
allocate the realized losses to the next                Each class of group II offered
most junior class of group II                           certificates will have the benefit of a
subordinate certificates, until the                     yield maintenance agreement between Bear
certificate principal balance of each                   Stearns Financial Products Inc. and the
class of group II subordinate                           trust, which will be entered into on the
certificates is reduced to zero. After                  closing date. Each yield maintenance
the certificate principal balances of                   agreement terminates in accordance with
all of the group II subordinate                         its terms after the distribution date in
certificates have been reduced to zero,                 January 2012. We have described the
the principal portion of realized losses                amounts payable under the yield
on a group II mortgage loan occurring                   maintenance agreements under
during the related period set forth in                  "Description of the Certificates--The
the related servicing agreement will be                 Yield Maintenance Agreements" in this
allocated to the related group II senior                prospectus supplement. Payments under
certificates, in the order of priority                  the yield maintenance agreements may
set forth in this prospectus supplement,                mitigate against the effects of the
until the certificate principal balance                 interest rate cap resulting from a
of each such class has been reduced to                  mismatch between the weighted average
zero.                                                   mortgage rate of the related mortgage
                                                        loans and the One-Month LIBOR-based rate
We refer you to "Description of the                     on the group II offered certificates.
Certificates--Distributions--Distributions
on the Group II Certificates" and                       ADVANCES
"--Allocation of Realized Losses" in
this prospectus supplement.                             Each servicer will make cash advances
                                                        with respect to delinquent payments of
EXCESS SPREAD AND OVERCOLLATERALIZATION.                scheduled interest and principal (other
We expect the group II mortgage loans to                than principal on any balloon payment
generate more interest than is needed to                and, to the extent set forth in the
pay interest on the group II offered                    related servicing agreement, principal
certificates because we expect the                      on any negative amortization loan) on
weighted average net interest rate of                   the mortgage loans for which it acts as
such mortgage loans to be higher than                   servicer, in general to the extent that
the weighted average pass-through rate                  such servicer reasonably believes that
on such offered certificates. This                      such cash advances can be repaid from
higher interest rate will be paid on an
aggregate principal balance of


                                          S-16




future payments on the related mortgage                group as of the first day of the
loans. If the related servicer fails to                month immediately preceding such
make any required advances, the master                 distribution date. Each of the servicers
servicer in general may be obligated to                will be entitled to recover a fee as
do so, as described in this prospectus                 compensation for its activities under
supplement. These cash advances are only               the related servicing agreement equal to
intended to maintain a regular flow of                 1/12th of the applicable servicing fee
scheduled principal and (as applicable)                rate multiplied by the stated principal
interest payments on the certificates                  balance of each mortgage loan serviced
and are not intended to guarantee or                   by it as of the due date in the month
insure against losses.                                 preceding the month in which such
                                                       distribution date occurs. The servicing
We refer you to "Servicing of the                      fee rate will range from 0.250% to
Mortgage Loans" in this prospectus                     0.500% per annum. Interest shortfalls on
supplement.                                            the related mortgage loans resulting
                                                       from prepayments in full in any calendar
FINAL MATURITY RESERVE ACCOUNT                         month will be offset by the related
                                                       servicer or, if and to the extent not
If, on each distribution date occurring                offset by the related servicer, by the
on and after the distribution date in                  master servicer on the distribution date
March 2017, any of the group II offered                in the following calendar month to the
certificates are outstanding and the                   extent of compensating interest payments
aggregate stated principal balance of                  as described in this prospectus
the related mortgage loans with original               supplement.
terms to maturity in excess of 30 years
is greater than the applicable scheduled               OPTIONAL TERMINATION
amount set forth on Schedule C to this
prospectus supplement, the securities                  The depositor may purchase all of the
administrator will be required to                      remaining assets in a loan group when
deposit into a final maturity reserve                  the stated principal balance of the
account, prior to the payment of                       mortgage loans and any foreclosed real
interest on such certificates, a portion               estate owned by the trust fund, in each
of interest collections with respect to                case with respect to the related loan
loan group II mortgage loans. Each such                group, has declined to or below 10% of
related deposit, which we refer to as a                the stated principal balance of the
coupon strip, will be equal to the                     mortgage loans in the related loan group
product of one-twelfth of 0.90% and the                as of the cut-off date. We refer to this
aggregate stated principal balance of                  distribution date, respectively, as the
the group II mortgage loans as of the                  related "optional termination date."
end of the related due period with                     Such a purchase will result in the early
original terms to maturity in excess of                retirement of all the certificates.
30 years, not to exceed, in the
aggregate, a final maturity reserve                    FEDERAL INCOME TAX CONSEQUENCES
account target. Amounts on deposit in
the final maturity reserve account will                For federal income tax purposes, the
be used to pay the certificate principal               trust will (other than the basis risk
balances of the group II offered                       reserve fund, the final maturity reserve
certificates then outstanding, if any,                 account and the yield maintenance
to zero on the 360th distribution date.                account) comprise multiple real estate
                                                       mortgage investment conduits, organized
We refer you to "Description of the                    in a tiered REMIC structure. The
Certificates--Final Maturity Reserve                   certificates (other than the Class R
Account" in this prospectus supplement.                Certificates) will represent beneficial
                                                       ownership of "regular interests" in the
SERVICING FEE AND MASTER SERVICING FEE                 related REMIC identified in the pooling
                                                       and servicing agreement and, in the case
The master servicer will be entitled to                of the group II certificates, rights to
receive a fee as compensation for its                  receive certain payments under the yield
activities under the pooling and                       maintenance agreements and from the
servicing agreement equal to 0.015% per                final maturity reserve account.
annum of the aggregate principal balance
of the mortgage loans in the related
loan


                                             S-17




The residual certificates will represent               to as "Moody's," and Fitch Ratings,
the beneficial ownership of the sole                   which we refer to as "Fitch."
class of "residual interest" in a REMIC.
Certain classes of offered certificates
may be issued with original issue                                   STANDARD &
discount for federal income tax                        CLASS          POOR'S       MOODY'S      FITCH
purposes.                                              -----        ----------    --------      -----
                                                       I-A-1A           AAA           -          AAA
                                                       I-A-1B           AAA           -          AAA
We refer you to "Federal Income Tax                    I-PO             AAA           -          AAA
Consequences" in this prospectus                       I-A-2A           AAA           -          AAA
supplement and "Material Federal Income                I-A-2B           AAA           -          AAA
Tax Considerations" in the prospectus                  I-A-3A           AAA           -          AAA
for additional information concerning                  I-A-3B           AAA           -          AAA
the application of federal income tax                  I-X              AAA           -          AAA
laws.                                                  I-B-1            AA            -           AA
                                                       I-B-2             A            -           A
LEGAL INVESTMENT                                       I-B-3            BBB           -          BBB
                                                       II-A-1           AAA          Aaa          -
None of the certificates will be                       II-A-2           AAA          Aaa          -
"mortgage related securities" for                      II-M-1           AA+          Aa1          -
purposes of the Secondary Mortgage                     II-M-2           AA           Aa2          -
Market Enhancement Act of 1984.                        II-M-3            A           A2           -
                                                       II-M-4           BBB         Baa2          -
We refer you to "Legal Investment                      II-M-5          BBB-         Baa3          -
Considerations" in the prospectus.
                                                       A rating is not a recommendation to buy,
ERISA CONSIDERATIONS                                   sell or hold securities and any rating
                                                       agency can revise or withdraw such
The senior certificates may be purchased               ratings at any time. In general, ratings
by an employee benefit plan or other                   address credit risk and do not address
retirement arrangement subject to the                  the likelihood of prepayments.
Employee Retirement Income Security Act
of 1974 or Section 4975 of the Internal
Revenue Code of 1986 ("Plan"), but the
subordinate certificates may only be
purchased by or on behalf of a Plan if
one of a number of prohibited
transaction class exemptions, based on
the identity of the fiduciary of such
plan or arrangement or the source of
funds used to acquire the certificates,
is applicable to the acquisition and
holding of such certificates.

We refer you to "ERISA Considerations"
in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's,"
Moody's Investors Service, Inc., which
we refer


                              TRANSACTION STRUCTURE

                                [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.

THE SUBORDINATE CERTIFICATES OF A
LOAN GROUP HAVE A GREATER RISK OF
LOSS THAN THE SENIOR CERTIFICATES OF
THE RELATED LOAN GROUP.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "related subordinated classes" means:

                                               o   with respect to the senior
                                                   certificates of a loan group,
                                                   the subordinate certificates
                                                   of the related loan group;
                                                   and

                                               o   with respect to the
                                                   subordinate certificates of a
                                                   loan group, the subordinate
                                                   certificates of such loan
                                                   group having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates of a loan group to receive certain payments of interest and (as applicable) principal prior to the related subordinated classes and, second, by the allocation of realized losses to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans of a loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans of a loan group are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread in the case of loan group II, are allocated to the related subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this prospectus supplement, realized losses on the mortgage loans of a loan group would first be allocated to the Class I-B-6 Certificates, in the case of loan group I, and to the Class II-M-5 Certificates, in the case of loan group II, until the certificate principal balance of such Certificates is reduced to zero. Subsequent realized losses would be allocated to the next most junior class of related subordinate certificates, until the certificate principal balance of that class of subordinate certificates is reduced to zero. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a loan group would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate certificate principal balance of all such subordinated classes were to be reduced to zero and, in the case of loan group II, excess spread and overcollateralization were insufficient, delinquencies and defaults on the mortgage loans of such loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. After the certificate principal balances of all of the subordinate certificates of a loan group have been reduced to zero, the principal portion of realized losses on a mortgage loan in such loan group or, in the case of loan group I, in the related sub-loan group, occurring during the related realized loss period will be allocated to the related senior certificates (other than the interest-only certificates), in the order of priority set forth in this prospectus supplement, until the certificate principal balance of each such class has been reduced to zero.

                                        In addition to subordination, in the
                                        case of loan group II, we will provide
                                        credit enhancement through the buildup
                                        of overcollateralization. See "Risk
                                        Factors--Excess spread may be inadequate to cover losses and/or to build overcollateralization with respect to group II" below for a discussion of the risks relating to that form of credit enhancement.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this prospectus
                                        supplement for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates of a loan group will be
                                        progressively more sensitive, in the
                                        order of their payment priority, to the
                                        rate and timing of mortgagor defaults
                                        and the severity of ensuing losses on
                                        the related mortgage loans. If the
                                        actual rate and severity of losses on
                                        the mortgage loans of a loan group is
                                        higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans of a loan group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, in the case of loan group II, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the related subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        If no subordinate certificates of a loan group remain outstanding, then the principal portion of realized losses on the mortgage loans of such loan group will be allocated to the related senior certificates (other than the interest-only certificates) as described in "Description of the
                                        Certificates--Allocation of Realized
                                        Losses" in this prospectus supplement.

                                        It is not expected that the group II
                                        subordinate certificates will be
                                        entitled to any principal distributions
                                        until at least March 2010 or during any
                                        period in which delinquencies or losses
                                        on the group II mortgage loans exceed
                                        certain levels. As a result, the
                                        weighted average lives of the group II
                                        subordinate certificates will be longer
                                        than would otherwise be the case if
                                        distributions of principal on the group
                                        II mortgage loans were allocated among
                                        all of the related certificates at the
                                        same time. As a result of the longer
                                        weighted average lives of the group II
                                        subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates in a loan group causes the
                                        yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans in such loan group. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by a class of related subordinate certificates with a lower payment priority or, in the case of loan group II, any overcollateralization or excess spread. Furthermore, the timing of receipt of principal and interest by the subordinate certificates in a loan group may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION WITH RESPECT TO
GROUP II
                                        The group II mortgage loans are expected to generate more interest than is needed to pay interest on the related offered certificates because we expect the weighted average net interest rate on the group

                                        II mortgage loans to be higher than the
                                        weighted average pass-through rate on
                                        the related offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of group II mortgage loans that is larger than the principal balance of the related certificates. Interest payments received on the group II mortgage loans in excess of the amount needed to pay interest on the related offered certificates and certain trust fund expenses, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the group II offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the group II mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the yield maintenance agreements may be used to restore and maintain the required level of overcollateralization.
                                        Overcollateralization is intended to
                                        provide limited protection to group II
                                        certificateholders by absorbing the
                                        certificate's share of losses from
                                        liquidated mortgage loans. However, we
                                        cannot assure you that enough excess
                                        spread will be generated on the group II mortgage loans or from amounts payable under the yield maintenance agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the group II mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the group II certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this prospectus supplement.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        group II mortgage loans during the
                                        related due period. Such amount may be
                                        influenced by changes in the weighted
                                        average of the mortgage rates resulting
                                        from prepayments, defaults and
                                        liquidations of the group II mortgage
                                        loans.

                                        If the protection afforded to a group II certificate by overcollateralization is insufficient, then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE GROUP II OFFERED
CERTIFICATES
                                        The pass-through rates on the group II
                                        offered certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the group II mortgage loans. If on any distribution date the pass-through rate for a class of group II offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the yield maintenance agreements, the holders of the related certificates may receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the group II certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If group II mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of group II certificates and result in lower interest than otherwise would be the case.

THE GROUP II OFFERED CERTIFICATES MAY
NOT ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                        The group II offered certificates may
                                        not always receive interest at a rate
                                        equal to One-Month LIBOR plus the
                                        applicable margin. The group II mortgage loans bear interest at various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the group II mortgage loans may from time to time be lower than the lesser of
                                        (a) One-Month LIBOR plus the applicable
                                        margin and (b) the 11.50% per annum cap.
                                        If this is the case, the interest rate
                                        on the classes of group II certificates
                                        will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of group II mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the group II
                                        offered certificates on a distribution
                                        date is limited to the interest rate
                                        cap, the difference between (a) the
                                        interest rate cap and (b) the lesser of
                                        (i) One-Month LIBOR plus the related
                                        margin and (ii) 11.50% per annum, will
                                        create a shortfall. Some or all of this
                                        shortfall may be funded to the extent of payments, if any, under the yield maintenance agreements.

                                        Payments under each yield maintenance
                                        agreement are based on the lesser of the aggregate actual certificate principal balance of the related class or classes of the group II offered certificates and a projected certificate principal balance for such class or classes, assuming a constant prepayment rate of approximately 25% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date. The yield maintenance agreements do not cover application of the interest rate cap if One-Month LIBOR is less than the applicable strike rate set forth under "Description of the Certificates -- The Yield Maintenance Agreements" in this prospectus supplement.

                                        There can be no guarantee that the
                                        certificate principal balances of a
                                        class of group II offered certificates
                                        will amortize at 25% CPR, or at any
                                        other rate, that the depositor will
                                        exercise its related clean-up call
                                        option on the applicable optional
                                        termination date or that One-Month LIBOR will equal or exceed the applicable strike rate. As a result of the foregoing, we cannot assure you that payments, if any, under the yield maintenance agreements will cover shortfalls on the group II certificates which may be experienced as a result of the interest rate cap. Interest shortfalls on the group II certificates resulting from application of the interest rate cap to the applicable pass-through rate may be paid on future distribution dates if there are sufficient related available funds. Such shortfalls may remain unpaid on the final distribution date, including the related optional termination date. Each yield maintenance agreement terminates in accordance with its terms after the distribution date in January 2012, following payment, if any, of amounts owed for that distribution date under such yield maintenance agreement. We selected that date based on an assumed prepayment rate with respect to the group II mortgage loans (assuming no defaults or delinquencies) of 25% CPR. If the aggregate certificate principal balances of the applicable class or classes of group II offered certificates amortize at a rate that is slower than 25% CPR, the related yield maintenance agreement may terminate prior to the repayment in full of such class or classes of group II certificates.

                                        To the extent that payments on a class
                                        of group II offered certificates depend
                                        in part on payments to be received under the related yield maintenance agreement, the ability of the trust to make payments on such certificates will be subject to the credit risk of the yield maintenance provider.

THE YIELDS ON THE CLASS I-X AND CLASS
I-PO CERTIFICATES ARE SENSITIVE TO
PREPAYMENTS
                                        The notional amount of the Class I-X
                                        Certificates will be based upon the
                                        aggregate stated principal balance of
                                        the sub-loan group I-3 mortgage loans
                                        with a net mortgage rate greater than or equal to 6.500% per annum. As a result, the yield on the Class I-X Certificates will be sensitive to the rate and timing of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum. A rapid rate of principal payments on such mortgage loans will have a materially adverse effect on the yield to investors in the Class I-X Certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the sub-loan group I-3 mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum could result in the failure of investors in the Class I-X Certificates to recover fully their initial investments.

                                        The Class I-PO Certificates will receive a portion of the principal payments on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum. Therefore, the yield on the Class I-PO Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum. Investors in the Class I-PO Certificates should be aware that mortgage loans with lower interest rates are less likely to be prepaid than mortgage loans with higher interest rates. If payments of principal on the sub-loan group I-1 mortgage loans that have net mortgage rates lower than 5.500% per annum occur at a rate slower that an investor assumed at the time of purchase, the investor's yield will be adversely affected.

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                        Approximately 13.08%, 2.01%, 7.45% and
                                        22.91% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 48.24% of the group II mortgage loans, in each case by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders of the related sub-loan group or group will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the related mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

AN INVESTOR'S YIELD ON THE GROUP II
CERTIFICATES WILL BE SUBJECT TO ANY
NEGATIVE AMORTIZATION ON THE GROUP II
MORTGAGE LOANS
                                        Approximately 26.74% of the group II
                                        mortgage loans in the trust fund are
                                        negative amortization loans. Generally,
                                        after one to three months following
                                        their origination, the interest rates on these mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rate on this type of mortgage loan may be lower than the rate computed in accordance with the applicable index and margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of the mortgage loan may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                                        The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the group II offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, first by applying any excess spread with respect to the related due period and then by applying payments of principal received on the group II mortgage loans during the related due period or prepayment period to interest distributions on the group II offered certificates. For any distribution date, the net deferred interest on the group II mortgage loans will be allocated to each class of group II certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those group II offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each class of group II certificates attributable to net deferred interest on the related mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the group II mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the group II mortgage loans applied to increase the principal balance of such mortgage loans during such period will be distributed as principal on the related distribution date to the applicable group II offered certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions."

                                        The increase in the certificate
                                        principal balance of any class of group
                                        II certificates, and the reduced rate of reduction in the certificate principal balance of any such class of certificates, that results from the application of principal collected on the group II mortgage loans during the related due period or prepayment period to offset the deferred interest on the group II mortgage loans, will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the group II mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the group II mortgage loans on the related offered certificates.

                                        If the interest rates on the group II
                                        mortgage loans decrease prior to an
                                        adjustment in the related monthly
                                        payment made on such mortgage loans,
                                        then a larger portion of the related
                                        monthly payment will be applied to the
                                        unpaid principal balance of the related
                                        mortgage loan, which may cause the group
                                        II offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the group II offered certificates to amortize more slowly.

                                        In addition, since the principal balance of a group II mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated.
                                        Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with group II mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

RECENT DEVELOPMENTS IN THE
RESIDENTIAL MORTGAGE MARKET MAY
ADVERSELY AFFECT THE MARKET VALUE OF
YOUR SECURITIES
                                        Recently, the residential mortgage
                                        market in the United States has
                                        experienced a variety of difficulties
                                        and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                        Another factor that may in the future
                                        contribute to higher delinquency rates
                                        is the potential increase in monthly
                                        payments on adjustable rate mortgage
                                        loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                        You should consider that the general
                                        market conditions discussed above may
                                        adversely affect the performance and
                                        market value of your securities.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                        The mortgage loans were underwritten
                                        generally in accordance with
                                        underwriting standards which are
                                        primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER
IMPAIRED MORTGAGE LOANS MAY INCREASE
RISK OF LOSS
                                        Approximately 10.35%, 4.47%, 6.75% and
                                        15.87% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 15.14% of the group II mortgage loans, in each case by cut-off date principal balance, were 30 days or more delinquent.

                                        If a mortgage loan was 30 or more days
                                        delinquent as of the cut-off date, but
                                        has made its payment prior to the
                                        closing date, it is still treated as 30
                                        or more days delinquent for purposes of
                                        the previous sentence. None of the
                                        mortgage loans are 60 or more days
                                        delinquent. Note that some of the
                                        mortgage loans may have been recently
                                        originated and therefore have not had
                                        the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans (except for historical delinquencies set forth on Schedule A to this prospectus supplement) are calculated using the OTS Method. For a description of the OTS Method, see "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

                                        The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

                                        Investors should also see the
                                        delinquency history of the mortgage
                                        loans set forth in Schedule A to this
                                        prospectus supplement.

                                        In addition, the mortgage pool includes
                                        mortgage loans with certain impairments, which may include:

                                           o mortgage loans that violated the
                                             underwriting guidelines or program
                                             guidelines under which they were
                                             originated;

                                           o mortgage loans that had missing or
                                             defective loan documentation;

                                           o mortgage loans that were previously
                                             delinquent;

                                           o borrowers who may have a record of
                                             credit write-offs, outstanding
                                             judgments, current or prior
                                             bankruptcies and other credit items
                                             that do not satisfy the applicable
                                             underwriting guidelines;

                                           o mortgage loans with low credit
                                             scores and/or high current
                                             loan-to-value ratios, debt service
                                             coverage ratios or combined
                                             amortized loan-to-value ratios;

                                           o seasoned mortgage loans;

                                           o missing or deficient appraisals
                                             (for example, the comparable
                                             properties did not support the
                                             appraised value); or

                                           o the absence of required primary
                                             mortgage insurance.

                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                           o the mortgaged properties fail to
                                             provide adequate security for the
                                             related mortgage loans, and

                                           o the protection provided by the
                                             subordination of certain classes of
                                             certificates in a related loan
                                             group, and the availability of
                                             overcollateralization in the case
                                             of loan group II, are insufficient
                                             to cover any shortfall,

                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                           o general economic conditions,

                                           o the level of prevailing interest
                                             rates,

                                           o the availability of alternative
                                             financing and

                                           o homeowner mobility.

                                        Approximately 60.41%, 53.82%, 56.12% and
                                        66.71% of the group I, sub-loan group
                                        I-1, sub-loan group I-2 and sub-loan
                                        group I-3 mortgage loans, respectively,
                                        and approximately 73.35% of the group II mortgage loans, in each case by stated principal balance as of the cut-off date, contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2
                                        and sub-loan group I-3 mortgage loans,
                                        respectively, and approximately 23.91%
                                        of the group II mortgage loans, in each
                                        case by stated principal balance as of
                                        the cut-off date. There can be no
                                        assurance that the prepayment charges
                                        will have any effect on the prepayment
                                        performance of the mortgage loans. The
                                        holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the related mortgage loans.

                                        The weighted average lives of the
                                        certificates in a loan group or sub-loan group, particularly the interest-only certificates and principal-only certificates, will be sensitive to the rate and timing of principal payments, including prepayments on the related mortgage loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                           o if you purchase principal-only
                                             certificates or you purchase your
                                             certificates at a discount and
                                             principal is repaid on the related
                                             mortgage loans slower than you
                                             anticipate, then your yield may be
                                             lower than you anticipate;

                                           o if you purchase interest-only
                                             certificates or you purchase your
                                             certificates at a premium and
                                             principal is repaid on the related
                                             mortgage loans faster than you
                                             anticipate, then your yield may be
                                             lower than you anticipate;

                                           o since repurchases of mortgage loans
                                             as a result of breaches of
                                             representations and warranties and
                                             liquidations of mortgage loans
                                             following default have the same
                                             effect as prepayments, your yield
                                             may be lower than you expect if the
                                             rate of such repurchases and
                                             liquidations in the related loan
                                             group or sub-loan group is higher
                                             than you expect;

                                           o in the case of the group II
                                             certificates, your yield will be
                                             sensitive to the interest rate cap
                                             and to the level of One-Month
                                             LIBOR;

                                           o in the case of loan group II, the
                                             overcollateralization provisions,
                                             initially and whenever
                                             overcollateralization is at a level
                                             below the required level, are
                                             intended to result in an
                                             accelerated rate of principal
                                             distributions to holders of the
                                             classes of related offered
                                             certificates then entitled to
                                             distributions of principal. An
                                             earlier return of principal to the
                                             holders of the related offered
                                             certificates as a result of the
                                             overcollateralization provisions
                                             will influence the yield on the
                                             related offered certificates in a
                                             manner similar to the manner in
                                             which principal prepayments on the
                                             group II mortgage loans will
                                             influence the yield on the related
                                             offered certificates; and

                                           o you bear the reinvestment risks
                                             resulting from a faster or slower
                                             rate of principal payments than you
                                             expected.

                                        We refer you to "The Mortgage Pool,"
                                        "Yield, Prepayment and Maturity
                                        Considerations," and "Description of the
                                        Certificates--Optional Termination" in
                                        this prospectus supplement and "Material
                                        Legal Aspects of the Loans --
                                        Due-on-Sale Clauses in Mortgage Loans"
                                        in the prospectus for a description of
                                        certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

                                        In the case of loan group I, during the
                                        period in which the group I subordinate
                                        certificates remain available as credit
                                        enhancement to the related senior
                                        certificates, the entire amount of any
                                        prepayments and certain other
                                        unscheduled recoveries of principal with respect to the group I mortgage loans in a sub-loan group will be allocated to the related senior certificates entitled to payments of principal (other than the principal-only certificates and the interest-only certificates) during the first five years after the cut-off date, with such allocation to be subject to further reduction over an additional five-year period thereafter, as described in this prospectus supplement, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of such group I senior certificates in the related sub-loan group while, in the absence of realized losses in respect of the related mortgage loans, increasing the percentage interest in the principal balance of such mortgage loans that the related subordinate certificates evidence.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        For further information regarding the
                                        effect of principal prepayments on the
                                        weighted average lives of the offered
                                        certificates, we refer you to "Yield,
                                        Prepayment and Maturity Considerations"
                                        in this prospectus supplement, including the tables entitled "Percent of the Initial Principal Balance at the Respective Percentages of CPR" in this prospectus supplement.

MORTGAGE LOAN MODIFICATIONS MAY
EXTEND THE WEIGHTED AVERAGE LIFE AND
AFFECT THE YIELD TO MATURITY OF YOUR
CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicer in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may extend the period
                                        over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the weighted average of the net mortgage rates of the related mortgage loans and, in the case of loan group II, the interest rate cap on the related certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                         o     the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                         o     the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                         o     the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the related servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the related mortgage loans, the amount of overcollateralization in the case of loan group II and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                        Approximately 9.60%, 9.34%, 8.56% and
                                        8.41% of the group I mortgage loans, by
                                        cut-off date principal balance, are
                                        secured by mortgaged properties located
                                        in the states of California, Florida,
                                        Texas and Georgia, respectively.
                                        Approximately 24.38%, 15.35%, 7.24% and
                                        5.26% of the group II mortgage loans, by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida, New York and New Jersey, respectively. No other state constituted more than 5.00% of the mortgage loans of either group by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                           o economic conditions in the
                                             specified states, which may or may
                                             not affect real property values,
                                             may affect the ability of borrowers
                                             to repay their loans on time;

                                           o declines in the residential real
                                             estate market in the specified
                                             states may reduce the values of
                                             properties located in those states,
                                             which would result in an increase
                                             in the loan-to-value ratios; and

                                           o any increase in the market value of
                                             properties located in the specified
                                             states would reduce the
                                             loan-to-value ratios and could,
                                             therefore, make alternative sources
                                             of financing available to the
                                             borrowers at lower interest rates,
                                             which could result in an increased
                                             rate of prepayment of the mortgage
                                             loans.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool--Underwriting Guidelines" in this
                                        prospectus supplement.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
                                        generally include:

                                           o increased use of repayment plans
                                             that will seek to cure
                                             delinquencies without imposing
                                             undue hardship on the affected
                                             mortgagor;

                                           o extending due dates for payments;

                                           o waiving or reducing late payment
                                             fees or similar fees;

                                           o waiving deficiency balances for
                                             victims of the terrorist attacks;
                                             and

                                           o suspending the submission of
                                             reports to credit bureaus for
                                             affected mortgagors that have
                                             delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of March 15, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is February 1, 2007. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, February 1, 2007.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

         We will divide the mortgage loans in the trust fund (the "mortgage pool") into two separate groups (each, a "group" or "loan group") based on whether they bear interest at a fixed or adjustable rate. Loan group I will consist of fixed rate mortgage loans, and loan group II will consist of hybrid and adjustable rate mortgage loans. For purposes of distributions to the senior certificates, the mortgage loans of each loan group will be further divided into three separate subgroups (each, a "group" or "sub-loan group").

         The mortgage loans in loan group I are fixed rate mortgage loans, substantially all of which are fully amortizing and secured primarily by first liens on the related mortgaged properties. The cut-off date principal balance for loan group I fixed rate is approximately $147,615,383 and consists of 955 mortgage loans. The mortgage loans in loan group I have original terms to maturity of not greater than 40 years.

         Sub-loan group I-1 Loans. Sub-loan group I-1 includes all of the group I mortgage loans with a net mortgage rate of less than 5.500% per annum. It also includes the sub-loan group I-1 Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum. For example, sub-loan group I-1 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875%. The Class I-A-1A, Class I-A-1B and Class I-PO Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-1.

         Sub-loan group I-2 Loans. Sub-loan group I-2 includes the sub-loan group I-2A Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum and the sub-loan group I-2B Fraction of the principal balance of all of the group I mortgage loans with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum. For example, sub-loan group I-2 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.625% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.750% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 5.875% per annum. Similarly, sub-loan group I-2 includes 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, and 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. It will not contain any part of a mortgage loan with a net mortgage rate less than or equal to 5.500% or greater than or equal to 6.500%. The Class I-A-2A and Class I-A-2B Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-2.

         Sub-loan group I-3 Loans. Sub-loan group I-3 includes all of the group I mortgage loans with a net mortgage rate greater than or equal to 6.500% per annum, plus the sub-loan group I-3 Fraction of the principal balance of any group I mortgage loans with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum. For example, sub-loan group I-3 includes 25% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.125% per annum, 50% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.250% per annum, and 75% of the principal balance of any group I mortgage loan with a net mortgage rate of 6.375% per annum. The Class I-A-3A, Class I-A-3B and Class I-X Certificates generally will be paid from the mortgage loans (or portions of those mortgage loans) relating to sub-loan group I-3.

         The mortgage loans in loan group II are adjustable rate and hybrid mortgage loans, fully or negatively amortizing and secured primarily by first liens on the related mortgaged properties. The cut-off date aggregate principal balance for loan group II adjustable rate and hybrid, fully or negatively amortizing mortgage loans is approximately $203,221,624 and consists of 699 mortgage loans. The mortgage loans in loan group II have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and not more than approximately 23.91% of the group II mortgage loans, in each case by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 13.08%, 2.01%, 7.45% and 22.91% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and approximately 48.24% of the group II mortgage loans, in each case by cut-off date principal balance, has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 1 year to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Except with respect to approximately 10.35%, 4.47%, 6.75% and 15.87% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and except with respect to approximately 15.14% of the group II mortgage loans, in each case by cut-off date principal balance, which have scheduled payments which are 30 or more days delinquent, no scheduled payment on any mortgage loan is delinquent. The current delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS Method. The historical delinquency disclosure included in Schedule A to this prospectus supplement regarding the mortgage loans utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the OTS Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this prospectus supplement.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o   the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The group II mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the group II mortgage loans are 1-Year CMT, 1-Year LIBOR, 6-Month LIBOR and MTA.

         1-Year CMT. Approximately 27.57% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1999:


                                                          1-Year CMT*
---------------------------------------------------------------------------------------------------------------------------------
Month                 1999        2000        2001         2002        2003        2004         2005        2006         2007
------------------ ----------- ----------- ------------ ----------- ----------- ------------ ----------- ------------ -----------
January 1             4.52%        5.50%       6.11%      2.24%         1.46%      1.36%         2.77%       4.36%      4.99%
February 1            4.49         5.85        5.65       2.17          1.47       1.31          2.89        4.50       5.10
March 1               4.55         6.12        4.96       2.13          1.41       1.19          3.13        4.74
April 1               4.67         6.20        4.78       2.24          1.30       1.24          3.38        4.86
May 1                 4.77         6.20        4.19       2.58          1.16       1.16          3.33        4.97
June 1                4.67         6.14        4.17       2.53          1.25       1.40          3.32        5.05
July 1                4.79         6.38        3.89       2.40          1.20       1.83          3.46        5.26
August 1              5.12         6.14        3.53       2.24          0.97       2.07          3.77        5.11
September 1           5.01         6.12        3.62       2.00          1.10       2.07          3.88        4.99
October 1             5.23         6.24        3.50       1.76          1.29       1.97          3.97        4.90
November 1            5.28         6.10        3.02       1.78          1.22       2.10          4.26        4.94
December 1            5.34         5.93        2.39       1.59          1.29       2.18          4.30        5.00
__________________
* Figures are averages of daily rates and do not necessarily correspond to
1-year CMT values determined as provided in any related notes.


         1-Year LIBOR. Approximately 20.07% of the group II mortgage loans (by
Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                                         1-Year LIBOR

Month                 1999        2000        2001        2002        2003         2004        2005        2006        2007
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
January               5.06%        6.75%       5.17%      2.49%       1.45%       1.48%       3.10%       4.84%       5.33%
February              5.40         6.76        4.88       2.43        1.38        1.37        2.98        4.95        5.43
March                 5.25         6.94        4.67       3.00        1.28        1.35        2.55        5.12
April                 5.23         7.10        4.44       2.63        1.36        1.83        3.69        5.29
May                   5.56         7.50        4.24       2.59        1.21        2.06        3.78        5.38
June                  5.84         7.18        4.18       2.28        1.19        2.46        3.88        5.51
July                  5.89         7.08        3.82       2.09        1.27        2.43        4.16        5.68
August                6.06         6.97        3.56       1.90        1.43        2.30        4.24        5.54
September             6.04         6.80        2.64       1.73        1.30        2.48        4.44        5.39
October               6.25         6.73        2.27       1.64        1.48        2.55        4.68        5.32
November              6.28         6.56        2.39       1.73        1.56        2.98        4.74        5.30
December              6.50         6.00        2.44       1.45        1.46        3.10        4.82        5.21


         6-Month LIBOR. Approximately 25.62% of the group II mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:



                                                         6-Month LIBOR

Month                 1999        2000        2001        2002        2003         2004        2005        2006        2007
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
January                5.06%       6.21%      5.26%       2.03%       1.38%       1.22%         2.78%       4.71%     5.37%
February               4.98        6.31       4.91        2.03        1.35        1.21          2.97        4.82      5.40
March                  5.12        6.33       4.71        2.04        1.34        1.17          3.19        4.98
April                  5.06        6.52       4.30        2.36        1.23        1.16          3.41        5.14
May                    5.07        6.78       3.98        2.12        1.29        1.38          3.54        5.22
June                   5.25        7.11       3.91        2.08        1.21        1.58          3.71        5.39
July                   5.58        7.00       3.69        1.95        1.12        1.94          3.92        5.58
August                 5.74        6.90       3.45        1.87        1.21        1.98          3.95        5.51
September              5.94        6.76       2.52        1.80        1.20        1.99          4.00        5.42
October                5.96        6.72       2.12        1.71        1.16        2.20          4.23        5.38
November               6.11        6.64       2.03        1.60        1.23        2.32          4.47        5.37
December               6.07        6.20       1.98        1.47        1.27        2.63          4.63        5.33

         MTA. Approximately 24.61% of the group II mortgage loans (by Stated
Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since
January 1999:

                                                              MTA

Month                 1999        2000        2001        2002        2003         2004        2005        2006        2007
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- ------------
January              4.99%       5.21%       6.00%       3.26%       1.94%        1.23%       2.02%       3.75%       4.98%
February             4.94        5.34        5.87        3.06        1.86         1.23        2.17        3.89        5.01
March                4.89        5.46        5.71        2.91        1.75         1.23        2.35        4.01
April                4.83        5.58        5.53        2.79        1.65         1.24        2.50        4.14
May                  4.78        5.70        5.32        2.67        1.55         1.29        2.63        4.28
June                 4.76        5.79        5.10        2.55        1.45         1.38        2.74        4.43
July                 4.73        5.88        4.90        2.41        1.38         1.46        2.87        4.56
August               4.73        5.96        4.67        2.27        1.34         1.52        3.02        4.66
September            4.77        6.04        4.40        2.18        1.30         1.60        3.16        4.76
October              4.88        6.08        4.09        2.12        1.27         1.68        3.33        4.83
November             4.97        6.13        3.76        2.07        1.26         1.77        3.48        4.88
December             5.08        6.11        3.48        2.00        1.24         1.87        3.62        4.93

NEGATIVE AMORTIZATION

         Approximately 26.74% of the group II mortgage loans, by cut-off date principal balance, have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the group II negative amortization mortgage loans may be subject to:

                  (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

                  (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

                  (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and on behalf of the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-SD2, Asset-Backed Certificates, Series 2007-SD2, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) With respect to any first lien mortgage loans, a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable; with respect to any junior lien mortgage loan, other than any piggyback loan that has an initial principal amount less than or equal to $200,000, (a) a lender's title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related seller and its successors and assigns; and the sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related mortgaged property;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The following table shows the percentage of the initial mortgage loans which were originated by Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc., and its affiliates, for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans was originated by various originators, none of which has originated more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.


                                               SUB-LOAN         SUB-LOAN       SUB-LOAN
NAME OF ORIGINATOR                GROUP I      GROUP I-1        GROUP I-2      GROUP I-3     GROUP II        TOTAL

Wells Fargo Bank, N.A.             34.35%        36.77%         43.49%         28.45%         32.51%        33.28%

Washington Mutual Bank             25.79%        39.09%         18.93%         20.40%          0.39%        18.79%

SunTrust Mortgage, Inc.            23.58%         4.62%         20.50%         37.32%         20.98%        22.07%



         The information set forth in the following paragraphs with respect to Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc. have been provided by Wells Fargo Bank, N.A., Washington Mutual Bank and SunTrust Mortgage, Inc., respectively.

WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):


                                              2004                           2005                          2006
                                        -----------------                ----------------             ------------------
                                            AGGREGATE                       AGGREGATE                    AGGREGATE
                                            ORIGINAL                        ORIGINAL                     ORIGINAL
ASSET                        NO. OF          PRINCIPAL         NO. OF       PRINCIPAL        NO. OF   PRINCIPAL BALANCE
TYPE                         LOANS       BALANCE OF LOANS      LOANS     BALANCE OF LOANS    LOANS       OF LOANS

ZA CONVENTIONAL LOANS       3,689          $616,863,878        6,057      $1,170,157,044     2,698      $526,096,183


         WELLS FARGO BANK'S MORTGAGE LOAN PROGRAMS

         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         MORTGAGE LOAN UNDERWRITING - GENERAL

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by

Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA
Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o    had document deficiencies; or

         o    became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o    the failure to comply with minimum credit score requirements;

         o    the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o    the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o    the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                                                               MAXIMUM COMBINED
      CREDIT                        EXISTING MORTGAGE                    DOCUMENTATION       CREDIT BUREAU           LOAN
       LEVEL                             HISTORY                             TYPE               SCORE*         TO VALUE RATIO**
-----------------------------------------------------------------------------------------------------------------------------------

F9                   2 x 30; Mortgage or rent payments no more than   No documentation               700 or higher       95% CLTV @
                     30 days late at application time and a maximum                                                      LTV < 95%
                     of two 30-day late payments in the last 12
                     months

F8                   2 x 30; Mortgage or rent payments no more than   No documentation               660-699             95% CLTV @
                     30 days late at application time and a maximum                                                      LTV <95%
                     of two 30-day late payments in the last 12
                     months

F7                   0 x 30; Mortgage or rent payments no more than   No documentation               620-659             95% CLTV @
                     30 days late at application time and no 30-day                                                      LTV <95%
                     late payments in the last 12 months

F6                   2 x 30; Mortgage or rent payments no more than   Stated with option             700 or higher       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum debt-to-
                     months                                           income ratio of 50%

F6 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option             700 or higher       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum debt-to-
                     months                                           income ratio of 50%

F5                   2 x 30; Mortgage or rent payments no more than   Stated with option                   660-699       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum debt-to-
                     months                                           income ratio of 50%

F5 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option                   660-699       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum debt-to-
                     months                                           income ratio of 50%

F4                   0 x 30; Mortgage or rent payments no more than   Stated with option                   640-659       95% CLTV @
                     30 days late at application time and no 30-day   of verification of                                 LTV <95%
                     late payments in the last 12 months              assets; maximum debt-to-
                                                                      income ratio of 50%

F4 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option                   640-659       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum debt-to-
                     months                                           income ratio of 50%

F3                   1 x 30; Mortgage or rent payments no more than   Stated with option                   620-639       95% CLTV @
                     30 days late at application time and no 30-day   of verification of                                 LTV <95%
                     late payments in the last 12 months              assets; maximum debt-to-
                                                                      income ratio of 50%

F3 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option                   620-639       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum debt-to-
                     months                                           income ratio of 50%

F2                   2 x 30; Mortgage or rent payments no more than   No Ratio with option           660 or higher       95% CLTV @
                     30 days late at application time and a maximum   of verification of                                 LTV <95%
                     of two 30-day late payments in the last 12       assets
                     months

F1                   0 x 30; Mortgage or rent payments no more than   No Ratio with option                 620-659       95% CLTV @
                     30 days late at application time and no 30-day   of verification of                                 LTV <95%
                     late payments in the last 12 months              assets



------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months


                                                         S-62


                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------

                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.


_________________________________

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.

         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through

Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

WASHINGTON MUTUAL BANK AS ORIGINATOR

         GENERAL

         Washington Mutual Bank ("WMB") is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At December 31, 2006, Washington Mutual, Inc. and its subsidiaries had assets of $346.3 billion. WMB and its affiliates currently operate more than 2,600 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

         The following table shows, for each indicated period, the aggregate principal balance of all sub-prime first and second lien residential mortgage loans originated by WMB through Long Beach Mortgage, a division of Washington Mutual Bank ("Long Beach Mortgage") (including those purchased by WMB through Long Beach Mortgage from correspondent lenders) during that period. The term "Long Beach Mortgage" in this prospectus supplement includes Long Beach Mortgage Company prior to July 1, 2006.

                         WMB's Origination of Sub-prime
                           Residential Mortgage Loans

                                                               YEAR ENDED DECEMBER 31
                                                   -------------------------------------------------------------
                                                    2004                2005                2006
                                                   -------------------------------------------------------------
                                                            (DOLLAR AMOUNTS IN MILLIONS)
          Aggregate Principal Balance of
          Mortgage Loans Originated by WMB.......  $16,175             $29,781              $19,710


         WMB'S ORIGINATION CHANNELS

         All of the mortgage loans originated by WMB have been either originated by WMB through wholesale brokers or purchased by WMB from approved correspondents and were underwritten or re-underwritten by WMB generally in accordance with the WMB sub-prime underwriting guidelines as described in this prospectus supplement. WMB originates sub-prime mortgage loans through its network of mortgage lending offices and loan origination centers. See "Underwriting of the Mortgage Loans" in this prospectus supplement.

         UNDERWRITING BY WMB OF THE MORTGAGE LOANS

         General

         All of the mortgage loans in the trust that were originated by WMB have been originated by WMB through wholesale brokers or re-underwritten upon acquisition from correspondents by WMB generally in accordance with the WMB sub-prime underwriting guidelines described in this section. The WMB sub-prime underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral. The term "WMB" as used in this "Underwriting by WMB of the Mortgage Loans" section of this prospectus supplement refers to Long Beach Mortgage Company for mortgage loans owned by the trust that were originated or acquired prior to July 1, 2006.

         Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding the amount of income and related sources, liabilities and related monthly payments, credit history and employment history, as well as certain other personal information. During the underwriting or re-underwriting process, WMB reviews and verifies the prospective borrower's sources of income (only under the full documentation residential loan program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history and credit score(s) of the prospective borrower and calculates the debt-to-income ratio to determine the prospective borrower's ability to repay the loan, and determines whether the mortgaged property complies with the WMB sub-prime underwriting guidelines.

         All of the mortgage loans originated by WMB were either originated under the WMB sub-prime underwriting programs based on loan application packages submitted through wholesale mortgage brokerage companies or purchased from approved correspondents. Loan application packages submitted through mortgage brokerage companies, containing relevant credit, property and underwriting information on the loan request, are compiled by the mortgage brokerage company and submitted to WMB for approval and funding. The mortgage brokerage companies receive the loan origination fee charged to the borrower at the time the loan is made. No single mortgage brokerage company accounts for more than 5% of the mortgage loans originated or acquired by WMB under the WMB sub-prime underwriting guidelines, as measured by outstanding principal balance.

         The WMB sub-prime underwriting guidelines are less stringent than the guidelines WMB applies to borrowers who qualify for its prime or Alt-A mortgage loans and less stringent than the guidelines generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit history, credit score(s), loan-to-value ratio and debt-to-income ratio. Borrowers who qualify under the WMB sub-prime underwriting guidelines generally have payment histories, documentation or debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and such borrowers may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies. All debts in bankruptcy must be paid off or discharged or the proceeding dismissed prior to the funding of the mortgage loan. The WMB sub-prime underwriting guidelines permit Chapter 13 bankruptcy buyouts.

         Defects in Underwriting of Mortgage Loans

         All of the mortgage loans included in the trust that are originated by WMB either:

              o violated the underwriting guidelines under which they were intended to have been originated;

              o    had document deficiencies; or

              o    became delinquent.

         The specific defects may have included (without limitation):

              o    the mortgagor became delinquent;

              o the failure to comply with maximum debt service coverage requirements;

              o the failure to comply with maximum loan-to-value ratio requirements;

              o    the failure to comply with minimum credit score requirements;

              o    the failure to comply with maximum loan amount requirements;

              o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

              o the mortgagor's credit history did not meet underwriting guidelines; or

              o the mortgage file had a deficient or missing modification agreement or power of attorney.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the mortgage loan had been sold to a third party and WMB was required to repurchase the mortgage loan.

         Evaluation of the Borrower's Credit Standing

         WMB obtains a credit report on each prospective borrower from a credit reporting company in addition to the one obtained from the wholesale broker or correspondent. WMB then compares the two credit reports. The report typically contains information relating to such matters as credit payment history with local and national merchants and lenders, installment debt payments, credit score(s) and any record of defaults, bankruptcy, repossession, suits or judgments.

         WMB uses a credit scoring methodology as part of its underwriting and re-underwriting process. The credit scoring methodology assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. The credit scoring methodology generates a credit score usually ranging from around 300 to 800, with a higher score indicating a borrower with a relatively more favorable credit history. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history and types of credit and bankruptcy experience.

         Evaluation of the Borrower's Repayment Ability

         The WMB sub-prime underwriting guidelines permit first lien mortgage loans with loan-to-value ratios at origination of up to 100%, or 80% if at the time of origination of the first lien mortgage loan, WMB also originated a second lien mortgage loan. The WMB sub-prime second lien mortgage loan underwriting guidelines permit second lien mortgage loans with a combined loan-to-value ratios at origination of up to 100%. The maximum allowable loan-to-value ratio varies based upon the residential loan program, income documentation, property type, creditworthiness and debt service-to-income ratio of the prospective borrower and the overall risks associated with the loan decision. The maximum combined loan-to-value ratio, including any second lien mortgage subordinate to WMB's first lien mortgage, is generally 100% under the "Premium A," "A," "A-," "B+" and "B" risk categories, and 95% under the "C" and "D" risk categories. Non-institutional (private party) second lien loans are not permitted.

         Evaluation of the Adequacy of Collateral

         The adequacy of the mortgaged property as collateral is generally determined by an appraisal of the mortgaged property that generally conforms to Fannie Mae and Freddie Mac appraisal standards and a review of that appraisal. The mortgaged properties are appraised by licensed independent appraisers who have satisfied the servicer's appraiser screening process. In most cases, properties in below average condition, including properties requiring major deferred maintenance, are not acceptable under the WMB sub-prime underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.

         Every independent appraisal is reviewed by an underwriter of WMB or its affiliate and is reviewed by one or more third party vendors which may refer the appraisal to WMB or one of its affiliates for additional further review before the loan is funded or re-underwritten. Depending upon the original principal balance and loan-to-value ratio of the mortgaged property, the appraisal review may include an administrative review, technical review, desk review or field review of the original appraisal.

         WMB requires that all mortgage loans in the WMB sub-prime underwriting programs have title insurance and be secured by liens on real property. WMB also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. WMB does not require that the mortgage loans originated or re-underwritten under the WMB sub-prime underwriting programs be covered by a primary mortgage insurance policy.

         Underwriting Exceptions

         On a case-by-case basis and only with the approval of an employee with appropriate risk level authority, WMB may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the WMB sub-prime underwriting risk category guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the prospective borrower's current address. Some of the mortgage loans originated by WMB are underwriting exceptions.

         Documentation Programs

         The mortgage loans originated by WMB have been originated or re-underwritten upon acquisition, generally in accordance with the WMB sub-prime underwriting guidelines under the WMB sub-prime full documentation, limited documentation or stated income documentation residential loan programs.

         Under the full documentation residential loan program, salaried prospective borrowers are generally required to submit their most recent W-2s and pay stubs and self-employed prospective borrowers are generally required to submit their most recent federal income tax return. Under the stated income documentation residential loan program, prospective borrowers are required to state their income on the application but are not required to submit any documents in support. Under the limited documentation residential loan program, salaried prospective borrowers or self-employed prospective borrowers are generally required to submit their most recent six months of personal bank statements or business bank statements. Under the limited documentation and stated income documentation residential loan programs, the prospective borrower's employment and income sources must be stated on the prospective borrower's application. The prospective borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the prospective borrower's income as stated on the application is not independently verified. Verification of employment is required for salaried prospective borrowers. Maximum loan-to-value ratios under the stated income documentation residential loan programs are generally lower than those permitted under the full documentation and limited documentation residential loan programs. Generally, the same underwriting guidelines that apply to the full documentation and limited documentation residential loan programs, except as noted in this section, apply to the stated income documentation residential loan programs.

         Quality Control Review

         As part of its quality control system, WMB re-verifies information that has been provided by the mortgage brokerage company prior to funding a loan and WMB conducts a post-funding audit of every origination file. In addition, WMB periodically audits files based on a statistical sample of closed loans. In the course of its pre-funding review, WMB re-verifies the income of each prospective borrower or, for a self-employed prospective borrower, reviews the income documentation obtained under the full documentation and limited documentation residential loan programs. WMB generally requires evidence of funds to close on the mortgage loan.

         Risk Categories

         Under the WMB sub-prime underwriting programs, various risk categories are used to grade the likelihood that the prospective borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the prospective borrower's credit history and debt ratio.

         Mortgage loans are originated under the WMB sub-prime underwriting guidelines using the following categories and criteria for grading the potential likelihood that a prospective borrower will satisfy the repayment obligations of a mortgage loan:

         Credit Grade: "Premium A". Under the "Premium A" risk category, the prospective borrower must have a credit report reflecting a one year credit history and a prior mortgage or rental history evidencing no 30-day late payments during the last 12 months. No notice of default filings or foreclosures may have occurred during the preceding 36 months. No open lawsuits are permitted; however, the prospective borrower may be a plaintiff in a lawsuit if a reasonable explanation is provided. Maximum qualifying debt service-to-income ratio is 55. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied properties consisting of three-to-four units. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         Credit Grade: "A". Under the "A" risk category, a maximum of one 30-day late payment within the last 12 months is permitted on an existing mortgage loan. A maximum of one rolling 30-day late payment is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 100% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 95% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "A-". Under the "A-" risk category, a maximum of two 30-day late payments within the last 12 months is permitted on an existing mortgage loan. A maximum of two rolling 30-day late payments is allowed. No notice of default filings or foreclosures may have occurred during the preceding 36 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the prospective borrower's net disposable income and if the loan-to-value ratio is less than or equal to 90%. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B+". Under the "B+" risk category, a maximum of three 30-day late payments within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 24 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 90% is permitted for second homes, and a maximum loan-to-value ratio of 85% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 90% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "B". Under the "B" risk category, a maximum of one 60-day late payment within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 85% is permitted for second homes, and a maximum loan-to-value ratio of 80% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 85% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must be 55% or less based on the prospective borrower's net disposable income and/or loan-to-value ratio. In addition, the prospective borrower must have a credit score of 500 or higher (550 or higher for interest only mortgage loans, 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units).

         Credit Grade: "C". Under the "C" risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of four 60-day late payments and no 90-day late payments, or three 60-day late payments and one 90-day late payment, or if the loan-to-value ratio does not exceed 70%, two 90-day late payments and one 120-day late payment, within the last 12 months is permitted on an existing mortgage loan. No notice of default filings or foreclosures may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% for the full documentation loan program and limited documentation loan program and 75% for the stated documentation loan program is permitted for owner occupied single-family, two-unit and condominium properties, a maximum loan-to-value ratio of 80% is permitted for second homes, and a maximum loan-to-value ratio of 75% is permitted for owner occupied mortgaged properties consisting of three-to-four units. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted for non-owner occupied mortgaged properties consisting of three-to-four units. Generally, the debt service-to-income ratio must not exceed 55%. In addition, the prospective borrower must have a credit score of 600 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of one-to-two units and 640 or higher for mortgage loans secured by non-owner occupied mortgaged properties consisting of three-to-four units.

         Credit Grade: "D". Under the "D" risk category, the criteria are substantially similar to those under the "C" risk category, but the prospective borrower may not satisfy some or all of such criteria.

         In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the WMB sub-prime underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         There can be no assurance that every mortgage loan in the trust originated by WMB was originated in conformity with the applicable underwriting guidelines in all material respects. The WMB sub-prime underwriting guidelines include a set of specific criteria pursuant to which the underwriting evaluation is made. The application of the WMB sub-prime underwriting guidelines does not imply that each specific criterion was satisfied with respect to every mortgage loan. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with those underwriting guidelines. For example, a mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in those underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting guidelines. Further, the mortgage loans included in the trust that are originated by WMB violated the WMB sub-prime underwriting guidelines as described in "--Defects in Underwriting of Mortgage Loans" above. WMB applies the WMB sub-prime underwriting guidelines in accordance with a procedure that complies with applicable federal and state laws and regulations.

SUNTRUST MORTGAGE, INC. AS ORIGINATOR

         General. SunTrust Mortgage, Inc. ("SunTrust") is a Virginia corporation and a wholly owned subsidiary of SunTrust Bank, a Georgia chartered bank. SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"), one of the nation's largest commercial banking organizations with operations in Virginia, the District of Columbia, Maryland, North Carolina, South Carolina, Georgia, Alabama, Tennessee and Florida. As of December 31, 2006, STI had total assets of $182.2 billion and total deposits of $124 billion. STI is headquartered in Atlanta, Georgia, and SunTrust is headquartered in Richmond, Virginia. SunTrust's executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

         In December 1998, Crestar Financial Corporation ("CFC") merged with STI resulting in a banking entity with a history dating back to 1811. SunTrust is comprised of the former residential mortgage lending company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30, 1927 as a wholly owned subsidiary of CFC. SunTrust has originated Alt-A mortgage loans since 2004.

         Origination Process. SunTrust is engaged principally in the business of originating, purchasing, servicing, financing and selling residential mortgage loans and is an approved Fannie Mae and Freddie Mac seller/servicer. SunTrust originates mortgage loans directly through SunTrust branches and more than 170 locations in SunTrust markets and adjacent states. SunTrust also accepts mortgage applications through toll-free telephone numbers and its Internet website. SunTrust purchases mortgage loans from approved correspondents and brokers in 49 states. All mortgage loans purchased from correspondents and brokers are originated in accordance with origination guidelines approved by SunTrust.

         Origination Volume. The following table sets forth selected information regarding SunTrust's residential mortgage loan originations for the past three years:


                      DECEMBER 31, 2006       DECEMBER 31, 2005         DECEMBER 31, 2004        DECEMBER 31, 2003
                      -----------------       -----------------         -----------------        -----------------
                               Principal                Principal                 Principal               Principal
                               Balance of               Balance of                Balance of              Balance of
                   Number of     Loans      Number of     Loans      Number of      Loans     Number of     Loans
                   Loans       Originated     Loans     Originated     Loans      Originated  Loans       Originated
                   Originated   ($000's)   Originated    ($000's)    Originated    ($000's)   Originated   ($000's)
                   ----------   --------   ----------    --------    ----------    --------   ----------   --------
LOAN TYPE
Agency Fixed        134,590   23,190,502     118,353   19,604,164        78,436   11,719,353    131,696   19,305,042
Agency ARM            4,068     876,296        4,762      871,644        17,877    3,184,106     19,208    3,385,699
EZ Option Fixed
(1)                  28,302   6,080,958       19,421    4,021,560         2,326      412,966      1,804      401,453
EZ Option ARM (1)     9,447   2,370,321       15,750    3,778,697         6,862    1,622,846        560      135,911
Jumbo Fixed           6,857   4,258,863        5,091    2,746,943         3,454    1,673,674      8,285    3,973,186
ARM Plus (2)            298     100,090        2,854      940,210             1          333          1          150
Other               116,222   18,432,858     103,398   15,690,489        74,762   11,616,584    113,587   16,498,292
            Total:  299,784   55,309,888     269,629   47,653,707       183,718   30,229,862    275,141   43,699,733

_________________________________

(1) "EZ" means mortgage loans that were originated by SunTrust pursuant to guidelines that had less restrictive standards for mortgage loan applicants than for applicants of Agency mortgage loans. These guidelines include, for example, reduced documentation requirements (including stated incomes), a streamlined documentation analysis (such as the reliance solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.

(2) "ARM Plus" means Hybrid ARM mortgage loans that were originated by SunTrust pursuant to guidelines that are generally consistent with that of Agency mortgage loans except that the principal balance of the loan is greater than those set forth for Agency loans.

         UNDERWRITING PROCESS - SUNTRUST MORTGAGE, INC.

         Underwriting Standard

         SunTrust underwriting guidelines are designed to evaluate the borrower's capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

         The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust requires that the borrower's sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower's financial condition, SunTrust may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust obtains a credit report, which summarizes the borrower's credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower's most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower's employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Self-employed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

         To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         SunTrust may, as part of its overall evaluation of a borrower's creditworthiness, use credit scores to assist in making a credit decision. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

         As a general rule, SunTrust offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower's primary residence, 2nd home or investment property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV's > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, Washington Mutual Bank and SunTrust Mortgage have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-sd2.

         Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities Trust 2007-SD2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2007-SD2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than

50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities Trust 2007-SD2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities Trust 2007-SD2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to it. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

          The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                      DECEMBER 31, 2003            DECEMBER 31, 2004           DECEMBER 31, 2005            SEPTEMBER 30, 2006
                      -----------------            -----------------           -----------------            ------------------
                            TOTAL PORTFOLIO              TOTAL PORTFOLIO             TOTAL PORTFOLIO              TOTAL PORTFOLIO
      LOAN TYPE    NUMBER       OF LOANS       NUMBER       OF LOANS        NUMBER       OF LOANS       NUMBER        OF LOANS
      ---------    ------       --------       ------       --------        ------       --------       ------        --------
Alt-A ARM           12,268  $3,779,319,393.84   44,821  $11,002,497,283.49   73,638  $19,087,119,981.75  54,448  $16,005,022,680.66
Alt-A Fixed         15,907  $3,638,653,583.24   15,344  $ 4,005,790,504.28   17,294  $ 3,781,150,218.13  10,480  $ 2,487,265,691.18
HELOC                    -  $               -       -   $               -     9,309  $   509,391,438.93   9,642  $   671,297,933.89
Prime ARM           16,279  $7,179,048,567.39   30,311  $11,852,710,960.78   27,384  $13,280,407,388.92   7,050  $ 3,481,137,519.89
Prime Fixed          2,388  $1,087,197,396.83    1,035  $   509,991,605.86    3,526  $ 1,307,685,538.44   1,803  $   484,927,212.35
Prime Short
 Duration ARM
 (including
  Neg-Am ARM)        7,089  $2,054,140,083.91   23,326  $ 7,033,626,375.35    38,819  $14,096,175,420.37 48,725  $18,461,184,268.72
Reperforming         2,800  $  247,101,330.36    2,802  $   311,862,677.46     2,877  $   271,051,465.95  1,084  $   115,127,847.83
Seconds                  -  $              -    14,842  $   659,832,093.32   114,899  $ 5,609,656,263.12 96,106  $ 5,363,659,738.17
SubPrime            29,303  $2,898,565,285.44   98,426  $13,051,338,552.19   101,156  $16,546,152,274.44 43,470  $ 7,619,506,951.48
Totals              86,034  $20,884,025,641.01 230,907  $48,427,650,052.73   388,902  $74,488,789,990.05 272,808 $54,689,129,844.17


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo Bank, will act as the master servicer of the mortgage loans and the securities administrator pursuant to the pooling and servicing agreement, as the custodian pursuant to the custodial agreement and as a servicer pursuant to a servicing agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o   receiving funds from servicers,

         o   reconciling servicing activity with respect to the mortgage loans,

         o   calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o   investor and tax reporting,

         o   oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o   communicating with borrowers;

         o   sending monthly remittance statements to borrowers;

         o   collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o   paying escrows for borrowers, if applicable;

         o   calculating and reporting payoffs and liquidations;

         o   maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

THE SERVICERS

         The following table shows the percentage of the mortgage loans which are or will be serviced as of the closing date by each of the sponsor and Wells Fargo Bank, N.A., for each of the loan groups and sub-loan groups and in the aggregate. The remainder of the mortgage loans will be serviced by one or more servicers, none of which will service more than 10% of the mortgage loans in the mortgage pool or in any loan group or sub-loan group.

                                            SUB-LOAN GROUP  SUB-LOAN GROUP  SUB-LOAN GROUP
NAME OF SERVICER               GROUP I           I-1            I-2            I-3          GROUP II         TOTAL

EMC                              65.16%         60.52%         51.60%         74.56%          70.00%         67.96%

Wells Fargo Bank, N.A.           34.79%         39.48%         48.40%         25.32%          30.00%         32.02%

         The information set forth in the following paragraphs with respect to EMC and Wells Fargo Bank, N.A., has been provided by EMC and Wells Fargo Bank, N.A., respectively.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this prospectus supplement.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to September 30, 2006 the loan count of EMC's servicing portfolio grew by approximately 91.4% and the unpaid principal balance of EMC's servicing portfolio grew by approximately 140%.

         As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                        AS OF DECEMBER 31, 2003                                AS OF DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------
                                              PERCENT    PERCENT                                   PERCENT    PERCENT
                                              BY NO.     BY                                         BY NO.      BY
               NO. OF                         OF         DOLLAR    NO. OF                             OF       DOLLAR
LOAN TYPE      LOANS      DOLLAR AMOUNT       LOANS      AMOUNT    LOANS      DOLLAR AMOUNT         LOANS      AMOUNT
------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM....   2,439   $   653,967,868.93     1.40%      4.75%    19,498  $ 4,427,820,707.76      7.96%     15.94%
ALTA-A FIXED..  19,396   $ 3,651,416,056.79    11.14%     26.51%    25,539  $ 4,578,725,473.28     10.43%     16.48%
PRIME ARM.....   7,978   $   868,798,347.46     4.58%      6.31%     8,311  $ 1,045,610,015.30      3.39%      3.76%
PRIME FIXED...  16,377   $ 1,601,411,491.35     9.40%     11.63%    14,560  $ 1,573,271,574.42      5.95%      5.66%
SECONDS.......  25,290   $   690,059,168.80    14.52%      5.01%    39,486  $ 1,381,961,155.08     16.13%      4.98%
SUBPRIME......  76,166   $ 5,058,932,125.93    43.73%     36.73%   114,436  $13,706,363,249.78     46.74%     49.34%
OTHER.........  26,523   $ 1,249,014,372.71    15.23%      9.07%    23,010  $ 1,063,682,459.11      9.40%      3.83%
               ---------------------------------------------------------------------------------------------------------
TOTAL......... 174,169   $13,773,599,431.97   100.00%    100.00%  244,840   $27,777,434,634.73    100.00%    100.00%



                        AS OF DECEMBER 31, 2005                    AS OF SEPTEMBER 30, 2006
-------------------------------------------------------------------------------------------------------------------------
                                              PERCENT    PERCENT                                   PERCENT    PERCENT
                                              BY NO.     BY                                         BY NO.      BY
               NO. OF                         OF         DOLLAR    NO. OF                             OF       DOLLAR
LOAN TYPE      LOANS      DOLLAR AMOUNT       LOANS      AMOUNT    LOANS      DOLLAR AMOUNT         LOANS      AMOUNT
------------------------------------------------------------------------------------------------------------------------
ALTA-A ARM....  57,510   $13,625,934,321.62    12.69%     23.00%   49,349   $12,808,629,725.93     10.53%    19.18%
ALTA-A FIXED..  17,680   $ 3,569,563,859.33     3.90%      6.03%   29,790   $ 5,963,962,331.86      6.36%     8.93%
PRIME ARM.....   7,428   $ 1,010,068,678.92     1.64%      1.71%    6,580   $   892,567,395.07      1.40%     1.34%
PRIME FIXED...  15,975   $ 2,140,487,565.90     3.52%      3.61%   15,228   $ 2,175,294,849.14      3.25%     3.26%
SECONDS....... 155,510   $ 7,164,515,426.20    34.31%     12.10%  163,821   $ 7,935,367,229.73     34.96%    11.88%
SUBPRIME...... 142,890   $20,373,550,690.52    31.53%     34.40%  130,821   $18,898,856,704.61     27.91%    28.30%
OTHER.........  56,216   $11,347,144,055.57    12.40%     19.16%   73,059   $18,107,974,659.14     15.59%    27.11%
               ---------------------------------------------------------------------------------------------------------
TOTAL......... 453,209   $59,231,264,598.06   100.00%    100.00%  468,648   $66,782,652,895.48    100.00%    100.00%


         There have been no appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.


WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:



                                 AS OF                      AS OF                         AS OF
                           DECEMBER 31, 2004          DECEMBER 31, 2005             DECEMBER 31, 2006
                           -----------------          -----------------             -----------------

                                    AGGREGATE                   AGGREGATE                      AGGREGATE
                                     UNPAID                      UNPAID                         UNPAID
                                    PRINCIPAL                   PRINCIPAL                      PRINCIPAL
                                   BALANCE OF                   BALANCE OF                     BALANCE OF
ASSET                   NO. OF        LOANS        NO. OF          LOANS           NO. OF        LOANS
TYPE                    LOANS                       LOANS                          LOANS

FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS      498,174  $166,028,382,042   634,103  $229,014,862,911      646,723  $258,646,782,192

FIRST LIEN SUBPRIME
LOANS                   134,893    19,592,490,281   173,411    26,214,367,714      190,395  $ 29,252,542,517

SECOND LIEN SUBPRIME
LOANS                     *             *             9,116      $353,218,934       18,483  $    711,917,795

                          **           **            **            **               62,351  $ 11,088,435,185
ALT-A MINUS LOANS

____________________
  * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

  ** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by

Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.015% per annum of the aggregate principal balance of the mortgage loans in the related group as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.250% to 0.500% per annum and the weighted average net servicing fee, by stated principal balance as of the cut-off date is approximately 0.425% per annum, in the case of loan group I, and 0.399% per annum, in the case of loan group II. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the securities administrator on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this prospectus supplement. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee, except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, as successor servicer, (or the sponsor, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance, would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this prospectus supplement. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance or may appoint a successor master servicer to make such advance.

         All monthly advances will be reimbursable to the party making such monthly advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the interests of the related securityholders, the related servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor and the securities administrator on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the securities administrator at the address of the securities administrator set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

            o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

            o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

            o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the trustee, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer, the trustee, the securities administrator or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the trustee, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the trustee, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates in two certificate groups (each, a "group") pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this prospectus supplement, which we refer to as the "offered certificates," together with the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, and the Class B-IO Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this prospectus supplement. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates," and together with the Class I-X and Class I-PO Certificates, as the "senior certificates". We sometimes refer to the classes with the letter "B" or "M" in their class name as "Class B Certificates" or "Class M Certificates", respectively, or the "subordinate certificates."

         We sometimes refer to the Class I-A-1A and Class I-A-1B Certificates as "Class I-A-1 Certificates." We sometimes refer to the Class I-A-2A and Class I-A-2B Certificates as "Class I-A-2 Certificates." We sometimes refer to the Class I-A-3A and Class I-A-3B Certificates as "Class I-A-3 Certificates." We sometimes refer to the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates as "Class I-A Certificates," and together with the Class I-X and Class I-PO Certificates, as "group I senior certificates." We sometimes refer to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates as "Class I-B Certificates." We sometimes refer to the Class I-A, Class I-X, Class I-PO, Class I-B and Class I-P Certificates as "group I certificates."

         We sometimes refer to the Class II-A-1 and Class II-A-2 Certificates as "Class II-A Certificates" or "group II senior certificates." We sometimes refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates as "Class II-M Certificates" or "group II subordinate certificates." We sometimes refer to the Class II-A, Class II-M, Class II-P and Class B-IO Certificates as "group II certificates."

         We sometimes refer to the Class I-PO Certificates as "principal-only certificates."

         We sometimes refer to the Class I-X Certificates as "interest-only certificates."

         We sometimes refer to the Class I-P and Class II-P Certificates as "Class P Certificates."

         We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear

Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the paying agent and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee, the securities administrator, the paying agent and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2007-SD2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

DISTRIBUTIONS ON THE GROUP I CERTIFICATES

         On each distribution date, the paying agent will withdraw from the Distribution Account the Available Funds with respect to group I for such distribution date and apply such amount as follows:

         (A) On each distribution date, the Available Funds for sub-loan group I-1 will be distributed to the Class I-A-1A, Class I-A-1B and Class I-PO Certificates as follows:

                   first, to the Class I-A-1A and Class I-A-1B Certificates, the
             Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-1A and Class I-A-1B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-1 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this prospectus supplement;

                   second, to the Class I-A-1A and Class I-A-1B Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-1;

                   third, to the Class I-A-1A and Class I-A-1B Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-1 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-1, until each such Certificate Principal Balance has been reduced to zero;

                   fourth, to the Class I-PO Certificates, the Class I-PO
             Certificate Principal Distribution Amount for such distribution date, to the extent of remaining Available

             Funds for sub-loan group I-1, until the certificate principal balance thereof has been reduced to zero; and

                   fifth, to the Class I-PO Certificates, the Class I-PO
             Certificate Deferred Amount, to the extent of remaining Available Funds for sub-loan group I-1, provided, that (i) on any distribution date, distributions pursuant to this priority fifth shall not exceed the excess, if any, of (x) Available Funds for sub-loan group I-1 remaining after giving effect to distributions pursuant to priority first through fourth above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of group I subordinate certificates then outstanding, (ii) such distributions shall not reduce the certificate principal balance of the Class I-PO Certificates and (iii) no distribution will be made in respect of the Class I-PO Certificate Deferred Amount on or after the Cross-Over Date.

         (B) On each distribution date, the Available Funds for sub-loan group I-2 will be distributed to the Class I-A-2A and Class I-A-2B Certificates as follows:

                   first, to the Class I-A-2A and Class I-A-2B Certificates, the
             Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-2A and Class I-A-2B Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-2 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this prospectus supplement;

                   second, to the Class I-A-2A and Class I-A-2B Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-2; and

                   third, to the Class I-A-2A and Class I-A-2B Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-2 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-2, until each such Certificate Principal Balance has been reduced to zero.

         (C) On each distribution date, the Available Funds for sub-loan group I-3 will be distributed to the Class I-A-3A, Class I-A-3B and Class I-X Certificates as follows:

                   first, to the Class I-A-3A, Class I-A-3B and Class I-X
             Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class; provided, however, that Accrued Certificate Interest on the Class I-A-3A, Class I-A-3B and Class I-X Certificates is subject to reduction in the event of certain Net Interest Shortfalls and the interest portion of Realized Losses on the sub-group I-3 mortgage loans allocable thereto, as described under "--Interest Distributions on the Group I Certificates" below in this prospectus supplement;

                   second, to the Class I-A-3A, Class I-A-3B and Class I-X
             Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class, to the extent of remaining Available Funds for sub-loan group I-3; and

                   third, to the Class I-A-3A and Class I-A-3B Certificates, in reduction of their respective Certificate Principal Balances, the Senior Optimal Principal Amount with respect to sub-loan group I-3 for such distribution date, pro rata, based on their respective Certificate Principal Balances, to the extent of remaining Available Funds for sub-loan group I-3, until each such Certificate Principal Balance has been reduced to zero.

         (D) Except as provided in paragraphs (E) and (F) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the remaining Available Funds for all sub-loan groups in loan group I after the distributions set forth in paragraphs (A) through (C) above, will be distributed, sequentially, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in that order, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, and
(c) such Class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for loan group I.

         (E) On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in any certificate group or groups to zero, the remaining certificate groups will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the group I senior certificates in each certificate group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining senior certificates' respective sub-loan group allocated to such group I senior certificates, 100% of the Principal Prepayments on any mortgage loan in the sub-loan group or groups relating to the fully paid certificate group or groups. Such amounts allocated to the group I senior certificates shall be treated as part of the Available Funds for the related sub-loan group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through
(C) above, in reduction of the Certificate Principal Balances thereof.

         (F) If on any distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in a certificate group would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group and any group I subordinate certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date,
(i) 100% of amounts otherwise allocable to the group I subordinate certificates in respect of principal will be distributed to such group I senior certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such group I senior certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the group I subordinate certificates on such distribution date will be reduced and distributed to the related group I senior certificates (other than the Class I-PO Certificates), to the extent of any amount due and unpaid on such group I senior certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such group I senior certificates over (y) the aggregate Stated Principal Balance of the mortgage loans in the related sub-loan group. Any such reduction in the Accrued Certificate Interest on the group I subordinate certificates will be allocated first to the group I subordinate certificates in reverse order of their respective numerical designations, commencing with the Class I-B-6 Certificates. If there exists more than one undercollateralized certificate group on a distribution date, amounts distributable to such undercollateralized certificate groups pursuant to this paragraph will be allocated among such undercollateralized certificate groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the mortgage loans in their respective sub-loan groups.

         (G) If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any distribution date, the remaining Available Funds for any sub-loan group in loan group I is less than the Senior Optimal Principal Amount for that sub-loan group plus, in the case of sub-loan group I-1, the Class I-PO Certificate Principal Distribution Amount, the Senior Optimal Principal Amount for that sub-loan group collectively, in the case of sub-loan group I-1, with the Class I-PO Certificate Principal Distribution Amount, shall be reduced by that amount, and the remaining Available Funds for that sub-loan group will be distributed as principal among the related classes of group I senior certificates (other than the Class I-X Certificates), pro rata, based on their respective Certificate Principal Balances. Notwithstanding any reduction in principal distributable to the Class I-PO Certificates pursuant to this paragraph, the principal balance of the Class I-PO Certificates shall be reduced not only by principal so distributed but also by the difference between (i) principal distributable to the Class I-PO Certificates in accordance with priority fourth of clause (A) above, and (ii) principal actually distributed to the Class I-PO Certificates after giving effect to this paragraph (such difference for the Class I-PO Certificates, the "Class I-PO Certificate Cash Shortfall"). The Class I-PO Certificate Cash Shortfall for the Class I-PO Certificates with respect to any distribution date will be added to the Class I-PO Certificate Deferred Amount.

         Payments made on a class of group I certificates with Available Funds from another sub-loan group in loan group I are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the sub-loan groups in loan group I.

         On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of group I certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any sub-loan group in loan group I remaining after payment of principal and interest to the certificates entitled thereto, such amounts will be distributed to the other classes of group I senior certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of group I senior certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

         On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans serviced by EMC received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Senior Certificates and the Group I Subordinate Certificates. Prepayment charges received by the Trust with respect to the mortgage loans serviced by EMC will be distributed to the Class I-P Certificates as set forth in the pooling and servicing agreement.

Interest Distributions on the Group I Certificates

         Holders of each class of group I senior certificates (other than the Class I-PO Certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related sub-loan group for that distribution date, after reimbursement for certain advances to the master servicer and the servicer.

         Holders of each class of group I subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all sub-loan groups in loan group I on that distribution date after distributions of interest and principal (in each case, as applicable) to the group I senior certificates, and reimbursements for certain advances to the master servicer and the servicer and distributions of interest and principal to any class of group I subordinate certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of group I certificates (other than the Class I-PO Certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto and on the interest portion of Realized Losses on related mortgage loans allocable thereto.

         When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from such Principal Prepayments in full or in part are referred to herein as "Prepayment Interest Shortfalls".

         Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the related Prepayment Period that are being distributed to the holders of the group I certificates on that distribution date will be offset by the servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee on the group I mortgage loans for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the servicer are required to be paid by the master servicer, but only to the extent that such amount does not exceed the aggregate master servicer compensation for the applicable distribution date. No assurance can be given that the master servicer compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the servicer or the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Accrued Certificate Interest on the group I certificates may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the servicer nor the master servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Prepayment Interest Shortfalls, to the extent not covered by the servicer from servicing compensation or by the master servicer from master servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as "Net Interest Shortfalls".

         Realized Losses on the group I mortgage loans will further reduce the Accrued Certificate Interest payable to the group I certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the group I subordinate certificates, beginning with the class of group I subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the applicable group I senior certificates. Once the aggregate Certificate Principal Balances of the group I subordinate certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the group I senior certificates (other than the Class I-PO Certificates) related to the group I mortgage loans on which such Realized Losses occurred.

         If on any distribution date the Available Funds for any sub-loan group in loan group I is less than Accrued Certificate Interest on the related group I senior certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans allocable thereto, the shortfall will be allocated among the holders of each class of related group I senior certificates (other than the Class I-PO Certificates) in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related sub-loan group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related group I certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related sub-loan group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of group I certificates is based on the Certificate Principal Balance or Notional Amount, as applicable, of that class of certificates. All distributions of interest on the group I certificates other than the Class I-PO Certificates and the residual certificates will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group I Senior Certificates

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-1 and Class I-PO Certificates will be made on each distribution date pursuant to priority third, fourth and fifth of clause (A) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-1 remaining after the distribution of interest on each class of Class I-A-1 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-2 Certificates will be made on each distribution date pursuant to priority third of clause (B) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-2 remaining after the distribution of interest on each class of Class I-A-2 Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         Distributions in reduction of the Certificate Principal Balance of each class of Class I-A-3 Certificates will be made on each distribution date pursuant to priority third of clause (C) under "--Distributions on the Group I Certificates." In accordance with such priority third, the Available Funds for sub-loan group I-3 remaining after the distribution of interest on each class of Class I-A-3 and the Class I-X Certificates will be allocated to such certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related sub-loan group for such distribution date.

         In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of group I senior certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related sub-loan group amounts otherwise allocable to the Class I-B Certificates in respect of principal will be distributed to such class or classes of group I senior certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (F) above under "--Distributions on the Group I Certificates."

         The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group based on the Senior Prepayment Percentage, rather than the Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the Senior Percentage allocates scheduled payments of principal between the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of a related sub-loan group and the percentage interest of such sub-loan group evidenced by the group I subordinate certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of the related sub-loan group on each distribution date for the first five years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to such group I senior certificates of a sub-loan group over an additional five year period (subject to certain subordination levels being attained and certain loss and delinquency test being met). The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the group I mortgage loans in each sub-loan group evidenced by the group I subordinate certificates. Increasing the respective percentage interest in a sub-loan group of the group I subordinate certificates relative to that of the group I senior certificates is intended to preserve the availability of the subordination provided by the group I subordinate certificates.

         The initial Senior Percentage for each certificate group in loan group I will be approximately 83.95%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

Principal Distributions on the Group I Subordinate Certificates

         All unscheduled principal collections on the group I mortgage loans not otherwise distributable to the group I senior certificates will be allocated on a pro rata basis among the class of Class I-B Certificates with the highest payment priority then outstanding and each other class of Class I-B Certificates for which certain loss levels established for such class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group I mortgage loans evidenced by such class and each class, if any, subordinate thereto.

         As described above under "--Principal Distributions on the Group I Senior Certificates," unless certain loss and delinquency tests are satisfied, on each distribution date during the first five years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group I mortgage loans in a sub-loan group will be allocated to the Class I-A

Certificates in the related sub-loan group, with such allocation to be subject to further reduction over an additional five year period thereafter, as described in this prospectus supplement.

         The initial Subordinate Percentages for each sub-loan group in loan group I will be approximately 16.05%.

         For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the group I mortgage loans in the mortgage pool to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

DISTRIBUTIONS ON THE GROUP II CERTIFICATES

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, on each distribution date on and after the
                  distribution date in March 2017, if applicable, to the Final Maturity Reserve Account an amount equal to the Coupon Strip for such distribution date;

                           second, to each class of Class II-A Certificates,
                  Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           third, from remaining Interest Funds, to the Class
                  II-M-1 Certificates, the Class II-M-2 Certificates, the Class II-M-3 Certificates, the Class II-M-4 Certificates and the Class II-M-5 Certificates, sequentially, in that order, Current Interest for each such class;

                           fourth, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fifth, any remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "--Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on group II mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the group II certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the group II certificates will not be entitled to reimbursement for any such interest shortfalls.

      Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

         (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                   first, concurrently, to the Class II-A-1 Certificates and the
             Class II-A-2 Certificates, pro rata, in accordance with their respective certificate principal balances, in each case until the certificate principal balance of each such class is reduced to zero;

                   second, to the Class II-M-1 Certificates, any remaining
             Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   third, to the Class II-M-2 Certificates, any remaining
             Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   fourth, to the Class II-M-3 Certificates, any remaining
             Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   fifth, to the Class II-M-4 Certificates, any remaining
             Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                   sixth, to the Class II-M-5 Certificates, any remaining
             Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                   first, concurrently, to the Class II-A-1 Certificates and the
             Class II-A-2 Certificates, pro rata, in accordance with their respective certificate principal balances, the Class II-A Principal Distribution Amount, in each case until the certificate principal balance of each such class is reduced to zero;

                   second, to the Class II-M-1 Certificates, from any remaining
             Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   third, to the Class II-M-2 Certificates, from any remaining
             Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   fourth, to the Class II-M-3 Certificates, from any remaining
             Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                   fifth, to the Class II-M-4 Certificates, from any remaining
             Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and
                   sixth, to the Class II-M-5 Certificates, from any remaining
             Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

     Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                   first, to each class of Class II-A Certificates, any unpaid
             Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause second under "Interest Funds" above;

                   second, from any remaining Excess Cashflow, to the Class
             II-A-1 Certificates and the Class II-A-2 Certificates, sequentially, in that order, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                   third, from any remaining Excess Cashflow, to the Class
             II-M-l Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date;

                   fourth, from any remaining Excess Cashflow, to the Basis Risk
             Reserve Fund, and therefrom to each class of Class II-A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                   fifth, from any remaining Excess Cashflow, to the Basis Risk
             Reserve Fund, and therefrom to the Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                   sixth, from any remaining Excess Cashflow, first to each
             class of Class II-A Certificates, pro rata, and then to Class II-M-1 Certificates, Class II-M-2 Certificates, Class II-M-3 Certificates, Class II-M-4 Certificates and Class II-M-5 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                   seventh, from any remaining Excess Cashflow, to the Class
             B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                   eighth, any remaining amounts to the residual certificates.

     On each distribution date, all amounts representing prepayment charges on group II mortgage loans serviced by EMC, which were received by the trust during the related Prepayment Period, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the group II offered certificates. Prepayment charges received by the trust with respect to the group II mortgage loans serviced by EMC will be distributed to the Class II-P Certificates, as set forth in the pooling and servicing agreement.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                Item          Fee                           Paid From
Servicing Fee(1)          0.250% - 0.500% per annum    Mortgage Loan Collections
Master Servicing Fee(1)   0.015% per annum             Mortgage Loan Collections

-------------------------------
(1) The servicing fee and master servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans of a loan group is less than the aggregate certificate principal balance of the related certificates, the certificate principal balances of one or more classes of the certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class I-B-6 Certificates, in the case of loan group I, and the Class II-M-5 Certificates, in the case of loan group II, until the certificate principal balance of each such class has been reduced to zero.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related Realized Loss Period and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed in accordance with the priorities described under "--Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses on the Group I Certificates

         The applicable Non-PO Percentage of any Realized Losses on the group I mortgage loans will be allocated on any distribution date as follows: first, to the Class I-B-6 Certificates; second, to the Class I-B-5 Certificates; third, to the Class I-B-4 Certificates; fourth, to the Class I-B-3 Certificates; fifth, to the Class I-B-2 Certificates; and sixth, to the Class I-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-1 will be allocated first, to the Class I-A-1B Certificates and second, to the Class I-A-1A Certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-2 will be allocated first, to the Class I-A-2B Certificates and second, to the Class I-A-2A Certificates; the applicable Non-PO Percentage of any Realized Losses with respect to sub-loan group I-3 will be allocated first, to the Class I-A-3B Certificates and second, to the Class I-A-3A Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of (i) group I subordinate certificates will be made on any distribution date on account of Realized Losses on the group I mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group I certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group I mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group I mortgage loans as of the first day of the month of such distribution date and
(ii) group I senior certificates of a certificate group will be made on any distribution date on account of Realized Losses in the related sub-loan group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such certificate group as of such distribution date to an amount less than the Stated Principal Balances of the group I mortgage loans in the related sub-loan group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

         On any distribution date, the PO Percentage of any Realized Loss on a Discount Mortgage Loan in loan group I and any Class I-PO Certificate Cash Shortfall will be allocated to the Class I-PO Certificates until the certificate principal balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO Certificates on or before the Cross-Over Date and any Class I-PO Certificate Cash Shortfall will be treated as a Class I-PO Certificate Deferred Amount. To the extent funds are available on the distribution date or on any future distribution date from amounts that would otherwise be allocable from Available Funds for the Subordinate Optimal Principal Amount, Class I-PO Certificate Deferred Amounts will be paid on the Class I-PO Certificates before distributions of principal on the group I subordinated certificates. Any distribution of Available Funds in respect of unpaid Class I-PO Certificate Deferred Amounts will not further reduce the certificate principal balance of the Class I-PO Certificates. The Class I-PO Certificate Deferred Amounts will not bear interest. The certificate principal balance of the class of group I subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of Class I-PO Certificate Deferred Amounts. After the Cross-Over Date, no new Class I-PO Certificate Deferred Amounts will be created.

Allocation of Realized Losses on the Group II Certificates

         Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-M-5 Certificates; second, to the Class II-M-4 Certificates; third, to the Class II-M-3 Certificates; fourth, to the Class II-M-2 Certificates; and fifth, to the Class II-M-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, any Realized Losses on the group II mortgage loans will be allocated, first, to the Class II-A-2 Certificates and second, to the Class II-A-1 Certificates, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

         No reduction of the Certificate Principal Balance on a distribution date of any class of group II certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all group II certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         In the case of loan group II, Excess Spread will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the group II offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed to the group II offered certificates as provided under "--Distributions on the Group II Certificates--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

Group I Certificates

         The Class I-A-1A, Class I-A-1B, Class I-A-2A, Class I-A-2B, Class I-A-3A and Class I-A-3B Certificates will bear interest at a fixed pass-through rate per annum equal to 5.500%, 5.500%, 6.000%, 6.000%, 6.500% and 6.500%, respectively.

         The Class I-X Certificates will bear interest at a variable pass-through rate per annum equal to the excess, if any, of (a) the weighted average of the net mortgage rates of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500%, over (b) 6.500%.

         Each class of Class I-B Certificates will bear interest at a variable pass-through rate per annum equal to the weighted average of the pass-through rates for each class of Class I-A Certificates, weighted in proportion to the excess of the aggregate stated principal balance of each related sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

Group II Certificates

         The pass-through rate per annum for each class of group II offered certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the lesser of (i) 11.50% per annum, and (ii) the interest rate cap.

         The "interest rate cap" on each class of group II offered certificates with respect to any distribution date is equal to (A) the weighted average of the net mortgage rates of the group II mortgage loans, minus (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account on such distribution date, expressed as a per annum rate. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a group II mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the related master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class II-A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.400% and (b) for any distribution date after the optional termination date, 0.800%,

                  o for the Class II-A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.500% and (b) for any distribution date after the optional termination date, 1.000%,

                  o for the Class II-M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.420% and (b) for any distribution date after the optional termination date, 0.630%,

                  o for the Class II-M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.500% and (b) for any distribution date after the optional termination date, 0.750%,

                  o for the Class II-M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.800% and (b) for any distribution date after the optional termination date, 1.200%,

                  o for the Class II-M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.000% and (b) for any distribution date after the optional termination date, 1.500%, and

                  o for the Class II-M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.000% and (b) for any distribution date after the optional termination date, 1.500%.

         If on any distribution date the pass-through rate for any class of group II certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions on the Group II Certificates" above.

         Basis Risk Shortfall Carry Forward Amounts for any class of group II certificates will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions on the Group II Certificates" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period and group II offered certificates, on the second LIBOR business day preceding the commencement of such accrual period for the group II offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

           o    with an established place of business in London,

           o which have been designated as such by the securities administrator and

           o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE YIELD MAINTENANCE PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the yield maintenance agreements. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by BSFP for use in this prospectus supplement. BSFP has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the yield maintenance agreements is less than 10%.

THE YIELD MAINTENANCE AGREEMENTS

         On the closing date, the trust will enter into certain yield maintenance agreements with the yield maintenance provider. The paying agent will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC and will deposit into the Yield Maintenance Account amounts paid pursuant to the yield maintenance agreements. One yield maintenance agreement relates to and is primarily for the benefit of the Class II-A Certificates in the aggregate; and each one of the other yield maintenance agreements relates to and is primarily for the benefit of each one of the Class II-M Certificates. The yield maintenance agreements have been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on the group II offered certificates.

         With respect to the Class II-A Certificates and any distribution date through the distribution date in January 2012, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Rate, provide for the payment to the trust of a yield maintenance payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and (ii) 11.50% per annum over
(y) the applicable Strike Rate and (b) an amount equal to the lesser of the aggregate certificate principal balance of the Class II-A Certificates and the Projected Principal Balance for such classes of certificates for that distribution date.

         With respect to each class of Class II-M Certificates and any distribution date through the distribution date in January 2012, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Rate, provide for the payment to the trust of a yield maintenance payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and
(ii) 11.50% per annum over (y) the applicable Strike Rate and (b) an amount equal to the lesser of the certificate principal balance of the related class of Class II-M Certificates and the Projected Principal Balance for such class of certificates for that distribution date.

         The "Strike Rate" under each yield maintenance agreement is set forth in Schedule B to this prospectus supplement.

         The "Projected Principal Balances" for each yield maintenance agreement for each applicable distribution date are set forth on Schedule B to this prospectus supplement. They have been calculated assuming that the related mortgage loans prepay at a rate equal to approximately 25% CPR (which we describe under "Yield, Prepayment and Maturity Considerations--Prepayments and Yields on the Offered Certificates" in this prospectus supplement), that the depositor exercises its clean-up call option on the optional termination date and that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed.

         With respect to each distribution date on which a yield maintenance payment is received under a yield maintenance agreement, the paying agent will apply that yield maintenance payment to pay to the applicable classes in the following order of priority:

                  (1) (i) from amounts received under the yield maintenance agreement related to the Class II-A Certificates, to the holders of the Class II-A Certificates, pro rata, and (ii) from amounts received under each yield maintenance agreement related to each respective class of Class II-M Certificates, to the holders of the related Class II-M Certificates, the payment of any related Basis Risk Shortfall Carry Forward Amount for such distribution date, to the extent not covered by Excess Cashflow for such distribution date;

                  (2) (i) from any remaining amounts received under the yield maintenance agreement related to the Class II-A Certificates, to the holders of the Class II-A Certificates, pro rata, and (ii) from any remaining amounts received under each yield maintenance agreement related to each respective class of Class II-M Certificates, to the holders of the related Class II-M Certificates, the payment of any Current Interest and Interest Carry Forward Amount for each such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

                  (3) from any aggregate excess amounts received under all yield maintenance agreements, (i) to the holders of the Class II-A Certificates, pro rata, and thereafter (ii) sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, in that order, to the extent not paid pursuant to clauses
         (1) or (2) above; and

                  (4) from any remaining amounts, to the holders of the Class B-IO Certificates.

FINAL MATURITY RESERVE ACCOUNT

         If, on the distribution date occurring in March 2017 or on any distribution date thereafter, any group II offered certificates are outstanding and the aggregate stated principal balance of the related mortgage loans with original terms to maturity in excess of 30 years is greater than the applicable scheduled amount set forth on Schedule C to this prospectus supplement, the Securities Administrator will be required to deposit into the Final Maturity Reserve Account, from group II available funds for such distribution date, prior to the distribution of any amounts to the group II certificates, the Coupon Strip (as defined below) for such distribution date. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC.

         On any applicable distribution date, the "Coupon Strip" shall be an amount, if any, equal to the lesser of (a) the product of (i) one-twelfth of 0.90%, and (ii) the Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years at the end of the related due period, and (b) the amount, if any, which when added to the aggregate amount on deposit in the Final Maturity Reserve Account on such distribution date would equal the Final Maturity Reserve Account Target.

         On any applicable distribution date, the "Final Maturity Reserve Account Target" shall be an amount equal to the lesser of (a) the product of (i) the aggregate Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years as of the related due date, and
(ii) a fraction, the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $866,836.13.

         On each distribution date, any amounts on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the sum of the Certificate Principal Balances of the group II offered certificates and (ii) the aggregate Stated Principal Balance of the group II mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class B-IO Certificates.

         In addition, on the earlier of the distribution date occurring in February 2037, and the distribution date on which the final distribution of payments from the group II mortgage loans and the other assets in the trust is expected to be made, amounts on deposit in the Final Maturity Reserve Account will be distributed to the group II offered certificates in the following order of priority:

         (1) to each class of Class II-A Certificates, pro rata in accordance with their outstanding Certificate Principal Balance, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (2) to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, sequentially, in that order, until the Certificate Principal Balance of each class thereof is reduced to zero, after giving effect to principal distributions on such distribution date;

         (3) to each class of Class II-A and Class II-M Certificates, any Current Interest for such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions--Distributions on the Group II Certificates";

         (4) to the Class B-IO Certificates, any remaining amount.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of the applicable Realized Losses on such distribution date and the amount of such distribution to holders of the group II offered certificates allocable to interest and the portion thereof, if any, provided by the yield maintenance agreements;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the group II offered certificates (if any);

                  7. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

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                  8. the Pass-Through Rate for each class of offered
         certificates for such distribution date;

                  9. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  10. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

                  11. the amount of, if any, of Excess Cashflow or Excess Spread and the application of such Excess Cashflow;

                  12. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;
                  13. whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  14. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

                  15. the cumulative Realized Losses through the end of the related Realized Loss Period;

                  16. the six-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  17. unless otherwise previously reported on Form 10-D, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator

(if filed by it) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee, without the consent of certificateholders,

                  o    to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to change the manner in which the Distribution Account or the Protected Account is maintained,

                  o to conform the terms of the pooling and servicing agreement to those of this prospectus supplement

                  o to revise or correct any provisions therein to reflect the obligations of the parties thereto as they relate to Regulation AB or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

                  o holders of the group I and group II certificates having initial certificate principal balances will be allocated 96% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances; and

                  o holders of each remaining class of certificates will each be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties of a loan group, and thereby effect early retirement of all the certificates of the related loan group, on and after the first distribution date on which the stated principal balance of the related mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans in the related loan group. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase of the applicable loan group at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan of the related loan group plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any related REO property, up to the stated principal balance of the related mortgage loan, and

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, in each case with respect to the related loan group,

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

                  o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

         The trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 329 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee in connection with any event of default, any breach of the pooling and servicing agreement, any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel) or otherwise incurred by the trustee in so servicing pursuant to the pooling and servicing agreement, other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer, or may appoint a successor master servicer, with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator, the Rating Agencies and the certificateholders of record.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in

Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as certificate registrar and paying agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 2.70%, 0.43%, 1.65% and 4.67% of the group I, sub-loan group I-1, sub-loan group I-2 and sub-loan group I-3 mortgage loans, respectively, and no more than approximately 23.91% of the group II mortgage loans, in each case by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If a Realized Loss is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Realized Loss so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Realized Loss.

         The weighted average life and yield to maturity of each class of group II offered certificates will also be influenced by the amount of Excess Spread generated by the group II mortgage loans applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the group II offered certificates will be influenced by, among other factors,

             o the overcollateralization level of the group II assets at such time, i.e., the extent to which interest on the group II mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the related offered certificates;

             o the delinquency and default experience of the group II mortgage loans; and

             o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the certificate principal balance of a class of group II offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate of a group may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans of the related group. In particular, in the case of the principal-only certificate and any offered certificate of a group purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the interest-only certificate and any offered certificate of a group purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans of the related group could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates of a group having an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         All of the group I mortgage loans are fixed rate loans and certain of the group II mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans in loan group II may reduce the interest rate cap applicable to the related group II offered certificates.

         Each class of the group II offered certificates has the benefit of a respective yield maintenance agreement through the distribution date in January 2012. To the extent that the pass-through rate on a class of such certificates is limited by the interest rate cap, a Basis Risk Shortfall will result, to the extent not covered by a payment under the applicable yield maintenance agreement. Such Basis Risk Shortfall will be payable to the extent of available funds as described under "Description of the Certificates--Distributions on the Group I Certificates." Payments under each yield maintenance agreement are based on the lesser of the actual aggregate certificate principal balance of the applicable class or classes of certificates and an assumed certificate principal balance derived by assuming that the group II mortgage loans prepay at a rate of approximately 25% CPR (as described below) through January 2012, that the depositor exercises its clean-up call option on the related optional termination date and that the related mortgage loans do not incur delinquencies or losses. In addition, payments will be made under a yield maintenance agreement only to the extent that One-Month LIBOR exceeds the lesser of a fixed strike rate and 11.50%. There is no guarantee that the group II mortgage loans will prepay at the assumed rate or at any other rate, that the certificate principal balance of a class or classes of applicable certificates will be as assumed or that the interest rate cap will equal or exceed the applicable strike rate. As a result of the foregoing, we cannot assure you that payments under the yield maintenance agreements will cover all shortfalls on the related classes of certificates which may be experienced as a result of the related interest rate cap on such certificates.

         Subject to the circumstances described under "Description of the Certificates--Distributions--Principal Distributions on the Group I Senior Certificates" in this prospectus supplement, on each distribution date during the first five years after the closing date, in the case of the group I mortgage loans, all principal prepayments on the group I mortgage loans will generally be allocated to the senior certificates. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the related subordinate certificates may continue to be disproportionately small.

         Subject to the circumstances described under "Description of the Certificates--Distributions--Distributions on the Group II Certificates" in this prospectus supplement, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the group II mortgage loans will generally be allocated to the group II senior certificates.

         The "final scheduled distribution date" for the group I and group II certificates is the distribution date in February 2037. It is intended that the amounts deposited in the final maturity reserve account will be sufficient to retire the group II offered certificates on the final scheduled distribution date, even though the outstanding principal balance of the group II mortgage loans having 40-year original terms to maturity may not have been reduced to zero on such final scheduled distribution date. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because:

             o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

             o in the case of loan group II, excess spread, to the extent available, will be applied as an accelerated payment of principal on the group II certificates to the extent described herein, and

             o the depositor may purchase all the mortgage loans and REO properties of a loan group when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans of such loan group and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

             o the mortgage loans prepay at the indicated percentages of CPR;

             o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this prospectus supplement, and in the case of group II, no amounts are received by the trust from any yield maintenance agreement;

             o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

             o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in March 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days' interest thereon;

             o     the closing date for the Certificates is March 15, 2007;

             o each index for the adjustable rate mortgage loans remains constant at the following levels:

                       INDEX                             RATE
                   1-Year LIBOR                        5.16625%
                   1-Month LIBOR                       5.32000%
                   6-Month LIBOR                       5.29000%
                   1-Year CMT                          4.90000%
                   MTA                                 5.01400%
                   COFI                                4.39200%

             o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

             o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

             o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

             o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of a loan group on any optional termination date;

             o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted, as applicable, on each payment adjustment period (set forth in the table below);

             o the group I certificates will be retired on the distribution date in February 2037; in the case of loan group II, there are sufficient funds in the Final Maturity Reserve

                   Account such that all group II certificates will be paid in full on the distribution date in February 2037;

             o the certificate principal balance of Class P Certificates is $0;

             o in the case of each negative amortization mortgage loan in loan group II, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a related mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a related mortgage loan exceeds 110%, 115% or 125%, as applicable, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

             o no coupon strip payments to the final maturity reserve account are made; and

             o the mortgage loans have the approximate characteristics described below:



                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)  Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------  ---------
   1            96,031.00        91,513.11   4.0000000000     3.7350000000       256           240                      Fixed
   2           486,444.00       429,240.80   4.5599139923     4.2242509111       297           269                      Fixed
   3           622,921.93       560,320.97   4.9534500779     4.4384500779       202           175                      Fixed
   4         1,274,470.00     1,215,767.77   5.2405525440     4.7255525440       346           321                      Fixed
   5         8,148,940.32     7,606,194.51   5.3919586455     4.9366126856       334           300                      Fixed
   6         8,307,583.69     8,030,757.28   5.6111844266     5.2130625854       357           329                      Fixed
   7        19,149,008.19    18,204,803.17   5.9007026139     5.4368908430       345           318                      Fixed
   8           424,500.00       423,620.80   6.0000000000     5.4850000000       360           348                      Fixed
   9           296,000.00       281,994.84   6.1841739595     5.6691739595       360           317                      Fixed
  10         9,390,929.38     8,993,034.74   6.0483282076     5.6661849809       330           300                      Fixed
  11           792,300.00       792,300.00   6.0215669570     5.7134330430       360           347                      Fixed
  12           280,000.00       268,099.14   6.5000000000     5.9850000000       360           320                      Fixed
  13        18,532,728.17    17,716,744.60   6.3769069325     5.9473187220       353           326                      Fixed
  14           941,550.00       940,538.61   6.5000000000     5.9850000000       360           346                      Fixed
  15            54,150.00        51,898.41   6.6250000000     6.1100000000       360           318                      Fixed
  16        14,274,482.12    13,992,762.96   6.5620304507     6.1770236796       339           325                      Fixed
  17           100,000.00        95,691.16   6.6250000000     6.1100000000       360           317          137         Fixed
  18           266,200.00       266,200.00   6.5000000000     6.2350000000       360           357                      Fixed
  19           133,000.00       132,992.78   6.5000000000     6.2350000000       360           342                      Fixed
  20           768,450.00       768,349.53   6.5040182005     6.1530060668       360           350                      Fixed
  21            45,000.00        43,279.93   6.9500000000     6.4350000000       360           320                      Fixed
  22        16,264,420.65    15,693,802.09   6.8677622329     6.4334222456       352           324                      Fixed
  23         3,322,699.00     3,255,834.40   6.9344138787     6.4298564890       360           351                      Fixed
  24           334,900.00       332,896.29   6.8750000000     6.6100000000       360           353                      Fixed
  25         8,490,763.70     7,997,932.58   7.0832487747     6.6769188515       354           321                      Fixed
  26           112,000.00       112,000.00   7.1250000000     6.6100000000       360           338                      Fixed
  27           978,570.00       971,523.45   7.2351378394     6.7201378394       360           349                      Fixed
  28           223,000.00       219,898.70   7.4861139743     6.9711139743       360           342                      Fixed
  29         9,069,684.05     8,632,121.13   7.4590831383     6.9541577931       355           312                      Fixed
  30           140,000.00       135,426.99   7.5000000000     6.9850000000       360           321          141         Fixed
  31         3,040,300.00     3,039,783.33   7.4097665622     6.8947665622       360           352                      Fixed
  32         4,455,757.93     4,329,613.89   7.6723059418     7.1861799513       350           320                      Fixed
  33         3,624,790.00     3,623,893.62   7.6801234179     7.1905104766       360           352                      Fixed
  34           298,000.00       296,907.76   7.6250000000     7.3600000000       360           355                      Fixed
  35           414,850.00       411,054.37   7.7326071822     7.3600000000       360           348                      Fixed
  36           225,000.00       218,434.21   7.9500000000     7.4350000000       360           322                      Fixed
  37            70,320.00        69,455.86   7.6250000000     7.3600000000       360           344                      Fixed
  38         5,128,122.42     4,952,823.38   7.8753651779     7.4268873703       359           323                      Fixed
  39         3,205,300.00     3,201,235.89   7.9459878041     7.4309878041       360           353                      Fixed
  40            37,050.00        35,872.38   8.2500000000     7.7350000000       360           317                      Fixed
  41           771,141.52       758,125.59   8.1690811416     7.6867493437       360           338                      Fixed
  42           471,950.00       471,808.00   8.2100161771     7.6950161771       360           351                      Fixed
  43           126,000.00       124,146.69   8.1250000000     7.8600000000       360           339                      Fixed
  44         1,430,653.32     1,352,369.01   8.4657088739     7.9601322191       348           298                      Fixed
  45           269,040.00       268,842.45   8.5000000000     7.9850000000       360           353                      Fixed
  46           137,750.00       137,013.22   8.6250000000     8.1100000000       360           353                      Fixed
  47            73,600.00        73,139.65   8.5000000000     8.2350000000       360           350                      Fixed
  48           228,300.00       226,964.99   8.4777837432     8.1442612477       360           351                      Fixed
  49           640,286.79       635,535.72   8.6165529256     8.2061888421       332           313                      Fixed
  50            57,300.00         6,274.97   8.7500000000     8.2350000000       480           136           16         Fixed
  51           168,000.00       168,000.00   8.7500000000     8.2350000000       360           354                      Fixed
  52           112,500.00       111,915.18   8.8750000000     8.3600000000       360           351                      Fixed
  53           251,500.00       250,340.01   8.9824968638     8.4674968638       360           352                      Fixed


                                                Months to                                Next
                                                  Next           Months     Months     Payment     Initial    Subsequent
Mortgage                                        Interest        Between    Between    Adjustment  Periodic     Periodic
 Loan                          Gross             Rate             Rate      Payment     Period      Rate        Rate
Number          Index        Margin (%)        Adjustment      Adjustment Adjustment    (Months    Cap (%)     Cap (%)
--------    -------------    ----------        ----------      ---------- ----------  ----------  --------   ------------
   1              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   2              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   3              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   4              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   5              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   6              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   7              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   8              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
   9              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  10              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  11              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  12              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  13              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  14              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  15              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  16              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  17              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  18              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  19              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  20              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  21              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  22              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  23              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  24              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  25              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  26              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  27              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  28              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  29              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  30              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  31              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  32              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  33              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  34              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  35              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  36              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  37              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  38              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  39              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  40              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  41              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  42              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  43              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  44              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  45              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  46              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  47              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  48              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  49              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  50              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  51              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  52              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A
  53              N/A            N/A              N/A              N/A       N/A          N/A        N/A           N/A




                                                 Maximum          Remaining
Mortgage           Gross           Gross         Negative         Interest
 Loan             Maximum         Minimum      Amortization      Only Term
Number            Rate (%)        Rate (%)     Percentage (%)    (in months)
--------        -------------   -------------  --------------    -----------
   1                 N/A            N/A             N/A              N/A
   2                 N/A            N/A             N/A              N/A
   3                 N/A            N/A             N/A              N/A
   4                 N/A            N/A             N/A              N/A
   5                 N/A            N/A             N/A              N/A
   6                 N/A            N/A             N/A              N/A
   7                 N/A            N/A             N/A              N/A
   8                 N/A            N/A             N/A              108
   9                 N/A            N/A             N/A              N/A
  10                 N/A            N/A             N/A              N/A
  11                 N/A            N/A             N/A               58
  12                 N/A            N/A             N/A              N/A
  13                 N/A            N/A             N/A              N/A
  14                 N/A            N/A             N/A               46
  15                 N/A            N/A             N/A              N/A
  16                 N/A            N/A             N/A              N/A
  17                 N/A            N/A             N/A              N/A
  18                 N/A            N/A             N/A              117
  19                 N/A            N/A             N/A              102
  20                 N/A            N/A             N/A               71
  21                 N/A            N/A             N/A              N/A
  22                 N/A            N/A             N/A              N/A
  23                 N/A            N/A             N/A              106
  24                 N/A            N/A             N/A              N/A
  25                 N/A            N/A             N/A              N/A
  26                 N/A            N/A             N/A               38
  27                 N/A            N/A             N/A              109
  28                 N/A            N/A             N/A              N/A
  29                 N/A            N/A             N/A              N/A
  30                 N/A            N/A             N/A              N/A
  31                 N/A            N/A             N/A              112
  32                 N/A            N/A             N/A              N/A
  33                 N/A            N/A             N/A              106
  34                 N/A            N/A             N/A              N/A
  35                 N/A            N/A             N/A              N/A
  36                 N/A            N/A             N/A              N/A
  37                 N/A            N/A             N/A              N/A
  38                 N/A            N/A             N/A              N/A
  39                 N/A            N/A             N/A              113
  40                 N/A            N/A             N/A              N/A
  41                 N/A            N/A             N/A              N/A
  42                 N/A            N/A             N/A              111
  43                 N/A            N/A             N/A              N/A
  44                 N/A            N/A             N/A              N/A
  45                 N/A            N/A             N/A              113
  46                 N/A            N/A             N/A              N/A
  47                 N/A            N/A             N/A              N/A
  48                 N/A            N/A             N/A              N/A
  49                 N/A            N/A             N/A              N/A
  50                 N/A            N/A             N/A              N/A
  51                 N/A            N/A             N/A              114
  52                 N/A            N/A             N/A              N/A
  53                 N/A            N/A             N/A              N/A





                                                                          S-130




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)  Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------  ---------
  54           829,014.00       762,890.68   8.8187307046     8.4284055925       360           292                      Fixed
  55           117,000.00       115,667.11   8.8750000000     8.3600000000       360           341          161         Fixed
  56           713,000.00       713,000.00   8.7352734923     8.3600000000       360           350                      Fixed
  57            68,597.66        68,206.37   8.9700000000     8.7050000000       346           337                      Fixed
  58           195,700.00       194,682.83   8.8750000000     8.6100000000       360           351                      Fixed
  59            62,010.00        61,660.16   9.5000000000     8.9850000000       360           349                      Fixed
  60           201,600.00       200,118.83   9.1705666328     8.9055666328       328           320                      Fixed
  61            35,250.00        34,406.37   9.5000000000     8.9850000000       360           321          141         Fixed
  62            93,100.00        79,474.79   9.7500000000     9.2350000000       180           132                      Fixed
  63           316,350.00       315,397.71   9.5000000000     9.2350000000       360           354                      Fixed
  64            76,000.00        56,745.37  10.0000000000     9.4850000000       360           151                      Fixed
  65            76,000.00        75,748.84   9.8100000000     9.5450000000       360           353                      Fixed
  66            28,300.00        24,820.75  10.5000000000     9.9850000000       180           137                      Fixed
  67            84,337.00        82,980.08  10.5000000000     9.9850000000       360           168                      Fixed
  68            41,650.00        21,152.06  10.6250000000    10.1100000000       180            58                      Fixed
  69            35,395.00        30,580.09  11.0000000000    10.4850000000       360           128                      Fixed
  70            43,000.00        42,270.39  11.6250000000    11.1100000000       360           316                      Fixed
  71           107,800.00       106,022.65  11.6250000000    11.1100000000       360           317                      Fixed
  72            27,500.00        17,982.20  14.0000000000    13.4850000000       360            91                      Fixed
  73            46,110.00        45,997.05   8.5000000000     7.9850000000       360           356          176         Fixed
  74            50,950.00        50,369.65   8.8750000000     8.3600000000       360           341          161         Fixed
  75            56,200.00        54,754.36   8.7800000000     8.5150000000       360           327          147         Fixed
  76            99,631.00        99,452.46  10.0000000000     9.4850000000       360           356          176         Fixed
  77            49,600.00        49,138.63   9.8750000000     9.6100000000       360           341          161         Fixed
  78            26,930.00        26,720.59  10.1250000000     9.6100000000       360           344          164         Fixed
  79            41,400.00        41,042.17  10.5000000000    10.2350000000       360           340          160         Fixed
  80            92,500.00        91,840.65  10.8750000000    10.3600000000       360           342          162         Fixed
  81           118,020.00       117,161.42  10.8114614435    10.4235385565       360           342          162         Fixed
  82            67,500.00        67,082.14  11.2500000000    10.7350000000       360           343          163         Fixed
  83            42,000.00        41,728.72  11.6250000000    11.1100000000       360           341          161         Fixed
  84            66,000.00        65,989.38  11.6250000000    11.1100000000       360           341                      Fixed
  85            32,700.00        32,529.51  12.3750000000    12.1100000000       360           354                      Fixed
  86            66,000.00        65,843.17  12.5500000000    12.0350000000       360           351                      Fixed
  87           279,000.00       277,797.02  12.6250000000    12.1100000000       360           344          164         Fixed
  88            28,000.00        27,863.96  12.3750000000    12.1100000000       360           344          164         Fixed
  89            53,122.00        52,831.85  12.7500000000    12.2350000000       360           341          161         Fixed
  90           106,343.00       106,244.13  13.0000000000    12.4850000000       360           356          176         Fixed
  91            23,600.00        23,599.97  12.8750000000    12.3600000000       360           347                      Fixed
  92            18,400.00        18,362.64  13.7500000000    13.4850000000       360           350                      Fixed
  93            40,000.00        39,980.00  15.0000000000    14.4850000000       360           348                      Fixed
  94            86,600.00        86,467.62  15.0000000000    14.7350000000       360           350                      Fixed
  95            25,400.00        25,400.00  15.3750000000    14.8600000000       360           350                      Fixed
  96            82,400.00        82,287.78  15.5000000000    15.2350000000       360           350                      Fixed
  97            42,400.00        42,003.58   8.2500000000     7.9850000000       360           346                     Adjustable
  98           197,100.00       194,981.59   7.8284099219     7.5634099219       360           346                     Adjustable
  99           391,992.00       391,992.00   6.5000000000     5.9850000000       360           347                     Adjustable
  100          535,200.00       531,995.69  10.0260591397     9.5110591397       360           347                     Adjustable
  101           57,850.00        23,387.64   6.0000000000     5.4850000000       360            72                     Adjustable
  102           68,000.00        67,580.55   9.5000000000     8.9850000000       360           348                     Adjustable
  103          142,800.00       141,731.41   8.8750000000     8.3600000000       360           348                     Adjustable
  104          290,000.00       286,740.91   6.5000000000     6.2350000000       360           348                     Adjustable
  105           90,074.00        89,615.98   9.9900000000     9.4750000000       360           349                     Adjustable
  106          297,500.00       295,639.16   8.5000000000     8.2350000000       360           350                     Adjustable


                                                  Months to                                Next
                                                    Next           Months     Months     Payment        Initial    Subsequent
Mortgage                                          Interest        Between    Between    Adjustment     Periodic      Periodic
 Loan                            Gross             Rate             Rate      Payment     Period         Rate         Rate
Number            Index        Margin (%)        Adjustment      Adjustment Adjustment    (Months       Cap (%)     Cap (%)
--------      -------------    ----------        ----------      ---------- ----------  ----------     --------   ------------
  54                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  55                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  56                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  57                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  58                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  59                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  60                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  61                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  62                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  63                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  64                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  65                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  66                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  67                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  68                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  69                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  70                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  71                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  72                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  73                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  74                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  75                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  76                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  77                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  78                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  79                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  80                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  81                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  82                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  83                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  84                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  85                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  86                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  87                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  88                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  89                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  90                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  91                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  92                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  93                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  94                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  95                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  96                N/A               N/A            N/A              N/A       N/A          N/A        N/A             N/A
  97          6 Month Libor     5.000000000000       10                6         6            10     3.0000000000    1.0000000000
  98          6 Month Libor     2.995737597585       10                6         6            10     3.0000000000    1.0000000000
  99          6 Month Libor     2.375000000000       11                6         6            11     3.0000000000    1.0000000000
  100         6 Month Libor     7.317137395418       11                6         6            11     3.0000000000    3.0000000000
  101         1 Year Libor      2.500000000000       12               12        12            12     3.0000000000    1.0000000000
  102         6 Month Libor     5.000000000000       12                6         6            12     3.0000000000    3.0000000000
  103         6 Month Libor     6.375000000000       12                6         6            12     3.0000000000    3.0000000000
  104         6 Month Libor     5.000000000000       12                6         6            12     3.0000000000    1.0000000000
  105         6 Month Libor    11.461000000000       13                6         6            13     3.0000000000    1.0000000000
  106         6 Month Libor     5.125000000000       14                6         6            14     3.0000000000    1.0000000000




                                                Maximum          Remaining
Mortgage          Gross           Gross         Negative         Interest
 Loan            Maximum         Minimum      Amortization      Only Term
Number           Rate (%)        Rate (%)     Percentage (%)    (in months)
--------       -------------   -------------  --------------    -----------
  54                  N/A            N/A           N/A              N/A
  55                  N/A            N/A           N/A              N/A
  56                  N/A            N/A           N/A               50
  57                  N/A            N/A           N/A              N/A
  58                  N/A            N/A           N/A              N/A
  59                  N/A            N/A           N/A              N/A
  60                  N/A            N/A           N/A              N/A
  61                  N/A            N/A           N/A              N/A
  62                  N/A            N/A           N/A              N/A
  63                  N/A            N/A           N/A              N/A
  64                  N/A            N/A           N/A              N/A
  65                  N/A            N/A           N/A              N/A
  66                  N/A            N/A           N/A              N/A
  67                  N/A            N/A           N/A              N/A
  68                  N/A            N/A           N/A              N/A
  69                  N/A            N/A           N/A              N/A
  70                  N/A            N/A           N/A              N/A
  71                  N/A            N/A           N/A              N/A
  72                  N/A            N/A           N/A              N/A
  73                  N/A            N/A           N/A              N/A
  74                  N/A            N/A           N/A              N/A
  75                  N/A            N/A           N/A              N/A
  76                  N/A            N/A           N/A              N/A
  77                  N/A            N/A           N/A              N/A
  78                  N/A            N/A           N/A              N/A
  79                  N/A            N/A           N/A              N/A
  80                  N/A            N/A           N/A              N/A
  81                  N/A            N/A           N/A              N/A
  82                  N/A            N/A           N/A              N/A
  83                  N/A            N/A           N/A              N/A
  84                  N/A            N/A           N/A               41
  85                  N/A            N/A           N/A              N/A
  86                  N/A            N/A           N/A              N/A
  87                  N/A            N/A           N/A              N/A
  88                  N/A            N/A           N/A              N/A
  89                  N/A            N/A           N/A              N/A
  90                  N/A            N/A           N/A              N/A
  91                  N/A            N/A           N/A              107
  92                  N/A            N/A           N/A              N/A
  93                  N/A            N/A           N/A              108
  94                  N/A            N/A           N/A              N/A
  95                  N/A            N/A           N/A              110
  96                  N/A            N/A           N/A              N/A
  97           14.2500000000   5.0000000000        N/A              N/A
  98           13.8284099219   2.9957375976        N/A              N/A
  99           11.5000000000   2.3750000000        N/A              107
  100          16.0260591397   7.3171373954        N/A              N/A
  101          12.5000000000   2.5000000000        N/A              N/A
  102          15.5000000000   5.0000000000        N/A              N/A
  103          14.8750000000   6.3750000000        N/A              N/A
  104          12.5000000000   5.0000000000        N/A              N/A
  105          15.9900000000   11.461000000        N/A              N/A
  106          14.5000000000   5.1250000000        N/A              N/A




                                                                              S-131




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)   Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------   ---------
  107          223,800.00       222,443.72   8.6641437529     8.1491437529       360           350                     Adjustable
  108          335,400.00       333,482.28   8.6102950628     8.3452950628       360           351                     Adjustable
  109          135,000.00       134,401.51   9.6500000000     9.3850000000       360           351                     Adjustable
  110           30,000.00        29,916.26  11.2500000000    10.7350000000       360           352                     Adjustable
  111          113,600.00       113,132.62   9.4276231586     9.1626231586       360           352                     Adjustable
  112        1,041,800.00     1,037,147.35   8.5610668098     8.2960668098       360           353                     Adjustable
  113          315,000.00       315,000.00   8.8750000000     8.6100000000       360           354                     Adjustable
  114          160,185.00       160,185.00   8.9500000000     8.4350000000       360           355                     Adjustable
  115          193,308.00       176,741.85   6.6768552482     6.1618552482       360           260                     Adjustable
  116          224,100.00       219,376.51   6.7500000000     6.2350000000       360           337                     Adjustable
  117          156,403.00       155,979.01   8.0000000000     7.4850000000       360           356                     Adjustable
  118          125,947.02       125,632.40   6.9500000000     6.4350000000       360           357                     Adjustable
  119          116,000.00       115,826.55   9.4750000000     8.9600000000       360           357                     Adjustable
  120          492,000.00       491,768.08   8.6800000000     8.2900000000       480           478          358        Adjustable
  121          191,543.00       180,565.96   6.1734220835     5.6584220835       360           299                     Adjustable
  122          168,000.00       176,482.71   6.1250000000     5.8600000000       360           338                     Adjustable
  123          377,100.00       368,225.05  11.4410275591    10.9260275591       360           323                     Adjustable
  124          202,500.00       170,732.10   7.1770000000     6.6620000000       480           266                     Adjustable
  125          339,157.00       321,928.92   6.1569083946     5.6419083946       360           318                     Adjustable
  126           76,500.00        75,454.63   8.5000000000     7.9850000000       360           339                     Adjustable
  127          437,100.00       425,888.81  11.2509761527    10.7359761527       360           322                     Adjustable
  128          233,000.00       219,264.35   7.6250000000     7.3600000000       360           316                     Adjustable
  129          137,837.00       126,795.83   6.0000000000     5.4850000000       360           304                     Adjustable
  130          181,964.74       181,713.83   9.3711709092     8.8561709092       325           323                     Adjustable
  131           92,375.00        88,918.30  12.1199438136    11.6049438136       360           315                     Adjustable
  132          828,301.00       783,716.75   6.4172814796     5.9022814796       360           313                     Adjustable
  133           90,250.00        88,850.48  10.6250000000    10.1100000000       360           335                     Adjustable
  134          180,000.00       177,538.25   7.9500000000     7.4350000000       360           341                     Adjustable
  135          626,000.00       611,285.09  10.0519918047     9.5369918047       360           330                     Adjustable
  136          238,010.00       218,526.63   8.4587369054     8.1105188784       360           295                     Adjustable
  137           80,528.00        72,922.96   6.7500000000     6.2350000000       360           294                     Adjustable
  138          310,050.00       230,868.42   7.7500000000     7.2350000000       360           186                     Adjustable
  139          442,400.00       431,336.61  10.9218589630    10.4068589630       360           328                     Adjustable
  140          153,000.00       152,317.23   5.7500000000     5.2350000000       360           343                     Adjustable
  141          382,930.00       377,456.20  12.5370327736    12.0220327736       360           331                     Adjustable
  142          237,216.00       237,861.92   6.6929888305     6.1779888305       360           279                     Adjustable
  143          311,000.00       310,999.78   7.9500000000     7.6850000000       360           344                     Adjustable
  144          323,000.00       319,529.06   8.2500000000     7.9850000000       360           344                     Adjustable
  145          153,055.00       149,729.48   5.5000000000     4.9850000000       360           345                     Adjustable
  146           94,220.71        93,552.58  12.6250000000    12.1100000000       332           317                     Adjustable
  147          351,500.00       348,418.14  10.4790848433    10.2140848433       360           345                     Adjustable
  148          488,000.00       463,040.74   6.8750000000     6.6100000000       360           322                     Adjustable
  149          895,000.00       249,114.33   7.1250000000     6.8600000000       360           300                     Adjustable
  150          226,100.00       226,088.76   7.4900000000     7.2250000000       360           341                     Adjustable
  151          163,200.00       163,158.00   5.8750000000     5.3600000000       360           343                     Adjustable
  152           92,043.00        91,161.92   8.1250000000     7.8600000000       360           346                     Adjustable
  153          265,000.00       265,000.00   5.6250000000     5.3600000000       360           348                     Adjustable
  154          400,000.00       397,164.46   7.8750000000     7.6100000000       360           350                     Adjustable
  155          328,000.00       326,054.87   8.2897493986     8.0247493986       360           351                     Adjustable
  156          436,000.00       436,000.00   6.0000000000     5.7350000000       360           352                     Adjustable
  157          328,500.00       326,948.78   8.7500000000     8.4850000000       360           352                     Adjustable
  158          264,800.00       264,776.00   7.3750000000     6.8600000000       360           353                     Adjustable
  159          481,400.00       456,702.42   6.8750000000     6.6100000000       360           353                     Adjustable


                                                 Months to                               Next
                                                   Next       Months        Months      Payment        Initial       Subsequent
Mortgage                                         Interest    Between       Between    Adjustment      Periodic        Periodic
 Loan                           Gross             Rate         Rate         Payment     Period          Rate            Rate
Number           Index        Margin (%)        Adjustment  Adjustment    Adjustment    (Months        Cap (%)         Cap (%)
--------     -------------    ----------        ----------  ----------    ----------  ----------    ------------    ------------
  107        6 Month Libor     5.810713312113       14          6            6            14        3.0000000000    3.0000000000
  108        6 Month Libor     5.768500413275       15          6            6            15        3.0000000000    1.0000000000
  109        6 Month Libor     3.125000000000       15          6            6            15        3.0000000000    1.0000000000
  110        6 Month Libor     6.500000000000       16          6            6            16        3.0000000000    3.0000000000
  111        6 Month Libor     6.280206628292       16          6            6            16        3.0000000000    1.0000000000
  112        6 Month Libor     5.825203166647       17          6            6            17        3.0000000000    1.0000000000
  113        6 Month Libor     6.125000000000       18          6            6            18        3.0000000000    1.0000000000
  114        6 Month Libor     6.950000000000       19          6            6            19        5.0000000000    1.0000000000
  115        1 Year Treasury   3.000000000000       1          12           12            1         3.0000000000    1.0000000000
  116        6 Month Libor     4.875000000000       1           6            6            1         3.0000000000    1.0000000000
  117        6 Month Libor     2.250000000000       20          6            6            20        3.0000000000    1.0000000000
  118        6 Month Libor     3.500000000000       21          6            6            21        3.0000000000    3.0000000000
  119        6 Month Libor     2.250000000000       21          6            6            21        3.0000000000    1.0000000000
  120        6 Month Libor     4.990000000000       23          6            6            23        2.0000000000    1.0000000000
  121        1 Year Treasury   2.388737666834       2          12           12            2         2.4450493327    1.0000000000
  122        6 Month Libor     3.000000000000       2           6            6            2         3.0000000000    1.0000000000
  123        6 Month Libor     6.229855037022       2           6            6            2         2.1891564140    1.0000000000
  124        6 Month Libor     3.000000000000       2           6            6            2         3.0000000000    1.0000000000
  125        1 Year Treasury   2.328559670874       3          12           12            3         1.3142386835    1.0000000000
  126        6 Month Libor     5.625000000000       3           6            6            3         3.0000000000    1.0000000000
  127        6 Month Libor     5.875976152672       3           6            6            3         2.0481721274    1.2999875954
  128        1 Year Libor      2.250000000000       4          12           12            4         2.0000000000    1.0000000000
  129        1 Year Treasury   2.000000000000       4          12           12            4         1.0000000000    1.0000000000
  130        6 Month Libor     4.820073181827       4           6            6            4         1.8788290908    1.8788290908
  131        6 Month Libor     6.744943813591       4           6            6            4         1.8959550509    1.0000000000
  132        1 Year Treasury   1.986874904103       5          12           12            5         1.7716483538    1.0000000000
  133        6 Month Libor     5.250000000000       5           6            6            5         3.0000000000    3.0000000000
  134        6 Month Libor    12.853000000000       5           6            6            5         3.0000000000    1.0000000000
  135        6 Month Libor     5.512551474387       5           6            6            5         3.0000000000    2.4884854790
  136        6 Month Libor     5.251729594695       5           6            6            5         2.3342557838    1.0000000000
  137        1 Year Treasury   2.750000000000       6          12           12            6         1.0000000000    1.0000000000
  138        1 Year Treasury   2.750000000000       6          12           12            6         2.0000000000    2.0000000000
  139        6 Month Libor     5.546858963003       6           6            6            6         3.0000000000    2.0834188640
  140        6 Month Libor     3.250000000000       7           6            6            7         3.0000000000    1.0000000000
  141        6 Month Libor     7.806688448223       7           6            6            7         3.0000000000    1.0000000000
  142        1 Year Treasury   2.750000000000       8          12           12            8         2.3824357426    1.0000000000
  143        6 Month Libor     3.375000000000       8           6            6            8         3.0000000000    1.0000000000
  144        6 Month Libor     7.250000000000       8           6            6            8         3.0000000000    1.0000000000
  145        1 Year Treasury   2.250000000000       9          12           12            9         1.0000000000    1.0000000000
  146        6 Month Libor     7.250000000000       9           6            6            9         3.0000000000    1.0000000000
  147        6 Month Libor     7.750000000000       9           6            6            9         3.0000000000    1.0000000000
  148        1 Year Treasury   2.750000000000       10         12           12            10        2.0000000000    2.0000000000
  149        1 Year Treasury   2.750000000000       12         12           12            12        2.0000000000    2.0000000000
  150        6 Month Libor     5.250000000000       17          6            6            17        3.0000000000    1.0000000000
  151        1 Year Libor      2.250000000000       19         12           12            19        3.0000000000    3.0000000000
  152        6 Month Libor     3.000000000000       22          6            6            22        3.0000000000    1.0000000000
  153        1 Year Treasury   2.750000000000       24         12           12            24        2.0000000000    2.0000000000
  154        6 Month Libor     3.125000000000       26          6            6            26        3.0000000000    1.0000000000
  155        6 Month Libor     2.804916466207       27          6            6            27        3.0000000000    1.0000000000
  156        1 Year Treasury   2.750000000000       28         12           12            28        2.0000000000    2.0000000000
  157        6 Month Libor     3.125000000000       28          6            6            28        3.0000000000    1.0000000000
  158        1 Year Libor      2.250000000000       29         12           12            29        3.0000000000    1.5014653896
  159        1 Year Treasury   2.750000000000       29         12           12            29        2.0000000000    2.0000000000



                                               Maximum          Remaining
Mortgage         Gross           Gross         Negative         Interest
 Loan           Maximum         Minimum      Amortization      Only Term
Number          Rate (%)        Rate (%)     Percentage (%)    (in months)
--------      -------------   -------------  --------------    -----------
  107         14.6641437529   5.8107133121        N/A              N/A
  108         14.6102950628   5.7685004133        N/A              N/A
  109         15.6500000000   3.1250000000        N/A              N/A
  110         17.2500000000   6.5000000000        N/A              N/A
  111         15.4276231586   6.2802066283        N/A              N/A
  112         14.5610668098   5.8252031666        N/A              N/A
  113         14.8750000000   6.1250000000        N/A               54
  114         10.4500000000   6.9500000000        N/A               55
  115         12.3089517494   3.0000000000        N/A              N/A
  116         12.7500000000   4.8750000000        N/A              N/A
  117         14.0000000000   2.2500000000        N/A              N/A
  118         12.9500000000   3.5000000000        N/A              N/A
  119         15.4750000000   2.2500000000        N/A              N/A
  120         14.6800000000   4.9900000000        N/A              N/A
  121          9.8743195008   2.3887376668        N/A              N/A
  122         12.1250000000   3.0000000000        N/A              N/A
  123         14.3321703426   6.2298550370        N/A              N/A
  124         14.5000000000   3.0000000000        N/A              N/A
  125          9.4711470781   2.3285596709        N/A              N/A
  126         14.5000000000   5.6250000000        N/A              N/A
  127         14.4946509836   5.8759761527        N/A              N/A
  128          9.2500000000   2.2500000000        N/A              N/A
  129         10.5000000000   2.0000000000        N/A              N/A
  130         15.3711709092   4.8200731818        N/A              N/A
  131         15.2359129111   6.7449438136        N/A              N/A
  132         10.0498729834   1.9868749041        N/A              N/A
  133         14.7500000000   5.2500000000        N/A              N/A
  134         13.9500000000   12.853000000        N/A              N/A
  135         13.7921712444   5.5125514744        N/A              N/A
  136         13.7513836757   5.2517295947        N/A              N/A
  137         10.5000000000   2.7500000000        N/A              N/A
  138         12.5000000000   2.7500000000        N/A              N/A
  139         13.5312820740   5.5468589630        N/A              N/A
  140         11.7500000000   3.2500000000        N/A              103
  141         15.6215245802   7.8066884482        N/A              N/A
  142         11.3824357426   2.7500000000        N/A              N/A
  143         13.9500000000   3.3750000000        N/A               44
  144         14.2500000000   7.2500000000        N/A              N/A
  145          9.5000000000   2.2500000000        N/A              N/A
  146         14.1250000000   7.2500000000        N/A              N/A
  147         16.4790848433   7.7500000000        N/A              N/A
  148         10.8750000000   2.7500000000        N/A              N/A
  149         11.5000000000   2.7500000000        N/A              N/A
  150         13.4900000000   5.2500000000        N/A               41
  151         10.8750000000   2.2500000000        N/A              103
  152         14.1250000000   3.0000000000        N/A              N/A
  153         11.6250000000   2.7500000000        N/A               48
  154         13.8750000000   3.1250000000        N/A              N/A
  155         14.2897493986   2.8049164662        N/A              N/A
  156         11.0000000000   2.7500000000        N/A               52
  157         14.7500000000   3.1250000000        N/A              N/A
  158         12.8735346104   2.2500000000        N/A              113
  159         12.8750000000   2.7500000000        N/A               53


                                                                             S-132



                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)   Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------   ----------
  160          222,804.00       221,190.35   5.8750000000     5.6100000000       360           353                     Adjustable
  161           76,500.00        73,916.85   8.3750000000     7.8600000000       360           320                     Adjustable
  162          656,000.00       656,000.00   7.3750000000     6.8600000000       360           354                     Adjustable
  163          255,600.00       254,974.31   6.0000000000     5.7350000000       360           354                     Adjustable
  164          300,000.00       298,412.00   7.5000000000     7.1100000000       360           353                     Adjustable
  165          155,200.00       155,199.99   6.6250000000     6.1100000000       360           355                     Adjustable
  166          103,600.00       102,770.63   6.9500000000     6.4350000000       360           355                     Adjustable
  167          276,000.00       276,000.00   7.6250000000     7.2350000000       360           356                     Adjustable
  168          135,920.00       135,920.00   8.0000000000     7.6100000000       360           358                     Adjustable
  169          341,592.00       319,329.61   6.3750000000     6.1100000000       360           316                     Adjustable
  170           24,000.00        22,717.86  12.3750000000    11.8600000000       360           257                     Adjustable
  171          117,250.00       113,137.50  10.0480371893     9.5330371893       360           315                     Adjustable
  172           41,200.00        39,777.49   9.8750000000     9.3600000000       360           319                     Adjustable
  173          218,400.00       164,128.15   5.1250000000     4.8600000000       360           311                     Adjustable
  174        1,598,086.00     1,400,643.40   5.6196737862     5.3546737862       360           305                     Adjustable
  175          355,000.00       333,803.38   5.2500000000     4.9850000000       360           313                     Adjustable
  176          500,000.00       468,329.24   4.7500000000     4.4850000000       360           314                     Adjustable
  177          505,000.00       456,444.48   5.1250000000     4.8600000000       360           315                     Adjustable
  178          565,000.00       565,000.00   5.1250000000     4.8600000000       360           316                     Adjustable
  179          280,000.00       261,751.44   4.1250000000     3.8600000000       360           317                     Adjustable
  180           66,379.00        54,303.16   5.8750000000     5.6100000000       360           319                     Adjustable
  181          100,000.00        99,983.52   4.5000000000     4.2350000000       360           319                     Adjustable
  182          510,000.00       450,778.44   6.9000000000     6.3850000000       360           265                     Adjustable
  183          646,920.00       645,269.12   4.9284923940     4.6634923940       360           320                     Adjustable
  184        1,273,000.00     1,205,634.64   4.9522359890     4.6872359890       360           320                     Adjustable
  185        1,784,000.00     1,783,910.99   4.9397377052     4.6747377052       360           321                     Adjustable
  186          417,105.00       393,645.55   4.8901236277     4.6251236277       360           321                     Adjustable
  187          404,000.00       404,000.00   5.3750000000     5.1100000000       360           322                     Adjustable
  188          300,000.00       164,774.49   4.7500000000     4.4850000000       360           322                     Adjustable
  189          142,400.00       141,870.44   5.0000000000     4.7350000000       360           323                     Adjustable
  190        1,850,000.00       977,812.60   4.3480345825     4.0830345825       360           325                     Adjustable
  191          333,700.00       318,679.64   4.8750000000     4.6100000000       360           326                     Adjustable
  192          952,000.00       545,474.06   4.7435189127     4.4785189127       360           327                     Adjustable
  193          307,125.00       252,196.26   7.5000000000     6.9850000000       360           242                     Adjustable
  194          409,500.00       394,477.26   5.2500000000     4.9850000000       360           330                     Adjustable
  195          525,000.00       500,963.89   5.2500000000     4.9850000000       360           331                     Adjustable
  196        1,132,800.00     1,131,887.58   5.4188002332     5.1538002332       360           331                     Adjustable
  197        1,395,000.00     1,390,693.49   4.6602197773     4.3952197773       360           333                     Adjustable
  198          296,170.00       296,019.71   5.2500000000     4.9850000000       360           335                     Adjustable
  199          204,300.00       204,300.00   5.1250000000     4.8600000000       360           336                     Adjustable
  200           86,000.00        86,000.00   5.5000000000     5.2350000000       360           337                     Adjustable
  201          918,739.00       916,229.37   5.5926680115     5.3276680115       360           338                     Adjustable
  202          400,000.00       389,787.53   5.5000000000     5.2350000000       360           338                     Adjustable
  203          219,200.00       219,200.00   5.2500000000     4.9850000000       360           339                     Adjustable
  204        1,599,600.00     1,593,946.79   5.3505830000     5.0855830000       360           340                     Adjustable
  205          336,700.00       336,464.62   5.5785349512     5.3135349512       360           341                     Adjustable
  206          234,000.00       233,946.37   5.5000000000     5.2350000000       360           342                     Adjustable
  207          136,000.00       133,840.16   6.8750000000     6.3600000000       360           342                     Adjustable
  208          650,000.00       298,359.37   5.6250000000     5.3600000000       360           343                     Adjustable
  209          178,600.00       178,600.00   5.5000000000     5.2350000000       360           344                     Adjustable
  210          876,634.00       875,596.40   5.4778104187     5.2128104187       360           344                     Adjustable
  211          248,000.00       247,683.45   7.4557482292     6.9407482292       360           345                     Adjustable
  212          416,000.00       416,000.00   6.0000000000     5.4850000000       360           345                     Adjustable



                                                  Months to                                   Next
                                                    Next             Months      Months      Payment     Initial       Subsequent
Mortgage                                          Interest          Between     Between     Adjustment   Periodic       Periodic
 Loan                            Gross             Rate              Rate       Payment      Period        Rate            Rate
Number          Index           Margin (%)        Adjustment      Adjustment  Adjustment    (Months)     Cap (%)        Cap (%)
--------    ---------------   --------------      ----------      ----------  ----------  ----------   ------------   ------------
  160       1 Year Treasury   2.750000000000           29             12         12         29         2.0000000000    2.0000000000
  161       6 Month Libor     4.625000000000           2               6          6         2          1.0000000000    1.0000000000
  162       1 Year Libor      2.625000000000           30             12         12         30         3.0000000000    1.0000000000
  163       1 Year Libor      2.250000000000           30             12         12         30         2.0000000000    1.0000000000
  164       6 Month Libor     2.250000000000           30              6          6         30         2.0000000000    1.0000000000
  165       1 Year Libor      2.250000000000           31             12         12         31         3.0000000000    1.0000000000
  166       6 Month Libor     2.250000000000           31              6          6         31         3.0000000000    1.0000000000
  167       6 Month Libor     2.250000000000           33              6          6         33         2.0000000000    1.0000000000
  168       6 Month Libor     2.250000000000           35              6          6         35         2.0000000000    1.0000000000
  169       1 Year Treasury   2.750000000000           4              12         12         4          2.0000000000    2.0000000000
  170       6 Month Libor     6.000000000000           5               6          6         5          3.0000000000    1.5000000000
  171       6 Month Libor     4.673037189261           6               6          6         6          2.1280991714    1.0000000000
  172       6 Month Libor     4.375000000000           7               6          6         7          3.0000000000    1.0000000000
  173       1 Year Libor      2.250000000000           11             12         12         11         5.0000000000    2.0000000000
  174       1 Year Treasury   2.750000000000           12             12         12         12         4.1899763280    2.0000000000
  175       1 Year Treasury   2.250000000000           13             12         12         13         5.0000000000    2.0000000000
  176       1 Year Treasury   2.750000000000           14             12         12         14         5.0000000000    2.0000000000
  177       1 Year Treasury   2.750000000000           15             12         12         15         5.0000000000    2.0000000000
  178       1 Year Treasury   2.750000000000           16             12         12         16         5.0000000000    2.0000000000
  179       1 Year Treasury   2.750000000000           17             12         12         17         5.0000000000    2.0000000000
  180       1 Year Libor      2.250000000000           19             12         12         19         5.0000000000    1.0000000000
  181       1 Year Treasury   2.750000000000           19             12         12         19         5.0000000000    2.0000000000
  182       1 Year Treasury   2.875000000000           1              12         12         1          5.0000000000    2.0000000000
  183       1 Year Treasury   2.750000000000           20             12         12         20         5.0000000000    2.0000000000
  184       1 Year Treasury   2.750000000000           20             12         12         20         5.0000000000    2.0000000000
  185       1 Year Treasury   2.750000000000           21             12         12         21         5.0000000000    2.0000000000
  186       1 Year Treasury   2.750000000000           21             12         12         21         5.0000000000    2.0000000000
  187       1 Year Treasury   2.750000000000           22             12         12         22         5.0000000000    2.0000000000
  188       1 Year Treasury   2.750000000000           22             12         12         22         5.0000000000    2.0000000000
  189       1 Year Treasury   2.750000000000           23             12         12         23         5.0000000000    2.0000000000
  190       1 Year Treasury   2.750000000000           25             12         12         25         5.0000000000    2.0000000000
  191       1 Year Treasury   2.750000000000           26             12         12         26         5.0000000000    2.0000000000
  192       1 Year Treasury   2.750000000000           27             12         12         27         5.0000000000    2.0000000000
  193       1 Year Treasury   2.875000000000           2              12         12         2          2.0000000000    2.0000000000
  194       1 Year Treasury   2.750000000000           30             12         12         30         5.0000000000    2.0000000000
  195       1 Year Libor      2.250000000000           31             12         12         31         5.0000000000    1.0000000000
  196       1 Year Treasury   2.750000000000           31             12         12         31         5.0000000000    2.0000000000
  197       1 Year Treasury   2.750000000000           33             12         12         33         5.0000000000    2.0000000000
  198       1 Year Treasury   2.750000000000           35             12         12         35         5.0000000000    2.0000000000
  199       1 Year Treasury   2.750000000000           36             12         12         36         5.0000000000    2.0000000000
  200       1 Year Treasury   2.750000000000           37             12         12         37         5.0000000000    2.0000000000
  201       1 Year Treasury   2.750000000000           38             12         12         38         5.0000000000    2.0000000000
  202       1 Year Treasury   2.750000000000           38             12         12         38         5.0000000000    2.0000000000
  203       1 Year Treasury   2.750000000000           39             12         12         39         5.0000000000    2.0000000000
  204       1 Year Treasury   2.750000000000           40             12         12         40         5.0000000000    2.0000000000
  205       1 Year Treasury   2.750000000000           41             12         12         41         5.0000000000    2.0000000000
  206       1 Year Treasury   2.750000000000           42             12         12         42         5.0000000000    2.0000000000
  207       6 Month Libor     2.750000000000           42              6          6         42         6.0000000000    6.0000000000
  208       1 Year Libor      2.250000000000           43             12         12         43         5.0000000000    1.0000000000
  209       1 Year Libor      2.250000000000           44             12         12         44         5.0000000000    1.0000000000
  210       1 Year Treasury   2.750000000000           44             12         12         44         5.0000000000    2.0000000000
  211       1 Year Libor      2.250000000000           45             12         12         45         5.0000000000    1.3540141661
  212       1 Year Treasury   2.750000000000           45             12         12         45         5.0000000000    2.0000000000




                                             Maximum          Remaining
Mortgage       Gross           Gross         Negative         Interest
 Loan         Maximum         Minimum      Amortization      Only Term
Number        Rate (%)        Rate (%)     Percentage (%)    (in months)
--------    -------------   -------------  --------------    -----------
  160       11.8750000000   2.7500000000        N/A              N/A
  161       13.3750000000   4.6250000000        N/A              N/A
  162       13.3750000000   2.6250000000        N/A              114
  163       12.0000000000   2.2500000000        N/A               54
  164       13.5000000000   2.2500000000        N/A              N/A
  165       11.6250000000   2.2500000000        N/A              115
  166       12.9500000000   2.2500000000        N/A              N/A
  167       13.6250000000   2.2500000000        N/A              116
  168       14.0000000000   2.2500000000        N/A              118
  169       10.3750000000   2.7500000000        N/A              N/A
  170       19.3750000000   6.0000000000        N/A              N/A
  171       13.9615185946   4.6730371893        N/A              N/A
  172       13.6250000000   4.3750000000        N/A              N/A
  173       10.1250000000   2.2500000000        N/A              N/A
  174       10.8896816768   2.7500000000        N/A              N/A
  175       10.2500000000   2.2500000000        N/A              N/A
  176        9.7500000000   2.7500000000        N/A              N/A
  177       10.1250000000   2.7500000000        N/A              N/A
  178       10.1250000000   2.7500000000        N/A               16
  179        9.1250000000   2.7500000000        N/A              N/A
  180       10.8750000000   2.2500000000        N/A              N/A
  181        9.5000000000   2.7500000000        N/A               19
  182       10.9500000000   2.8750000000        N/A              N/A
  183        9.9284923940   2.7500000000        N/A               20
  184        9.9522359890   2.7500000000        N/A              N/A
  185        9.9397377052   2.7500000000        N/A               21
  186        9.8901236277   2.7500000000        N/A              N/A
  187       10.3750000000   2.7500000000        N/A               22
  188        9.7500000000   2.7500000000        N/A              N/A
  189       10.0000000000   2.7500000000        N/A               23
  190        9.3480345825   2.7500000000        N/A               25
  191        9.8750000000   2.7500000000        N/A              N/A
  192        9.7435189127   2.7500000000        N/A               27
  193       12.5000000000   2.8750000000        N/A              N/A
  194       10.2500000000   2.7500000000        N/A              N/A
  195       10.2500000000   2.2500000000        N/A              N/A
  196       10.4188002332   2.7500000000        N/A               31
  197        9.6602197773   2.7500000000        N/A               33
  198       10.2500000000   2.7500000000        N/A               35
  199       10.1250000000   2.7500000000        N/A               36
  200       10.5000000000   2.7500000000        N/A               37
  201       10.5926680115   2.7500000000        N/A               38
  202       10.5000000000   2.7500000000        N/A              N/A
  203       10.2500000000   2.7500000000        N/A               39
  204       10.3505830000   2.7500000000        N/A               40
  205       10.5785349512   2.7500000000        N/A               41
  206       10.5000000000   2.7500000000        N/A               42
  207       12.8750000000   2.7500000000        N/A              N/A
  208       10.6250000000   2.2500000000        N/A               43
  209       10.5000000000   2.2500000000        N/A               44
  210       10.4778104187   2.7500000000        N/A               44
  211       12.4557482292   2.2500000000        N/A              105
  212       11.0000000000   2.7500000000        N/A               45


                                                                              S-133




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)   Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------   -----------
  213          649,975.00       649,975.00   7.5000000000     7.1100000000       360           344                     Adjustable
  214          277,549.96       283,411.32   7.2500000000     6.7350000000       360           345                     Adjustable
  215          346,500.00       346,500.00   7.3750000000     6.8600000000       360           346                     Adjustable
  216           98,000.00        98,000.00   5.8750000000     5.6100000000       360           346                     Adjustable
  217          203,000.00       202,965.73   6.7500000000     6.3600000000       360           346                     Adjustable
  218          300,000.00       296,427.56   6.7500000000     6.4850000000       360           347                     Adjustable
  219          160,182.00       160,182.00   8.1250000000     7.7350000000       360           346                     Adjustable
  220          340,800.00       337,808.80   7.7500000000     7.2350000000       360           347                     Adjustable
  221          367,950.00       367,950.00   7.5000000000     7.1100000000       360           347                     Adjustable
  222          227,000.00       227,000.00   5.3750000000     5.1100000000       360           349                     Adjustable
  223          377,000.00       376,064.92   6.0000000000     5.7350000000       360           350                     Adjustable
  224          176,350.00       176,350.00   7.5000000000     6.9850000000       360           351                     Adjustable
  225          875,000.00       875,000.00   5.8750000000     5.6100000000       360           351                     Adjustable
  226          621,904.00       616,379.69   6.1556543784     5.8906543784       360           351                     Adjustable
  227          119,120.00       119,120.00   6.7500000000     6.4850000000       360           351                     Adjustable
  228          365,500.00       365,500.00   6.3750000000     5.8600000000       360           352                     Adjustable
  229          378,700.00       375,946.21   6.6857724507     6.1707724507       360           352                     Adjustable
  230        2,519,792.00     2,519,697.96   6.5135579703     6.2485579703       360           352                     Adjustable
  231          618,153.00       611,576.30   6.1770384251     5.9120384251       360           352                     Adjustable
  232        2,025,686.00     2,025,332.07   7.4592594062     6.9442594062       360           353                     Adjustable
  233          111,200.00       111,199.00   6.5000000000     6.2350000000       360           353                     Adjustable
  234        1,511,005.00     1,501,766.49   6.8153837793     6.3003837793       360           353                     Adjustable
  235          464,000.00       464,000.00   6.2500000000     5.9850000000       360           353                     Adjustable
  236          127,425.00       126,585.55   6.3750000000     6.1100000000       360           353                     Adjustable
  237          189,600.00       189,600.00   7.2500000000     6.7350000000       360           353                     Adjustable
  238          328,000.00       327,777.88   7.1250000000     6.6100000000       360           353                     Adjustable
  239           71,200.00        70,846.23   8.5000000000     8.1100000000       360           352                     Adjustable
  240        6,085,690.00     6,084,756.44   7.8854261472     7.3704261472       360           354                     Adjustable
  241           45,600.00        45,442.84   8.8750000000     8.3600000000       360           354                     Adjustable
  242          779,720.00       779,720.00   6.6158556918     6.3508556918       360           354                     Adjustable
  243          144,366.00       144,366.00   8.3750000000     7.9850000000       360           353                     Adjustable
  244          105,800.00       105,800.00   8.6250000000     8.2350000000       360           353                     Adjustable
  245          278,100.00       278,099.99   6.7500000000     6.2350000000       360           354                     Adjustable
  246          120,000.00       119,556.01   8.5000000000     7.9850000000       360           354                     Adjustable
  247        3,130,730.00     3,130,330.00   7.3474218373     6.8324218373       360           355                     Adjustable
  248          732,000.00       728,850.72   6.8245864616     6.4229440261       360           355                     Adjustable
  249          172,800.00       172,800.00   6.2500000000     5.9850000000       360           355                     Adjustable
  250        1,157,100.00     1,151,734.30   6.4739905028     6.2089905028       360           355                     Adjustable
  251          185,120.00       185,120.00   7.8750000000     7.4850000000       360           354                     Adjustable
  252          292,000.00       290,981.97   7.8750000000     7.3600000000       360           355                     Adjustable
  253          504,000.00       504,000.00   7.0000000000     6.4850000000       360           356                     Adjustable
  254          365,400.00       365,400.00   6.0335249042     5.7685249042       360           356                     Adjustable
  255        1,792,500.00     1,792,500.00   8.2857715481     7.8957715481       360           355                     Adjustable
  256          406,232.00       406,232.00   7.2500000000     6.7350000000       360           356                     Adjustable
  257          384,000.00       387,877.96   7.8750000000     7.4850000000       360           356                     Adjustable
  258        2,927,520.00     2,927,520.00   7.8430915929     7.4530915929       360           355                     Adjustable
  259          215,999.00       215,999.00   7.8750000000     7.4850000000       360           355                     Adjustable
  260          849,120.00       849,120.00   8.2379640098     7.8479640098       360           355                     Adjustable
  261          104,000.00       103,696.01   7.6250000000     7.2350000000       360           356                     Adjustable
  262           57,000.00        56,820.38   8.3750000000     7.9850000000       360           355                     Adjustable
  263          528,300.00       527,014.87   8.4876536216     8.0976536216       404           399                     Adjustable
  264          192,480.00       192,480.00   7.0000000000     6.6100000000       360           356                     Adjustable
  265          516,000.00       516,000.00   7.7500000000     7.3600000000       360           356                     Adjustable



                                                Months to                                Next
                                                  Next           Months     Months     Payment        Initial        Subsequent
Mortgage                                        Interest        Between    Between    Adjustment     Periodic        Periodic
 Loan                             Gross           Rate             Rate      Payment     Period         Rate             Rate
Number          Index           Margin (%)     Adjustment      Adjustment Adjustment    (Months       Cap (%)         Cap (%)
--------    -------------     --------------   ----------      ---------- ----------  ----------   ------------    ------------
  213       6 Month Libor     4.875000000000       45                6          6         45       5.0000000000    1.0000000000
  214       6 Month Libor     3.750000000000       45                6          6         45       6.0000000000    6.0000000000
  215       1 Year Libor      2.250000000000       46               12         12         46       5.0000000000    1.0000000000
  216       1 Year Treasury   2.750000000000       46               12         12         46       5.0000000000    2.0000000000
  217       6 Month Libor     2.250000000000       46                6          6         46       5.0000000000    1.0000000000
  218       1 Year Treasury   2.750000000000       47               12         12         47       5.0000000000    2.0000000000
  219       6 Month Libor     2.250000000000       47                6          6         47       5.0000000000    1.0000000000
  220       6 Month Libor     2.750000000000       47                6          6         47       6.0000000000    2.0000000000
  221       6 Month Libor     2.250000000000       48                6          6         48       5.0000000000    1.0000000000
  222       1 Year Treasury   2.750000000000       49               12         12         49       5.0000000000    2.0000000000
  223       1 Year Libor      2.250000000000       50               12         12         50       5.0000000000    1.0000000000
  224       1 Year Libor      2.250000000000       51               12         12         51       5.0000000000    1.0000000000
  225       1 Year Treasury   2.750000000000       51               12         12         51       5.0000000000    2.0000000000
  226       1 Year Treasury   2.750000000000       51               12         12         51       5.0000000000    2.0000000000
  227       6 Month Libor     2.250000000000       51                6          6         51       5.0000000000    1.0000000000
  228       1 Year Libor      2.250000000000       52               12         12         52       5.0000000000    1.0000000000
  229       1 Year Libor      2.250000000000       52               12         12         52       5.0000000000    1.0000000000
  230       1 Year Treasury   2.750000000000       52               12         12         52       5.0000000000    2.0000000000
  231       1 Year Treasury   2.750000000000       52               12         12         52       5.0000000000    2.0000000000
  232       1 Year Libor      2.341034251361       53               12         12         53       5.0000000000    1.3723152767
  233       1 Year Libor      2.750000000000       53               12         12         53       5.0000000000    1.0000000000
  234       1 Year Libor      2.250000000000       53               12         12         53       5.0000000000    1.1191016188
  235       1 Year Treasury   2.750000000000       53               12         12         53       5.0000000000    2.0000000000
  236       1 Year Treasury   2.750000000000       53               12         12         53       5.0000000000    2.0000000000
  237       6 Month Libor     2.250000000000       53                6          6         53       6.0000000000    2.0000000000
  238       6 Month Libor     2.250000000000       53                6          6         53       3.0000000000    2.0000000000
  239       6 Month Libor     2.250000000000       53                6          6         53       5.0000000000    1.0000000000
  240       1 Year Libor      2.257728329057       54               12         12         54       5.0000000000    1.2448256170
  241       1 Year Libor      2.250000000000       54               12         12         54       5.0000000000    1.0000000000
  242       1 Year Treasury   2.750000000000       54               12         12         54       5.0000000000    2.0000000000
  243       6 Month Libor     2.250000000000       54                6          6         54       5.0000000000    1.0000000000
  244       6 Month Libor     2.250000000000       54                6          6         54       5.0000000000    1.0000000000
  245       6 Month Libor     2.250000000000       54                6          6         54       3.0000000000    2.0000000000
  246       6 Month Libor     2.750000000000       54                6          6         54       3.0000000000    2.0000000000
  247       1 Year Libor      2.345836541195       55               12         12         55       5.0000000000    1.2491750071
  248       1 Year Libor      2.301266917868       55               12         12         55       5.0000000000    1.0000000000
  249       1 Year Treasury   2.750000000000       55               12         12         55       5.0000000000    2.0000000000
  250       1 Year Treasury   2.750000000000       55               12         12         55       5.0000000000    2.0000000000
  251       6 Month Libor     2.250000000000       55                6          6         55       5.0000000000    1.0000000000
  252       6 Month Libor     2.250000000000       55                6          6         55       5.0000000000    2.0000000000
  253       1 Year Libor      2.250000000000       56               12         12         56       5.0000000000    1.0000000000
  254       1 Year Treasury   2.750000000000       56               12         12         56       5.0000000000    2.0000000000
  255       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  256       6 Month Libor     2.250000000000       56                6          6         56       3.0000000000    2.0000000000
  257       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  258       6 Month Libor     2.295772531016       56                6          6         56       5.1860960813    1.1860960813
  259       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  260       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  261       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  262       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  263       6 Month Libor     2.250000000000       56                6          6         56       5.0000000000    1.0000000000
  264       1 Year Libor      2.250000000000       57               12         12         57       5.0000000000    2.0000000000
  265       1 Year Libor      2.250000000000       57               12         12         57       5.0000000000    2.0000000000




                                              Maximum          Remaining
Mortgage        Gross           Gross         Negative         Interest
 Loan          Maximum         Minimum      Amortization      Only Term
Number         Rate (%)        Rate (%)     Percentage (%)    (in months)
--------     -------------   -------------  --------------    -----------
  213        13.5000000000   4.8750000000        N/A              104
  214        13.2500000000   3.7500000000        N/A              N/A
  215        12.3750000000   2.2500000000        N/A              106
  216        10.8750000000   2.7500000000        N/A               46
  217        11.7500000000   2.2500000000        N/A              106
  218        11.7500000000   2.7500000000        N/A              N/A
  219        13.1250000000   2.2500000000        N/A              106
  220        13.7500000000   2.7500000000        N/A              N/A
  221        12.5000000000   2.2500000000        N/A              107
  222        10.3750000000   2.7500000000        N/A               49
  223        11.0000000000   2.2500000000        N/A               50
  224        12.5000000000   2.2500000000        N/A              111
  225        10.8750000000   2.7500000000        N/A               51
  226        11.1556543784   2.7500000000        N/A              N/A
  227        11.7500000000   2.2500000000        N/A              111
  228        11.3750000000   2.2500000000        N/A              112
  229        11.6857724507   2.2500000000        N/A              N/A
  230        11.5135579703   2.7500000000        N/A               52
  231        11.1770384251   2.7500000000        N/A              N/A
  232        12.4592594062   2.3410342514        N/A              113
  233        11.5000000000   2.7500000000        N/A               53
  234        12.6311023535   2.2500000000        N/A              N/A
  235        11.2500000000   2.7500000000        N/A               53
  236        11.3750000000   2.7500000000        N/A              N/A
  237        13.2500000000   2.2500000000        N/A              113
  238        12.1250000000   2.2500000000        N/A              113
  239        13.5000000000   2.2500000000        N/A              N/A
  240        12.8854261472   2.2577283291        N/A              114
  241        13.8750000000   2.2500000000        N/A              N/A
  242        11.6158556918   2.7500000000        N/A               54
  243        13.3750000000   2.2500000000        N/A              113
  244        13.6250000000   2.2500000000        N/A              113
  245        12.7500000000   2.2500000000        N/A               54
  246        14.5000000000   2.7500000000        N/A              N/A
  247        12.3474218373   2.3458365412        N/A              115
  248        11.9612982426   2.3012669179        N/A              N/A
  249        11.2500000000   2.7500000000        N/A               55
  250        11.4739905028   2.7500000000        N/A              N/A
  251        12.8750000000   2.2500000000        N/A              114
  252        12.8750000000   2.2500000000        N/A              N/A
  253        12.0000000000   2.2500000000        N/A              116
  254        11.0335249042   2.7500000000        N/A               56
  255        13.2857715481   2.2500000000        N/A              115
  256        13.2500000000   2.2500000000        N/A              116
  257         9.8750000000   2.2500000000        N/A              116
  258        13.0291876742   2.2957725310        N/A              115
  259        12.8750000000   2.2500000000        N/A               55
  260        13.2379640098   2.2500000000        N/A               55
  261        12.6250000000   2.2500000000        N/A              N/A
  262        13.3750000000   2.2500000000        N/A              N/A
  263        13.4876536216   2.2500000000        N/A              N/A
  264        12.0000000000   2.2500000000        N/A              116
  265        12.7500000000   2.2500000000        N/A               56


                                                                               S-134





                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)  Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------  ---------
  266          171,120.00       171,075.08   7.8750000000     7.4850000000       360           356                     Adjustable
  267        1,669,777.00     1,669,777.00   7.7391067041     7.3491067041       360           356                     Adjustable
  268        2,669,000.00     2,668,871.58   8.2756602633     7.8856602633       360           356                     Adjustable
  269        2,019,036.00     2,019,036.00   7.2290724385     6.8390724385       360           356                     Adjustable
  270          419,800.00       419,800.00   6.4068604097     6.0168604097       360           356                     Adjustable
  271          588,750.00       588,750.00   7.9251592357     7.5351592357       360           356                     Adjustable
  272           90,000.00        89,773.87   8.3750000000     7.9850000000       360           356                     Adjustable
  273          115,000.00       114,491.41   6.8750000000     6.4850000000       360           356                     Adjustable
  274          448,000.00       446,787.78   8.0297088922     7.6397088922       360           356                     Adjustable
  275          320,510.00       320,510.00   7.8750000000     7.4850000000       360           357                     Adjustable
  276          128,000.00       127,999.97   7.8750000000     7.4850000000       360           357                     Adjustable
  277        6,871,666.00     6,869,961.25   7.9626577845     7.5726577845       360           357                     Adjustable
  278          757,600.00       757,600.00   7.6656546990     7.2756546990       360           357                     Adjustable
  279        3,516,780.00     3,516,779.97   7.4960851780     7.1060851780       360           357                     Adjustable
  280          731,899.00       730,421.92   8.0254368034     7.6354368034       360           357                     Adjustable
  281          849,560.00       847,795.18   7.8868060060     7.4968060060       360           357                     Adjustable
  282        1,340,000.00     1,340,000.00   7.1250000000     6.7350000000       360           358                     Adjustable
  283        1,564,000.00     1,564,000.00   7.9993606138     7.6093606138       360           358                     Adjustable
  284          376,000.00       376,000.00   6.8750000000     6.4850000000       360           358                     Adjustable
  285        1,000,000.00       998,720.28   8.2500000000     7.8600000000       360           358                     Adjustable
  286        1,106,250.00     1,105,614.11   8.0000000000     7.6100000000       480           478          358        Adjustable
  287          105,875.00        98,058.11   5.3750000000     5.1100000000       360           305                     Adjustable
  288           40,000.00        33,825.67   6.7500000000     6.4850000000       360           246                     Adjustable
  289           41,000.00        37,905.82   8.0000000000     7.4850000000       360           283                     Adjustable
  290          999,999.00       996,637.35   5.3750000000     5.1100000000       360           342                     Adjustable
  291          450,000.00       447,660.11   5.8750000000     5.6100000000       360           343                     Adjustable
  292          271,200.00       271,200.00   5.5000000000     5.2350000000       360           343                     Adjustable
  293           20,000.00        19,622.42   5.6250000000     5.3600000000       360           343                     Adjustable
  294          844,201.00       842,500.41   5.7496308770     5.4846308770       360           344                     Adjustable
  295          576,465.00       566,242.45   5.8476576928     5.5826576928       360           344                     Adjustable
  296        2,780,950.00     2,765,656.53   6.0488151777     5.7838151777       360           346                     Adjustable
  297          506,200.00       506,156.43   5.8750000000     5.6100000000       360           347                     Adjustable
  298          768,000.00       766,899.62   6.1841504433     5.9191504433       360           347                     Adjustable
  299          600,000.00       589,379.95   6.0000000000     5.7350000000       360           347                     Adjustable
  300          317,000.00       316,423.81   6.3750000000     6.1100000000       360           348                     Adjustable
  301          300,000.00       295,618.06   5.5000000000     5.2350000000       360           348                     Adjustable
  302          330,120.00       327,836.09   6.8925058747     6.6275058747       360           351                     Adjustable
  303        1,256,000.00     1,244,284.69   5.9397107486     5.6747107486       360           351                     Adjustable
  304        1,918,200.00     1,903,502.92   6.8663082134     6.3513082134       360           352                     Adjustable
  305          279,500.00       279,296.58   6.3750000000     6.1100000000       360           352                     Adjustable
  306          282,040.00       279,726.26   6.1118420425     5.8468420425       360           352                     Adjustable
  307          557,000.00       557,000.00   6.8750000000     6.3600000000       360           353                     Adjustable
  308           83,000.00        81,810.49   6.8750000000     6.3600000000       240           233                     Adjustable
  309          175,500.00       160,303.88   6.8750000000     6.6100000000       360           353                     Adjustable
  310        1,178,960.00     1,131,323.99   6.5746257401     6.3096257401       360           353                     Adjustable
  311        1,061,120.00     1,056,719.15   6.7939757338     6.2789757338       360           354                     Adjustable
  312          316,000.00       316,000.00   6.8750000000     6.6100000000       360           354                     Adjustable
  313        1,264,500.00     1,258,308.04   7.1040664156     6.5890664156       360           354                     Adjustable
  314          647,986.00       647,808.29   6.9152779463     6.6502779463       360           354                     Adjustable
  315          702,311.00       698,157.28   6.1223915620     5.8573915620       360           354                     Adjustable
  316          129,418.00       129,418.00   7.8750000000     7.3600000000       360           355                     Adjustable
  317          507,020.00       504,166.99   6.0601006499     5.7951006499       360           355                     Adjustable
  318          520,000.00       520,000.00   6.5000000000     5.9850000000       360           356                     Adjustable


                                               Months to                                Next
                                                 Next           Months     Months     Payment        Initial        Subsequent
Mortgage                                       Interest        Between    Between    Adjustment     Periodic         Periodic
 Loan                             Gross          Rate             Rate      Payment     Period         Rate            Rate
Number         Index            Margin (%)    Adjustment      Adjustment Adjustment    (Months       Cap (%)         Cap (%)
--------   -------------     --------------   ----------      ---------- ----------  ----------   ------------    ------------
  266      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  267      6 Month Libor     2.749467893018       57                6        6             57     5.1663557469    1.1663557469
  268      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  269      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  270      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  271      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  272      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  273      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  274      6 Month Libor     2.250000000000       57                6        6             57     5.0000000000    1.0000000000
  275      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  276      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  277      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  278      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  279      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  280      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  281      6 Month Libor     2.250000000000       58                6        6             58     5.0000000000    1.0000000000
  282      6 Month Libor     2.250000000000       59                6        6             59     5.0000000000    1.0000000000
  283      6 Month Libor     2.250000000000       59                6        6             59     5.0000000000    1.0000000000
  284      6 Month Libor     3.875000000000       59                6        6             59     3.0000000000    1.0000000000
  285      6 Month Libor     2.250000000000       59                6        6             59     5.0000000000    1.0000000000
  286      6 Month Libor     2.250000000000       59                6        6             59     5.0000000000    1.0000000000
  287      1 Year Treasury   2.750000000000       5                12       12             5      5.0000000000    2.0000000000
  288      1 Year Treasury   2.750000000000       6                12       12             6      1.0000000000    2.0000000000
  289      1 Year Treasury   2.750000000000       7                12       12             7      2.0000000000    2.0000000000
  290      1 Year Treasury   2.750000000000      102               12       12            102     5.0000000000    2.0000000000
  291      1 Year Treasury   2.750000000000      103               12       12            103     5.0000000000    2.0000000000
  292      1 Year Treasury   2.750000000000      103               12       12            103     5.0000000000    2.0000000000
  293      1 Year Treasury   2.750000000000      103               12       12            103     5.0000000000    2.0000000000
  294      1 Year Treasury   2.750000000000      104               12       12            104     5.0000000000    2.0000000000
  295      1 Year Treasury   2.750000000000      104               12       12            104     5.0000000000    2.0000000000
  296      1 Year Treasury   2.750000000000      106               12       12            106     5.0000000000    2.0000000000
  297      1 Year Treasury   2.750000000000      107               12       12            107     5.0000000000    2.0000000000
  298      1 Year Treasury   2.750000000000      107               12       12            107     5.0000000000    2.0000000000
  299      1 Year Treasury   2.750000000000      107               12       12            107     5.0000000000    2.0000000000
  300      1 Year Treasury   2.750000000000      108               12       12            108     5.0000000000    2.0000000000
  301      1 Year Treasury   2.750000000000      108               12       12            108     5.0000000000    2.0000000000
  302      1 Year Treasury   2.750000000000      111               12       12            111     5.0000000000    2.0000000000
  303      1 Year Treasury   2.750000000000      111               12       12            111     5.0000000000    2.0000000000
  304      1 Year Libor      2.250000000000      112               12       12            112     5.0000000000    1.0000000000
  305      1 Year Treasury   2.750000000000      112               12       12            112     5.0000000000    2.0000000000
  306      1 Year Treasury   2.750000000000      112               12       12            112     5.0000000000    2.0000000000
  307      1 Year Libor      2.250000000000      113               12       12            113     3.0000000000    1.0000000000
  308      1 Year Libor      2.250000000000      113               12       12            113     5.0000000000    1.0000000000
  309      1 Year Treasury   2.750000000000      113               12       12            113     5.0000000000    2.0000000000
  310      1 Year Treasury   2.750000000000      113               12       12            113     5.0000000000    2.0000000000
  311      1 Year Libor      2.250000000000      114               12       12            114     3.0000000000    1.0000000000
  312      1 Year Libor      2.250000000000      114               12       12            114     5.0000000000    1.0000000000
  313      1 Year Libor      2.250000000000      114               12       12            114     5.0000000000    1.0000000000
  314      1 Year Treasury   2.750000000000      114               12       12            114     5.0000000000    2.0000000000
  315      1 Year Treasury   2.750000000000      114               12       12            114     5.0000000000    2.0000000000
  316      1 Year Libor      2.250000000000      115               12       12            115     3.0000000000    1.0000000000
  317      1 Year Treasury   2.750000000000      115               12       12            115     5.0000000000    2.0000000000
  318      1 Year Libor      2.250000000000      116               12       12            116     3.0000000000    1.0000000000




                                              Maximum          Remaining
Mortgage        Gross           Gross         Negative         Interest
 Loan          Maximum         Minimum      Amortization      Only Term
Number         Rate (%)        Rate (%)     Percentage (%)    (in months)
--------     -------------   -------------  --------------    -----------
  266        12.8750000000   2.2500000000        N/A              116
  267        12.9054624510   2.7494678930        N/A              116
  268        13.2756602633   2.2500000000        N/A              116
  269        12.2290724385   2.2500000000        N/A              116
  270        11.4068604097   2.2500000000        N/A               56
  271        12.9251592357   2.2500000000        N/A               56
  272        13.3750000000   2.2500000000        N/A              N/A
  273        11.8750000000   2.2500000000        N/A              N/A
  274        13.0297088922   2.2500000000        N/A              N/A
  275        12.8750000000   2.2500000000        N/A              117
  276        12.8750000000   2.2500000000        N/A              117
  277        12.9626577845   2.2500000000        N/A              117
  278        12.6656546990   2.2500000000        N/A              117
  279        12.4960851780   2.2500000000        N/A              117
  280        13.0254368034   2.2500000000        N/A              N/A
  281        12.8868060060   2.2500000000        N/A              N/A
  282        12.1250000000   2.2500000000        N/A              118
  283        12.9993606138   2.2500000000        N/A              118
  284        12.8750000000   3.8750000000        N/A               58
  285        13.2500000000   2.2500000000        N/A              N/A
  286        13.0000000000   2.2500000000        N/A              N/A
  287        10.3750000000   2.7500000000        N/A              N/A
  288        12.2500000000   2.7500000000        N/A              N/A
  289        12.7500000000   2.7500000000        N/A              N/A
  290        10.3750000000   2.7500000000        N/A               42
  291        10.8750000000   2.7500000000        N/A              103
  292        10.5000000000   2.7500000000        N/A               43
  293        10.6250000000   2.7500000000        N/A              N/A
  294        10.7496308770   2.7500000000        N/A               44
  295        10.8476576928   2.7500000000        N/A              N/A
  296        11.0488151777   2.7500000000        N/A               46
  297        10.8750000000   2.7500000000        N/A              107
  298        11.1841504433   2.7500000000        N/A               47
  299        11.0000000000   2.7500000000        N/A              N/A
  300        11.3750000000   2.7500000000        N/A              108
  301        10.5000000000   2.7500000000        N/A              N/A
  302        11.8925058747   2.7500000000        N/A               51
  303        10.9397107486   2.7500000000        N/A              N/A
  304        11.8663082134   2.2500000000        N/A              N/A
  305        11.3750000000   2.7500000000        N/A               52
  306        11.1118420425   2.7500000000        N/A              N/A
  307        11.8750000000   2.2500000000        N/A              113
  308        11.8750000000   2.2500000000        N/A              N/A
  309        11.8750000000   2.7500000000        N/A              113
  310        11.5746257401   2.7500000000        N/A              N/A
  311        11.7939757338   2.2500000000        N/A              114
  312        11.8750000000   2.2500000000        N/A               54
  313        12.1040664156   2.2500000000        N/A              N/A
  314        11.9152779463   2.7500000000        N/A               54
  315        11.1223915620   2.7500000000        N/A              N/A
  316        12.8750000000   2.2500000000        N/A              115
  317        11.0601006499   2.7500000000        N/A              N/A
  318        11.5000000000   2.2500000000        N/A              116


                                                                              S-135




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)   Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------   -----------
  319          262,180.00       261,152.89   6.1250000000     5.8600000000       360           356                     Adjustable
  320          125,000.00        70,789.57   3.7500000000     3.4850000000       360           315                     Adjustable
  321          187,200.00       176,752.20   5.2500000000     4.9850000000       360           316                     Adjustable
  322          105,000.00        98,815.75   4.7500000000     4.2350000000       360           317                     Adjustable
  323          650,815.00       607,101.25   4.4955608908     4.2305608908       360           318                     Adjustable
  324          114,400.00       108,521.32   5.2500000000     4.9850000000       360           319                     Adjustable
  325          339,250.00       321,508.10   5.0232639085     4.6975385955       359           320                     Adjustable
  326          359,650.00       359,412.17   5.1250000000     4.8600000000       360           341                     Adjustable
  327          330,000.00       330,000.00   5.5000000000     5.2350000000       360           344                     Adjustable
  328          392,000.00       384,941.38   5.3456718494     5.0806718494       360           345                     Adjustable
  329          330,000.00       325,840.16   5.3750000000     5.1100000000       360           349                     Adjustable
  330          494,735.00       489,443.86   6.1652492842     5.9002492842       360           350                     Adjustable
  331          390,800.00       390,000.00   6.3750000000     5.8600000000       360           350                     Adjustable
  332          520,000.00       520,000.00   6.3750000000     5.8600000000       360           351                     Adjustable
  333          240,000.00       240,000.00   6.1250000000     5.8600000000       360           351                     Adjustable
  334          330,000.00       326,839.05   5.7500000000     5.4850000000       360           351                     Adjustable
  335        2,264,040.00     2,260,873.73   6.9991788274     6.4841788274       360           352                     Adjustable
  336        1,222,400.00     1,213,941.08   6.8310374143     6.3160374143       360           352                     Adjustable
  337          741,000.00       740,996.81   6.4994923106     6.2344923106       360           352                     Adjustable
  338          435,500.00       431,705.50   6.4032449552     6.1382449552       360           352                     Adjustable
  339        3,703,800.00     3,703,800.00   6.9211080512     6.4061080512       360           353                     Adjustable
  340          578,000.00       574,725.27   7.1627374241     6.6477374241       360           353                     Adjustable
  341          416,720.00       416,708.69   6.5000000000     6.2350000000       360           353                     Adjustable
  342          751,550.00       746,120.25   6.2485696156     5.9835696156       360           353                     Adjustable
  343        3,632,400.00     3,632,182.95   7.1748147333     6.6598147333       360           354                     Adjustable
  344          860,000.00       855,885.77   7.2209881466     6.7059881466       360           354                     Adjustable
  345          285,000.00       282,544.36   6.3750000000     6.1100000000       360           354                     Adjustable
  346          810,110.00       810,110.00   6.7171819259     6.4521819259       360           354                     Adjustable
  347        1,251,800.00     1,244,892.13   6.5556305579     6.2906305579       360           354                     Adjustable
  348        1,125,000.00     1,125,000.00   7.8750000000     7.3600000000       360           355                     Adjustable
  349          746,000.00       548,132.78   6.5402480855     6.2752480855       360           355                     Adjustable
  350        1,937,750.00     1,937,750.00   7.4320571539     6.9170571539       360           356                     Adjustable
  351          937,500.00       937,500.00   7.8750000000     7.4850000000       360           358                     Adjustable
  352          181,572.00       181,572.00   7.6250000000     7.2350000000       360           358                     Adjustable
  353           40,350.00        40,299.66   8.3750000000     7.9850000000       360           358                     Adjustable
  354          175,750.00       182,231.20   8.6250000000     8.1100000000       360           345                     Adjustable
  355          179,000.00       184,828.49   8.8750000000     8.3600000000       360           345                     Adjustable
  356          239,900.00       245,298.45   8.1250000000     7.6100000000       360           351                     Adjustable
  357          657,850.00       692,219.28   8.7500000000     8.3600000000       480           466                     Adjustable
  358          266,250.00       259,992.96   7.1460000000     6.6310000000       360           314                     Adjustable
  359          372,000.00       378,561.15   8.2080000000     7.6930000000       360           352                     Adjustable
  360          572,850.00       592,464.46   8.2500000000     7.7350000000       360           348                     Adjustable
  361          307,500.00       316,110.43   8.0830000000     7.5680000000       360           348                     Adjustable
  362        1,131,000.00     1,167,833.14   7.9342967984     7.4192967984       360           347                     Adjustable
  363          882,500.00       909,042.13   8.1958965202     7.6808965202       360           347                     Adjustable
  364          267,920.00       272,755.31   7.8830000000     7.3680000000       360           352                     Adjustable
  365          188,000.00       195,815.08   8.3750000000     7.8600000000       480           467                     Adjustable
  366          200,000.00       206,708.41   7.7500000000     7.2350000000       360           346                     Adjustable
  367          194,000.00       199,143.29   8.1250000000     7.6100000000       360           350                     Adjustable
  368          249,600.00       261,089.83   9.1250000000     8.6100000000       360           347                     Adjustable
  369          802,500.00       825,036.84   7.8216696087     7.3066696087       360           346                     Adjustable
  370          150,250.00       155,584.16   8.3750000000     7.8600000000       360           345                     Adjustable
  371          297,350.00       305,717.83   7.7500000000     7.2350000000       360           344                     Adjustable



                                              Months to                                Next
                                                Next           Months     Months      Payment      Initial       Subsequent
Mortgage                                      Interest        Between    Between     Adjustment    Periodic       Periodic
 Loan                           Gross           Rate             Rate      Payment     Period        Rate           Rate
Number        Index           Margin (%)      Adjustment      Adjustment Adjustment    (Months      Cap (%)        Cap (%)
--------  -------------     --------------    ----------      ---------- ----------  ----------  ------------   ------------
  319     1 Year Treasury   2.750000000000        116             12         12          116     5.0000000000    2.0000000000
  320     1 Year Treasury   2.750000000000        39              12         12           39     5.0000000000    2.0000000000
  321     1 Year Treasury   2.750000000000        40              12         12           40     5.0000000000    2.0000000000
  322     1 Year Treasury   2.750000000000        41              12         12           41     5.0000000000    5.0000000000
  323     1 Year Treasury   2.750000000000        42              12         12           42     5.0000000000    2.0000000000
  324     1 Year Treasury   2.750000000000        43              12         12           43     5.0000000000    2.0000000000
  325     1 Year Treasury   2.750000000000        45              12         12           45     5.0000000000    2.0000000000
  326     1 Year Treasury   2.750000000000        65              12         12           65     5.0000000000    2.0000000000
  327     1 Year Treasury   2.750000000000        68              12         12           68     5.0000000000    2.0000000000
  328     1 Year Treasury   2.750000000000        69              12         12           69     5.0000000000    2.0000000000
  329     1 Year Treasury   2.750000000000        73              12         12           73     5.0000000000    2.0000000000
  330     1 Year Treasury   2.750000000000        74              12         12           74     5.0000000000    2.0000000000
  331     6 Month Libor     1.875000000000        74               6          6           74     5.0000000000    1.0000000000
  332     1 Year Treasury   2.750000000000        75              12         12           75     5.0000000000    5.0000000000
  333     1 Year Treasury   2.750000000000        75              12         12           75     5.0000000000    2.0000000000
  334     1 Year Treasury   2.750000000000        75              12         12           75     5.0000000000    2.0000000000
  335     1 Year Libor      2.326934858277        76              12         12           76     3.0000000000    1.0000000000
  336     1 Year Libor      2.250000000000        76              12         12           76     5.0000000000    1.0000000000
  337     1 Year Treasury   2.750000000000        76              12         12           76     5.0000000000    2.0000000000
  338     1 Year Treasury   2.750000000000        76              12         12           76     5.0000000000    2.0000000000
  339     1 Year Libor      2.250000000000        77              12         12           77     3.0000000000    1.0000000000
  340     1 Year Libor      2.250000000000        77              12         12           77     5.0000000000    1.0000000000
  341     1 Year Treasury   2.750000000000        77              12         12           77     5.0000000000    2.0000000000
  342     1 Year Treasury   2.750000000000        77              12         12           77     5.0000000000    2.0000000000
  343     1 Year Libor      2.294186015947        78              12         12           78     3.1883715687    1.0517870390
  344     1 Year Libor      2.415741109938        78              12         12           78     5.0000000000    1.0000000000
  345     1 Year Treasury   2.750000000000        78              12         12           78     5.0000000000    2.0000000000
  346     1 Year Treasury   2.750000000000        78              12         12           78     5.0000000000    2.0000000000
  347     1 Year Treasury   2.750000000000        78              12         12           78     5.0000000000    2.0000000000
  348     1 Year Libor      2.625000000000        79              12         12           79     3.0000000000    1.0000000000
  349     1 Year Treasury   2.750000000000        79              12         12           79     5.0000000000    2.0000000000
  350     1 Year Libor      2.250000000000        80              12         12           80     3.0000000000    1.0000000000
  351     6 Month Libor     2.250000000000        83               6          6           83     5.0000000000    1.0000000000
  352     6 Month Libor     2.250000000000        83               6          6           83     5.0000000000    1.0000000000
  353     6 Month Libor     2.250000000000        83               6          6           83     5.0000000000    1.0000000000
  354     1 Month Libor     3.350000000000        1                1         12           9     99.0000000000   99.0000000000
  355     1 Month Libor     3.500000000000        1                1         12           9     99.0000000000   99.0000000000
  356     1 Month Libor     2.250000000000        1                1         12           3     99.0000000000   99.0000000000
  357     1 Month Libor     3.375000000000        1                1         12           10    99.0000000000   99.0000000000
  358       COFI            2.900000000000        1                1         12           2     99.0000000000   99.0000000000
  359       COFI            3.850000000000        1                1         12           4     99.0000000000   99.0000000000
  360       MTA             3.375000000000        1                1         12           12    99.0000000000   99.0000000000
  361       MTA             3.150000000000        1                1         12           12    99.0000000000   99.0000000000
  362       MTA             3.059296798385        1                1         12           11    99.0000000000   99.0000000000
  363       MTA             3.320896520220        1                1         12           11    99.0000000000   99.0000000000
  364       MTA             3.000000000000        1                1         12           4     99.0000000000   99.0000000000
  365       MTA             3.500000000000        1                1         12           11    99.0000000000   99.0000000000
  366       MTA             2.875000000000        1                1         12           10    99.0000000000   99.0000000000
  367       MTA             3.250000000000        1                1         12           2     99.0000000000   99.0000000000
  368       MTA             4.250000000000        1                1         12           11    99.0000000000   99.0000000000
  369       MTA             2.934780915965        1                1         12           10    99.0000000000   99.0000000000
  370       MTA             3.500000000000        1                1         12           9     99.0000000000   99.0000000000
  371       MTA             2.775000000000        1                1         12           8     99.0000000000   99.0000000000



                                             Maximum          Remaining
Mortgage       Gross           Gross         Negative         Interest
 Loan         Maximum         Minimum      Amortization      Only Term
Number        Rate (%)        Rate (%)     Percentage (%)    (in months)
--------    -------------   -------------  --------------    -----------
  319       11.1250000000   2.7500000000        N/A              N/A
  320        8.7500000000   2.7500000000        N/A              N/A
  321       10.2500000000   2.7500000000        N/A              N/A
  322        9.7500000000   2.7500000000        N/A              N/A
  323        9.4955608908   2.7500000000        N/A              N/A
  324       10.2500000000   2.7500000000        N/A              N/A
  325       10.0232639085   2.7500000000        N/A              N/A
  326       10.1250000000   2.7500000000        N/A               41
  327       10.5000000000   2.7500000000        N/A               44
  328       10.3456718494   2.7500000000        N/A              N/A
  329       10.3750000000   2.7500000000        N/A              N/A
  330       11.1652492842   2.7500000000        N/A              N/A
  331       12.3750000000   1.8750000000        N/A              110
  332       11.3750000000   2.7500000000        N/A              111
  333       11.1250000000   2.7500000000        N/A               51
  334       10.7500000000   2.7500000000        N/A              N/A
  335       11.9991788274   2.3269348583        N/A              112
  336       12.0410575168   2.2500000000        N/A              N/A
  337       11.4994923106   2.7500000000        N/A               52
  338       11.4032449552   2.7500000000        N/A              N/A
  339       11.9211080512   2.2500000000        N/A              113
  340       12.1627374241   2.2500000000        N/A              N/A
  341       11.5000000000   2.7500000000        N/A               53
  342       11.2485696156   2.7500000000        N/A              N/A
  343       12.2172134787   2.2941860159        N/A              114
  344       12.2209881466   2.4157411099        N/A              N/A
  345       11.3750000000   2.7500000000        N/A              114
  346       11.7171819259   2.7500000000        N/A               54
  347       11.5556305579   2.7500000000        N/A              N/A
  348       12.8750000000   2.6250000000        N/A              115
  349       11.5402480855   2.7500000000        N/A              N/A
  350       12.4320571539   2.2500000000        N/A              116
  351       12.8750000000   2.2500000000        N/A              118
  352       12.6250000000   2.2500000000        N/A              118
  353       13.3750000000   2.2500000000        N/A              N/A
  354       19.9000000000   3.3500000000   110.0000000000        N/A
  355       12.0000000000   3.5000000000   110.0000000000        N/A
  356        9.9500000000   2.2500000000   110.0000000000        N/A
  357       12.0000000000   3.3750000000   110.0000000000        N/A
  358       13.4000000000   2.9000000000   110.0000000000        N/A
  359       10.9500000000   3.8500000000   110.0000000000        N/A
  360        9.9500000000   3.3750000000   110.0000000000        N/A
  361       10.4000000000   3.1500000000   110.0000000000        N/A
  362       12.0000000000   3.0592967984   110.0000000000        N/A
  363       12.0000000000   3.3208965202   110.0000000000        N/A
  364       10.2000000000   3.0000000000   110.0000000000        N/A
  365       12.0000000000   3.5000000000   110.0000000000        N/A
  366       12.0000000000   2.8750000000   110.0000000000        N/A
  367        9.9500000000   3.2500000000   110.0000000000        N/A
  368        9.9990000000   4.2500000000   110.0000000000        N/A
  369       11.0251271943   2.9347809160   110.0000000000        N/A
  370       12.0000000000   3.5000000000   110.0000000000        N/A
  371        9.9500000000   2.7750000000   110.0000000000        N/A





                                                                              S-136




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)   Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------   ----------
  372          468,000.00       485,145.00   7.7330000000     7.2180000000       360           342                     Adjustable
  373          409,500.00       412,986.31   8.2500000000     7.8600000000       360           356                     Adjustable
  374          149,500.00       151,187.49   8.5000000000     8.1100000000       360           355                     Adjustable
  375          490,000.00       499,281.78   7.8750000000     7.3600000000       360           352                     Adjustable
  376          316,000.00       322,572.05   8.3750000000     7.8600000000       360           352                     Adjustable
  377        1,071,500.00     1,088,095.40   8.3750000000     7.8600000000       360           352                     Adjustable
  378          265,500.00       269,431.50   8.3750000000     7.8600000000       360           352                     Adjustable
  379           71,000.00        71,223.43   8.1250000000     7.6100000000       360           351                     Adjustable
  380          461,600.00       479,733.02   7.8750000000     7.3600000000       480           467                     Adjustable
  381          460,000.00       477,383.32   8.1250000000     7.6100000000       480           467                     Adjustable
  382        1,272,800.00     1,332,759.55   8.2719610478     7.7569610478       480           466                     Adjustable
  383          460,000.00       479,749.22   8.3750000000     7.8600000000       480           466                     Adjustable
  384          566,400.00       578,510.46   8.2500000000     7.7350000000       480           473                     Adjustable
  385          131,920.00       136,025.81   8.3750000000     7.8600000000       360           349                     Adjustable
  386          101,200.00       104,355.42   8.0000000000     7.6100000000       360           348                     Adjustable
  387        1,204,000.00     1,233,384.95   7.7840519935     7.2690519935       360           347                     Adjustable
  388          172,400.00       178,428.18   8.3750000000     7.8600000000       360           347                     Adjustable
  389        1,514,000.00     1,571,344.03   8.2024497374     7.6874497374       360           346                     Adjustable
  390          456,700.00       466,029.62   8.3750000000     7.8600000000       360           346                     Adjustable
  391          248,000.00       260,242.04   8.8750000000     8.3600000000       360           345                     Adjustable
  392           99,600.00        99,650.35   8.1250000000     7.6100000000       360           345                     Adjustable
  393          212,321.00       218,167.51   8.8750000000     8.3600000000       360           345                     Adjustable
  394          342,200.00       354,296.05   7.6250000000     7.1100000000       360           344                     Adjustable
  395          340,000.00       349,006.33   8.3750000000     7.8600000000       360           342                     Adjustable
  396          164,000.00       168,337.37   7.4320000000     6.9170000000       360           322                     Adjustable
  397          260,000.00       254,740.61   7.8830000000     7.3680000000       360           307                     Adjustable
  398          287,000.00       290,449.40   8.2500000000     7.8600000000       360           355                     Adjustable
  399          900,000.00       847,550.08   7.5330000000     7.0180000000       360           297                     Adjustable
  400          150,000.00       139,194.96   7.5330000000     7.0180000000       360           285                     Adjustable
  401          440,000.00       448,891.19   8.0000000000     7.4850000000       360           352                     Adjustable
  402          260,000.00       271,312.16   8.0000000000     7.4850000000       480           467                     Adjustable
  403          167,200.00       172,660.34   7.6830000000     7.1680000000       480           467                     Adjustable
  404          105,350.00       110,296.12   8.3750000000     7.8600000000       480           465                     Adjustable
  405          843,000.00       818,607.61   7.5330000000     7.0180000000       480           416                     Adjustable
  406          148,500.00       100,925.63   6.8460000000     6.3310000000       360           104                     Adjustable
  407          205,500.00       167,642.53   6.3460000000     5.8310000000       480           245                     Adjustable
  408          358,390.00       362,432.94   8.1250000000     7.7350000000       360           355                     Adjustable
  409          294,000.00       301,345.61   8.1250000000     7.6100000000       360           350                     Adjustable
  410          268,000.00       279,445.90   8.3750000000     7.8600000000       360           345                     Adjustable
  411          157,410.00       159,678.17   8.2500000000     7.7350000000       360           344                     Adjustable
  412          457,500.00       477,742.78   8.3750000000     7.8600000000       360           344                     Adjustable
  413          368,000.00       381,494.53   7.7500000000     7.2350000000       360           343                     Adjustable
  414          391,500.00       407,649.13   9.0000000000     8.4850000000       360           342                     Adjustable
  415          140,000.00       146,598.34   8.1250000000     7.6100000000       360           341                     Adjustable
  416        1,190,000.00     1,196,336.78   8.4884711415     8.0984711415       360           357                     Adjustable
  417          400,000.57       401,979.56   8.6250000000     8.1100000000       360           357                     Adjustable
  418          448,000.00       451,908.18   8.3750000000     7.9850000000       360           356                     Adjustable
  419          397,100.00       400,246.07   8.3750000000     7.9850000000       360           356                     Adjustable
  420          173,000.00       174,551.59   8.6250000000     8.2350000000       360           356                     Adjustable
  421          434,250.00       440,474.80   8.3750000000     7.8600000000       360           354                     Adjustable
  422        1,000,000.00     1,001,191.97   1.2500000000     0.7350000000       360           353                     Adjustable
  423          312,000.00       318,133.94   8.2500000000     7.8600000000       360           352                     Adjustable
  424          133,600.00       137,066.18   8.3750000000     7.9850000000       360           351                     Adjustable


                                                 Months to                                Next
                                                  Next           Months     Months     Payment        Initial      Subsequent
Mortgage                                        Interest        Between    Between    Adjustment      Periodic       Periodic
 Loan                          Gross             Rate             Rate      Payment     Period         Rate            Rate
Number      Index            Margin (%)        Adjustment      Adjustment Adjustment    (Months)       Cap (%)        Cap (%)
--------  -----------     --------------       -----------     ---------- ----------  ----------   -------------   ------------
  372        MTA          2.800000000000            1               1         12           6       99.0000000000   99.0000000000
  373        MTA          3.375000000000            1               1         12           9       99.0000000000   99.0000000000
  374        MTA          3.625000000000            1               1         12           8       99.0000000000   99.0000000000
  375        MTA          2.950000000000            1               1         12           4       99.0000000000   99.0000000000
  376        MTA          3.450000000000            1               1         12           4       99.0000000000   99.0000000000
  377        MTA          3.500000000000            1               1         12           4       99.0000000000   99.0000000000
  378        MTA          3.450000000000            1               1         12           4       99.0000000000   99.0000000000
  379        MTA          3.250000000000            1               1         12           3       99.0000000000   99.0000000000
  380        MTA          3.000000000000            1               1         12           11      99.0000000000   99.0000000000
  381        MTA          3.250000000000            1               1         12           11      99.0000000000   99.0000000000
  382        MTA          3.396961047850            1               1         12           10      99.0000000000   99.0000000000
  383        MTA          3.500000000000            1               1         12           10      99.0000000000   99.0000000000
  384        MTA          3.295000000000            1               1         12           5       99.0000000000   99.0000000000
  385        MTA          3.450000000000            1               1         12           1       99.0000000000   99.0000000000
  386        MTA          3.125000000000            1               1         12           12      99.0000000000   99.0000000000
  387        MTA          2.895431196075            1               1         12           11      99.0000000000   99.0000000000
  388        MTA          3.400000000000            1               1         12           11      99.0000000000   99.0000000000
  389        MTA          3.261959789926            1               1         12           10      99.0000000000   99.0000000000
  390        MTA          3.500000000000            1               1         12           10      99.0000000000   99.0000000000
  391        MTA          4.000000000000            1               1         12           9       99.0000000000   99.0000000000
  392        MTA          3.250000000000            1               1         12           9       99.0000000000   99.0000000000
  393        MTA          3.900000000000            1               1         12           9       99.0000000000   99.0000000000
  394        MTA          2.750000000000            1               1         12           8       99.0000000000   99.0000000000
  395        MTA          3.500000000000            1               1         12           6       99.0000000000   99.0000000000
  396        MTA          2.500000000000            1               1         12           10      99.0000000000   99.0000000000
  397        MTA          2.950000000000            1               1         12           7       99.0000000000   99.0000000000
  398        MTA          3.375000000000            1               1         12           8       99.0000000000   99.0000000000
  399        MTA          2.600000000000            1               1         12           9       99.0000000000   99.0000000000
  400        MTA          2.600000000000            1               1         12           9       99.0000000000   99.0000000000
  401        MTA          3.125000000000            1               1         12           4       99.0000000000   99.0000000000
  402        MTA          3.125000000000            1               1         12           11      99.0000000000   99.0000000000
  403        MTA          2.750000000000            1               1         12           11      99.0000000000   99.0000000000
  404        MTA          3.500000000000            1               1         12           9       99.0000000000   99.0000000000
  405        MTA          2.600000000000            1               1         12           8       99.0000000000   99.0000000000
  406        COFI         2.500000000000            1               1         12           8       99.0000000000   99.0000000000
  407        COFI         2.000000000000            1               1         12           5       99.0000000000   99.0000000000
  408        MTA          3.150000000000            1               1         12           8       99.0000000000   99.0000000000
  409        MTA          3.200000000000            1               1         12           2       99.0000000000   99.0000000000
  410        MTA          3.450000000000            1               1         12           9       99.0000000000   99.0000000000
  411        MTA          2.950000000000            1               1         12           8       99.0000000000   99.0000000000
  412        MTA          3.450000000000            1               1         12           8       99.0000000000   99.0000000000
  413        MTA          2.875000000000            1               1         12           7       99.0000000000   99.0000000000
  414        MTA          4.075000000000            1               1         12           6       99.0000000000   99.0000000000
  415        MTA          3.200000000000            1               1         12           5       99.0000000000   99.0000000000
  416        MTA          3.613471141462            1               1         12           10      99.0000000000   99.0000000000
  417        MTA          3.750000000000            1               1         12           9       99.0000000000   99.0000000000
  418        MTA          3.450000000000            1               1         12           9       99.0000000000   99.0000000000
  419        MTA          3.450000000000            1               1         12           9       99.0000000000   99.0000000000
  420        MTA          3.750000000000            1               1         12           9       99.0000000000   99.0000000000
  421        MTA          3.450000000000            1               1         12           6       99.0000000000   99.0000000000
  422        MTA          3.575000000000            1               1         12           5       99.0000000000   99.0000000000
  423        MTA          3.325000000000            1               1         12           5       99.0000000000   99.0000000000
  424        MTA          3.450000000000            1               1         12           4       99.0000000000   99.0000000000




                                             Maximum          Remaining
Mortgage       Gross           Gross         Negative         Interest
 Loan         Maximum         Minimum      Amortization      Only Term
Number        Rate (%)        Rate (%)     Percentage (%)    (in months)
--------    -------------   -------------  --------------    -----------
  372        9.9500000000   2.8000000000   110.0000000000        N/A
  373        9.9500000000   3.3750000000   110.0000000000        N/A
  374       10.9500000000   3.6250000000   110.0000000000        N/A
  375        9.9500000000   2.9500000000   110.0000000000        N/A
  376        9.9500000000   3.4500000000   110.0000000000        N/A
  377       12.0000000000   3.5000000000   110.0000000000        N/A
  378        9.9500000000   3.4500000000   110.0000000000        N/A
  379        9.9500000000   3.2500000000   110.0000000000        N/A
  380        9.9500000000   3.0000000000   110.0000000000        N/A
  381        9.9500000000   3.2500000000   110.0000000000        N/A
  382       10.7949194076   3.3969610478   110.0000000000        N/A
  383       12.0000000000   3.5000000000   110.0000000000        N/A
  384        9.9500000000   3.2950000000   110.0000000000        N/A
  385        9.9500000000   3.4500000000   110.0000000000        N/A
  386        9.9500000000   3.1250000000   110.0000000000        N/A
  387        9.9500000000   2.8954311961   110.0000000000        N/A
  388       11.3250000000   3.4000000000   110.0000000000        N/A
  389       10.7229460241   3.2619597899   110.0000000000        N/A
  390       12.0000000000   3.5000000000   110.0000000000        N/A
  391        9.9990000000   4.0000000000   110.0000000000        N/A
  392        9.9500000000   3.2500000000   110.0000000000        N/A
  393        9.9500000000   3.9000000000   110.0000000000        N/A
  394        9.9500000000   2.7500000000   110.0000000000        N/A
  395       12.0000000000   3.5000000000   110.0000000000        N/A
  396        8.9500000000   2.5000000000   110.0000000000        N/A
  397       11.9500000000   2.9500000000   110.0000000000        N/A
  398        9.9500000000   3.3750000000   110.0000000000        N/A
  399       11.9500000000   2.6000000000   110.0000000000        N/A
  400       11.9500000000   2.6000000000   110.0000000000        N/A
  401       12.0000000000   3.1250000000   110.0000000000        N/A
  402        9.9500000000   3.1250000000   110.0000000000        N/A
  403        9.9500000000   2.7500000000   110.0000000000        N/A
  404       12.0000000000   3.5000000000   110.0000000000        N/A
  405       11.9500000000   2.6000000000   110.0000000000        N/A
  406       15.2500000000   2.5000000000   115.0000000000        N/A
  407       13.9000000000   2.0000000000   115.0000000000        N/A
  408        9.9500000000   3.1500000000   115.0000000000        N/A
  409        9.9500000000   3.2000000000   115.0000000000        N/A
  410        9.9500000000   3.4500000000   115.0000000000        N/A
  411        9.9500000000   2.9500000000   115.0000000000        N/A
  412        9.9500000000   3.4500000000   115.0000000000        N/A
  413        9.9500000000   2.8750000000   115.0000000000        N/A
  414        9.9500000000   4.0750000000   115.0000000000        N/A
  415        9.9500000000   3.2000000000   115.0000000000        N/A
  416        9.9500000000   3.6134711415   115.0000000000        N/A
  417        9.9500000000   3.7500000000   115.0000000000        N/A
  418        9.9500000000   3.4500000000   115.0000000000        N/A
  419        9.9500000000   3.4500000000   115.0000000000        N/A
  420        9.9500000000   3.7500000000   115.0000000000        N/A
  421        9.9500000000   3.4500000000   115.0000000000        N/A
  422        9.9500000000   3.5750000000   115.0000000000        N/A
  423        9.9500000000   3.3250000000   115.0000000000        N/A
  424        9.9500000000   3.4500000000   115.0000000000        N/A





                                                                               S-137





                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)  Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------  ---------
  425          706,700.00       717,881.94   8.3750000000     7.9850000000       480           475                     Adjustable
  426          192,000.00       195,072.96   8.1250000000     7.6100000000       480           474                     Adjustable
  427          665,000.00       681,817.59   8.0000000000     7.4850000000       480           472                     Adjustable
  428          206,400.00       211,599.42   8.3750000000     7.9850000000       480           472                     Adjustable
  429          427,500.00       441,053.71   8.1250000000     7.6100000000       360           346                     Adjustable
  430          265,730.55       239,349.51   7.1580000000     6.6430000000       321           300                     Adjustable
  431          372,848.00       376,923.40   8.3750000000     7.9850000000       480           475                     Adjustable
  432          183,200.00       146,613.08   7.0000000000     6.4850000000       360           171                     Adjustable
  433           49,600.00        39,531.93   6.8580000000     6.3430000000       360           224                     Adjustable
  434          108,000.00        86,302.37   7.0460000000     6.5310000000       360           211                     Adjustable
  435          102,700.00        82,594.89   6.7960000000     6.2810000000       360           210                     Adjustable
  436           56,000.00        37,954.61   6.8460000000     6.3310000000       360           173                     Adjustable
  437          499,000.00       359,120.28   7.0000000000     6.4850000000       360           162                     Adjustable
  438           73,400.00        50,196.00   7.0000000000     6.4850000000       360           164                     Adjustable
  439           50,400.00        31,797.41   6.9000000000     6.3850000000       360           166                     Adjustable
  440          175,000.00       115,960.22   6.8960000000     6.3810000000       360           161                     Adjustable
  441           45,000.00        28,825.14   7.0000000000     6.4850000000       360           154                     Adjustable
  442           66,400.00        40,834.09   7.0000000000     6.4850000000       360           153                     Adjustable
  443           72,000.00        38,603.15   6.3400000000     5.8250000000       360           125                     Adjustable
  444           38,700.00        21,036.71   6.5960000000     6.0810000000       360           114                     Adjustable
  445          452,917.73       433,780.80   6.7460000000     6.2310000000       348           309                     Adjustable
  446           67,676.79        62,516.84   6.7960000000     6.2810000000       311           264                     Adjustable
  447          109,600.00       110,727.21   7.8820000000     7.3670000000       360           312                     Adjustable
  448          106,400.00        91,263.37   7.8580000000     7.3430000000       480           331                     Adjustable
  449           92,000.00        74,273.24   6.8000000000     6.2850000000       480           306                     Adjustable
  450           32,600.00        26,475.48   7.0000000000     6.4850000000       480           278                     Adjustable
  451           44,000.00        35,053.64   6.8460000000     6.3310000000       480           251                     Adjustable
  452          192,753.11       200,781.82   7.0460000000     6.5310000000       384           338                     Adjustable
  453          132,000.00       137,175.71   7.6730000000     7.1580000000       360           332                     Adjustable
  454          536,000.00       559,877.52   8.3530000000     7.8380000000       360           337                     Adjustable
  455          360,000.00       375,687.84   8.0330000000     7.5180000000       360           336                     Adjustable
  456          373,000.00       387,991.95   8.2330000000     7.7180000000       360           335                     Adjustable
  457          216,800.00       224,453.32   7.6830000000     7.1680000000       360           323                     Adjustable
  458          628,000.00       647,862.06   7.3730000000     6.8580000000       360           342                     Adjustable
  459          555,000.00       573,936.19   7.9330000000     7.4180000000       360           342                     Adjustable
  460          239,236.00       246,334.90   7.2720000000     6.7570000000       360           340                     Adjustable
  461          450,000.00       469,243.12   7.7930000000     7.2780000000       360           337                     Adjustable
  462          440,000.00       452,873.51   7.1330000000     6.6180000000       360           335                     Adjustable
  463           94,250.00        95,927.75   7.6830000000     7.1680000000       360           331                     Adjustable
  464          568,000.00       583,804.67   7.2330000000     6.7180000000       360           330                     Adjustable
  465          160,000.00       165,055.04   7.5830000000     7.0680000000       360           329                     Adjustable
  466          285,000.00       295,071.75   7.5830000000     7.0680000000       360           327                     Adjustable
  467          280,000.00       289,743.86   7.5830000000     7.0680000000       360           326                     Adjustable
  468          272,250.00       278,704.54   7.4330000000     6.9180000000       360           325                     Adjustable
  469          108,000.00       113,902.89   8.4730000000     7.9580000000       360           325                     Adjustable
  470          315,000.00       301,461.96  10.2830000000     9.7680000000       360           322                     Adjustable
  471          295,000.00       300,240.99   7.6493513550     7.1343513550       360           321                     Adjustable
  472          205,500.00       206,542.13   7.6830000000     7.1680000000       360           320                     Adjustable
  473          186,900.00       180,417.93   9.1830000000     8.6680000000       360           318                     Adjustable
  474          187,500.00       181,956.08   9.4330000000     8.9180000000       360           316                     Adjustable
  475          500,000.00       479,348.87   9.1830000000     8.6680000000       360           316                     Adjustable
  476          172,500.00       171,500.21   7.6830000000     7.1680000000       360           313                     Adjustable
  477           97,400.00        94,934.68   9.6830000000     9.1680000000       360           313                     Adjustable





                                                 Months to                                  Next
                                                   Next           Months       Months     Payment        Initial       Subsequent
Mortgage                                         Interest        Between      Between    Adjustment     Periodic         Periodic
 Loan                           Gross             Rate             Rate        Payment     Period         Rate             Rate
Number        Index           Margin (%)        Adjustment      Adjustment   Adjustment    (Months)      Cap (%)        Cap (%)
--------  -------------     --------------      ----------      ----------   ----------  ----------   -------------   ------------
  425       MTA             3.450000000000          1                1           12         8         99.0000000000   99.0000000000
  426       MTA             3.150000000000          1                1           12         6         99.0000000000   99.0000000000
  427       MTA             3.075000000000          1                1           12         4         99.0000000000   99.0000000000
  428       MTA             3.450000000000          1                1           12         4         99.0000000000   99.0000000000
  429       MTA             3.250000000000          1                1           12         10        99.0000000000   99.0000000000
  430       MTA             2.800000000000          1                1           12         3         99.0000000000   99.0000000000
  431       MTA             3.400000000000          1                1           12         8         99.0000000000   99.0000000000
  432    1 Month Libor      2.150000000000          1                1           12         3         99.0000000000   99.0000000000
  433       COFI            2.500000000000          1                1           12         8         99.0000000000   99.0000000000
  434       COFI            2.700000000000          1                1           12         7         99.0000000000   99.0000000000
  435       COFI            2.450000000000          1                1           12         6         99.0000000000   99.0000000000
  436       COFI            2.500000000000          1                1           12         5         99.0000000000   99.0000000000
  437       COFI            2.250000000000          1                1           12         6         99.0000000000   99.0000000000
  438       COFI            2.300000000000          1                1           12         8         99.0000000000   99.0000000000
  439       COFI            2.500000000000          1                1           12         10        99.0000000000   99.0000000000
  440       COFI            2.550000000000          1                1           12         5         99.0000000000   99.0000000000
  441       COFI            2.400000000000          1                1           12         10        99.0000000000   99.0000000000
  442       COFI            2.400000000000          1                1           12         9         99.0000000000   99.0000000000
  443       COFI            2.000000000000          1                1           12         5         99.0000000000   99.0000000000
  444       COFI            2.250000000000          1                1           12         6         99.0000000000   99.0000000000
  445       COFI            2.400000000000          1                1           12         9         99.0000000000   99.0000000000
  446       COFI            2.450000000000          1                1           12         1         99.0000000000   99.0000000000
  447       COFI            2.950000000000          1                1           12         12        99.0000000000   99.0000000000
  448       COFI            3.500000000000          1                1           12         7         99.0000000000   99.0000000000
  449       COFI            2.300000000000          1                1           12         6         99.0000000000   99.0000000000
  450       COFI            2.150000000000          1                1           12         2         99.0000000000   99.0000000000
  451       COFI            2.500000000000          1                1           12         11        99.0000000000   99.0000000000
  452       COFI            2.700000000000          1                1           12         2         99.0000000000   99.0000000000
  453       MTA             2.740000000000          1                1           12         8         99.0000000000   99.0000000000
  454       MTA             3.420000000000          1                1           12         1         99.0000000000   99.0000000000
  455       MTA             3.100000000000          1                1           12         12        99.0000000000   99.0000000000
  456       MTA             3.300000000000          1                1           12         11        99.0000000000   99.0000000000
  457       MTA             2.750000000000          1                1           12         11        99.0000000000   99.0000000000
  458       MTA             2.440000000000          1                1           12         6         99.0000000000   99.0000000000
  459       MTA             3.000000000000          1                1           12         6         99.0000000000   99.0000000000
  460       MTA             2.340000000000          1                1           12         4         99.0000000000   99.0000000000
  461       MTA             2.860000000000          1                1           12         1         99.0000000000   99.0000000000
  462       MTA             2.200000000000          1                1           12         11        99.0000000000   99.0000000000
  463       MTA             2.750000000000          1                1           12         7         99.0000000000   99.0000000000
  464       MTA             2.300000000000          1                1           12         6         99.0000000000   99.0000000000
  465       MTA             2.650000000000          1                1           12         5         99.0000000000   99.0000000000
  466       MTA             2.650000000000          1                1           12         3         99.0000000000   99.0000000000
  467       MTA             2.650000000000          1                1           12         2         99.0000000000   99.0000000000
  468       MTA             2.500000000000          1                1           12         1         99.0000000000   99.0000000000
  469       MTA             3.540000000000          1                1           12         1         99.0000000000   99.0000000000
  470       MTA             5.350000000000          1                1           12         10        99.0000000000   99.0000000000
  471       MTA             2.716351354957          1                1           12         9         99.0000000000   99.0000000000
  472       MTA             2.750000000000          1                1           12         8         99.0000000000   99.0000000000
  473       MTA             4.250000000000          1                1           12         6         99.0000000000   99.0000000000
  474       MTA             4.500000000000          1                1           12         4         99.0000000000   99.0000000000
  475       MTA             4.250000000000          1                1           12         4         99.0000000000   99.0000000000
  476       MTA             2.750000000000          1                1           12         1         99.0000000000   99.0000000000
  477       MTA             4.750000000000          1                1           12         1         99.0000000000   99.0000000000






                                           Maximum          Remaining
Mortgage     Gross           Gross         Negative         Interest
 Loan       Maximum         Minimum      Amortization      Only Term
Number      Rate (%)        Rate (%)     Percentage (%)    (in months)
--------  -------------   -------------  --------------    -----------
  425      9.9500000000   3.4500000000   115.0000000000        N/A
  426      9.9500000000   3.1500000000   115.0000000000        N/A
  427      9.9500000000   3.0750000000   115.0000000000        N/A
  428      9.9500000000   3.4500000000   115.0000000000        N/A
  429      9.9500000000   3.2500000000   115.0000000000        N/A
  430     11.9500000000   2.8000000000   115.0000000000        N/A
  431      9.9500000000   3.4000000000   115.0000000000        N/A
  432     13.9500000000   2.1500000000   125.0000000000        N/A
  433     11.2000000000   2.5000000000   125.0000000000        N/A
  434     11.4500000000   2.7000000000   125.0000000000        N/A
  435     10.9500000000   2.4500000000   125.0000000000        N/A
  436     14.2000000000   2.5000000000   125.0000000000        N/A
  437     13.9500000000   2.2500000000   125.0000000000        N/A
  438     13.9500000000   2.3000000000   125.0000000000        N/A
  439     14.0000000000   2.5000000000   125.0000000000        N/A
  440     14.2500000000   2.5500000000   125.0000000000        N/A
  441     14.5500000000   2.4000000000   125.0000000000        N/A
  442     14.2000000000   2.4000000000   125.0000000000        N/A
  443     14.6400000000   2.0000000000   125.0000000000        N/A
  444     14.5000000000   2.2500000000   125.0000000000        N/A
  445     11.9500000000   2.4000000000   125.0000000000        N/A
  446      9.4750000000   2.4500000000   125.0000000000        N/A
  447      9.9500000000   2.9500000000   125.0000000000        N/A
  448     10.9500000000   3.5000000000   125.0000000000        N/A
  449     13.9500000000   2.3000000000   125.0000000000        N/A
  450     14.0000000000   2.1500000000   125.0000000000        N/A
  451     14.2500000000   2.5000000000   125.0000000000        N/A
  452     10.4100000000   2.7000000000   125.0000000000        N/A
  453      9.9500000000   2.7400000000   125.0000000000        N/A
  454     10.1500000000   3.4200000000   125.0000000000        N/A
  455     10.1500000000   3.1000000000   125.0000000000        N/A
  456      9.9500000000   3.3000000000   125.0000000000        N/A
  457      8.9500000000   2.7500000000   125.0000000000        N/A
  458     10.0500000000   2.4400000000   125.0000000000        N/A
  459     10.6500000000   3.0000000000   125.0000000000        N/A
  460     10.0500000000   2.3400000000   125.0000000000        N/A
  461     10.2500000000   2.8600000000   125.0000000000        N/A
  462      9.9500000000   2.2000000000   125.0000000000        N/A
  463     10.3500000000   2.7500000000   125.0000000000        N/A
  464      9.9500000000   2.3000000000   125.0000000000        N/A
  465      9.9500000000   2.6500000000   125.0000000000        N/A
  466      9.9500000000   2.6500000000   125.0000000000        N/A
  467      9.9500000000   2.6500000000   125.0000000000        N/A
  468      8.9500000000   2.5000000000   125.0000000000        N/A
  469     10.7400000000   3.5400000000   125.0000000000        N/A
  470     14.7000000000   5.3500000000   125.0000000000        N/A
  471      9.9500000000   2.7163513550   125.0000000000        N/A
  472      9.9500000000   2.7500000000   125.0000000000        N/A
  473     13.6000000000   4.2500000000   125.0000000000        N/A
  474     13.8500000000   4.5000000000   125.0000000000        N/A
  475     13.6000000000   4.2500000000   125.0000000000        N/A
  476      9.9500000000   2.7500000000   125.0000000000        N/A
  477     14.1000000000   4.7500000000   125.0000000000        N/A



                                                                              S-138




                                                                               Original      Remaining    Remaining
Mortgage                                        Gross              Net       Amortization  Amortization   Term of
 Loan          Original          Current       Mortgage         Mortgage       Term (in      Term (in     Maturity
Number        Balance ($)       Balance ($)     Rate (%)         Rate (%)        months)      months)    (in months)  Loan Type
--------   --------------    --------------  ------------     ------------   ------------  ------------  -----------  ---------
  478          144,000.00       135,794.15   9.5330000000     9.0180000000       360           311                     Adjustable
  479          264,000.00       255,787.32   7.6830000000     7.1680000000       360           306                     Adjustable
  480          218,250.00       206,821.39   7.4330000000     6.9180000000       360           305                     Adjustable
  481          697,500.00       661,151.75   7.5330000000     7.0180000000       360           305                     Adjustable
  482          112,500.00       104,268.74   7.5330000000     7.0180000000       360           300                     Adjustable
  483          300,000.00       288,344.55   9.4330000000     8.9180000000       360           299                     Adjustable
  484          562,500.00       511,089.18   7.5330000000     7.0180000000       360           296                     Adjustable
  485          126,000.00       119,253.51   7.6820000000     7.1670000000       360           293                     Adjustable
  486           65,000.00        61,513.14   7.4320000000     6.9170000000       360           279                     Adjustable
  487           90,440.00        86,057.30   7.0330000000     6.5180000000       360           276                     Adjustable
  488          262,500.00       171,108.99   7.1230000000     6.6080000000       180            91                     Adjustable
  489          125,000.00       117,911.75   6.1250000000     5.6100000000       360           310                     Adjustable
  490          400,000.00       372,834.87   5.6250000000     5.1100000000       360           312                     Adjustable
  491          170,000.00       159,911.45   5.6250000000     5.1100000000       360           312                     Adjustable
  492          399,000.00       378,368.28   6.2500000000     5.7350000000       360           312                     Adjustable
  493           41,250.00        38,800.49   5.0000000000     4.4850000000       360           315                     Adjustable
  494           95,000.00        90,240.30   6.0000000000     5.4850000000       360           315                     Adjustable
  495          393,000.00       369,718.64   5.0000000000     4.4850000000       360           316                     Adjustable
  496          115,200.00       107,902.49   5.1250000000     4.6100000000       360           316                     Adjustable
  497          284,000.00       272,991.42   5.9000000000     5.3850000000       360           326                     Adjustable
  498          380,000.00       360,043.17   5.6250000000     5.1100000000       360           320                     Adjustable
  499          215,000.00       204,667.13   5.3750000000     4.8600000000       360           322                     Adjustable
  500          475,000.00       454,880.05   5.3750000000     4.8600000000       360           325                     Adjustable
  501          156,150.00       149,816.67   5.6250000000     5.1100000000       360           325                     Adjustable
  502          232,500.00       221,997.00   5.0000000000     4.4850000000       360           325                     Adjustable
  503          260,000.00       246,507.99   4.0000000000     3.4850000000       360           326                     Adjustable
  504          113,500.00       108,200.85   4.6250000000     4.1100000000       360           327                     Adjustable
  505          250,000.00       243,556.31   4.7500000000     4.2350000000       480           447                     Adjustable
  506          207,000.00       200,540.31   5.7500000000     5.2350000000       360           332                     Adjustable
  507          965,000.00       945,551.37   5.6000000000     5.0850000000       360           342                     Adjustable
  508          210,000.00       195,865.56   5.7500000000     5.2350000000       320           307                     Adjustable
  509          510,000.00       487,642.62   5.2500000000     4.7350000000       360           329                     Adjustable
  510          102,088.00       101,193.18   6.8250000000     6.3100000000       360           350                     Adjustable
  511          176,000.00       174,794.59   7.5000000000     6.9850000000       360           351                     Adjustable
  512          139,973.10       136,423.76   5.8750000000     5.3600000000       316           313                     Adjustable
  513          890,000.00       909,186.93   5.9000000000     5.3850000000       360           330                     Adjustable
  514          918,750.00       885,303.64   4.8750000000     4.3600000000       360           332                     Adjustable
  515          630,000.00       591,984.35   5.8750000000     5.3600000000       360           308                     Adjustable
  516          665,000.00       624,480.87   5.7500000000     5.2350000000       360           309                     Adjustable




                                                   Months to                                 Next
                                                     Next           Months     Months      Payment       Initial       Subsequent
Mortgage                                           Interest        Between    Between     Adjustment    Periodic        Periodic
 Loan                              Gross             Rate             Rate      Payment     Period        Rate            Rate
Number         Index             Margin (%)        Adjustment      Adjustment Adjustment    (Months      Cap (%)         Cap (%)
--------   -------------     ---------------       ----------      ---------- ----------  ----------  -------------   ------------
  478        MTA             4.600000000000            1                 1        12         11       99.0000000000   99.0000000000
  479        MTA             2.750000000000            1                 1        12         6        99.0000000000   99.0000000000
  480        MTA             2.500000000000            1                 1        12         5        99.0000000000   99.0000000000
  481        MTA             2.600000000000            1                 1        12         5        99.0000000000   99.0000000000
  482        MTA             2.600000000000            1                 1        12         12       99.0000000000   99.0000000000
  483        MTA             4.500000000000            1                 1        12         11       99.0000000000   99.0000000000
  484        MTA             2.600000000000            1                 1        12         8        99.0000000000   99.0000000000
  485        MTA             2.750000000000            1                 1        12         5        99.0000000000   99.0000000000
  486        MTA             2.500000000000            1                 1        12         3        99.0000000000   99.0000000000
  487        MTA             2.100000000000            1                 1        12         12       99.0000000000   99.0000000000
  488        MTA             2.190000000000            1                 1        12         7        99.0000000000   99.0000000000
  489        MTA             2.600000000000            10                1        12         10       99.0000000000   99.0000000000
  490        MTA             2.600000000000            12                1        12         12       99.0000000000   99.0000000000
  491        MTA             2.600000000000            12                1        12         12       99.0000000000   99.0000000000
  492        MTA             2.600000000000            12                1        12         12       99.0000000000   99.0000000000
  493        MTA             2.600000000000            15                1        12         15       99.0000000000   99.0000000000
  494        MTA             2.600000000000            15                1        12         15       99.0000000000   99.0000000000
  495        MTA             2.600000000000            16                1        12         16       99.0000000000   99.0000000000
  496        MTA             2.600000000000            16                1        12         16       99.0000000000   99.0000000000
  497        MTA             4.750000000000            2                 1        12         2        99.0000000000   99.0000000000
  498        MTA             2.600000000000            20                1        12         20       99.0000000000   99.0000000000
  499        MTA             2.600000000000            22                1        12         22       99.0000000000   99.0000000000
  500        MTA             2.600000000000            25                1        12         25       99.0000000000   99.0000000000
  501        MTA             2.600000000000            25                1        12         25       99.0000000000   99.0000000000
  502        MTA             2.600000000000            25                1        12         25       99.0000000000   99.0000000000
  503        MTA             2.600000000000            26                1        12         26       99.0000000000   99.0000000000
  504        MTA             2.600000000000            27                1        12         27       99.0000000000   99.0000000000
  505        MTA             2.600000000000            3                 1        12         3        99.0000000000   99.0000000000
  506        MTA             2.600000000000            32                1        12         32       99.0000000000   99.0000000000
  507        MTA             2.700000000000            42                1        12         42       99.0000000000   99.0000000000
  508        MTA             2.600000000000            47                1        12         47       99.0000000000   99.0000000000
  509        MTA             2.600000000000            5                 1        12         5        99.0000000000   99.0000000000
  510        MTA             3.050000000000            50                1        12         50       99.0000000000   99.0000000000
  511        MTA             3.100000000000            51                1        12         51       99.0000000000   99.0000000000
  512        MTA             2.600000000000            57                1        12         57       99.0000000000   99.0000000000
  513        MTA             4.250000000000            6                 1        12         6        99.0000000000   99.0000000000
  514        MTA             2.600000000000            8                 1        12         8        99.0000000000   99.0000000000
  515        MTA             2.600000000000            8                 1        12         8        99.0000000000   99.0000000000
  516        MTA             2.600000000000            9                 1        12         9        99.0000000000   99.0000000000






             Subsequent                                     Maximum          Remaining
Mortgage      Periodic        Gross           Gross         Negative         Interest
 Loan          Rate          Maximum         Minimum      Amortization      Only Term
Number        Cap (%)        Rate (%)        Rate (%)     Percentage (%)    (in months)
--------    ------------   -------------   -------------  --------------    -----------
  478      99.0000000000   13.9500000000   4.6000000000   125.0000000000        N/A
  479      99.0000000000   11.9500000000   2.7500000000   125.0000000000        N/A
  480      99.0000000000   11.9500000000   2.5000000000   125.0000000000        N/A
  481      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  482      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  483      99.0000000000   13.8500000000   4.5000000000   125.0000000000        N/A
  484      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  485      99.0000000000   11.9500000000   2.7500000000   125.0000000000        N/A
  486      99.0000000000   11.5000000000   2.5000000000   125.0000000000        N/A
  487      99.0000000000   10.9500000000   2.1000000000   125.0000000000        N/A
  488      99.0000000000    9.9500000000   2.1900000000   125.0000000000        N/A
  489      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  490      99.0000000000   11.9500000000   2.6000000000   110.0000000000        N/A
  491      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  492      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  493      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  494      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  495      99.0000000000   11.9500000000   2.6000000000   110.0000000000        N/A
  496      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  497      99.0000000000   14.1000000000   4.7500000000   125.0000000000        N/A
  498      99.0000000000   11.9500000000   2.6000000000   110.0000000000        N/A
  499      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  500      99.0000000000   11.9500000000   2.6000000000   110.0000000000        N/A
  501      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  502      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  503      99.0000000000   11.9500000000   2.6000000000   110.0000000000        N/A
  504      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  505      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  506      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  507      99.0000000000   12.0500000000   2.7000000000   125.0000000000        N/A
  508      99.0000000000   12.3250000000   2.6000000000   110.0000000000        N/A
  509      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  510      99.0000000000   12.4000000000   3.0500000000   125.0000000000        N/A
  511      99.0000000000   12.4500000000   3.1000000000   110.0000000000        N/A
  512      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  513      99.0000000000   13.6000000000   4.2500000000   110.0000000000        N/A
  514      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  515      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A
  516      99.0000000000   11.9500000000   2.6000000000   125.0000000000        N/A


                                                                               S-139


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in February of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1A
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................      98           87           75          63           51           40          28
 February 2009.................      97           75           55          38           23           10           0
 February 2010.................      95           64           40          21            6           0            0
 February 2011.................      93           55           27           9            0           0            0
 February 2012.................      91           46           18           1            0           0            0
 February 2013.................      88           40           12           0            0           0            0
 February 2014.................      86           34           7            0            0           0            0
 February 2015.................      83           29           5            0            0           0            0
 February 2016.................      81           25           3            0            0           0            0
 February 2017.................      78           22           2            0            0           0            0
 February 2018.................      75           19           2            0            0           0            0
 February 2019.................      71           16           1            0            0           0            0
 February 2020.................      68           14           1            0            0           0            0
 February 2021.................      64           12           1            0            0           0            0
 February 2022.................      61           10           1            0            0           0            0
 February 2023.................      57            8           *            0            0           0            0
 February 2024.................      52            7           *            0            0           0            0
 February 2025.................      48            6           *            0            0           0            0
 February 2026.................      43            5           *            0            0           0            0
 February 2027.................      38            4           *            0            0           0            0
 February 2028.................      33            3           *            0            0           0            0
 February 2029.................      28            2           *            0            0           0            0
 February 2030.................      22            2           *            0            0           0            0
 February 2031.................      15            1           *            0            0           0            0
 February 2032.................       9            1           *            0            0           0            0
 February 2033.................       4            *           *            0            0           0            0
 February 2034.................       1            *           *            0            0           0            0
 February 2035.................       *            *           *            0            0           0            0
 February 2036.................       0            0           0            0            0           0            0
 February 2037.................       0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................     16.27        6.30         2.99        1.76         1.24         0.91        0.69
 Weighted Average Life
 (in years)(1)(2)..............     16.27        6.30         2.99        1.76         1.24         0.91        0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      141


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-1B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................     98           87           75          63           51           40          28
 February 2009.................     97           75           55          38           23           10           0
 February 2010.................     95           64           40          21            6           0            0
 February 2011.................     93           55           27           9            0           0            0
 February 2012.................     91           46           18           1            0           0            0
 February 2013.................     88           40           12           0            0           0            0
 February 2014.................     86           34           7            0            0           0            0
 February 2015.................     83           29           5            0            0           0            0
 February 2016.................     81           25           3            0            0           0            0
 February 2017.................     78           22           2            0            0           0            0
 February 2018.................     75           19           2            0            0           0            0
 February 2019.................     71           16           1            0            0           0            0
 February 2020.................     68           14           1            0            0           0            0
 February 2021.................     64           12           1            0            0           0            0
 February 2022.................     61           10           1            0            0           0            0
 February 2023.................     57            8           *            0            0           0            0
 February 2024.................     52            7           *            0            0           0            0
 February 2025.................     48            6           *            0            0           0            0
 February 2026.................     43            5           *            0            0           0            0
 February 2027.................     38            4           *            0            0           0            0
 February 2028.................     33            3           *            0            0           0            0
 February 2029.................     28            2           *            0            0           0            0
 February 2030.................     22            2           *            0            0           0            0
 February 2031.................     15            1           *            0            0           0            0
 February 2032.................      9            1           *            0            0           0            0
 February 2033.................      4            *           *            0            0           0            0
 February 2034.................      1            *           *            0            0           0            0
 February 2035.................      *            *           *            0            0           0            0
 February 2036.................      0            0           0            0            0           0            0
 February 2037.................      0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................    16.27        6.30         2.99        1.76         1.24         0.91        0.69
 Weighted Average Life
 (in years)(1)(2)..............    16.27        6.30         2.99        1.76         1.24         0.91        0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      142


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-2A
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%        40%           50%         60%

Initial Percentage                  100         100          100          100         100          100         100
 February 2008.................      99           87          75           63           52          40           28
 February 2009.................      97           75          56           38           23          10           0
 February 2010.................      96           65          40           21           6            0           0
 February 2011.................      94           56          28            9           0            0           0
 February 2012.................      92           47          18            1           0            0           0
 February 2013.................      90           41          12            0           0            0           0
 February 2014.................      88           35           8            0           0            0           0
 February 2015.................      86           30           5            0           0            0           0
 February 2016.................      84           26           3            0           0            0           0
 February 2017.................      81           23           3            0           0            0           0
 February 2018.................      79           20           2            0           0            0           0
 February 2019.................      76           17           2            0           0            0           0
 February 2020.................      72           15           1            0           0            0           0
 February 2021.................      69           13           1            0           0            0           0
 February 2022.................      66           11           1            0           0            0           0
 February 2023.................      62           9            1            0           0            0           0
 February 2024.................      58           8            *            0           0            0           0
 February 2025.................      54           6            *            0           0            0           0
 February 2026.................      49           5            *            0           0            0           0
 February 2027.................      44           4            *            0           0            0           0
 February 2028.................      39           3            *            0           0            0           0
 February 2029.................      34           3            *            0           0            0           0
 February 2030.................      28           2            *            0           0            0           0
 February 2031.................      22           1            *            0           0            0           0
 February 2032.................      15           1            *            0           0            0           0
 February 2033.................       9           *            *            0           0            0           0
 February 2034.................       2           *            *            0           0            0           0
 February 2035.................       1           *            *            0           0            0           0
 February 2036.................       *           *            *            0           0            0           0
 February 2037.................       0           0            0            0           0            0           0
 Weighted Average Life
 (in years)(1)................      17.35        6.49        3.02         1.77         1.24        0.92         0.69
 Weighted Average Life
 (in years)(1)(2)..............     17.35        6.49        3.02         1.77         1.24        0.92         0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      143


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-2B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................     99           87           75          63           52           40          28
 February 2009.................     97           75           56          38           23           10           0
 February 2010.................     96           65           40          21            6           0            0
 February 2011.................     94           56           28           9            0           0            0
 February 2012.................     92           47           18           1            0           0            0
 February 2013.................     90           41           12           0            0           0            0
 February 2014.................     88           35           8            0            0           0            0
 February 2015.................     86           30           5            0            0           0            0
 February 2016.................     84           26           3            0            0           0            0
 February 2017.................     81           23           3            0            0           0            0
 February 2018.................     79           20           2            0            0           0            0
 February 2019.................     76           17           2            0            0           0            0
 February 2020.................     72           15           1            0            0           0            0
 February 2021.................     69           13           1            0            0           0            0
 February 2022.................     66           11           1            0            0           0            0
 February 2023.................     62            9           1            0            0           0            0
 February 2024.................     58            8           *            0            0           0            0
 February 2025.................     54            6           *            0            0           0            0
 February 2026.................     49            5           *            0            0           0            0
 February 2027.................     44            4           *            0            0           0            0
 February 2028.................     39            3           *            0            0           0            0
 February 2029.................     34            3           *            0            0           0            0
 February 2030.................     28            2           *            0            0           0            0
 February 2031.................     22            1           *            0            0           0            0
 February 2032.................     15            1           *            0            0           0            0
 February 2033.................      9            *           *            0            0           0            0
 February 2034.................      2            *           *            0            0           0            0
 February 2035.................      1            *           *            0            0           0            0
 February 2036.................      *            *           *            0            0           0            0
 February 2037.................      0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................    17.35        6.49         3.02        1.77         1.24         0.92        0.69
 Weighted Average Life
 (in years)(1)(2)..............    17.35        6.49         3.02        1.77         1.24         0.92        0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      144


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                     Class I-A-3A
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  0%          10%          20%          30%        40%           50%         60%

Initial Percentage                  100         100          100          100         100          100         100
 February 2008.................     99           87          75           64           52          40           28
 February 2009.................     98           76          56           38           23          10           0
 February 2010.................     97           66          41           21           6            0           0
 February 2011.................     96           56          28            9           0            0           0
 February 2012.................     94           48          19            1           0            0           0
 February 2013.................     93           42          12            0           0            0           0
 February 2014.................     91           36           8            0           0            0           0
 February 2015.................     90           31           5            0           0            0           0
 February 2016.................     88           27           4            0           0            0           0
 February 2017.................     86           24           3            0           0            0           0
 February 2018.................     83           21           2            0           0            0           0
 February 2019.................     80           18           2            0           0            0           0
 February 2020.................     77           16           1            0           0            0           0
 February 2021.................     73           13           1            0           0            0           0
 February 2022.................     69           11           1            0           0            0           0
 February 2023.................     66           10           1            0           0            0           0
 February 2024.................     62           8            *            0           0            0           0
 February 2025.................     58           7            *            0           0            0           0
 February 2026.................     54           6            *            0           0            0           0
 February 2027.................     49           5            *            0           0            0           0
 February 2028.................     44           4            *            0           0            0           0
 February 2029.................     38           3            *            0           0            0           0
 February 2030.................     32           2            *            0           0            0           0
 February 2031.................     26           2            *            0           0            0           0
 February 2032.................     19           1            *            0           0            0           0
 February 2033.................     12           1            *            0           0            0           0
 February 2034.................      6           *            *            0           0            0           0
 February 2035.................      3           *            *            0           0            0           0
 February 2036.................      1           *            *            0           0            0           0
 February 2037.................      0           0            0            0           0            0           0
 Weighted Average Life
 (in years)(1).................    18.31        6.68        3.06         1.78         1.25        0.92         0.69
 Weighted Average Life
 (in years)(1)(2)..............    18.31        6.68        3.06         1.78         1.25        0.92         0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      145

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-A-3B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  0%           10%         20%          30%          40%         50%          60%

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................     99           87           75          64           52           40          28
 February 2009.................     98           76           56          38           23           10           0
 February 2010.................     97           66           41          21            6           0            0
 February 2011.................     96           56           28           9            0           0            0
 February 2012.................     94           48           19           1            0           0            0
 February 2013.................     93           42           12           0            0           0            0
 February 2014.................     91           36           8            0            0           0            0
 February 2015.................     90           31           5            0            0           0            0
 February 2016.................     88           27           4            0            0           0            0
 February 2017.................     86           24           3            0            0           0            0
 February 2018.................     83           21           2            0            0           0            0
 February 2019.................     80           18           2            0            0           0            0
 February 2020.................     77           16           1            0            0           0            0
 February 2021.................     73           13           1            0            0           0            0
 February 2022.................     69           11           1            0            0           0            0
 February 2023.................     66           10           1            0            0           0            0
 February 2024.................     62            8           *            0            0           0            0
 February 2025.................     58            7           *            0            0           0            0
 February 2026.................     54            6           *            0            0           0            0
 February 2027.................     49            5           *            0            0           0            0
 February 2028.................     44            4           *            0            0           0            0
 February 2029.................     38            3           *            0            0           0            0
 February 2030.................     32            2           *            0            0           0            0
 February 2031.................     26            2           *            0            0           0            0
 February 2032.................     19            1           *            0            0           0            0
 February 2033.................     12            1           *            0            0           0            0
 February 2034.................      6            *           *            0            0           0            0
 February 2035.................      3            *           *            0            0           0            0
 February 2036.................      1            *           *            0            0           0            0
 February 2037.................      0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................    18.31        6.68         3.06        1.78         1.25         0.92        0.69
 Weighted Average Life
 (in years)(1)(2)..............    18.31        6.68         3.06        1.78         1.25         0.92        0.69
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      146

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class I-B
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................      99           99           99          99           99           99          99
 February 2009.................      97           97           97          97           97           97          97
 February 2010.................      96           96           96          96           96           75          38
 February 2011.................      94           94           94          94           76           37          15
 February 2012.................      93           93           93          93           45           18           6
 February 2013.................      91           88           85          67           26           9            2
 February 2014.................      89           83           76          46           16           4            1
 February 2015.................      87           76           65          31            9           2            *
 February 2016.................      85           68           53          21            5           1            *
 February 2017.................      82           59           41          14            3           1            *
 February 2018.................      80           52           32          10            2           *            *
 February 2019.................      77           45           25           7            1           *            *
 February 2020.................      73           39           19           4            1           *            *
 February 2021.................      70           33           14           3            *           *            *
 February 2022.................      66           28           11           2            *           *            *
 February 2023.................      62           24           8            1            *           *            *
 February 2024.................      58           20           6            1            *           *            *
 February 2025.................      54           17           5            1            *           *            *
 February 2026.................      50           14           3            *            *           *            *
 February 2027.................      45           11           2            *            *           *            *
 February 2028.................      40            9           2            *            *           *            *
 February 2029.................      34            7           1            *            *           *            0
 February 2030.................      28            5           1            *            *           *            0
 February 2031.................      22            4           *            *            *           *            0
 February 2032.................      15            2           *            *            *           *            0
 February 2033.................       9            1           *            *            *           *            0
 February 2034.................       3            *           *            *            *           0            0
 February 2035.................       2            *           *            *            *           0            0
 February 2036.................       *            *           *            *            *           0            0
 February 2037.................       0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................     17.49        12.1         9.77        7.35         5.27         3.94        3.00
 Weighted Average Life
 (in years)(1)(2)..............     17.49        12.12        9.77        7.35         5.27         3.94        3.00
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      147


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                     Class I-PO
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 0%          10%          20%         30%          40%          50%         60%

Initial Percentage                  100          100         100          100          100         100          100
 February 2008.................      98           88           78          69           59           49          39
 February 2009.................      96           78           61          47           34           24          15
 February 2010.................      94           68           48          32           20           12           6
 February 2011.................      91           60           37          22           12           6            2
 February 2012.................      89           52           29          15            7           3            1
 February 2013.................      86           46           23          10            4           1            *
 February 2014.................      83           40           17           7            2           1            *
 February 2015.................      80           35           13           5            1           *            *
 February 2016.................      77           30           10           3            1           *            *
 February 2017.................      74           26           8            2            *           *            *
 February 2018.................      70           22           6            1            *           *            *
 February 2019.................      67           19           5            1            *           *            *
 February 2020.................      63           16           3            1            *           *            *
 February 2021.................      59           13           3            *            *           *            *
 February 2022.................      55           11           2            *            *           *            *
 February 2023.................      51            9           1            *            *           *            *
 February 2024.................      47            8           1            *            *           *            *
 February 2025.................      42            6           1            *            *           *            *
 February 2026.................      38            5           1            *            *           *            *
 February 2027.................      33            4           *            *            *           *            0
 February 2028.................      28            3           *            *            *           *            0
 February 2029.................      23            2           *            *            *           *            0
 February 2030.................      17            2           *            *            *           *            0
 February 2031.................      12            1           *            *            *           *            0
 February 2032.................       6            *           *            *            *           0            0
 February 2033.................       3            *           *            *            *           0            0
 February 2034.................       1            *           *            *            *           0            0
 February 2035.................       *            *           *            0            0           0            0
 February 2036.................       0            0           0            0            0           0            0
 February 2037.................       0            0           0            0            0           0            0
 Weighted Average Life
 (in years)(1).................     15.30        6.92         3.96        2.61         1.86         1.38        1.05
 Weighted Average Life
 (in years)(1)(2)..............     15.30        6.92         3.96        2.61         1.86         1.38        1.05
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      148


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-A-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................         94               83               71               53               47
 February 2009.................         89               68               49               25               18
 February 2010.................         83               54               32                7                2
 February 2011.................         77               43               23                7                2
 February 2012.................         72               33               17                6                2
 February 2013.................         66               27               13                3                2
 February 2014.................         61               25               11                2                1
 February 2015.................         56               21                8                1                *
 February 2016.................         51               18                6                1                0
 February 2017.................         47               15                4                *                0
 February 2018.................         42               12                3                0                0
 February 2019.................         39               10                2                0                0
 February 2020.................         36                8                2                0                0
 February 2021.................         33                7                1                0                0
 February 2022.................         30                6                1                0                0
 February 2023.................         27                5                *                0                0
 February 2024.................         25                4                *                0                0
 February 2025.................         22                3                0                0                0
 February 2026.................         20                2                0                0                0
 February 2027.................         18                2                0                0                0
 February 2028.................         15                1                0                0                0
 February 2029.................         13                1                0                0                0
 February 2030.................         11                1                0                0                0
 February 2031.................         9                 *                0                0                0
 February 2032.................         7                 *                0                0                0
 February 2033.................         5                 0                0                0                0
 February 2034.................         4                 0                0                0                0
 February 2035.................         2                 0                0                0                0
 February 2036.................         1                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1)...............         11.04             4.97             2.88             1.51             1.17
 Weighted Average Life
 (in years)(1)(2)..............       10.84             4.62             2.63             1.37             1.11
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      149



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-A-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................         94               83               71               53               47
 February 2009.................         89               68               49               25               18
 February 2010.................         83               54               32                7                2
 February 2011.................         77               43               23                7                2
 February 2012.................         72               33               17                6                2
 February 2013.................         66               27               13                3                2
 February 2014.................         61               25               11                2                1
 February 2015.................         56               21                8                1                *
 February 2016.................         51               18                6                1                0
 February 2017.................         47               15                4                *                0
 February 2018.................         42               12                3                0                0
 February 2019.................         39               10                2                0                0
 February 2020.................         36                8                2                0                0
 February 2021.................         33                7                1                0                0
 February 2022.................         30                6                1                0                0
 February 2023.................         27                5                *                0                0
 February 2024.................         25                4                *                0                0
 February 2025.................         22                3                0                0                0
 February 2026.................         20                2                0                0                0
 February 2027.................         18                2                0                0                0
 February 2028.................         15                1                0                0                0
 February 2029.................         13                1                0                0                0
 February 2030.................         11                1                0                0                0
 February 2031.................         9                 *                0                0                0
 February 2032.................         7                 *                0                0                0
 February 2033.................         5                 0                0                0                0
 February 2034.................         4                 0                0                0                0
 February 2035.................         2                 0                0                0                0
 February 2036.................         1                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1).................       11.04             4.97             2.88             1.51             1.17
 Weighted Average Life
 (in years)(1)(2)..............       10.84             4.62             2.63             1.37             1.11
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      150


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-1
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................        100               100              100              100              100
 February 2009.................        100               100              100              100              100
 February 2010.................        100               100              100              100              100
 February 2011.................        100               100              79               100              100
 February 2012.................        100               100              58               19               85
 February 2013.................        100               93               44               12               24
 February 2014.................        100               62               26                5                0
 February 2015.................        100               52               19                0                0
 February 2016.................        100               43               14                0                0
 February 2017.................        100               36               10                0                0
 February 2018.................        100               30                8                0                0
 February 2019.................         94               25                6                0                0
 February 2020.................         87               20                4                0                0
 February 2021.................         80               17                0                0                0
 February 2022.................         73               14                0                0                0
 February 2023.................         66               11                0                0                0
 February 2024.................         60                9                0                0                0
 February 2025.................         54                7                0                0                0
 February 2026.................         48                6                0                0                0
 February 2027.................         43                5                0                0                0
 February 2028.................         37                2                0                0                0
 February 2029.................         32                0                0                0                0
 February 2030.................         27                0                0                0                0
 February 2031.................         22                0                0                0                0
 February 2032.................         18                0                0                0                0
 February 2033.................         13                0                0                0                0
 February 2034.................         9                 0                0                0                0
 February 2035.................         6                 0                0                0                0
 February 2036.................         0                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1).................       19.19             9.82             6.13             4.64             5.56
 Weighted Average Life
 (in years)(1)(2)..............       18.72             9.04             5.59             4.27             3.86
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      151




                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-2
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................        100               100              100              100              100
 February 2009.................        100               100              100              100              100
 February 2010.................        100               100              100              100              100
 February 2011.................        100               100              79               34               100
 February 2012.................        100               100              58               19               12
 February 2013.................        100               93               44               12                7
 February 2014.................        100               62               26                5                0
 February 2015.................        100               52               19                0                0
 February 2016.................        100               43               14                0                0
 February 2017.................        100               36               10                0                0
 February 2018.................        100               30                8                0                0
 February 2019.................         94               25                6                0                0
 February 2020.................         87               20                1                0                0
 February 2021.................         80               17                0                0                0
 February 2022.................         73               14                0                0                0
 February 2023.................         66               11                0                0                0
 February 2024.................         60                9                0                0                0
 February 2025.................         54                7                0                0                0
 February 2026.................         48                6                0                0                0
 February 2027.................         43                4                0                0                0
 February 2028.................         37                0                0                0                0
 February 2029.................         32                0                0                0                0
 February 2030.................         27                0                0                0                0
 February 2031.................         22                0                0                0                0
 February 2032.................         18                0                0                0                0
 February 2033.................         13                0                0                0                0
 February 2034.................         9                 0                0                0                0
 February 2035.................         6                 0                0                0                0
 February 2036.................         0                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1).................       19.18             9.76             6.10             4.39             4.66
 Weighted Average Life
 (in years)(1)(2)..............       18.72             9.01             5.58             4.02             3.86
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      152


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-3
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
February 2008.................        100               100              100              100              100
February 2009.................        100               100              100              100              100
February 2010.................        100               100              100              100              100
February 2011.................        100               100              79               32               43
February 2012.................        100               100              58               19               12
February 2013.................        100               93               44               12                3
February 2014.................        100               62               26                2                0
February 2015.................        100               52               19                0                0
February 2016.................        100               43               14                0                0
February 2017.................        100               36               10                0                0
February 2018.................        100               30                8                0                0
February 2019.................         94               25                3                0                0
February 2020.................         87               20                0                0                0
February 2021.................         80               17                0                0                0
February 2022.................         73               14                0                0                0
February 2023.................         66               11                0                0                0
February 2024.................         60                9                0                0                0
February 2025.................         54                7                0                0                0
February 2026.................         48                4                0                0                0
February 2027.................         43                0                0                0                0
February 2028.................         37                0                0                0                0
February 2029.................         32                0                0                0                0
February 2030.................         27                0                0                0                0
February 2031.................         22                0                0                0                0
February 2032.................         18                0                0                0                0
February 2033.................         13                0                0                0                0
February 2034.................         9                 0                0                0                0
February 2035.................         3                 0                0                0                0
February 2036.................         0                 0                0                0                0
February 2037.................         0                 0                0                0                0
Weighted Average Life
(in years)(1).................       19.16             9.67             6.04             4.16             4.15
Weighted Average Life
(in years)(1)(2)..............       18.72             8.98             5.57             3.83             3.80
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      153

                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-4
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................        100               100              100              100              100
 February 2009.................        100               100              100              100              100
 February 2010.................        100               100              100              100              100
 February 2011.................        100               100              79               32               23
 February 2012.................        100               100              58               19               12
 February 2013.................        100               93               44                6                0
 February 2014.................        100               62               26                0                0
 February 2015.................        100               52               19                0                0
 February 2016.................        100               43               14                0                0
 February 2017.................        100               36                9                0                0
 February 2018.................        100               30                1                0                0
 February 2019.................         94               25                0                0                0
 February 2020.................         87               20                0                0                0
 February 2021.................         80               17                0                0                0
 February 2022.................         73               14                0                0                0
 February 2023.................         66               11                0                0                0
 February 2024.................         60                6                0                0                0
 February 2025.................         54                1                0                0                0
 February 2026.................         48                0                0                0                0
 February 2027.................         43                0                0                0                0
 February 2028.................         37                0                0                0                0
 February 2029.................         32                0                0                0                0
 February 2030.................         27                0                0                0                0
 February 2031.................         22                0                0                0                0
 February 2032.................         18                0                0                0                0
 February 2033.................         13                0                0                0                0
 February 2034.................         6                 0                0                0                0
 February 2035.................         0                 0                0                0                0
 February 2036.................         0                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1).................       19.09             9.50             5.94             3.97             3.82
 Weighted Average Life
 (in years)(1)(2)..............       18.72             8.95             5.56             3.69             3.56
__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                      154


                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                               ---------------------------------------------------------------------------------------
                                                                    Class II-M-5
                               ---------------------------------------------------------------------------------------
                                                                   CPR Percentage
                               ---------------------------------------------------------------------------------------

Distribution Date:                   5%               15%              25%              40%              45%

Initial Percentage                    100               100              100              100              100
 February 2008.................        100               100              100              100              100
 February 2009.................        100               100              100              100              100
 February 2010.................        100               100              100              100              100
 February 2011.................        100               100              79               32               23
 February 2012.................        100               100              58               19                6
 February 2013.................        100               93               35                0                0
 February 2014.................        100               62               26                0                0
 February 2015.................        100               52               19                0                0
 February 2016.................        100               43               13                0                0
 February 2017.................        100               36                0                0                0
 February 2018.................        100               30                0                0                0
 February 2019.................         94               25                0                0                0
 February 2020.................         87               20                0                0                0
 February 2021.................         80               17                0                0                0
 February 2022.................         73               12                0                0                0
 February 2023.................         66                *                0                0                0
 February 2024.................         60                0                0                0                0
 February 2025.................         54                0                0                0                0
 February 2026.................         48                0                0                0                0
 February 2027.................         43                0                0                0                0
 February 2028.................         37                0                0                0                0
 February 2029.................         32                0                0                0                0
 February 2030.................         27                0                0                0                0
 February 2031.................         22                0                0                0                0
 February 2032.................         18                0                0                0                0
 February 2033.................         10                0                0                0                0
 February 2034.................         0                 0                0                0                0
 February 2035.................         0                 0                0                0                0
 February 2036.................         0                 0                0                0                0
 February 2037.................         0                 0                0                0                0
 Weighted Average Life
 (in years)(1).................       19.00             9.31             5.81             3.88             3.64
 Weighted Average Life
 (in years)(1)(2)..............       18.72             8.93             5.56             3.64             3.44

__________________
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

YIELD SENSITIVITY OF THE INTEREST-ONLY CERTIFICATES

         The yield to maturity on the Class I-X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in the related sub-loan group. The yield to maturity on such interest-only certificates may fluctuate significantly over time, because the notional amount of the Class I-X Certificates is equal to the aggregate stated principal balance of the sub-loan group I-3 mortgage loans having a net mortgage rate greater than or equal to 6.500% per annum. Investors in these interest-only certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related sub-loan group could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in a sub-loan group on each distribution date during the first 5 years after the closing date will be allocated to the related classes of senior certificates.

         The following tables indicate the sensitivity of the pre-tax yield to maturity on the interest-only certificates to various constant rates of prepayment on the related mortgage loans, by projecting the monthly aggregate payments on the interest-only certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The respective yields are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the related mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the respective aggregate purchase price for the interest-only certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the related mortgage loans and of such interest-only certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

         PRE-TAX YIELD TO MATURITY OF THE CLASS I-X CERTIFICATES AT THE
                            FOLLOWING CPR PERCENTAGES


     ASSUMED PURCHASE PRICE            0%         10%         20%        30%         40%         50%         60%
     ----------------------            --         ---         ---        ---         ---         ---         ---
           $1,246,403*               36.36%      24.35%     11.64%      -1.90%     -16.45%     -32.29%     -49.83%

(*)  Approximate


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the interest-only certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the interest-only certificates, and thus do not reflect the return on any investment in the interest-only certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the related mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the interest-only certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the interest-only certificates.

         There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the interest-only certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans in the related sub-loan group could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the interest-only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans could result in the failure of such investors to fully recover their investments.

SENSITIVITY OF THE CLASS I-PO CERTIFICATES

         The Class I-PO Certificates will be "principal-only" certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Class I-PO Certificates.

         As described above under "Description of the Certificates--Distributions on the Group I Certificates" in this prospectus supplement, the Class I-PO Certificate Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in loan group I. The Discount Mortgage Loans will have lower net mortgage rates than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class I-PO Certificates.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class I-PO Certificates (expressed as a percentage of its initial certificate principal balance) is 60.000%.

                       Sensitivity of the Class I-PO Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                                  PERCENTAGE OF CPR
                                -----------------------------------------------------------------------------------
CLASS                                0%         10%         20%         30%         40%          50%         60%
-----                                --         ---         ---         ---         ---          ---         ---

Class I-PO..................       3.59%       9.27%       17.30%      27.19%      39.36%      54.74%       75.13%

         It is unlikely that all of the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class I-PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class I-PO Certificates or as to the yield on the Class I-PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-PO Certificates.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, the final maturity reserve account and the yield maintenance account) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and, in the case of the group II certificates, the beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls and certain payments from the final maturity reserve account and from the yield maintenance agreements. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and, in the case of the group II certificates, in rights to certain payments of Basis Risk Shortfalls and in rights to payments from and interests in the final maturity reserve account and the yield maintenance agreements (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a group II certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each group II certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to group II certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the group II offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the related offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of

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Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Senior Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated April 13, 2006, and related terms agreement dated March 14, 2007, between the depositor and Bear, Stearns & Co. Inc., as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates from the depositor.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $332,133,000 plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $938,000.

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         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor and EMC Mortgage Corporation. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the sponsor, and other affiliates of the depositor and the sponsor.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the yield maintenance provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the trustee, the master servicer, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, the securities administrator, a servicer and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between
(a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

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                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's, Moody's and Fitch.


            Class       Standard & Poor's       Moody's            Fitch

           I-A-1A              AAA                 -                AAA
           I-A-1B              AAA                 -                AAA
            I-PO               AAA                 -                AAA
           I-A-2A              AAA                 -                AAA
           I-A-2B              AAA                 -                AAA
           I-A-3A              AAA                 -                AAA
           I-A-3B              AAA                 -                AAA
             I-X               AAA                 -                AAA
            I-B-1              AA                  -                AA
            I-B-2               A                  -                 A
            I-B-3              BBB                 -                BBB
           II-A-1              AAA                Aaa                -
           II-A-2              AAA                Aaa                -
           II-M-1              AA+                Aa1                -
           II-M-2              AA                 Aa2                -
           II-M-3               A                  A2                -
           II-M-4              BBB                Baa2               -
           II-M-5             BBB-                Baa3               -

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special

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features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, as will have been filed by the securities administrator with the Commission, will be posted on the securities administrator's

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

internet website as soon as reasonably practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus supplement.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

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

                                    GLOSSARY

         Below are abbreviated definitions of certain significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The pooling and servicing agreement and the yield maintenance agreements may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Accrued Certificate Interest," with respect to the group I certificates of any class (other than the Class I-PO Certificates) on any distribution date, is equal to the amount of interest accrued during the related interest accrual period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount, as applicable, of such certificate immediately prior to such distribution date, less (1) in the case of a group I senior certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer, (b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) after the Cross-Over Date, the interest portion of any Realized Losses on the related mortgage loans, and (2) in the case of a group I subordinate certificate, such certificate's share of (a) Prepayment Interest Shortfalls on the related mortgage loans, to the extent not covered by Compensating Interest paid by the servicer or the master servicer,
(b) interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the related mortgage loans. The Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I senior certificates in the related certificate group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the group I subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest with respect to the group I certificates (other than the Class I-PO Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance or Notional Amount, as applicable, of such certificate has been reduced to zero.

         "Actual Monthly Payments," for any group II mortgage loan and each Due Period, means the actual monthly payments of principal and interest received during such month on such mortgage loan.

         "Adjusted Rate Cap," with respect to each class of group II certificates, each distribution date and the related Due Period, is (A) the sum of (i) the scheduled Monthly Payments owed on the related mortgage loans for such Due Period less the related Servicing Fees, the related Master Servicing Fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, minus (B) the Coupon Strip, if any, payable to the Final Maturity Reserve Account with respect to such distribution date, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         "Aggregate Subordinate Optimal Principal Amount," with respect to loan group I, is the sum of each of the components of the definition of Subordinate Optimal Principal Amount for all sub-loan groups in such loan group.

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


         "Allocable Share," with respect to any class of Class I-B Certificates on any distribution date will generally equal such class's pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Class I-B Certificates (other than the class of Class I-B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Class I-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses
(2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of Class I-B Certificates in reduction of their respective Certificate Principal Balances, sequentially, to the Class I-B Certificates, in the order of their numerical class designations.

         "Applied Realized Loss Amount," with respect to any class of group II offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the group II mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "Description of the Certificates--Allocation of Realized Losses--Allocation of Realized Losses on the Group II Certificates."

         "Available Funds," for any distribution date and each sub-loan group included in loan group I, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related sub-loan group, (2) any Monthly Advances and payments of Compensating Interest made by the master servicer or the servicer for such distribution date in respect of the related mortgage loans, (3) any amounts reimbursed by the master servicer in connection with losses on certain eligible investments for the related mortgage loans and (4) any amount allocated from the Available Funds of another sub-loan group in accordance with paragraph (E) under "Description of the Certificates--Distributions--Distributions on the Group I Certificates" in this prospectus supplement, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicer, the securities administrator, the trustee, any primary mortgage insurer and any custodian as provided in the pooling and servicing agreement and (y) investment earnings on amounts on deposit in the distribution account, in each case with respect to the related sub-loan group.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of group II certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the applicable yield maintenance agreement

                       (such excess being the "Basis Risk Shortfall" for such distribution date); and

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                  o    the Basis Risk Shortfall for all previous distribution
                       dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance," with respect to any certificate (other than the interest-only certificates) as of any distribution date, will equal such certificate's initial principal amount on the closing date, plus (in the case of the group II certificates) the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, plus any Subsequent Recoveries added to the Certificate Principal Balance of such certificate (other than an interest-only certificate), as described under "Description of the Certificates--Allocation of Realized Losses" in this prospectus supplement, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate, (2) the principal portion of all Realized Losses previously allocated to such certificate, and (3) solely in the case of the group I subordinate certificates, such certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous distribution dates.

         "Class Prepayment Distribution Trigger," is a test, which shall be satisfied for a class of group I subordinate certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of group I subordinate certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group I mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date.

         "Class I-PO Certificate Deferred Amount" means, as to each distribution date through the Cross-Over Date, the aggregate of all amounts allocable on such dates to the Class I-PO Certificates in respect of the principal portion of Realized Losses in respect of Discount Mortgage Loans in sub-loan group I-1 and the Class I-PO Certificate Cash Shortfall and all amounts previously allocated in respect of such losses and such shortfalls to the Class I-PO Certificates, and not distributed on prior distribution dates.

         "Class I-PO Certificate Principal Distribution Amount," means with respect to each distribution date, an amount equal to the sum of:

                  (i) the PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in sub-loan group I-1 on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                  (ii) the PO Percentage of the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

                  (iii) the PO Percentage of all partial prepayments of principal of each Discount Mortgage Loan in sub-loan group I-1 received during the applicable Prepayment Period;

                  (iv) the lesser of (a) the PO Percentage of the sum of (A) all net Liquidation Proceeds allocable to principal on each Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Liquidation Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Discount Mortgage Loan in sub-loan group I-1 purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the stated principal balance of each

         Discount Mortgage Loan in sub-loan group I-1 which became a liquidated mortgage loan during the related Prepayment Period (other than a Discount Mortgage Loan described in clause (B)) and (B) the stated principal balance of each such Mortgage Loan in sub-loan group I-1 that was purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

                  (v) the PO Percentage of the sum of (a) the stated principal balance of each Discount Mortgage Loan in sub-loan group I-1 which was repurchased by the seller in connection with such distribution date and
         (b) the difference, if any, between the stated principal balance of a Discount Mortgage Loan in sub-loan group I-1 that has been replaced by the seller with a substitute Discount Mortgage Loan pursuant to the pooling and servicing agreement in connection with such distribution date and the stated principal balance of such substitute Discount Mortgage Loan.

The Class I-PO Certificates shall be entitled to distributions from sub-loan group I-1 only.

         "Class II-A Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of:

         1. the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 38.250% and (ii) on each distribution date on and after the distribution date in February 2013, approximately 30.600%; and

              II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-1 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

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

         1. the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)    the sum of

                         (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), and

                         (2) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 32.375% and
                                (ii) on each distribution date on and after the distribution date in February 2013, approximately 25.900%; and

                  II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-2 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized

                         Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)    the sum of

                         (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date),

                         (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), and

                         (3) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 26.875% and
                                (ii) on each distribution date on and after the distribution date in February 2013, approximately 21.500%; and

              II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-3 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)    the sum of

                         (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date),

                         (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date),

                         (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), and

                         (4) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 17.750% and
                                (ii) on each distribution date on and after the distribution date in February 2013, approximately 14.200%; and

              II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-4 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)    the sum of

                         (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date),

                         (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date),

                         (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date),

                         (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), and

                         (5) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 11.250% and
                                (ii) on each distribution date on and after the distribution date in February 2013, approximately 9.000%; and

              II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Class II-M-5 Principal Distribution Amount," with respect to any applicable distribution date, an amount equal to the excess, if any, of:

         1. the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date over

         2.   the lesser of

              I.  the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b)    the sum of

                         (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date),

                         (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date),

                         (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date),

                         (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date),

                         (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), and

                         (6) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period) multiplied by (i) on each distribution date prior to the distribution date in February 2013, approximately 8.750% and
                                (ii) on each distribution date on and after the distribution date in February 2013, approximately 7.000%; and

              II. the excess of

                  (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Realized Loss Period and Principal Prepayments received during the related Prepayment Period), over

                  (b) 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-off Date.

         "Coupon Strip" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

         "Credit Enhancement Percentage," with respect to loan group II and any distribution date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the group II subordinate certificates, plus (ii) any Overcollateralization Amount (in each case after taking into account distribution of the Principal Distribution Amount on such distribution date), by (y) the aggregate Stated Principal Balances of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period).

         "Cross-Over Date" is the distribution date on which the Certificate Principal Balances of the group I subordinate certificates are reduced to zero.

         "Cumulative Loss Test," with respect to loan group II and any distribution date on or after the Stepdown Date, is violated if, as of the last day of the related Realized Loss Period, the aggregate amount of related Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

            DISTRIBUTION DATE                                     LOSS PERCENTAGE

            March 2009 through February 2010                      1.25%
            March 2010 through February 2011                      1.25% for the first month, plus an
                                                                  additional 1/12th of 0.50% for each month
                                                                  thereafter
            March 2011 through February 2012                      1.75% for the first month, plus an
                                                                  additional 1/12th of 0.25% for each month
                                                                  thereafter
            March 2012 through February 2013                      2.00% for the first month, plus an
                                                                  additional 1/12th of 0.25% for each month
                                                                  thereafter
            March 2013 and each month thereafter                  2.25%


         "Current Interest," with respect to each class of group II offered certificates and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of group II offered certificates described under in "Distributions on the Certificates--Distributions--Distributions on the Group II Certificates--Interest Funds" in this prospectus supplement, and any net deferred interest allocated to such class.

         "Discount Mortgage Loan" means a sub-loan group I-1 mortgage loan with a net mortgage rate of less than 5.500%.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this prospectus supplement.

         "Delinquency Test," with respect to loan group II and any distribution date on or after the Stepdown Date, is violated if the three-month rolling average of the sum of the Stated Principal Balances of the group II mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the group II mortgage loans as of the last day of the related Due Period, exceeds approximately 34.00% of the Credit Enhancement Percentage.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to loan group II and any distribution date, is the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to loan group II and any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to loan group II and any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) Current Interest on the group II certificates and (ii) Interest Carry Forward Amounts on the Class II-A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to loan group II and any distribution date, is the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Final Maturity Reserve Account" means an account established by the Securities Administrator pursuant to the pooling and servicing agreement for the distributions of Coupon Strips.

         "Final Maturity Reserve Account Target" has the meaning set forth in "Description of the Certificates--Final Maturity Reserve Account" in this prospectus supplement.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Funds," with respect to loan group II and any distribution date are equal to:

         (i)  the sum, without duplication, of the following amounts:

              o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

              o     all advances relating to interest,

              o     all Compensating Interest,

              o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

              o the interest portion of proceeds of the repurchase of any mortgage loans, and

              o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

              less

         (ii) amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party.

         "Liquidation Period," with respect to a distribution date, is the related monthly or other period described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the group II mortgage loans, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, in each case with respect to loan group II, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of group II senior certificates and the group II subordinate certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and
(3) the actual number of days in such Interest Accrual Period divided by 360.

         "Non-PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, the related net mortgage rate divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 100%.

         "Original Group I Subordinate Principal Balance" means the aggregate Certificate Principal Balance of the group I subordinate certificates as of the closing date.

         "Overcollateralization Amount," with respect to loan group II and any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over
(b) the aggregate certificate principal balance of the group II certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" with respect to loan group II and any distribution date, 0.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date.

         "PO Percentage" means (a) with respect to each group I mortgage loan that is a Discount Mortgage Loan, 5.50% minus the related net mortgage rate, divided by 5.50%, and (b) with respect to each group I mortgage loan that is not a Discount Mortgage Loan, 0%.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by a related servicer, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any prepayments on such mortgage loans are determined with respect to such distribution date.

         "Principal Distribution Amount," with respect to loan group II and any distribution date, is equal to

              o     the Principal Funds for such distribution date, plus

              o any Extra Principal Distribution Amount for such distribution date, less

              o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to loan group II and any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts:

              o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

              o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

              o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

              o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

              o all Liquidation Proceeds collected during the related Liquidation Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period and all Subsequent Recoveries received during the related Liquidation Period, and

              o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

              less

         (ii) the sum, without duplication, of the following amounts:

              o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

              o the amounts of any payment of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Realized Loss Period" with respect to a distribution date, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to loan group II and any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Senior Optimal Principal Amount," with respect to each sub-loan group included in loan group I and each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related certificate group immediately prior to such distribution date):

         (1) the Senior Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on the mortgage loans in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

         (2) the Senior Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the Senior Prepayment Percentage of the Non-PO Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related sub-loan group;

         (4) the lesser of (a) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the Senior Percentage of the Non-PO Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related sub-loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related sub-loan group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related sub-loan group that was purchased by an insurer from the trust during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

         (5) any amount allocated to the Available Funds of the related sub-loan group in accordance with paragraphs (E) and (F) under "Description of the Certificates--Distributions--Distributions on the Group I Certificates" in this prospectus supplement; and

         (6) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

         "Senior Percentage," with respect to each certificate group related to a sub-loan group in loan group I and any distribution date, is the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in the related certificate group by the aggregate Stated Principal Balance of the group I mortgage loans in the related sub-loan group (other than the PO Percentage thereof with respect to the related Discount Mortgage Loans) as of the beginning of the related Due Period. The initial Group I Senior Percentage for each certificate group related to a sub-loan group in loan group I will be equal to approximately 83.95%.

         "Senior Prepayment Percentage," with respect to the group I senior certificates (other than the Class I-X and Class I-PO Certificates) of each certificate group related to a sub-loan group in loan group I, on any distribution date occurring during the periods set forth below, will be as follows:

Period (dates inclusive)                          Senior Prepayment Percentage

March 2007 - February 2012                        100%

March 2012 - February 2013                        Senior Percentage for the related Senior  Certificates plus 70%
                                                  of the Subordinate Percentage for the related sub-loan group.
March 2013 - February 2014                        Senior Percentage for the related Senior  Certificates plus 60%
                                                  of the Subordinate Percentage for the related sub-loan group.
March 2014 - February 2015                        Senior Percentage for the related Senior  Certificates plus 40%
                                                  of the Subordinate Percentage for the related sub-loan group.
March 2015 - February 2016                        Senior Percentage for the related Senior  Certificates plus 20%
                                                  of the Subordinate Percentage for the related sub-loan group.
March 2016 and thereafter                         Senior Percentage for the related senior certificates.

         No scheduled reduction to the Senior Prepayment Percentage for the related certificate group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group I mortgage loans in all sub-loan groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the group I subordinate certificates does not exceed 50% and (2) cumulative Realized Losses on the group I mortgage loans in all sub-loan groups do not exceed (a) 30% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2012 and February 2013, (b) 35% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2013 and February 2014, (c) 40% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2014 and February 2015, (d) 45% of the Original Group I Subordinate Principal Balance if such distribution date occurs between and including March 2015 and February 2016, and (e) 50% of the Original Group I Subordinate Principal Balance if such distribution date occurs during or after March 2016.

         Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group I Senior Certificates (other than the Class I-X Certificates) immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group I mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the group I senior certificates for such distribution date will equal 100%.

         "Specified Overcollateralization Amount" with respect to loan group II and any distribution date:

              (i) prior to the Stepdown Date, is approximately 3.50% of the aggregate Stated Principal Balance of the group II mortgage loans as of the cut-off date;

              (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of

                  (x) the product of (A) on each distribution date prior to the distribution date in February 2013, approximately 8.75%, and on each distribution date on and after the distribution date in February 2013, approximately 7.00%, and (B) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), and

                  (y) the Overcollateralization Floor; or

              (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         The Specified Overcollateralization Amount is expected to be fully funded on the closing date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amounts of any net deferred interest allocated to such mortgage loan, minus the sum of:

              o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

              o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and

              o any Realized Loss thereon incurred during the related Realized Loss Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date," with respect to loan group II and any distribution date, means the earlier to occur of

              (i) the distribution date on which the aggregate certificate principal balance of the Class II-A Certificates has been reduced to zero; and

              (ii) the later to occur of

                         (x) the distribution date occurring in March 2010, and

                         (y) the first distribution date for which the aggregate certificate principal balance of the group II subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the group II mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to (A) on each distribution date prior to the distribution date in February 2013, approximately 38.250%, and (B) on each distribution date on and after the distribution date in February 2013, approximately 30.600%.

         "Sub-loan group I-1 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to 6.000% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-2A Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to net mortgage rate minus 5.500% of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-2B Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to 6.500% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

         "Sub-loan group I-3 Fraction" means, with respect to any group I mortgage loan with a net mortgage rate of greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to the net mortgage rate of such mortgage loans minus 6.000%, and (y) the denominator of which is equal to 0.500%.

         "Subordinate Certificate Writedown Amount," with respect to the group I subordinate certificates, the amount by which (x) the sum of the Certificate Principal Balances of the group I certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the group I certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group I mortgage loans on the Due Date related to such distribution date.

         "Subordinate Optimal Principal Amount," with respect to any sub-loan group of loan group I and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the group I subordinate certificates immediately prior to such distribution date):

         (1) the related Subordinate Percentage of the Non-PO Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related sub-loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

         (2) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related sub-loan group which was the subject of a prepayment in full received by a servicer during the applicable Prepayment Period;

         (3) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related sub-loan group during the applicable Prepayment Period;

         (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related sub-loan group that became a Liquidated Mortgage Loan during the related Liquidation Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the group I senior certificates in the related certificate group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" and "Class I-PO Certificate Principal Distribution Amount" on such distribution date;

         (5) the related Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related sub-loan group which was repurchased by the sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related sub-loan group that has been replaced by the sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

         (6) on the distribution date on which the aggregate Certificate Principal Balance of the group I senior certificates (other than the Class I-X and Class I-PO Certificates) in the related certificate group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such group I senior certificates.

         "Subordinate Percentage," as of any distribution date and with respect to any sub-loan group included in loan group I, equals 100% minus the related Senior Percentage for the related certificate group.

         "Subordinate Prepayment Percentage," with respect to any sub-loan group included in loan group I, and as of any distribution date, will equal 100% minus the Senior Prepayment Percentage for the senior certificates in the related certificate group.

         "Trigger Event," with respect to loan group II and any distribution date, means a violation of either the Cumulative Loss Test or the Delinquency Test.

         "Unpaid Applied Realized Loss Amount," with respect to loan group II and any class of group II offered certificates and as to any distribution date, is the excess of:

              o the Applied Realized Loss Amount with respect to such class over

              o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of group II certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

                             INDEX OF DEFINED TERMS


1-year CMT.....................................................................................................S-44
1-year LIBOR...................................................................................................S-45
6-month LIBOR..................................................................................................S-45
AB Servicing Criteria..........................................................................................S-91
Actual Monthly Payments.......................................................................................S-163
Advances.......................................................................................................S-16
Aggregate Subordinate Optimal Principal Amount................................................................S-163
Applied Realized Loss Amount..................................................................................S-164
Basis Risk Reserve Fund.......................................................................................S-111
Basis Risk Shortfall..........................................................................................S-164
Basis Risk Shortfall Carry Forward Amount.....................................................................S-164
Certificate Principal Balance.................................................................................S-165
Certificate Registrar...........................................................................................S-5
Class A Certificates...........................................................................................S-93
Class A Principal Distribution Amount.........................................................................S-166
Class B Certificates...........................................................................................S-93
Class I-A Certificates.........................................................................................S-93
Class I-A-1 Certificates.......................................................................................S-93
Class I-A-2 Certificates.......................................................................................S-93
Class I-A-3 Certificates.......................................................................................S-93
Class I-B Certificates.........................................................................................S-93
Class I-PO Certificate Cash Shortfall.........................................................................S-101
Class I-PO Certificate Deferred Amount........................................................................S-165
Class I-PO Certificate Principal Distribution Amount..........................................................S-165
Class P Certificates...........................................................................................S-93
Clearstream....................................................................................................S-93
Closing Date....................................................................................................S-5
Code..........................................................................................................S-154
collateral value...............................................................................................S-43
Compensating Interest..........................................................................................S-89
Contributions Tax.............................................................................................S-156
CSSF...........................................................................................................S-95
Current Interest..............................................................................................S-172
Cut-Off Date....................................................................................................S-5
cut-off date principal balance..................................................................................S-4
Depositor.......................................................................................................S-4
Distribution Account...........................................................................................S-87
DTC............................................................................................................S-93
Due Period....................................................................................................S-172
ERISA.........................................................................................................S-156
Euroclear......................................................................................................S-93
Excess Cashflow...............................................................................................S-172
Excess Overcollateralization Amount...........................................................................S-173
Excess Spread.................................................................................................S-173
Exemption.....................................................................................................S-157
Extra Principal Distribution Amount...........................................................................S-173
final scheduled distribution date.............................................................................S-126
Financial Intermediary.........................................................................................S-94
Fiscal Quarter................................................................................................S-119

                                      186

Fitch..........................................................................................................S-18
group...............................................................................................S-5, S-41, S-93
Group I Accrued Certificate Interest..........................................................................S-163
Group I Allocable Share.......................................................................................S-164
Group I Available Funds.......................................................................................S-164
group I certificates...........................................................................................S-93
Group I Class Prepayment Distribution Trigger.................................................................S-165
Group I Cross-Over Date.......................................................................................S-171
group I senior certificates....................................................................................S-93
Group I Senior Optimal Principal Amount.......................................................................S-176
Group I Senior Percentage.....................................................................................S-177
Group I Senior Prepayment Percentage..........................................................................S-177
Group I Subordinate Certificate Writedown Amount..............................................................S-179
Group I Subordinate Optimal Principal Amount..................................................................S-180
Group I Subordinate Percentage................................................................................S-180
Group I Subordinate Prepayment Percentage.....................................................................S-181
hybrid mortgage loans...........................................................................................S-5
Insurance Proceeds............................................................................................S-173
interest adjustment date.......................................................................................S-44
Interest Funds................................................................................................S-173
interest-only certificates.....................................................................................S-93
Investor-Based Exemptions.....................................................................................S-157
Issuing Entity..................................................................................................S-5
LIBOR business day............................................................................................S-112
Liquidation Period............................................................................................S-174
Liquidation Proceeds..........................................................................................S-174
loan group................................................................................................S-5, S-41
Loan Group I....................................................................................................S-8
Loan Group II...................................................................................................S-9
Master Servicer.................................................................................................S-4
Master Servicing Fee...........................................................................................S-17
MOM loan.......................................................................................................S-48
mortgage pool..................................................................................................S-41
mortgage related securities...................................................................................S-160
Net Interest Shortfalls.......................................................................................S-102
net mortgage rate.............................................................................................S-111
Non-PO Percentage.............................................................................................S-174
offered certificates...........................................................................................S-93
One-Month LIBOR...............................................................................................S-110
optional termination date.....................................................................................S-118
Originators.....................................................................................................S-4
Overcollateralization Amount..................................................................................S-174
Overcollateralization Floor...................................................................................S-174
Paying Agent....................................................................................................S-5
Plan...........................................................................................................S-18
Plan Asset Regulations........................................................................................S-156
Plan(s).......................................................................................................S-156
PO Percentage.................................................................................................S-174
Pooling and Servicing Agreement.................................................................................S-5
Prepayment Interest Shortfall..................................................................................S-89
Prepayment Interest Shortfalls................................................................................S-102

                                      187


Principal Distribution Amount.................................................................................S-175
Principal Funds...............................................................................................S-175
principal-only certificates....................................................................................S-93
Prohibited Transactions Tax...................................................................................S-155
PTE...........................................................................................................S-157
real estate assets............................................................................................S-155
Realized Loss.................................................................................................S-176
Record Date....................................................................................................S-11
Reference Banks...............................................................................................S-112
Relief Act....................................................................................................S-176
Remaining Excess Spread.......................................................................................S-176
residual certificates..........................................................................................S-93
residual interests............................................................................................S-155
Rules..........................................................................................................S-94
Securities Administrator........................................................................................S-5
senior certificates............................................................................................S-93
Servicers.......................................................................................................S-4
servicing agreements...........................................................................................S-78
Servicing Fee..................................................................................................S-17
SMMEA.........................................................................................................S-160
Sponsor.........................................................................................................S-4
Stated Principal Balance......................................................................................S-178
sub-loan group............................................................................................S-5, S-41
Sub-Loan Group I-1..............................................................................................S-7
Sub-loan group I-1 Fraction...................................................................................S-179
Sub-Loan Group I-2..............................................................................................S-7
Sub-loan group I-2A Fraction..................................................................................S-179
Sub-loan group I-2B Fraction..................................................................................S-179
Sub-Loan Group I-3..............................................................................................S-8
Sub-loan group I-3 Fraction...................................................................................S-179
subordinate certificates.......................................................................................S-93
subordination..................................................................................................S-20
Subsequent Recovery...........................................................................................S-108
Tax Counsel...................................................................................................S-154
The Certificates................................................................................................S-4
The Mortgage Loans..............................................................................................S-5
Trustee.........................................................................................................S-5
underwriter...................................................................................................S-157
Unpaid Applied Realized Loss Amount...........................................................................S-181
VRU............................................................................................................S-82
Yield Maintenance Agreements...................................................................................S-16
Yield Maintenance Provider......................................................................................S-5


                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA


The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of February 1, 2007.

                                        MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                             AGGREGATE SCHEDULED
                                                           NUMBER OF         PRINCIPAL BALANCE
                                                             MORTGAGE         OUTSTANDING AS OF          % OF MORTGAGE
                MORTGAGE RATES (%)                           LOANS                CUT-OFF DATE                POOL
                                                           --------------  ------------------------    -----------------
                     3.501        -    4.000                            1                  $ 91,513               0.06 %
                     4.001        -    4.500                            2                   307,915               0.21
                     4.501        -    5.000                            5                   681,647               0.46
                     5.001        -    5.500                           67                12,576,443               8.52
                     5.501        -    6.000                          174                28,339,443              19.20
                     6.001        -    6.500                          192                31,737,020              21.50
                     6.501        -    7.000                          182                29,931,201              20.28
                     7.001        -    7.500                          138                18,500,196              12.53
                     7.501        -    8.000                           91                16,334,432              11.07
                     8.001        -    8.500                           34                 3,461,990               2.35
                     8.501        -    9.000                           29                 3,064,859               2.08
                     9.001        -    9.500                            7                   611,583               0.41
                     9.501        -    10.000                           5                   360,560               0.24
                     10.001       -    10.500                           4                   175,564               0.12
                     10.501       -    11.000                           6                   260,734               0.18
                     11.001       -    11.500                           1                    67,082               0.05
                     11.501       -    12.000                           4                   256,011               0.17
                     12.001       -    12.500                           2                    60,393               0.04
                     12.501       -    13.000                           5                   526,316               0.36
                     13.501       -    14.000                           2                    36,345               0.02
                     14.501       -    15.000                           2                   126,448               0.09
                     15.001       -    15.500                           2                   107,688               0.07
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.746% per annum.


                                     ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1

                                                                             AGGREGATE SCHEDULED
                                                           NUMBER OF         PRINCIPAL BALANCE
                                                           MORTGAGE           OUTSTANDING AS OF          % OF MORTGAGE
                     ORIGINAL LOAN-TO-VALUE RATIOS (%)      LOANS                CUT-OFF DATE                POOL
                                                         --------------    ------------------------   -----------------
                     20.01        -    30.00                            4               $ 1,428,504               0.97 %
                     30.01        -    40.00                            6                   541,310               0.37
                     40.01        -    50.00                            8                 1,141,976               0.77
                     50.01        -    60.00                           27                 4,250,956               2.88
                     60.01        -    70.00                           70                15,480,875              10.49
                     70.01        -    80.00                          264                53,826,871              36.46
                     80.01        -    90.00                          118                16,560,737              11.22
                     90.01        -    100.00                         373                45,196,815              30.62
                     100.01       -    110.00                          73                 8,201,389               5.56
                     110.01       -    120.00                           6                   509,897               0.35
                     120.01      or   greater                           6                   476,054               0.32
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.69%.


                              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN TOTAL GROUP 1


                                                                             AGGREGATE SCHEDULED
                                                           NUMBER OF         PRINCIPAL BALANCE
                     ORIGINAL COMBINED                     MORTGAGE           OUTSTANDING AS OF          % OF MORTGAGE
                     LOAN-TO-VALUE RATIOS (%)               LOANS                CUT-OFF DATE                POOL
                                                         --------------  ------------------------    -----------------
                     20.01        -    30.00                            4               $ 1,428,504               0.97 %
                     30.01        -    40.00                            6                   541,310               0.37
                     40.01        -    50.00                            8                 1,141,976               0.77
                     50.01        -    60.00                           27                 4,250,956               2.88
                     60.01        -    70.00                           70                15,480,875              10.49
                     70.01        -    80.00                          257                53,005,430              35.91
                     80.01        -    90.00                          120                16,857,890              11.42
                     90.01        -    100.00                         377                45,527,553              30.84
                     100.01       -    110.00                          74                 8,394,940               5.69
                     110.01       -    120.00                           6                   509,897               0.35
                     120.01      or   Greater                           6                   476,054               0.32
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.80%.



                                 SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL GROUP 1


                                                                             AGGREGATE SCHEDULED
                                                           NUMBER OF         PRINCIPAL BALANCE
                                                           MORTGAGE           OUTSTANDING AS OF          % OF MORTGAGE
                  SCHEDULED PRINCIPAL BALANCE ($)           LOANS               CUT-OFF DATE                POOL
                  -------------------------------         --------------   ------------------------    -----------------

                       0          -    50,000                          94               $ 3,292,754               2.23 %
                     50,001       -   100,000                         306                23,561,436              15.96
                    100,001       -   150,000                         252                31,286,732              21.19
                    150,001       -   200,000                         110                19,003,007              12.87
                    200,001       -   250,000                          55                12,133,486               8.22
                    250,001       -   300,000                          33                 9,028,815               6.12
                    300,001       -   350,000                          31                 9,872,905               6.69
                    350,001       -   400,000                          15                 5,685,758               3.85
                    400,001       -   450,000                          14                 5,933,041               4.02
                    450,001       -   500,000                           8                 3,737,393               2.53
                    500,001       -   550,000                           8                 4,205,161               2.85
                    550,001       -   600,000                          11                 6,368,952               4.31
                    600,001       -   650,000                           5                 3,135,996               2.12
                    650,001       -   700,000                           5                 3,392,151               2.30
                    700,001       -   750,000                           1                   734,336               0.50
                    750,001      or   Greater                           7                 6,243,461               4.23
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $154,571.


                                        CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                             AGGREGATE SCHEDULED
                                                           NUMBER OF         PRINCIPAL BALANCE
                                                           MORTGAGE           OUTSTANDING AS OF          % OF MORTGAGE
                     RANGE OF CREDIT SCORE                  LOANS                  CUT-OFF DATE                POOL
                     -----------------------              --------------  ------------------------    -----------------
                       1          -     500                            92              $ 12,689,094               8.60 %
                      501         -     520                            52                 5,241,986               3.55
                      521         -     540                            67                 9,093,645               6.16
                      541         -     560                            70                 8,670,329               5.87
                      561         -     580                            65                 8,980,884               6.08
                      581         -     600                            59                 8,737,526               5.92
                      601         -     620                            60                 7,178,197               4.86
                      621         -     640                            52                 8,632,354               5.85
                      641         -     660                            59                 9,790,126               6.63
                      661         -     680                            73                12,995,114               8.80
                      681         -     700                            67                11,492,912               7.79
                      701         -     720                            56                 9,298,757               6.30
                      721         -     740                            49                 9,210,599               6.24
                      741         -     760                            56                10,752,379               7.28
                      761         -     780                            48                10,167,309               6.89
                      781         -     800                            26                 4,271,931               2.89
                      801        or   Greater                           4                   412,241               0.28
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 639.

                *Based upon the most recently available data.



                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 1

                                                                             AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GEOGRAPHIC DISTRIBUTIONS                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                   --------------  ------------------------    -----------------
                Alabama                                                22               $ 2,972,015               2.01 %
                Alaska                                                  1                   413,262               0.28
                Arizona                                                33                 4,845,928               3.28
                Arkansas                                                4                   353,889               0.24
                California                                             44                14,177,183               9.60
                Colorado                                               14                 1,965,151               1.33
                Connecticut                                             7                 1,672,391               1.13
                Delaware                                                5                   447,453               0.30
                Florida                                                75                13,793,320               9.34
                Georgia                                                87                12,407,348               8.41
                Idaho                                                   3                   285,764               0.19
                Illinois                                               45                 7,023,261               4.76
                Indiana                                                22                 2,260,006               1.53
                Iowa                                                    2                   230,363               0.16
                Kansas                                                  4                   452,795               0.31
                Kentucky                                               10                   993,630               0.67
                Louisiana                                              21                 2,457,190               1.66
                Maine                                                   2                   202,594               0.14
                Maryland                                               25                 4,350,344               2.95
                Massachusetts                                          15                 3,577,410               2.42
                Michigan                                               18                 2,466,141               1.67
                Minnesota                                              16                 3,361,060               2.28
                Mississippi                                             8                   476,759               0.32
                Missouri                                               10                   891,463               0.60
                Montana                                                 6                   819,725               0.56
                Nebraska                                                5                   437,867               0.30
                Nevada                                                 14                 2,027,205               1.37
                New Hampshire                                           3                   498,279               0.34
                New Jersey                                             24                 5,346,932               3.62
                New Mexico                                             11                   905,930               0.61
                New York                                               33                 6,924,835               4.69
                North Carolina                                         42                 5,582,990               3.78
                North Dakota                                            1                    50,067               0.03
                Ohio                                                   39                 3,808,104               2.58
                Oklahoma                                               13                 1,379,798               0.93
                Oregon                                                 17                 3,456,143               2.34
                Pennsylvania                                           28                 2,896,390               1.96
                Rhode Island                                            1                   258,552               0.18
                South Carolina                                         23                 3,199,440               2.17
                South Dakota                                            1                   133,023               0.09
                Tennessee                                              26                 4,067,323               2.76
                Texas                                                 111                12,637,324               8.56
                Utah                                                   12                 1,970,455               1.33
                Vermont                                                 2                   613,943               0.42
                Virginia                                               12                 1,777,173               1.20
                Washington                                             27                 5,236,801               3.55
                West Virginia                                           1                    90,027               0.06
                Wisconsin                                               9                 1,213,136               0.82
                Wyoming                                                 1                   207,200               0.14
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                     PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 1


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF        % OF MORTGAGE
                PROPERTY TYPE                                   LOANS              CUT-OFF DATE                POOL
                -----------------------                   --------------  ------------------------    -----------------
                2-4 Family                                           27               $ 6,103,307               4.13 %
                Condominium                                          58                 7,885,210               5.34
                Manufacture Home                                      2                   563,108               0.38
                PUD                                                  26                 3,616,848               2.45
                Single Family                                       830               127,903,914              86.65
                Townhouse                                            12                 1,542,996               1.05
                                                          -----------------------------------------------------------
                           Total                                    955             $ 147,615,383             100.00 %
                                                          ===========================================================




                                      OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL GROUP 1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                OCCUPANCY STATUS                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                   --------------  ------------------------    -----------------
                Investor                                             89              $ 14,234,718               9.64 %
                Owner Occupied                                      845               131,398,580              89.01
                Second Home                                          21                 1,982,085               1.34
                                                            -----------------------------------------------------------
                         Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                *Based upon representations of the related mortgagors at the time of origination.


                              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                STATED REMAINING TERM                            LOANS              CUT-OFF DATE                   POOL
                -----------------------                   --------------  ------------------------    -----------------

                       1          -      48                             5                  $ 78,242               0.05 %
                       49         -      60                             1                    21,152               0.01
                       61         -     120                            16                   652,018               0.44
                      121         -     180                            82                 8,049,569               5.45
                      181         -     240                            36                 3,468,270               2.35
                      241         -     300                           139                13,373,766               9.06
                      301         -     360                           676               121,972,367              82.63
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 321 months.

                                         LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                LOAN PURPOSE                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Cash-Out Refinance                                    156              $ 26,682,744              18.08 %
                Purchase                                              633                99,755,682              67.58
                Rate/Term Refinance                                   166                21,176,957              14.35
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                            INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP 1


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INDEX                                           LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 955             $ 147,615,383             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                    MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MAXIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                        LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 955             $ 147,615,383             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================



                                    MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MINIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                        LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 955             $ 147,615,383             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                        GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL GROUP 1


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GROSS MARGIN (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 955             $ 147,615,383             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                           MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL GROUP 1


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MONTHS TO NEXT INTEREST                         MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE ADJUSTMENT                                 LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 955             $ 147,615,383             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                     INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL GROUP 1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST ONLY                                     LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                10 Year Interest Only                                  63              $ 15,720,185              10.65 %
                5 Year Interest Only                                   11                 3,584,707               2.43
                Non-IO                                                881               128,310,491              86.92
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================


                                     DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL GROUP 1*

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                DQ HISTORY                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                0 x 30                                                456              $ 74,509,074              50.48 %
                1 x 30                                                 93                17,435,805              11.81
                2 x 30                                                 37                 6,337,233               4.29
                3+ x 30                                                64                 8,154,646               5.52
                1 x 60                                                 58                 9,825,020               6.66
                2 x 60                                                 26                 5,004,384               3.39
                3+ x 60                                               221                26,349,220              17.85
                                                            -----------------------------------------------------------
                           Total                                      955             $ 147,615,383             100.00 %
                                                            ===========================================================

                * DQ History reflect number of delinquencies in a given 12 month history, using the MBA method


                                          MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                MORTGAGE RATE (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     3.501        -    4.000                            1                  $ 91,513               0.20 %
                     4.001        -    4.500                            2                   307,915               0.68
                     4.501        -    5.000                            5                   681,647               1.51
                     5.001        -    5.500                           67                12,576,443              27.88
                     5.501        -    6.000                          174                26,674,718              59.13
                     6.001        -    6.500                          154                 4,777,620              10.59
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 5.754% per annum.


                                    ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL LOAN-TO-VALUE                         MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                      LOANS              CUT-OFF DATE                   POOL
                ------------------------------               --------------  ------------------------    -----------------
                     20.01        -    30.00                            2                  $ 67,168               0.15 %
                     30.01        -    40.00                            1                   127,488               0.28
                     40.01        -    50.00                            6                   172,909               0.38
                     50.01        -    60.00                           11                 1,238,884               2.75
                     60.01        -    70.00                           29                 3,612,035               8.01
                     70.01        -    80.00                           68                11,994,465              26.59
                     80.01        -    90.00                           54                 6,232,394              13.82
                     90.01        -    100.00                         195                18,844,516              41.77
                     100.01       -    110.00                          35                 2,813,678               6.24
                     110.01       -    120.00                           2                     6,320               0.01
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.47%.


                                ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL COMBINED LOAN-TO-VALUE                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                      LOANS              CUT-OFF DATE                   POOL
                ------------------------------               --------------  ------------------------    -----------------
                     20.01        -    30.00                            2                  $ 67,168               0.15 %
                     30.01        -    40.00                            1                   127,488               0.28
                     40.01        -    50.00                            6                   172,909               0.38
                     50.01        -    60.00                           11                 1,238,884               2.75
                     60.01        -    70.00                           29                 3,612,035               8.01
                     70.01        -    80.00                           67                11,807,258              26.17
                     80.01        -    90.00                           54                 6,312,975              13.99
                     90.01        -    100.00                         195                18,757,591              41.58
                     100.01       -    110.00                          36                 3,007,229               6.67
                     110.01       -    120.00                           2                     6,320               0.01
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 86.58%.


                                   SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                SCHEDULED PRINCIPAL BALANCE                     MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                (%)                                              LOANS              CUT-OFF DATE                   POOL
                ------------------------------               --------------  ------------------------    -----------------
                       0          -    50,000                         129               $ 2,059,209               4.56 %
                     50,001       -   100,000                          95                 7,095,062              15.73
                    100,001       -   150,000                          94                11,734,698              26.01
                    150,001       -   200,000                          32                 5,453,666              12.09
                    200,001       -   250,000                          18                 3,955,655               8.77
                    250,001       -   300,000                           6                 1,619,882               3.59
                    300,001       -   350,000                           8                 2,520,734               5.59
                    350,001       -   400,000                           4                 1,492,907               3.31
                    400,001       -   450,000                           4                 1,707,042               3.78
                    450,001       -   500,000                           3                 1,381,304               3.06
                    500,001       -   550,000                           2                 1,022,192               2.27
                    550,001       -   600,000                           3                 1,710,845               3.79
                    600,001       -   650,000                           3                 1,903,259               4.22
                    650,001       -   700,000                           1                   669,723               1.48
                    750,001      or   Greater                           1                   783,676               1.74
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $111,935.


                                          CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RANGE OF CREDIT SCORES                          LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       1          -     500                            40               $ 3,090,275               6.85 %
                      501         -     520                            16                 1,414,720               3.14
                      521         -     540                            25                 2,534,574               5.62
                      541         -     560                            23                 1,279,069               2.84
                      561         -     580                            25                 2,639,320               5.85
                      581         -     600                            24                 3,792,442               8.41
                      601         -     620                            22                 2,114,675               4.69
                      621         -     640                            17                 2,001,634               4.44
                      641         -     660                            29                 4,323,099               9.58
                      661         -     680                            33                 3,572,383               7.92
                      681         -     700                            31                 4,340,674               9.62
                      701         -     720                            24                 2,369,874               5.25
                      721         -     740                            22                 2,888,127               6.40
                      741         -     760                            27                 3,681,309               8.16
                      761         -     780                            29                 3,262,161               7.23
                      781         -     800                            13                 1,575,219               3.49
                      801        or   Greater                           3                   230,300               0.51
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 648.

                *Based upon the most recently available data.


                                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GEOGRAPHIC DISTRIBUTION                         LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Alabama                                                 5                 $ 516,539               1.15 %
                Alaska                                                  1                   413,262               0.92
                Arizona                                                13                   670,794               1.49
                Arkansas                                                1                    85,163               0.19
                California                                             19                 3,902,526               8.65
                Colorado                                                8                 1,060,088               2.35
                Connecticut                                             5                 1,177,561               2.61
                Delaware                                                2                   208,211               0.46
                Florida                                                21                 2,310,647               5.12
                Georgia                                                29                 2,816,669               6.24
                Illinois                                               24                 2,493,340               5.53
                Indiana                                                 6                   779,479               1.73
                Iowa                                                    1                     3,077               0.01
                Kansas                                                  2                    11,662               0.03
                Kentucky                                                3                   125,027               0.28
                Louisiana                                               8                 1,178,319               2.61
                Maine                                                   2                    42,166               0.09
                Maryland                                               11                 1,722,441               3.82
                Massachusetts                                           7                 1,606,651               3.56
                Michigan                                                9                   935,633               2.07
                Minnesota                                               7                   825,851               1.83
                Mississippi                                             2                     3,661               0.01
                Missouri                                                5                   432,105               0.96
                Montana                                                 1                    57,745               0.13
                Nebraska                                                1                     1,036                  -
                Nevada                                                  2                   125,186               0.28
                New Hampshire                                           2                    12,252               0.03
                New Jersey                                             13                 1,853,807               4.11
                New Mexico                                              5                   371,698               0.82
                New York                                               12                 1,625,820               3.60
                North Carolina                                         16                 2,084,285               4.62
                North Dakota                                            1                    50,067               0.11
                Ohio                                                   16                 1,322,915               2.93
                Oklahoma                                                8                   462,641               1.03
                Oregon                                                 12                 1,200,110               2.66
                Pennsylvania                                            8                   896,583               1.99
                Rhode Island                                            1                   258,552               0.57
                South Carolina                                         14                 1,441,595               3.20
                Tennessee                                              10                   796,207               1.77
                Texas                                                  58                 4,999,972              11.08
                Utah                                                    7                   707,764               1.57
                Vermont                                                 1                    50,812               0.11
                Virginia                                                2                   227,028               0.50
                Washington                                             17                 2,563,382               5.68
                Wisconsin                                               5                   679,527               1.51
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================




                                       PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                PROPERTY TYPE                                   LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                2-4 Family                                             11               $ 1,836,987               4.07 %
                Condominium                                            22                 1,695,015               3.76
                PUD                                                    10                 1,511,804               3.35
                Single Family                                         354                39,460,260              87.48
                Townhouse                                               6                   605,790               1.34
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================



                                        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                OCCUPANCY STATUS                                 LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Investor                                               12                 $ 765,004               1.70 %
                Owner Occupied                                        390                44,285,572              98.17
                Second Home                                             1                    59,279               0.13
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                *Based upon representations of the related mortgagors at the time of origination.


                                REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                STATED REMAINING TERM                            LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       61         -     120                             7                 $ 126,030               0.28 %
                      121         -     180                            34                 3,193,889               7.08
                      181         -     240                            13                 1,207,664               2.68
                      241         -     300                            20                   442,757               0.98
                      301         -     360                           329                40,139,517              88.98
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 313 months.


                                           LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                LOAN PURPOSE                                     LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Cash-Out Refinance                                     37               $ 4,698,128              10.41 %
                Purchase                                              266                32,007,104              70.95
                Rate/Term Refinance                                   100                 8,404,624              18.63
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================



                                              INDEX OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INDEX                                            LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 403              $ 45,109,856             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================


                                      MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MAXIMUM MORTGAGE                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST RATE (%)                               LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 403              $ 45,109,856             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================


                                      MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MINIMUM MORTGAGE                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST RATE (%)                               LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 403              $ 45,109,856             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================


                                          GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GROSS MARGIN (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     FIXED                                            403              $ 45,109,856             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================


                             MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MONTHS TO NEXT INTEREST                         MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE ADJUSTMENT                                  LOANS              CUT-OFF DATE               POOL
                -----------------------                     --------------  ------------------------    -----------------
                     FIXED                                            403              $ 45,109,856             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================



                                       INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-1

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST ONLY                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                10 Year Interest Only                                   3                 $ 530,247               1.18 %
                5 Year Interest Only                                    3                   375,684               0.83
                Non-IO                                                397                44,203,925              97.99
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================


                                       DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-1*

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                DQ HISTORY                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                0 x 30                                                239              $ 28,225,085              62.57 %
                1 x 30                                                 26                 3,545,716               7.86
                2 x 30                                                  5                 1,552,808               3.44
                3+ x 30                                                19                 1,627,062               3.61
                1 x 60                                                 13                 1,227,426               2.72
                2 x 60                                                  7                   987,362               2.19
                3+ x 60                                                94                 7,944,398              17.61
                                                            -----------------------------------------------------------
                           Total                                      403              $ 45,109,856             100.00 %
                                                            ===========================================================

                * DQ History reflect number of delinquencies in a given 12 month history, using the MBA method


                                          MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                MORTGAGE RATES (%)                              LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     5.501        -    6.000                           17               $ 1,664,725               5.06 %
                     6.001        -    6.500                          192                24,166,007              73.46
                     6.501        -    7.000                          164                 7,065,016              21.48
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================



                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.438% per annum.


                                    ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL LOAN-TO-VALUE                          MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     20.01        -    30.00                            4                 $ 802,901               2.44 %
                     30.01        -    40.00                            2                   136,394               0.41
                     40.01        -    50.00                            6                   699,717               2.13
                     50.01        -    60.00                           15                 1,515,660               4.61
                     60.01        -    70.00                           26                 3,962,667              12.05
                     70.01        -    80.00                          104                11,501,702              34.96
                     80.01        -    90.00                           37                 2,732,722               8.31
                     90.01        -    100.00                         139                 9,302,775              28.28
                     100.01       -    110.00                          34                 1,923,689               5.85
                     110.01       -    120.00                           4                   209,012               0.64
                     120.01      or   greater                           2                   108,509               0.33
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.24%.


                                ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL COMBINED LOAN-TO-VALUE                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                       LOANS              CUT-OFF DATE                   POOL
                -------------------------------                --------------  ------------------------    -----------------
                     20.01        -    30.00                            4                 $ 802,901               2.44 %
                     30.01        -    40.00                            2                   136,394               0.41
                     40.01        -    50.00                            6                   699,717               2.13
                     50.01        -    60.00                           15                 1,515,660               4.61
                     60.01        -    70.00                           26                 3,962,667              12.05
                     70.01        -    80.00                          101                11,362,155              34.54
                     80.01        -    90.00                           38                 2,771,709               8.43
                     90.01        -    100.00                         141                 9,403,335              28.59
                     100.01       -    110.00                          34                 1,923,689               5.85
                     110.01       -    120.00                           4                   209,012               0.64
                     120.01      or   greater                           2                   108,509               0.33
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 81.32%.


                                   SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                SCHEDULED PRINCIPAL                            MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                BALANCE ($)                                      LOANS              CUT-OFF DATE                   POOL
                ----------------------------                 --------------   ------------------------    -----------------
                       1          -    50,000                         167               $ 3,259,085               9.91 %
                     50,001       -   100,000                          96                 7,023,266              21.35
                    100,001       -   150,000                          43                 5,121,514              15.57
                    150,001       -   200,000                          29                 5,022,620              15.27
                    200,001       -   250,000                          12                 2,628,464               7.99
                    250,001       -   300,000                           8                 2,133,693               6.49
                    300,001       -   350,000                           6                 1,870,975               5.69
                    350,001       -   400,000                           4                 1,480,679               4.50
                    400,001       -   450,000                           3                 1,260,938               3.83
                    450,001       -   500,000                           1                   465,713               1.42
                    500,001       -   550,000                           1                   528,848               1.61
                    550,001       -   600,000                           1                   581,957               1.77
                    700,001       -   750,000                           1                   712,305               2.17
                    750,001      or   Greater                           1                   805,692               2.45
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $88,192.


                                          CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-2


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RANGE OF CREDIT SCORES                           LOANS              CUT-OFF DATE                   POOL
                ----------------------------                  --------------  ------------------------    -----------------
                       1          -     500                            40               $ 2,589,357               7.87 %
                      501         -     520                            14                   721,327               2.19
                      521         -     540                            16                 1,146,299               3.48
                      541         -     560                            25                 1,737,397               5.28
                      561         -     580                            31                 1,613,962               4.91
                      581         -     600                            20                 1,249,551               3.80
                      601         -     620                            20                   902,704               2.74
                      621         -     640                            21                 1,997,828               6.07
                      641         -     660                            25                 1,453,797               4.42
                      661         -     680                            33                 3,752,584              11.41
                      681         -     700                            24                 1,854,784               5.64
                      701         -     720                            22                 2,710,665               8.24
                      721         -     740                            22                 2,452,656               7.46
                      741         -     760                            22                 3,799,638              11.55
                      761         -     780                            23                 3,236,692               9.84
                      781         -     800                            13                 1,553,790               4.72
                      801        or   Greater                           2                   122,719               0.37
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 661.

                *Based upon the most recently available data.


                                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GEOGRAPHIC DISTRIBUTION                          LOANS              CUT-OFF DATE                 POOL
                -----------------------                     --------------  ------------------------    -----------------
                Alabama                                                 7                 $ 565,384               1.72 %
                Arizona                                                18                 1,261,585               3.84
                Arkansas                                                1                    22,993               0.07
                California                                             22                 3,422,943              10.41
                Colorado                                                8                   601,069               1.83
                Connecticut                                             3                   355,648               1.08
                Delaware                                                3                   105,605               0.32
                Florida                                                26                 3,400,149              10.34
                Georgia                                                30                 2,089,539               6.35
                Idaho                                                   1                    77,377               0.24
                Illinois                                               22                 1,785,851               5.43
                Indiana                                                 6                   101,771               0.31
                Iowa                                                    2                   135,263               0.41
                Kansas                                                  2                   377,064               1.15
                Kentucky                                                2                   110,904               0.34
                Louisiana                                               8                   427,565               1.30
                Maine                                                   1                   160,428               0.49
                Maryland                                                9                   929,501               2.83
                Massachusetts                                           8                   904,568               2.75
                Michigan                                                9                   717,621               2.18
                Minnesota                                               6                   327,517               1.00
                Mississippi                                             3                   161,668               0.49
                Missouri                                                3                   207,589               0.63
                Nebraska                                                3                   137,885               0.42
                Nevada                                                  6                   665,601               2.02
                New Hampshire                                           2                   396,148               1.20
                New Jersey                                             15                 2,172,599               6.60
                New Mexico                                              4                    73,306               0.22
                New York                                               12                 1,389,202               4.22
                North Carolina                                         14                   971,817               2.95
                Ohio                                                    7                   392,353               1.19
                Oklahoma                                                7                   543,582               1.65
                Oregon                                                  6                   658,126               2.00
                Pennsylvania                                           13                   340,592               1.04
                South Carolina                                          9                   913,092               2.78
                Tennessee                                              14                 1,428,446               4.34
                Texas                                                  40                 2,376,597               7.22
                Utah                                                    4                   980,838               2.98
                Vermont                                                 1                    14,332               0.04
                Virginia                                                5                   272,198               0.83
                Washington                                             10                   849,209               2.58
                West Virginia                                           1                    70,221               0.21
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================



                                       PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                PROPERTY TYPE                                   LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                2-4 Family                                              4                 $ 631,401               1.92 %
                Condominium                                            18                 1,357,776               4.13
                Manufactured Home                                       1                   141,086               0.43
                PUD                                                     5                   400,265               1.22
                Single Family                                         342                30,154,979              91.67
                Townhouse                                               3                   210,242               0.64
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                OCCUPANCY STATUS                                 LOANS              CUT-OFF DATE                 POOL
                -----------------------                     --------------  ------------------------    -----------------
                Investor                                               23               $ 2,010,853               6.11 %
                Owner Occupied                                        348                30,703,815              93.34
                Second Home                                             2                   181,080               0.55
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                *Based upon representations of the related mortgagors at the time of origination.


                                REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                STATED REMAINING TERM                            LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       61         -     120                             9                 $ 243,998               0.74 %
                      121         -     180                            20                 1,759,010               5.35
                      181         -     240                            13                   761,992               2.32
                      241         -     300                            51                 1,904,598               5.79
                      301         -     360                           280                28,226,150              85.80
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 324 months.


                                           LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                LOAN PURPOSE                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Cash-Out Refinance                                     59               $ 5,686,793              17.29 %
                Purchase                                              250                22,269,977              67.70
                Rate/Term Refinance                                    64                 4,938,978              15.01
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                              INDEX OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INDEX                                           LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 373              $ 32,895,748             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                      MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MAXIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                        LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 373              $ 32,895,748             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                      MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MINIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 373              $ 32,895,748             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                          GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GROSS MARGIN (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 373              $ 32,895,748             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                             MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MONTHS TO NEXT INTEREST                        MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE ADJUSTMENT                                  LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 373              $ 32,895,748             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                       INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST ONLY                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                10 Year Interest Only                                  11                 $ 797,736               2.43 %
                5 Year Interest Only                                    6                 1,654,341               5.03
                Non-IO                                                356                30,443,671              92.55
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================


                                       DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-2*

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                DQ HISTORY                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                0 x 30                                                207              $ 21,836,153              66.38 %
                1 x 30                                                 29                 2,419,241               7.35
                2 x 30                                                  7                   267,680               0.81
                3+ x 30                                                20                 1,006,069               3.06
                1 x 60                                                 19                 1,635,865               4.97
                2 x 60                                                  9                   574,282               1.75
                3+ x 60                                                82                 5,156,458              15.68
                                                            -----------------------------------------------------------
                           Total                                      373              $ 32,895,748             100.00 %
                                                            ===========================================================

                * DQ History reflect number of delinquencies in a given 12 month history, using the MBA method


                                          MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                MORTGAGE RATES (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     6.001        -    6.500                           38               $ 2,793,393               4.01 %
                     6.501        -    7.000                          182                22,866,185              32.85
                     7.001        -    7.500                          138                18,500,196              26.58
                     7.501        -    8.000                           91                16,334,432              23.47
                     8.001        -    8.500                           34                 3,461,990               4.97
                     8.501        -    9.000                           29                 3,064,859               4.40
                     9.001        -    9.500                            7                   611,583               0.88
                     9.501        -    10.000                           5                   360,560               0.52
                     10.001       -    10.500                           4                   175,564               0.25
                     10.501       -    11.000                           6                   260,734               0.37
                     11.001       -    11.500                           1                    67,082               0.10
                     11.501       -    12.000                           4                   256,011               0.37
                     12.001       -    12.500                           2                    60,393               0.09
                     12.501       -    13.000                           5                   526,316               0.76
                     13.501       -    14.000                           2                    36,345               0.05
                     14.501       -    15.000                           2                   126,448               0.18
                     15.001       -    15.500                           2                   107,688               0.15
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.534% per annum.


                                    ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS TO GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL LOAN-TO-VALUE                        MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                     LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     20.01        -    30.00                            2                 $ 558,435               0.80 %
                     30.01        -    40.00                            5                   277,428               0.40
                     40.01        -    50.00                            2                   269,350               0.39
                     50.01        -    60.00                           16                 1,496,412               2.15
                     60.01        -    70.00                           41                 7,906,174              11.36
                     70.01        -    80.00                          196                30,330,704              43.57
                     80.01        -    90.00                           64                 7,595,621              10.91
                     90.01        -    100.00                         178                17,049,524              24.49
                     100.01       -    110.00                          38                 3,464,022               4.98
                     110.01       -    120.00                           4                   294,565               0.42
                     120.01      or   greater                           6                   367,545               0.53
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.05%.


                                ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                              NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL COMBINED LOAN-TO-VALUE               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                      LOANS              CUT-OFF DATE                   POOL
                -------------------------------              --------------  ------------------------    -----------------
                     20.01        -    30.00                            2                 $ 558,435               0.80 %
                     30.01        -    40.00                            5                   277,428               0.40
                     40.01        -    50.00                            2                   269,350               0.39
                     50.01        -    60.00                           16                 1,496,412               2.15
                     60.01        -    70.00                           41                 7,906,174              11.36
                     70.01        -    80.00                          190                29,836,016              42.86
                     80.01        -    90.00                           66                 7,773,206              11.17
                     90.01        -    100.00                         182                17,366,626              24.95
                     100.01       -    110.00                          38                 3,464,022               4.98
                     110.01       -    120.00                           4                   294,565               0.42
                     120.01       -   Greater                           6                   367,545               0.53
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 83.17%.


                                   SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                SCHEDULED PRINCIPAL                            MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                BALANCE ($)                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       1          -    50,000                         106               $ 3,342,944               4.80 %
                     50,001       -   100,000                         210                15,612,439              22.43
                    100,001       -   150,000                         106                13,056,986              18.76
                    150,001       -   200,000                          49                 8,452,657              12.14
                    200,001       -   250,000                          27                 5,949,123               8.55
                    250,001       -   300,000                          13                 3,557,510               5.11
                    300,001       -   350,000                          12                 3,814,043               5.48
                    350,001       -   400,000                           5                 1,884,298               2.71
                    400,001       -   450,000                           7                 2,981,196               4.28
                    450,001       -   500,000                           4                 1,881,601               2.70
                    500,001       -   550,000                           2                 1,049,635               1.51
                    550,001       -   600,000                           4                 2,292,584               3.29
                    600,001       -   650,000                           2                 1,232,737               1.77
                    650,001       -   700,000                           1                   696,000               1.00
                    750,001      or   Greater                           4                 3,806,025               5.47
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $126,105.


                                          CREDIT SCORES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RANGE OF CREDIT SCORES                           LOANS              CUT-OFF DATE                   POOL
                -------------------------                     --------------  ------------------------    -----------------

                       1          -     500                            52               $ 7,009,462              10.07 %
                      501         -     520                            36                 3,105,940               4.46
                      521         -     540                            42                 5,412,772               7.78
                      541         -     560                            47                 5,653,864               8.12
                      561         -     580                            40                 4,727,602               6.79
                      581         -     600                            35                 3,695,533               5.31
                      601         -     620                            38                 4,160,818               5.98
                      621         -     640                            35                 4,632,893               6.66
                      641         -     660                            30                 4,013,229               5.77
                      661         -     680                            40                 5,670,147               8.15
                      681         -     700                            36                 5,297,454               7.61
                      701         -     720                            32                 4,218,219               6.06
                      721         -     740                            27                 3,869,815               5.56
                      741         -     760                            29                 3,271,431               4.70
                      761         -     780                            19                 3,668,456               5.27
                      781         -     800                            13                 1,142,921               1.64
                      801        or   Greater                           1                    59,222               0.09
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 624.

                *Based upon the most recently available data.



                                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GEOGRAPHIC DISTRIBUTION                         LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Alabama                                                17               $ 1,890,092               2.72 %
                Arizona                                                20                 2,913,549               4.19
                Arkansas                                                3                   245,733               0.35
                California                                             25                 6,851,713               9.84
                Colorado                                                6                   303,994               0.44
                Connecticut                                             2                   139,181               0.20
                Delaware                                                3                   133,637               0.19
                Florida                                                54                 8,082,524              11.61
                Georgia                                                58                 7,501,140              10.78
                Idaho                                                   3                   208,387               0.30
                Illinois                                               21                 2,744,070               3.94
                Indiana                                                16                 1,378,755               1.98
                Iowa                                                    1                    92,023               0.13
                Kansas                                                  2                    64,069               0.09
                Kentucky                                                7                   757,699               1.09
                Louisiana                                              13                   851,307               1.22
                Maryland                                               14                 1,698,402               2.44
                Massachusetts                                           8                 1,066,191               1.53
                Michigan                                                9                   812,886               1.17
                Minnesota                                               9                 2,207,692               3.17
                Mississippi                                             6                   311,430               0.45
                Missouri                                                5                   251,769               0.36
                Montana                                                 5                   761,980               1.09
                Nebraska                                                4                   298,946               0.43
                Nevada                                                 12                 1,236,418               1.78
                New Hampshire                                           1                    89,879               0.13
                New Jersey                                             11                 1,320,527               1.90
                New Mexico                                              6                   460,925               0.66
                New York                                               21                 3,909,813               5.62
                North Carolina                                         26                 2,526,887               3.63
                Ohio                                                   23                 2,092,836               3.01
                Oklahoma                                                5                   373,575               0.54
                Oregon                                                  5                 1,597,906               2.30
                Pennsylvania                                           20                 1,659,215               2.38
                South Carolina                                          9                   844,753               1.21
                South Dakota                                            1                   133,023               0.19
                Tennessee                                              16                 1,842,670               2.65
                Texas                                                  53                 5,260,754               7.56
                Utah                                                    5                   281,853               0.40
                Vermont                                                 1                   548,800               0.79
                Virginia                                               10                 1,277,948               1.84
                Washington                                             10                 1,824,210               2.62
                West Virginia                                           1                    19,806               0.03
                Wisconsin                                               4                   533,610               0.77
                Wyoming                                                 1                   207,200               0.30
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                       PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                PROPERTY TYPE                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                2-4 Family                                             16               $ 3,634,919               5.22 %
                Condominium                                            36                 4,832,420               6.94
                Manufactured Home                                       2                   422,022               0.61
                PUD                                                    16                 1,704,779               2.45
                Single Family                                         476                58,288,676              83.74
                Townhouse                                               6                   726,964               1.04
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                OCCUPANCY STATUS                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Investor                                               77              $ 11,458,861              16.46 %
                Owner Occupied                                        455                56,409,193              81.04
                Second Home                                            20                 1,741,726               2.50
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                *Based upon representations of the related mortgagors at the time of origination.


                                REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                STATED REMAINING TERM                           LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       1          -      48                             5                  $ 78,242               0.11 %
                       46         -      60                             1                    21,152               0.03
                       61         -     120                             9                   281,990               0.41
                      121         -     180                            48                 3,096,670               4.45
                      181         -     240                            23                 1,498,614               2.15
                      241         -     300                           119                11,026,411              15.84
                      301         -     360                           347                53,606,701              77.01
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 324 months.


                                           LOAN PURPOSE OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                LOAN PURPOSE                                     LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Cash-Out Refinance                                    119              $ 16,297,824              23.41 %
                Purchase                                              367                45,478,600              65.33
                Rate/Term Refinance                                    66                 7,833,355              11.25
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                              INDEX OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INDEX                                            LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 552              $ 69,609,779             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                      MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MAXIMUM MORTGAGE                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST RATE (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 552              $ 69,609,779             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                     MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN GROUP 1-3


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MINIMUM MORTGAGE                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST RATE (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 552              $ 69,609,779             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                          GROSS MARGINS OF THE MORTGAGE LOANS IN GROUP 1-3


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GROSS MARGIN (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 552              $ 69,609,779             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                             MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN GROUP 1-3


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MONTHS TO NEXT INTEREST                         MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE ADJUSTMENT                                  LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                FIXED                                                 552              $ 69,609,779             100.00 %
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================



                                       INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN GROUP 1-3


                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST ONLY                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                10 Year Interest Only                                  60              $ 14,392,203              20.68 %
                5 Year Interest Only                                    8                 1,554,682               2.23
                Non-IO                                                484                53,662,895              77.09
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================


                                       DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN GROUP 1-3

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                DQ HISTORY                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                0 x 30                                                217              $ 24,447,836              35.12 %
                1 x 30                                                 67                11,470,848              16.48
                2 x 30                                                 32                 4,516,745               6.49
                3+ x 30                                                45                 5,521,515               7.93
                1 x 60                                                 45                 6,961,730              10.00
                2 x 60                                                 19                 3,442,741               4.95
                3+ x 60                                               127                13,248,364              19.03
                                                            -----------------------------------------------------------
                           Total                                      552              $ 69,609,779             100.00 %
                                                            ===========================================================

                * DQ History reflect number of delinquencies in a given 12 month history, using the MBA method*


                                        MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                                MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                MORTGAGE RATES (%)                               LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                     0.001        -    3.500                            1               $ 1,001,192               0.49 %
                     3.501        -    4.000                            2                   317,298               0.16
                     4.001        -    4.500                            7                 1,893,675               0.93
                     4.501        -    5.000                           24                 7,921,593               3.90
                     5.001        -    5.500                           55                16,139,630               7.94
                     5.501        -    6.000                           62                18,391,145               9.05
                     6.001        -    6.500                           63                18,746,589               9.22
                     6.501        -    7.000                          105                28,191,063              13.87
                     7.001        -    7.500                           73                24,421,718              12.02
                     7.501        -    8.000                          109                35,019,208              17.23
                     8.001        -    8.500                          121                36,902,967              18.16
                     8.501        -    9.000                           29                 7,925,505               3.90
                     9.001        -    9.500                           11                 1,939,557               0.95
                     9.501        -    10.000                           9                   876,658               0.43
                     10.001       -    10.500                           9                 1,435,848               0.71
                     10.501       -    11.000                           7                   915,201               0.45
                     11.001       -    11.500                           2                   227,594               0.11
                     11.501       -    12.000                           1                    70,050               0.03
                     12.001       -    12.500                           4                   496,792               0.24
                     12.501       -    13.000                           3                   272,748               0.13
                     13.001       -    13.500                           2                   115,595               0.06
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 7.113% per annum.


                                     ORIGINAL LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL LOAN-TO-VALUE                         MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIONS (%)                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                      0.01        -    10.00                            1                  $ 19,622               0.01 %
                     10.01        -    20.00                            1                    98,000               0.05
                     20.01        -    30.00                            1                   298,359               0.15
                     30.01        -    40.00                            9                 1,173,743               0.58
                     40.01        -    50.00                           20                 4,883,240               2.40
                     50.01        -    60.00                           26                10,185,888               5.01
                     60.01        -    70.00                           82                30,947,728              15.23
                     70.01        -    80.00                          442               134,135,225              66.00
                     80.01        -    90.00                           65                12,217,144               6.01
                     90.01        -    100.00                          47                 8,817,841               4.34
                     100.01       -    110.00                           5                   444,834               0.22
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total portfolio was approximately 75.76%.



                              ORIGINAL COMBINED-LOAN-TO-VALUE RATIOS OF MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                              NUMBER OF       PRINCIPAL BALANCE
                ORIGINAL COMBINED LOAN-TO-VALUE               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATIOS (%)                                     LOANS              CUT-OFF DATE                   POOL
                -------------------------------             --------------  ------------------------    -----------------
                      0.01        -    10.00                            1                  $ 19,622               0.01 %
                     10.01        -    20.00                            1                    98,000               0.05
                     20.01        -    30.00                            1                   298,359               0.15
                     30.01        -    40.00                            9                 1,173,743               0.58
                     40.01        -    50.00                           20                 4,883,240               2.40
                     50.01        -    60.00                           25                 9,185,938               4.52
                     60.01        -    70.00                           71                26,629,581              13.10
                     70.01        -    80.00                          308                93,008,548              45.77
                     80.01        -    90.00                           93                23,875,352              11.75
                     90.01        -    100.00                         160                42,043,567              20.69
                     100.01       -    110.00                          10                 2,005,674               0.99
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 80.23%.


                                 SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                SCHEDULED PRINCIPAL BALANCE ($)                 LOANS              CUT-OFF DATE                   POOL
                ---------------------------------           --------------  ------------------------    -----------------
                       0          -    50,000                          32               $ 1,177,252               0.58 %
                     50,001       -   100,000                          76                 6,010,478               2.96
                    100,001       -   150,000                          95                11,958,275               5.88
                    150,001       -   200,000                         109                19,098,049               9.40
                    200,001       -   250,000                          60                13,489,467               6.64
                    250,001       -   300,000                          71                19,730,107               9.71
                    300,001       -   350,000                          49                15,783,632               7.77
                    350,001       -   400,000                          56                21,152,739              10.41
                    400,001       -   450,000                          31                12,978,795               6.39
                    450,001       -   500,000                          29                13,715,340               6.75
                    500,001       -   550,000                          14                 7,350,357               3.62
                    550,001       -   600,000                          21                12,021,431               5.92
                    600,001       -   650,000                           9                 5,642,146               2.78
                    650,001       -   700,000                          11                 7,410,760               3.65
                    700,001       -   750,000                           5                 3,596,380               1.77
                    750,001      or   Greater                          31                32,106,415              15.80
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $290.732.


                                        CREDIT SCORES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RANGE OF CREDIT SCORES                          LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                                 N/A                                    3                 $ 579,672               0.29 %
                       1          -     500                            60              $ 10,200,268               5.02
                      501         -     520                            42                10,073,219               4.96
                      521         -     540                            39                 9,882,629               4.86
                      541         -     560                            43                 9,713,904               4.78
                      561         -     580                            33                11,864,481               5.84
                      581         -     600                            26                 6,596,795               3.25
                      601         -     620                            43                10,106,490               4.97
                      621         -     640                            53                20,032,474               9.86
                      641         -     660                            53                15,774,892               7.76
                      661         -     680                            53                16,142,002               7.94
                      681         -     700                            69                20,539,830              10.11
                      701         -     720                            54                17,865,416               8.79
                      721         -     740                            32                12,004,632               5.91
                      741         -     760                            38                11,551,629               5.68
                      761         -     780                            34                12,962,767               6.38
                      781         -     800                            21                 6,399,396               3.15
                      801        or   Greater                           3                   931,128               0.46
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 648.

                *Based upon the most recently available data.



                                GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GEOGRAPHIC DISTRIBUTION                          LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Alabama                                                 5               $ 1,152,456               0.57 %
                Alaska                                                  1                   216,545               0.11
                Arizona                                                22                 5,398,050               2.66
                Arkansas                                                1                    88,850               0.04
                California                                            120                49,553,438              24.38
                Colorado                                               14                 2,902,931               1.43
                Connecticut                                             4                 1,499,454               0.74
                Delaware                                                1                   296,836               0.15
                District of Columbia                                    3                 1,312,143               0.65
                Florida                                               101                31,201,404              15.35
                Georgia                                                36                 8,532,092               4.20
                Hawaii                                                  2                   445,481               0.22
                Idaho                                                   4                   790,483               0.39
                Illinois                                               22                 5,279,939               2.60
                Indiana                                                 7                   600,985               0.30
                Iowa                                                    3                   529,699               0.26
                Kansas                                                  2                   259,502               0.13
                Kentucky                                                2                   188,924               0.09
                Louisiana                                               6                 1,210,160               0.60
                Maine                                                   2                   357,473               0.18
                Maryland                                               13                 3,660,451               1.80
                Massachusetts                                          16                 5,260,238               2.59
                Michigan                                               17                 3,234,713               1.59
                Minnesota                                              13                 2,738,898               1.35
                Mississippi                                             1                    79,848               0.04
                Missouri                                               10                 1,315,239               0.65
                Montana                                                 3                   822,644               0.40
                Nebraska                                                1                   166,174               0.08
                Nevada                                                 26                 7,536,388               3.71
                New Hampshire                                           2                   554,936               0.27
                New Jersey                                             35                10,689,346               5.26
                New Mexico                                              2                   654,788               0.32
                New York                                               39                14,713,305               7.24
                North Carolina                                         25                 5,524,317               2.72
                Ohio                                                   12                 1,817,564               0.89
                Oklahoma                                                2                    71,920               0.04
                Oregon                                                  7                 1,810,051               0.89
                Pennsylvania                                           14                 2,257,455               1.11
                Rhode Island                                            1                   276,800               0.14
                South Carolina                                         14                 4,422,624               2.18
                South Dakota                                            4                   540,205               0.27
                Tennessee                                              11                 3,483,610               1.71
                Texas                                                  19                 3,147,409               1.55
                Utah                                                    8                 1,540,453               0.76
                Virginia                                               24                 7,877,262               3.88
                Washington                                             16                 6,517,923               3.21
                Wisconsin                                               6                   690,216               0.34
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================


                                     PROPERTY TYPES OF THE MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                PROPERTY TYPE                                  LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                2-4 Family                                             31              $ 10,082,175               4.96 %
                CO-OP                                                   3                   456,011               0.22
                Condominium                                           107                29,497,850              14.52
                PUD                                                    56                19,176,546               9.44
                Single Family                                         495               142,865,262              70.30
                Townhouse                                               7                 1,143,781               0.56
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================



                                      OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                OCCUPANCY STATUS                                 LOANS              CUT-OFF DATE               POOL
                -----------------------                     --------------  ------------------------    -----------------
                Investor                                              133              $ 32,509,844              16.00 %
                Owner Occupied                                        534               163,926,475              80.66
                Second Home                                            32                 6,785,305               3.34
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                *Based upon representations of the related mortgagors at the time of origination.


                              REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                STATED REMAINING TERM                           LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                       61         -     120                             4                 $ 316,459               0.16 %
                      121         -     180                             9                   849,904               0.42
                      181         -     240                             7                   643,952               0.32
                      241         -     300                            30                 5,421,095               2.67
                      301         -     360                           630               187,954,316              92.49
                      361        or   greater                          19                 8,035,898               3.95
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 347 months.


                                         LOAN PURPOSE OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                LOAN PURPOSE                                    LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                Cash-Out Refinance                                    168              $ 58,556,181              28.81 %
                Purchase                                              426               116,585,791              57.37
                Rate/Term Refinance                                   105                28,079,653              13.82
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================



                                            INDEX OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INDEX                                           LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                1MLIB                                                   5               $ 1,451,191               0.71 %
                1YLIB                                                 117                40,788,234              20.07
                1YTRSY                                                200                56,019,401              27.57
                6MLIB                                                 207                52,071,187              25.62
                COFI                                                   24                 2,874,751               1.41
                MTA                                                   146                50,016,860              24.61
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================


                                    MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MAXIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                         LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                ARM                                                   699             $ 203,221,624             100.00 %
                     0.001        -    11.000                         221                66,787,810              32.86
                     11.001       -    11.500                          56                17,009,930               8.37
                     11.501       -    12.000                         126                42,045,479              20.69
                     12.001       -    12.500                          56                19,506,125               9.60
                     12.501       -    13.000                          62                19,581,651               9.64
                     13.001       -    13.500                          74                20,861,736              10.27
                     13.501       -    14.000                          41                 8,707,609               4.28
                     14.001       -    14.500                          23                 2,956,583               1.45
                     14.501       -    15.000                          16                 3,117,316               1.53
                     15.001       -    15.500                           9                 1,036,561               0.51
                     15.501       -    16.000                           4                   409,739               0.20
                     16.001       -    16.500                           5                   569,062               0.28
                     16.501       -    17.000                           2                   357,324               0.18
                     17.001       -    17.500                           2                    69,750               0.03
                     18.001      or   greater                           2                   204,949               0.10
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================



                                    MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                MINIMUM MORTGAGE INTEREST                      MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                RATE (%)                                         LOANS              CUT-OFF DATE                 POOL
                -----------------------                     --------------  ------------------------    -----------------
                ARM                                                   699             $ 203,221,624             100.00 %
                     0.001        -    3.000                          547               163,252,869              80.33
                     3.001        -    3.500                           67                22,825,112              11.23
                     3.501        -    4.000                           14                 4,605,989               2.27
                     4.001        -    4.500                           10                 2,826,504               1.39
                     4.501        -    5.000                           15                 2,825,254               1.39
                     5.001        -    5.500                           10                 1,947,090               0.96
                     5.501        -    6.000                            7                   769,325               0.38
                     6.001        -    6.500                           11                 1,376,690               0.68
                     6.501        -    7.000                            6                 1,071,112               0.53
                     7.001        -    7.500                            4                   566,478               0.28
                     7.501        -    8.000                            4                   725,894               0.36
                     8.001        -    8.500                            1                    39,833               0.02
                     9.501        -    10.000                           1                   122,321               0.06
                     10.501      or   greater                           2                   267,154               0.13
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================



                                        GROSS MARGINS OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                GROSS MARGIN (%)                                LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                ARM                                                   699             $ 203,221,624             100.00 %
                     0.001        -    2.500                          268                81,810,220              40.26
                     2.501        -    3.000                          279                81,442,649              40.08
                     3.001        -    3.500                           67                22,825,112              11.23
                     3.501        -    4.000                           14                 4,605,989               2.27
                     4.001        -    4.500                           10                 2,826,504               1.39
                     4.501        -    5.000                           15                 2,825,254               1.39
                     5.001        -    5.500                           10                 1,947,090               0.96
                     5.501        -    6.000                            7                   769,325               0.38
                     6.001        -    6.500                           11                 1,376,690               0.68
                     6.501        -    7.000                            6                 1,071,112               0.53
                     7.001        -    7.500                            4                   566,478               0.28
                     7.501        -    8.000                            4                   725,894               0.36
                     8.001       or   Greater                           4                   429,308               0.21
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================


                           MONTHS TO NEXT INTEREST RATE ADJUSTMENT OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                             NUMBER OF          PRINCIPAL BALANCE
                MONTHS TO NEXT INTEREST                      MORTGAGE           OUTSTANDING AS OF         % OF MORTGAGE
                RATE ADJUSTMENT                                  LOANS              CUT-OFF DATE                 POOL
                -----------------------                     --------------  ------------------------    -----------------
                ARM                                                   699             $ 203,221,624             100.00 %
                       0          -      12                           241                62,971,641              30.99
                       13         -      24                            54                12,515,671               6.16
                       25         -      36                            38                11,450,365               5.63
                       37         -      48                            45                11,193,780               5.51
                       49         -      60                           190                60,298,138              29.67
                       61         -      72                             4                 1,074,354               0.53
                       73         -      84                            66                23,976,864              11.80
                       97        or   Greater                          61                19,740,813               9.71
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================


                                     INTEREST ONLY STATUS OF THE MORTGAGE LOANS IN TOTAL GROUP 2

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                INTEREST ONLY                                   LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                10 Year Interest Only                                 173              $ 62,925,797              30.96 %
                5 Year Interest Only                                  108                35,109,228              17.28
                Non-IO                                                418               105,186,599              51.76
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================


                                     DELINQUENCY HISTORY OF THE MORTGAGE LOANS IN TOTAL GROUP 2*

                                                                               AGGREGATE SCHEDULED
                                                               NUMBER OF       PRINCIPAL BALANCE
                                                               MORTGAGE         OUTSTANDING AS OF         % OF MORTGAGE
                DQ HISTORY                                       LOANS              CUT-OFF DATE                   POOL
                -----------------------                     --------------  ------------------------    -----------------
                0 x 30                                                291              $ 96,345,245              47.41 %
                1 x 30                                                117                30,677,148              15.10
                2 x 30                                                 42                13,750,376               6.77
                3+ x 30                                                30                10,491,610               5.16
                1 x 60                                                 45                14,273,962               7.02
                2 x 60                                                 33                 6,960,496               3.43
                3+ x 60                                               141                30,722,789              15.12
                                                            -----------------------------------------------------------
                           Total                                      699             $ 203,221,624             100.00 %
                                                            ===========================================================

                * DQ History reflect number of delinquencies in a given 12 month history, using the MBA method*



                                                                                                        SCHEDULE B

                                              SCHEDULE OF PROJECTED PRINCIPAL BALANCES

                                         CLASS II-A CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                       172,120,000.00                      6.280
                    April 2007                                       167,071,177.36                      6.330
                    May 2007                                         161,797,760.02                      6.330
                    June 2007                                        157,050,659.81                      6.330
                    July 2007                                        152,327,451.55                      6.320
                    August 2007                                      146,740,937.48                      6.310
                    September 2007                                   142,332,823.39                      6.300
                    October 2007                                     138,287,565.83                      6.280
                    November 2007                                    134,116,685.05                      6.280
                    December 2007                                    130,299,496.31                      6.260
                    January 2008                                     126,489,607.47                      6.250
                    February 2008                                    122,440,442.88                      6.230
                    March 2008                                       117,598,247.10                      6.230
                    April 2008                                       114,322,361.48                      6.220
                    May 2008                                         110,670,464.26                      6.210
                    June 2008                                        107,161,481.34                      6.200
                    July 2008                                        103,906,334.64                      6.200
                    August 2008                                      100,098,337.33                      6.180
                    September 2008                                    97,318,948.96                      6.170
                    October 2008                                      94,484,094.74                      6.170
                    November 2008                                     90,580,582.25                      6.190
                    December 2008                                     86,450,276.51                      6.210
                    January 2009                                      83,724,402.50                      6.210
                    February 2009                                     81,083,549.35                      6.210
                    March 2009                                        78,770,988.17                      6.210
                    April 2009                                        76,006,118.14                      6.230
                    May 2009                                          73,510,194.58                      6.230
                    June 2009                                         70,956,993.69                      6.240
                    July 2009                                         68,541,558.40                      6.230
                    August 2009                                       66,064,008.14                      6.230
                    September 2009                                    63,218,286.21                      6.230
                    October 2009                                      60,254,608.35                      6.250
                    November 2009                                     58,575,743.80                      6.250
                    December 2009                                     55,871,042.97                      6.270
                    January 2010                                      54,285,855.39                      6.260
                    February 2010                                     52,469,589.62                      6.270
                    March 2010                                        50,835,909.80                      6.270
                    April 2010                                        49,335,070.87                      6.260
                    May 2010                                          47,697,589.97                      6.280
                    June 2010                                         46,494,044.76                      6.280
                    July 2010                                         44,816,094.74                      6.300
                    August 2010                                       43,675,620.52                      6.300


                                                                B-1


                   Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    September 2010                                    42,410,694.76                      6.320
                    October 2010                                      41,376,474.68                      6.320
                    November 2010                                     40,161,765.56                      6.340
                    December 2010                                     38,713,944.35                      6.340
                    January 2011                                      37,725,546.23                      6.350
                    February 2011                                     36,734,141.68                      6.340
                    March 2011                                        35,906,221.34                      6.340
                    April 2011                                        35,153,124.04                      6.340
                    May 2011                                          34,380,172.61                      6.350
                    June 2011                                         33,208,366.04                      6.360
                    July 2011                                         31,442,381.19                      6.380
                    August 2011                                       29,454,035.54                      6.390
                    September 2011                                    26,683,119.16                      6.350
                    October 2011                                      24,579,960.77                      6.360
                    November 2011                                     21,791,907.87                      6.290
                    December 2011                                     18,866,801.11                      6.200
                    January 2012                                      14,832,569.90                      6.000



                                                                B-2


                                        CLASS II-M-1 CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                         4,776,000.00                      6.280
                    April 2007                                         4,776,000.00                      6.340
                    May 2007                                           4,776,000.00                      6.350
                    June 2007                                          4,776,000.00                      6.360
                    July 2007                                          4,776,000.00                      6.370
                    August 2007                                        4,776,000.00                      6.380
                    September 2007                                     4,776,000.00                      6.390
                    October 2007                                       4,776,000.00                      6.380
                    November 2007                                      4,776,000.00                      6.390
                    December 2007                                      4,776,000.00                      6.390
                    January 2008                                       4,776,000.00                      6.380
                    February 2008                                      4,776,000.00                      6.380
                    March 2008                                         4,776,000.00                      6.390
                    April 2008                                         4,776,000.00                      6.380
                    May 2008                                           4,776,000.00                      6.370
                    June 2008                                          4,776,000.00                      6.370
                    July 2008                                          4,776,000.00                      6.370
                    August 2008                                        4,776,000.00                      6.370
                    September 2008                                     4,776,000.00                      6.370
                    October 2008                                       4,776,000.00                      6.370
                    November 2008                                      4,776,000.00                      6.390
                    December 2008                                      4,776,000.00                      6.410
                    January 2009                                       4,776,000.00                      6.420
                    February 2009                                      4,776,000.00                      6.420
                    March 2009                                         4,776,000.00                      6.430
                    April 2009                                         4,776,000.00                      6.450
                    May 2009                                           4,776,000.00                      6.450
                    June 2009                                          4,776,000.00                      6.460
                    July 2009                                          4,776,000.00                      6.460
                    August 2009                                        4,776,000.00                      6.460
                    September 2009                                     4,776,000.00                      6.460
                    October 2009                                       4,776,000.00                      6.470
                    November 2009                                      4,776,000.00                      6.470
                    December 2009                                      4,776,000.00                      6.490
                    January 2010                                       4,776,000.00                      6.480
                    February 2010                                      4,776,000.00                      6.490
                    March 2010                                         4,776,000.00                      6.490
                    April 2010                                         4,776,000.00                      6.490
                    May 2010                                           4,776,000.00                      6.500
                    June 2010                                          4,776,000.00                      6.500
                    July 2010                                          4,776,000.00                      6.520
                    August 2010                                        4,776,000.00                      6.530
                    September 2010                                     4,776,000.00                      6.550
                    October 2010                                       4,776,000.00                      6.560
                    November 2010                                      4,776,000.00                      6.570
                    December 2010                                      4,776,000.00                      6.590


                                                                B-3

                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    January 2011                                       4,776,000.00                      6.600
                    February 2011                                      4,776,000.00                      6.600
                    March 2011                                         4,776,000.00                      6.610
                    April 2011                                         4,755,951.36                      6.610
                    May 2011                                           4,664,707.44                      6.620
                    June 2011                                          4,575,189.47                      6.630
                    July 2011                                          4,487,336.05                      6.650
                    August 2011                                        4,401,018.56                      6.660
                    September 2011                                     4,316,304.72                      6.650
                    October 2011                                       4,233,108.76                      6.660
                    November 2011                                      4,151,472.45                      6.640
                    December 2011                                      4,071,331.53                      6.630
                    January 2012                                       3,992,709.17                      6.590




                                                                B-4


                                        CLASS II-M-2 CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                         4,471,000.00                      6.200
                    April 2007                                         4,471,000.00                      6.260
                    May 2007                                           4,471,000.00                      6.270
                    June 2007                                          4,471,000.00                      6.280
                    July 2007                                          4,471,000.00                      6.290
                    August 2007                                        4,471,000.00                      6.300
                    September 2007                                     4,471,000.00                      6.310
                    October 2007                                       4,471,000.00                      6.300
                    November 2007                                      4,471,000.00                      6.310
                    December 2007                                      4,471,000.00                      6.310
                    January 2008                                       4,471,000.00                      6.300
                    February 2008                                      4,471,000.00                      6.300
                    March 2008                                         4,471,000.00                      6.310
                    April 2008                                         4,471,000.00                      6.300
                    May 2008                                           4,471,000.00                      6.290
                    June 2008                                          4,471,000.00                      6.290
                    July 2008                                          4,471,000.00                      6.290
                    August 2008                                        4,471,000.00                      6.290
                    September 2008                                     4,471,000.00                      6.290
                    October 2008                                       4,471,000.00                      6.290
                    November 2008                                      4,471,000.00                      6.310
                    December 2008                                      4,471,000.00                      6.330
                    January 2009                                       4,471,000.00                      6.340
                    February 2009                                      4,471,000.00                      6.340
                    March 2009                                         4,471,000.00                      6.350
                    April 2009                                         4,471,000.00                      6.370
                    May 2009                                           4,471,000.00                      6.370
                    June 2009                                          4,471,000.00                      6.380
                    July 2009                                          4,471,000.00                      6.380
                    August 2009                                        4,471,000.00                      6.380
                    September 2009                                     4,471,000.00                      6.380
                    October 2009                                       4,471,000.00                      6.390
                    November 2009                                      4,471,000.00                      6.390
                    December 2009                                      4,471,000.00                      6.410
                    January 2010                                       4,471,000.00                      6.400
                    February 2010                                      4,471,000.00                      6.410
                    March 2010                                         4,471,000.00                      6.410
                    April 2010                                         4,471,000.00                      6.410
                    May 2010                                           4,471,000.00                      6.420
                    June 2010                                          4,471,000.00                      6.420
                    July 2010                                          4,471,000.00                      6.440
                    August 2010                                        4,471,000.00                      6.450
                    September 2010                                     4,471,000.00                      6.470
                    October 2010                                       4,471,000.00                      6.480
                    November 2010                                      4,471,000.00                      6.490
                    December 2010                                      4,471,000.00                      6.510


                                                                B-5

                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    January 2011                                       4,471,000.00                      6.520
                    February 2011                                      4,471,000.00                      6.520
                    March 2011                                         4,471,000.00                      6.530
                    April 2011                                         4,452,231.68                      6.530
                    May 2011                                           4,366,814.69                      6.540
                    June 2011                                          4,283,013.42                      6.550
                    July 2011                                          4,200,770.41                      6.570
                    August 2011                                        4,119,965.24                      6.580
                    September 2011                                     4,040,661.30                      6.570
                    October 2011                                       3,962,778.32                      6.580
                    November 2011                                      3,886,355.38                      6.560
                    December 2011                                      3,811,332.34                      6.550
                    January 2012                                       3,737,730.88                      6.510




                                                                B-6


                                        CLASS II-M-3 CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                         7,418,000.00                      5.900
                    April 2007                                         7,418,000.00                      5.960
                    May 2007                                           7,418,000.00                      5.970
                    June 2007                                          7,418,000.00                      5.980
                    July 2007                                          7,418,000.00                      5.990
                    August 2007                                        7,418,000.00                      6.000
                    September 2007                                     7,418,000.00                      6.010
                    October 2007                                       7,418,000.00                      6.000
                    November 2007                                      7,418,000.00                      6.010
                    December 2007                                      7,418,000.00                      6.010
                    January 2008                                       7,418,000.00                      6.000
                    February 2008                                      7,418,000.00                      6.000
                    March 2008                                         7,418,000.00                      6.010
                    April 2008                                         7,418,000.00                      6.000
                    May 2008                                           7,418,000.00                      5.990
                    June 2008                                          7,418,000.00                      5.990
                    July 2008                                          7,418,000.00                      5.990
                    August 2008                                        7,418,000.00                      5.990
                    September 2008                                     7,418,000.00                      5.990
                    October 2008                                       7,418,000.00                      5.990
                    November 2008                                      7,418,000.00                      6.010
                    December 2008                                      7,418,000.00                      6.030
                    January 2009                                       7,418,000.00                      6.040
                    February 2009                                      7,418,000.00                      6.040
                    March 2009                                         7,418,000.00                      6.050
                    April 2009                                         7,418,000.00                      6.070
                    May 2009                                           7,418,000.00                      6.070
                    June 2009                                          7,418,000.00                      6.080
                    July 2009                                          7,418,000.00                      6.080
                    August 2009                                        7,418,000.00                      6.080
                    September 2009                                     7,418,000.00                      6.080
                    October 2009                                       7,418,000.00                      6.090
                    November 2009                                      7,418,000.00                      6.090
                    December 2009                                      7,418,000.00                      6.110
                    January 2010                                       7,418,000.00                      6.100
                    February 2010                                      7,418,000.00                      6.110
                    March 2010                                         7,418,000.00                      6.110
                    April 2010                                         7,418,000.00                      6.110
                    May 2010                                           7,418,000.00                      6.120
                    June 2010                                          7,418,000.00                      6.120
                    July 2010                                          7,418,000.00                      6.140
                    August 2010                                        7,418,000.00                      6.150
                    September 2010                                     7,418,000.00                      6.170
                    October 2010                                       7,418,000.00                      6.180
                    November 2010                                      7,418,000.00                      6.190
                    December 2010                                      7,418,000.00                      6.210


                                                                B-7

                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    January 2011                                       7,418,000.00                      6.220
                    February 2011                                      7,418,000.00                      6.220
                    March 2011                                         7,418,000.00                      6.230
                    April 2011                                         7,386,860.80                      6.230
                    May 2011                                           7,245,142.34                      6.240
                    June 2011                                          7,106,104.58                      6.250
                    July 2011                                          6,969,652.18                      6.270
                    August 2011                                        6,835,585.36                      6.280
                    September 2011                                     6,704,009.30                      6.270
                    October 2011                                       6,574,790.78                      6.280
                    November 2011                                      6,447,994.69                      6.260
                    December 2011                                      6,323,521.21                      6.250
                    January 2012                                       6,201,406.32                      6.210



                                                                B-8


                                        CLASS II-M-4 CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                         5,284,000.00                      5.700
                    April 2007                                         5,284,000.00                      5.760
                    May 2007                                           5,284,000.00                      5.770
                    June 2007                                          5,284,000.00                      5.780
                    July 2007                                          5,284,000.00                      5.790
                    August 2007                                        5,284,000.00                      5.800
                    September 2007                                     5,284,000.00                      5.810
                    October 2007                                       5,284,000.00                      5.800
                    November 2007                                      5,284,000.00                      5.810
                    December 2007                                      5,284,000.00                      5.810
                    January 2008                                       5,284,000.00                      5.800
                    February 2008                                      5,284,000.00                      5.800
                    March 2008                                         5,284,000.00                      5.810
                    April 2008                                         5,284,000.00                      5.800
                    May 2008                                           5,284,000.00                      5.790
                    June 2008                                          5,284,000.00                      5.790
                    July 2008                                          5,284,000.00                      5.790
                    August 2008                                        5,284,000.00                      5.790
                    September 2008                                     5,284,000.00                      5.790
                    October 2008                                       5,284,000.00                      5.790
                    November 2008                                      5,284,000.00                      5.810
                    December 2008                                      5,284,000.00                      5.830
                    January 2009                                       5,284,000.00                      5.840
                    February 2009                                      5,284,000.00                      5.840
                    March 2009                                         5,284,000.00                      5.850
                    April 2009                                         5,284,000.00                      5.870
                    May 2009                                           5,284,000.00                      5.870
                    June 2009                                          5,284,000.00                      5.880
                    July 2009                                          5,284,000.00                      5.880
                    August 2009                                        5,284,000.00                      5.880
                    September 2009                                     5,284,000.00                      5.880
                    October 2009                                       5,284,000.00                      5.890
                    November 2009                                      5,284,000.00                      5.890
                    December 2009                                      5,284,000.00                      5.910
                    January 2010                                       5,284,000.00                      5.900
                    February 2010                                      5,284,000.00                      5.910
                    March 2010                                         5,284,000.00                      5.910
                    April 2010                                         5,284,000.00                      5.910
                    May 2010                                           5,284,000.00                      5.920
                    June 2010                                          5,284,000.00                      5.920
                    July 2010                                          5,284,000.00                      5.940
                    August 2010                                        5,284,000.00                      5.950
                    September 2010                                     5,284,000.00                      5.970
                    October 2010                                       5,284,000.00                      5.980
                    November 2010                                      5,284,000.00                      5.990
                    December 2010                                      5,284,000.00                      6.010


                                                                B-9

                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    January 2011                                       5,284,000.00                      6.020
                    February 2011                                      5,284,000.00                      6.020
                    March 2011                                         5,284,000.00                      6.030
                    April 2011                                         5,261,818.88                      6.030
                    May 2011                                           5,160,869.79                      6.040
                    June 2011                                          5,061,830.22                      6.050
                    July 2011                                          4,964,632.26                      6.070
                    August 2011                                        4,869,133.60                      6.080
                    September 2011                                     4,775,409.16                      6.070
                    October 2011                                       4,683,364.04                      6.080
                    November 2011                                      4,593,044.48                      6.060
                    December 2011                                      4,504,379.36                      6.050
                    January 2012                                       4,417,394.31                      6.010



                                                                B-10



                                        CLASS II-M-5 CERTIFICATES YIELD MAINTENANCE AGREEMENT


                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    March 2007                                         2,032,000.00                      5.700
                    April 2007                                         2,032,000.00                      5.760
                    May 2007                                           2,032,000.00                      5.770
                    June 2007                                          2,032,000.00                      5.780
                    July 2007                                          2,032,000.00                      5.790
                    August 2007                                        2,032,000.00                      5.800
                    September 2007                                     2,032,000.00                      5.810
                    October 2007                                       2,032,000.00                      5.800
                    November 2007                                      2,032,000.00                      5.810
                    December 2007                                      2,032,000.00                      5.810
                    January 2008                                       2,032,000.00                      5.800
                    February 2008                                      2,032,000.00                      5.800
                    March 2008                                         2,032,000.00                      5.810
                    April 2008                                         2,032,000.00                      5.800
                    May 2008                                           2,032,000.00                      5.790
                    June 2008                                          2,032,000.00                      5.790
                    July 2008                                          2,032,000.00                      5.790
                    August 2008                                        2,032,000.00                      5.790
                    September 2008                                     2,032,000.00                      5.790
                    October 2008                                       2,032,000.00                      5.790
                    November 2008                                      2,032,000.00                      5.810
                    December 2008                                      2,032,000.00                      5.830
                    January 2009                                       2,032,000.00                      5.840
                    February 2009                                      2,032,000.00                      5.840
                    March 2009                                         2,032,000.00                      5.850
                    April 2009                                         2,032,000.00                      5.870
                    May 2009                                           2,032,000.00                      5.870
                    June 2009                                          2,032,000.00                      5.880
                    July 2009                                          2,032,000.00                      5.880
                    August 2009                                        2,032,000.00                      5.880
                    September 2009                                     2,032,000.00                      5.880
                    October 2009                                       2,032,000.00                      5.890
                    November 2009                                      2,032,000.00                      5.890
                    December 2009                                      2,032,000.00                      5.910
                    January 2010                                       2,032,000.00                      5.900
                    February 2010                                      2,032,000.00                      5.910
                    March 2010                                         2,032,000.00                      5.910
                    April 2010                                         2,032,000.00                      5.910
                    May 2010                                           2,032,000.00                      5.920
                    June 2010                                          2,032,000.00                      5.920
                    July 2010                                          2,032,000.00                      5.940
                    August 2010                                        2,032,000.00                      5.950
                    September 2010                                     2,032,000.00                      5.970
                    October 2010                                       2,032,000.00                      5.980
                    November 2010                                      2,032,000.00                      5.990
                    December 2010                                      2,032,000.00                      6.010


                                                                B-11

                    Distribution Date in:                  Projected Principal Balance ($)         Strike Rate (%)

                    January 2011                                       2,032,000.00                      6.020
                    February 2011                                      2,032,000.00                      6.020
                    March 2011                                         2,032,000.00                      6.030
                    April 2011                                         2,023,470.09                      6.030
                    May 2011                                           1,984,649.40                      6.040
                    June 2011                                          1,946,563.02                      6.050
                    July 2011                                          1,909,184.85                      6.070
                    August 2011                                        1,872,460.16                      6.080
                    September 2011                                     1,836,417.75                      6.070
                    October 2011                                       1,801,021.15                      6.080
                    November 2011                                      1,766,288.11                      6.060
                    December 2011                                      1,732,191.30                      6.050
                    January 2012                                       1,698,740.58                      6.010



                                                                B-12



                                                                                                         SCHEDULE C

                                        COUPON STRIP RESERVE ACCOUNT SCHEDULE


                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------
                         March 25, 2017                                    1,869,429.66
                         April 25, 2017                                    1,840,763.68
                         May 25, 2017                                      1,812,525.66
                         June 25, 2017                                     1,784,707.98
                         July 25, 2017                                     1,757,305.52
                         August 25, 2017                                   1,730,310.95
                         September 25, 2017                                1,703,720.00
                         October 25, 2017                                  1,677,525.14
                         November 25, 2017                                 1,651,721.37
                         December 25, 2017                                 1,626,304.45
                         January 25, 2018                                  1,601,266.59
                         February 25, 2018                                 1,576,599.20
                         March 25, 2018                                    1,552,302.09
                         April 25, 2018                                    1,528,369.29
                         May 25, 2018                                      1,504,794.54
                         June 25, 2018                                     1,481,573.16
                         July 25, 2018                                     1,458,700.16
                         August 25, 2018                                   1,436,170.19
                         September 25, 2018                                1,413,978.47
                         October 25, 2018                                  1,392,120.37
                         November 25, 2018                                 1,370,590.98
                         December 25, 2018                                 1,349,384.26
                         January 25, 2019                                  1,328,496.65
                         February 25, 2019                                 1,307,918.54
                         March 25, 2019                                    1,287,649.00
                         April 25, 2019                                    1,267,684.76
                         May 25, 2019                                      1,248,022.01
                         June 25, 2019                                     1,228,655.99
                         July 25, 2019                                     1,209,582.05
                         August 25, 2019                                   1,190,794.17
                         September 25, 2019                                1,172,288.86
                         October 25, 2019                                  1,154,062.64
                         November 25, 2019                                 1,136,111.80
                         December 25, 2019                                 1,118,428.38
                         January 25, 2020                                  1,101,012.13
                         February 25, 2020                                 1,083,853.57
                         March 25, 2020                                    1,066,950.71
                         April 25, 2020                                    1,050,304.29
                         May 25, 2020                                      1,033,909.87
                         June 25, 2020                                     1,017,763.51
                         July 25, 2020                                     1,001,861.10
                         August 25, 2020                                     986,197.72
                         September 25, 2020                                  970,770.12


                                                                C-1

                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------
                         October 25, 2020                                    955,575.75
                         November 25, 2020                                   940,611.62
                         December 25, 2020                                   925,869.96
                         January 25, 2021                                    911,351.62
                         February 25, 2021                                   897,048.74
                         March 25, 2021                                      882,959.47
                         April 25, 2021                                      869,084.07
                         May 25, 2021                                        855,418.86
                         June 25, 2021                                       841,961.08
                         July 25, 2021                                       828,706.84
                         August 25, 2021                                     815,651.87
                         September 25, 2021                                  802,793.80
                         October 25, 2021                                    790,130.86
                         November 25, 2021                                   777,660.02
                         December 25, 2021                                   765,375.64
                         January 25, 2022                                    753,277.60
                         February 25, 2022                                   741,360.60
                         March 25, 2022                                      729,622.56
                         April 25, 2022                                      718,062.90
                         May 25, 2022                                        706,678.54
                         June 25, 2022                                       695,467.21
                         July 25, 2022                                       684,425.80
                         August 25, 2022                                     673,551.45
                         September 25, 2022                                  662,841.55
                         October 25, 2022                                    652,294.54
                         November 25, 2022                                   641,907.78
                         December 25, 2022                                   631,677.43
                         January 25, 2023                                    621,602.56
                         February 25, 2023                                   611,680.35
                         March 25, 2023                                      601,907.94
                         April 25, 2023                                      592,284.28
                         May 25, 2023                                        582,807.17
                         June 25, 2023                                       573,474.38
                         July 25, 2023                                       564,283.69
                         August 25, 2023                                     555,232.61
                         September 25, 2023                                  546,319.14
                         October 25, 2023                                    537,541.56
                         November 25, 2023                                   528,897.95
                         December 25, 2023                                   520,385.42
                         January 25, 2024                                    512,002.86
                         February 25, 2024                                   503,748.07
                         March 25, 2024                                      495,618.72
                         April 25, 2024                                      487,613.97
                         May 25, 2024                                        479,731.67
                         June 25, 2024                                       471,969.97
                         July 25, 2024                                       464,327.01
                         August 25, 2024                                     456,800.74
                         September 25, 2024                                  449,389.44


                                                                C-2

                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------
                         October 25, 2024                                    442,091.68
                         November 25, 2024                                   434,905.84
                         December 25, 2024                                   427,829.50
                         January 25, 2025                                    420,861.72
                         February 25, 2025                                   414,000.68
                         March 25, 2025                                      407,244.36
                         April 25, 2025                                      400,591.88
                         May 25, 2025                                        394,041.67
                         June 25, 2025                                       387,592.21
                         July 25, 2025                                       381,241.94
                         August 25, 2025                                     374,989.15
                         September 25, 2025                                  368,832.39
                         October 25, 2025                                    362,770.45
                         November 25, 2025                                   356,801.99
                         December 25, 2025                                   350,924.86
                         January 25, 2026                                    345,138.40
                         February 25, 2026                                   339,441.19
                         March 25, 2026                                      333,831.49
                         April 25, 2026                                      328,308.48
                         May 25, 2026                                        322,870.87
                         June 25, 2026                                       317,517.36
                         July 25, 2026                                       312,246.48
                         August 25, 2026                                     307,057.02
                         September 25, 2026                                  301,947.74
                         October 25, 2026                                    296,917.63
                         November 25, 2026                                   291,965.36
                         December 25, 2026                                   287,089.55
                         January 25, 2027                                    282,289.41
                         February 25, 2027                                   277,563.71
                         March 25, 2027                                      272,911.09
                         April 25, 2027                                      268,330.82
                         May 25, 2027                                        263,821.66
                         June 25, 2027                                       259,382.68
                         July 25, 2027                                       255,012.66
                         August 25, 2027                                     250,710.64
                         September 25, 2027                                  246,510.33
                         October 25, 2027                                    242,375.27
                         November 25, 2027                                   238,304.37
                         December 25, 2027                                   234,296.56
                         January 25, 2028                                    230,350.99
                         February 25, 2028                                   226,466.84
                         March 25, 2028                                      222,649.81
                         April 25, 2028                                      218,892.25
                         May 25, 2028                                        215,193.12
                         June 25, 2028                                       211,551.55
                         July 25, 2028                                       207,966.67
                         August 25, 2028                                     204,437.60
                         September 25, 2028                                  200,963.56


                                                                C-3

                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------

                         October 25, 2028                                    197,543.70
                         November 25, 2028                                   194,177.23
                         December 25, 2028                                   190,863.26
                         January 25, 2029                                    187,600.97
                         February 25, 2029                                   184,389.87
                         March 25, 2029                                      181,228.92
                         April 25, 2029                                      178,117.47
                         May 25, 2029                                        175,054.76
                         June 25, 2029                                       172,068.95
                         July 25, 2029                                       169,129.80
                         August 25, 2029                                     166,236.62
                         September 25, 2029                                  163,388.56
                         October 25, 2029                                    160,585.11
                         November 25, 2029                                   157,825.48
                         December 25, 2029                                   155,109.09
                         January 25, 2030                                    152,435.32
                         February 25, 2030                                   149,803.66
                         March 25, 2030                                      147,213.28
                         April 25, 2030                                      144,663.52
                         May 25, 2030                                        142,153.87
                         June 25, 2030                                       139,686.90
                         July 25, 2030                                       137,258.68
                         August 25, 2030                                     134,868.71
                         September 25, 2030                                  132,516.32
                         October 25, 2030                                    130,200.98
                         November 25, 2030                                   127,922.12
                         December 25, 2030                                   125,679.30
                         January 25, 2031                                    123,471.87
                         February 25, 2031                                   121,299.49
                         March 25, 2031                                      119,161.52
                         April 25, 2031                                      117,057.35
                         May 25, 2031                                        114,986.47
                         June 25, 2031                                       112,948.37
                         July 25, 2031                                       110,942.59
                         August 25, 2031                                     108,968.70
                         September 25, 2031                                  107,026.08
                         October 25, 2031                                    105,114.34
                         November 25, 2031                                   103,232.99
                         December 25, 2031                                   101,381.72
                         January 25, 2032                                     99,559.93
                         February 25, 2032                                    97,767.41
                         March 25, 2032                                       96,003.60
                         April 25, 2032                                       94,267.95
                         May 25, 2032                                         92,560.01
                         June 25, 2032                                        90,879.38
                         July 25, 2032                                        89,225.70
                         August 25, 2032                                      87,598.57
                         September 25, 2032                                   85,997.56


                                                                C-4

                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------
                         October 25, 2032                                     84,428.24
                         November 25, 2032                                    82,884.08
                         December 25, 2032                                    81,364.79
                         January 25, 2033                                     79,869.95
                         February 25, 2033                                    78,399.30
                         March 25, 2033                                       76,952.36
                         April 25, 2033                                       75,528.81
                         May 25, 2033                                         74,128.24
                         June 25, 2033                                        72,750.35
                         July 25, 2033                                        71,394.75
                         August 25, 2033                                      70,061.13
                         September 25, 2033                                   68,749.14
                         October 25, 2033                                     67,458.46
                         November 25, 2033                                    66,188.79
                         December 25, 2033                                    64,939.73
                         January 25, 2034                                     63,711.03
                         February 25, 2034                                    62,502.36
                         March 25, 2034                                       61,313.38
                         April 25, 2034                                       60,143.83
                         May 25, 2034                                         58,993.46
                         June 25, 2034                                        57,861.93
                         July 25, 2034                                        56,748.97
                         August 25, 2034                                      55,654.23
                         September 25, 2034                                   54,577.46
                         October 25, 2034                                     53,518.39
                         November 25, 2034                                    52,482.37
                         December 25, 2034                                    51,463.33
                         January 25, 2035                                     50,461.05
                         February 25, 2035                                    49,475.25
                         March 25, 2035                                       48,505.63
                         April 25, 2035                                       47,552.01
                         May 25, 2035                                         46,614.17
                         June 25, 2035                                        45,702.10
                         July 25, 2035                                        44,805.06
                         August 25, 2035                                      43,922.81
                         September 25, 2035                                   43,055.08
                         October 25, 2035                                     42,201.69
                         November 25, 2035                                    41,362.41
                         December 25, 2035                                    40,536.99
                         January 25, 2036                                     39,725.24
                         February 25, 2036                                    38,926.93
                         March 25, 2036                                       38,141.85
                         April 25, 2036                                       37,369.82
                         May 25, 2036                                         36,610.60
                         June 25, 2036                                        35,863.99
                         July 25, 2036                                        35,129.80
                         August 25, 2036                                      34,407.86
                         September 25, 2036                                   33,697.94



                                                                C-5

                         DISTRIBUTION
                         DATE                                     PRINCIPAL BALANCE ($)
                         ------------------------------------- -------------------------
                         October 25, 2036                                     32,999.85
                         November 25, 2036                                    32,313.40
                         December 25, 2036                                    31,638.50
                         January 25, 2037                                     30,974.87
                         February 25, 2037                                    30,322.48



                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o    a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


THE SECURITIES
                          Each issue of securities will have its own series
----------------------    designation and will evidence either the ownership of
Consider carefully the|   assets in the related trust fund or debt obligations
risk factors beginning|   secured by assets of the related trust fund.
on page 6 of this     |
prospectus.           |   Each series of securities will consist of one or more
                      |   classes of mortgage-backed or asset-backed
The securities        |   certificates or notes.
represent obligations |
of the issuing entity |   Each class of securities will represent the
only and do not       |   entitlement to a specified portion of interest
represent an interest |   payments and a specified portion of principal
in or obligation of   |   payments on the trust assets.
the depositor, the    |
sponsor, the master   |   A series may include classes of securities that are
servicer or any of    |   senior in right of payment to other classes. Classes
their affiliates.     |   of securities may be entitled to receive
                      |   distributions of principal, interest or both prior to
This prospectus may be|   other classes or before or after specified events.
used to offer and sell|
the securities only if|   No market will exist for the securities of any series
accompanied by a      |   before they are issued. In addition, even after the
prospectus supplement.|   securities of a series have been issued and sold,
----------------------    there can be no assurance that a resale market for
                          them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

     THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

     o   private label mortgage-backed or asset-backed securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 MARCH __, 2007

                                TABLE OF CONTENTS

Caption                                           Page            Caption                                          Page
-------                                           ----            -------                                          ----

RISK FACTORS........................................6               Amendment of Agreement...........................74
DESCRIPTION OF THE SECURITIES......................15               Voting Rights....................................75
  General..........................................15               List of Holders..................................75
  The Primary Assets and Their Valuation...........19               Book-Entry Securities............................75
  Exchangeable Securities..........................20               REMIC Administrator..............................75
  Exchanges........................................20               Termination......................................76
  Procedures.......................................22             MATERIAL LEGAL ASPECTS OF THE
  Payments of Interest.............................22             LOANS..............................................76
  Payments of Principal............................23               Mortgages........................................76
  Final Scheduled Distribution Date................23               Foreclosure on Mortgages.........................77
  Special Redemption...............................23               Environmental Risks..............................79
  Optional Redemption, Purchase or Termination.....24               Rights of Redemption.............................81
  Weighted Average Lives of the Securities.........24               Junior Mortgages; Rights of Senior Mortgages.....81
THE TRUST FUNDS....................................26               Anti-Deficiency Legislation and Other
  General..........................................26               Limitations on Lenders...........................82
  The Loans........................................27               Due-on-Sale Clauses in Mortgage Loans............83
  Methods of Delinquency Calculation...............35               Enforceability of Prepayment and Late Payment
  FICO Scores......................................37               Fees.............................................84
  Private Label Securities.........................37               Equitable Limitations on Remedies................84
  Agency Securities................................39               Applicability of Usury Laws......................85
  Collection and Distribution Accounts.............46               The Home Improvement Contracts and the
CREDIT ENHANCEMENT.................................48               Manufactured Housing Contracts...................85
  Subordinated Securities..........................48               Installment Sales Contracts......................88
  Insurance Policies, Surety Bonds and Guaranties..48               Civil Relief Act.................................89
  Overcollateralization............................49             THE SPONSOR........................................90
  Other Insurance Policies.........................49             THE DEPOSITOR......................................91
  Reserve Funds....................................50             USE OF PROCEEDS....................................91
  Cross-Collateralization..........................51             MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.........92
  Minimum Principal Payment Agreement..............51               General..........................................92
  Deposit Agreement................................52               Taxation of Debt Securities......................93
  Financial Instruments............................52               Taxation of the REMIC and its Holders............99
STATIC POOL INFORMATION............................54               REMIC Expenses; Single Class REMICs.............100
SERVICING OF LOANS.................................54               Taxation of the REMIC...........................101
  General..........................................54               Taxation of Holders of Residual Interest
  Collection Procedures; Escrow Accounts...........54               Securities......................................102
  Deposits to and Withdrawals from the Collection                   Administrative Matters..........................107
  Account..........................................55               Inducement Fees.................................107
  Advances and Limitations on Advances.............57               Tax Status as a Grantor Trust...................108
  Maintenance of Insurance Policies and Other                       Sale or Exchange................................111
  Servicing Procedures.............................57               Miscellaneous Tax Aspects.......................112
  Realization upon Defaulted Loans.................59               Taxation of Classes of Exchangeable
  Enforcement of Due-on-Sale Clauses...............59               Securities......................................113
  Servicing Compensation and Payment of                             Tax Treatment of Foreign Investors..............116
  Expenses.........................................60               Tax Characterization of the Trust Fund as a
  Certain Matters Regarding the Servicer...........61               Partnership.....................................117
THE AGREEMENTS.....................................62               Tax Consequences to Holders of the Notes........117
  Assignment of Primary Assets.....................62               Tax Consequences to Holders of the
  Reports to Holders...............................66               Certificates....................................120
  Events of Default; Rights upon Event of Default..67             REPORTABLE TRANSACTIONS...........................125
  The Trustees.....................................70             STATE AND LOCAL TAX
  Duties of Trustees...............................71             CONSIDERATIONS....................................125
  Resignation of Trustees..........................74

(continued)

 ERISA CONSIDERATIONS..............................125             METHOD OF DISTRIBUTION............................139
   Class and Statutory Exemptions..................127             LEGAL MATTERS.....................................141
   Class exemptions for purchases and sales of                     FINANCIAL INFORMATION.............................141
   securities......................................127             AVAILABLE INFORMATION.............................141
   Underwriter Exemption...........................130             INCORPORATION OF CERTAIN
   Insurance company general accounts..............136             INFORMATION BY REFERENCE..........................142
   Revolving pool features.........................136             RATINGS...........................................142
   ERISA Considerations Relating to Notes..........137             LEGAL INVESTMENT CONSIDERATIONS...................143
   Exchangeable Securities.........................138             PLAN OF DISTRIBUTION..............................145
   Tax Exempt Investors............................139             GLOSSARY OF TERMS.................................145
   Consultation with Counsel.......................139

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

o this prospectus, which provides general information, some of which may not apply to a particular series; and

o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

o the principal amount, interest rate and authorized denominations of each class of securities;

o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

o the terms of any credit enhancement with respect to particular classes of the securities;

o   information concerning other trust fund assets, including any reserve fund;

o   the final scheduled distribution date for each class of securities;

o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

o information about any REMIC tax elections for some or all of the trust fund assets; and

o   particulars of the plan of distribution for the securities.

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTPORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.


YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES
OR OBTAINING YOUR DESIRED
PRICE... No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE
RELATED TRUST FUND ARE
AVAILABLE TO PAY YOUR
SECURITIES...........        The securities of each series will be payable
                             solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                             In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                o   all payments then due on the related
                                    securities have been made, and

                                o   any other payments specified in
                                    the related prospectus supplement
                                    have been made.

                             Once released, such assets will no longer be available to make payments to securityholders.

                             You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

                                o funds obtained from enforcing any similar obligation of the originator of the loan, or

                                o monies from any reserve fund established to pay for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE
AGAINST PARTICULAR
RISKS... Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE
LOANS MAY ADVERSELY
AFFECT THE AVERAGE LIFE
OF, AND RATE OF RETURN
ON, YOUR SECURITIES...       You may be unable to reinvest the principal
                             payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                o the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

                                o   how payments of principal are allocated
                                    among the classes of securities of that
                                    series as specified in the related
                                    prospectus supplement;

                                o   if any party has an option to terminate
                                    the related trust early, the effect of
                                    the exercise of the option;

                                o the rate and timing of defaults and losses on the assets in the related trust fund;

                                o   repurchases of assets in the related
                                    trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

                                o in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

                             All the above factors may affect the yield to maturity of the securities.

THE INTEREST ACCURAL
PERIOD MAY REDUCE THE
EFFECTIVE YIELD ON YOUR
SECURITIES...                Interest payable on the securities on any given
                             distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON
PAYMENTS MAY INCREASE
YOUR RISK OF LOSS...         Certain underlying loans may not be fully
                             amortizing over their terms to maturity and may require a substantial principal payment (a
                             "balloon" payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE OR
INTEREST ONLY LOANS MAY
BE UNDERWRITTEN TO LESS
STRINGEMT STANDARDS THAN
FIXED RATE LOANS...          A trust fund may include adjustable rate or
                             interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

JUNIOR LIEN LOANS
GENERALLY ARE RISKIER
THAN SENIOR LIEN LOANS...    If the mortgage or home equity loans in a trust
                             fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage.
                             As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY
VALUES COULD REDUCE THE
AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON
DEFAULTED MORTGAGE LOANS...  The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

                                o an overall decline in the residential real estate markets where the properties are located;


                                o   failure of borrowers to maintain their
                                    properties adequately; and

                                o natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

                             If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES
MAY NOT BE OWNER OCCUPIED... The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

HOME IMPROVEMENT
CONTRACTS AND OTHER
LOANS MAY NOT HAVE
SUFFICIENT SECURITY...       A trust fund may include home improvement contracts
                             that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

                             If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS
WILL NOT BE STAMPED...       The depositor will ensure that a UCC-1 financing
                             statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund.
                             Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-
FUNDING ACCOUNT ARE NOT
USED TO PURCHASE TRUST
ASSETS, YOU WILL RECEIVE
A PREPAYMENT ON THE
RELATED SECURITIES...        The related prospectus supplement may provide that
                             the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY
RESULT IN ADVERSE CLAIMS
AGAINST TRUST FUND ASSETS... The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

                             Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY
ADVERSELY AFFECT TRUST
FUND ASSETS ...              Federal, state and local laws and regulations
                             impose a wide range of requirements on activities that may affect the environment, health and safety.
                             In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                             In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS
MAY ADVERSELY AFFECT
TRUST FUND ASSETS ...        The loans and contracts in each trust fund also may
                             be subject to federal laws relating to loan origination and underwriting. These laws

                                o   require certain disclosures to the
                                    borrowers regarding the terms of the loans;

                                o   prohibit discrimination on the basis of
                                    age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                o   regulate the use and reporting of
                                    information related to the borrower's credit experience; and

                                o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                             Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                             Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                             If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES
ARE SUBJECT TO ADDITIONAL
RISK... If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT
PROVIDED BY FINANCIAL
INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT
AGAINST PARTICULAR RISKS...  As described under "Credit Enhancement--Financial
                             Instruments" in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuing entity of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES
ARE SUBJECT TO ADDITIONAL
RISK... If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION
MAY LIMIT YOUR ABILITY
TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF
PAYMENTS...                  Limit on Liquidity of Securities. Securities issued
                             in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                             Limit on Ability to Transfer or Pledge.
                             Transactions in book-entry securities can be effected only through The Depository Trust Company
                             (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                             Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

RATINGS OF THE SECURITIES
DO NOT ADDRESS ALL
INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION...    Any class of securities issued under this
                             prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

                             There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                o any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

                                o an adverse change in the financial or other condition of a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes of the following types of classes:


Accretion Directed                      A class of securities designated to
                                        receive principal payments primarily
                                        from the interest that accrues on
                                        specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                               A class that receives principal payments
                                        on any distribution date only if
                                        scheduled payments have been made on
                                        specified planned amortization classes,
                                        targeted amortization classes or
                                        scheduled principal classes.

Component                               A class consisting of "components." The
                                        components of a class of component
                                        securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each component of a class of component
                                        securities may be identified as falling
                                        into one or more of the categories in
                                        this list.

Fixed Rate                              A class with an interest rate that is
                                        fixed throughout the life of the class.

Floating Rate                           A class that receives interest payments
                                        based on an interest rate that
                                        fluctuates each payment period based on
                                        a designated index plus a specified
                                        margin.

Interest Only or IO                     A class of securities with no principal
                                        balance and which is not entitled to
                                        principal payments. Interest usually
                                        accrues based on a specified notional
                                        amount.

Inverse Floating Rate                   A class of securities where the
                                        pass-through rate adjusts based on the
                                        excess between a specified rate and
                                        LIBOR or another index.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual                         A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be
                                        added to the principal balance of such
                                        class on each applicable distribution
                                        date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                          A class of securities which is not
                                        entitled to interest payments.

Planned Amortization Class or PAC       A class of securities with a principal
                                        balance that is reduced based on a
                                        schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                     A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization
                                        Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                          A class that absorbs the realized losses
                                        other than excess losses that would
                                        otherwise be allocated to a Super Senior
                                        Class after the related classes of
                                        subordinated securities are no longer
                                        outstanding.

Sequential Pay                          Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        distribution date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same series of securities may be identified as a sequential pay class.

Super Senior                            A class that will not bear its
                                        proportionate share of realized losses
                                        (other than excess losses) as its share
                                        is directed to another class, referred
                                        to as the "support class" until the
                                        class principal balance of the support
                                        class is reduced to zero.

Target Amortization Class or TAC        A class of securities with a principal
                                        balance that is reduced based on a
                                        scheduled of principal balances,
                                        assuming a certain targeted rate of
                                        prepayments on the related collateral.

Variable Rate                           A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

         A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal and interest on the securities will be made by the trustee or the securities administrator, as applicable. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUCATION

         The primary assets of each trust fund may include one or more pools of the following:

o    Residential Loans,

o    Home Equity Loans,

o    Home Improvement Contracts,

o    Manufactured Housing Contracts,

o    Agency Securities, and

o    Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

         As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

EXCHANGEABLE SECURITIES

         General

         As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement, will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

         If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

o the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.


o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor, the trustee or the securities administrator, as applicable, prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee or the securities administrator, as applicable, receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o    the primary assets of the trust fund;

o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

         If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o    to issue the related securities,

o    to make payments and distributions on the securities, and

o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

         General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

o    Interest may be payable at

               -   a fixed rate,

               - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

               - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

               -   a rate that otherwise varies from time to time, or

               - a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

o    Principal may be

               - payable on a level debt service basis to fully amortize the loan over its term,

               - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

               -   nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

o    Monthly payments of principal and interest may

               -   be fixed for the life of the loan,

               -   increase over a specified period of time or

               -   change from period to period.

         Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

         Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

o    A borrower may fail to make the required periodic payment.

o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

         Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

         The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

         The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

o    the aggregate unpaid principal balance of the loans;

o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o    the range and average principal balance of the loans;

o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

o    the geographic distribution of any mortgaged properties securing the loans;

o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

o    the lien priority of the loans;

o    the delinquency status and year of origination of the loans;

o    whether the loans are closed-end loans and/or revolving credit line loans;
     and

o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

         The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

         A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

METHODS OF DELINQUENCY CALCULATION

         Each prospectus supplement will describe the delinquency method used for calculations with respect to the related mortgage loans, which will either be the MBA Method or the OTS Method. Under either method, except with respect to Home Equity Loans, the determination as to whether a mortgage loan falls into a delinquency category is made as of the close of business on the last day of each month prior to the date of determining the delinquency: for example, if a cut-off date is August 1, or a distribution date is August 25, delinquencies are calculated as of July 31. In addition, under either method, mortgage loans, except for Home Equity Loans, with due dates other than the first day of the month are treated as if their due date was the first day of the following month.

         Under the MBA Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the day prior to the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on June 1 remained unpaid as of the close of business on July 31).

         Under the OTS Method, a mortgage loan is considered "30 days delinquent" if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan's first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date in the prospectus supplement. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered "60 days delinquent" with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and mortgage loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors should note that calculations of delinquency are made as of the end of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, under both methods, bankruptcy, foreclosure and REO property status is determined as of the last day of the prior month. Such mortgage loans are removed from the delinquency buckets, although they will count in connection with delinquency triggers or for total delinquency information.

FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

PRIVATE LABEL SECURITIES

         General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

o offered and distributed to the public pursuant to an effective registration statement, or

o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

         Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

o a financial institution or other entity engaged generally in the business of lending,

o a public agency or instrumentality of a state, local or federal government, or

o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

o    the maximum original term to stated maturity of the Private Label
     Securities,

o    the weighted average term to stated maturity of the Private Label
     Securities,

o the pass-through or certificate rate or range of rates of the Private Label Securities,

o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

o the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the underlying loans,

o the minimum and maximum stated maturities of the underlying loans at origination,

o    the lien priority of the underlying loans, and

o the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

         The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

AGENCY SECURITIES

         Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

o    fixed-rate level installment conventional mortgage loans,

o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o    adjustable rate conventional mortgage loans, or

o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If

Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established by the trustee or the servicer, as applicable, in the name of the trustee, for each series of securities for receipt of

o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

o all amounts received with respect to the primary assets of the related trust fund, and

o    income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee or the securities administrator, as applicable, will establish a separate distribution account for each series of securities. The trustee or the securities administrator, as applicable, will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

         Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

o    the sum of

               o the amount of interest accrued on the securities of the series, and

               o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

o    the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

         If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

o maintaining timely payments or providing additional protection against losses on the trust fund assets;

o    paying administrative expenses; or

o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVERCOLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

         If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

         Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o    the cost of repair or replacement of the property, and

o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials

(except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

RESERVE FUNDS

         If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee or the securities administrator, as applicable, as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee or the securities administrator, as applicable, to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

         Amounts deposited into a reserve fund will be invested by the trustee or the securities administrator, as applicable, in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

         If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

         If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

o to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices "that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee, supplemental interest trustee or securities administrator, as applicable, on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

         Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

         In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                             STATIC POOL INFORMATION

         For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

         The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer, the depositor, the trustee, the sponsor or any additional seller, as applicable, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o all payments in respect of principal, including prepayments, on the primary assets;

o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

o    all Insurance Proceeds;

o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

o all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o to make payments to the trustee or the securities administrator, as applicable, of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o to clear and terminate the collection account pursuant to the related agreement

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

o the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Coverage will be in an amount at least equal to the greater of

o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o    the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer


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


obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPEMSES

         The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.


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


CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

o    services similar loans in the ordinary course of its business;

o    is reasonably satisfactory to the trustee;

o has a net worth of not less than the amount specified in the prospectus supplement;

o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided in the related prospectus supplement or pooling and servicing agreement, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.


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


         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.


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


         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

o    the original principal amount,

o    its unpaid principal balance as of the cut-off date,

o    the current interest rate,

o    the current scheduled payment of principal and interest,

o    the maturity date, if any, of the related note, and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

o    the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o    there has been no other sale of the Agency or Private Label Securities, and

o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

o    the lesser of

               o   the principal balance of the primary asset, and

               o the trust fund's federal income tax basis in the primary asset;

plus

o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.


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


         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The sponsor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than percentage specified in the related prospectus supplement of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

REPORTS TO HOLDERS

o The applicable trustee or the securities administrator, as applicable, will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, the items specified in the related prospectus supplement and in the related pooling and servicing agreement or indenture.

         In addition, within a reasonable period of time after the end of each calendar year the trustee or securities administrator, as applicable, will furnish to each holder of record at any time during the calendar year:

o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.


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


         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders."

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information."

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee's or the securities administrator's website referenced under "Available Information" in this prospectus as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee or the securities administrator, as applicable. The trustee or the securities administrator, as applicable, will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. "Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for


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


     the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the a percentage specified in the related prospectus supplement of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than a percentage specified in the related prospectus supplement of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. "Events of default" under the indenture for each series of notes include, but are not limited to:

o a default for thirty (30) days (or other time period specified in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;


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


o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty
     (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o    any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the total amount of the then-outstanding notes of the series.


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


         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period specified in the related prospectus supplement) in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.


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


DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

         On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent


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


jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least the amount specified in the related prospectus supplement,
(ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

         The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

         The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.


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RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

o if the trustee ceases to be eligible to continue as such under the related agreement, or

o    if the trustee becomes insolvent, or

o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

o    to cure any ambiguity,

o to correct any defective provisions or to correct or supplement any provision in the agreement,

o to add to the duties of the depositor, the applicable trustee or the servicer,

o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

o    to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.


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


         Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than the percentage specified in the related prospectus supplement of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, a percentage specified in the related prospectus supplement of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.


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TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is


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


customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and


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expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.


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ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor


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exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
     (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened


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release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.


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Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet


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occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period"


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under the Garn-St. Germain Act, which ended in all cases not later than October
15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from


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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the


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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.


Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the


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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed


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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military


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


service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

         If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                   THE SPONSOR

         The sponsor will be EMC Mortgage Corporation ("EMC") for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since
1999.


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


                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor's securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o    to purchase the primary assets of the related trust fund,

o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o to establish any reserve funds described in the related prospectus supplement, and


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


o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig, LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

o    the securities of a series are classified as indebtedness;

o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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


         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of
     Section 7701(a)(19)(C)(v) of the Code; and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

o To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

         Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

         Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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


         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o    the interest is unconditionally payable at least annually,

o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o     sum of

                  (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

                  (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o    events that have occurred before the end of the accrual period and

o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

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         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities" below.


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         Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of


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


premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:


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


o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or


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


o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.


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


         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the


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


taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

         Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.


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         Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below.

         In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

o First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

o Second, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

o Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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o    the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

         (a)   the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1) the present value of any consideration given to the transferee to acquire the residual interest;

                  (2) the present value of the expected future distributions on the residual interest; and

                  (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

         (b)   the "asset test":

                  (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

                  (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

                  (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:

         (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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


         (ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities." In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.


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         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a


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stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax


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purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over

o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

o fails to furnish the applicable trustee with its taxpayer identification number;

o furnishes the applicable trustee with an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer


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


     identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee or securities administrator, as applicable, will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

General

         Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

         The exchangeable securities will represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

         An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata


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portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term


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


capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

         An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

         A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading " --Tax Treatment of Foreign Investors."

Backup Withholding

         A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading "--Miscellaneous Tax Aspects--Backup Withholding" in this prospectus.

Reporting and Administrative Matters

         Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.


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


TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

o the recipient is a controlled foreign corporation to which the issuing entity is a related person.

         For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount" in this prospectus. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


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         Foreign Holders. Interest payments made (or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount


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


otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust


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fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations


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


issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a


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


securitization partnership and, thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

o    the name, address and taxpayer identification number of the nominee; and

o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the


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


appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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


                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

         In addition to the United States federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called "Parties in Interest", unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


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


         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to a Plan's assets, or Plan Assets, for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

CLASS AND STATUTORY EXEMPTIONS

         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

         o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

         o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

         o PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.


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


         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o     the trustee may not be an affiliate of the depositor;


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         o     and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.


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UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

         Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust


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fund must represent not more than the fair market value of the obligations; and
the sum of all payments made to and retained by the master servicer, the servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;"
(b) is with an "eligible counterparty;" (c) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.


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


         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to


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


supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1. The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is
               (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:


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


                       i.       The Plan is not an Excluded Plan,

                       ii. Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                       iii.     After the Plan's acquisition of the
                                securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                       iv. In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

         2. The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3. The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the pre-funding period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of


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securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o     either:

               (1) the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

               (2) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in


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


               investments which are permitted by the Exemption Rating Agencies rating the securities and must:

               (1) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

               (2) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA
                     Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the pre-funding period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

INSURANCE COMPANY GENERAL ACCOUNTS.

         o In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         o Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of
               Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

REVOLVING POOL FEATURES.

         The Exemption only covers certificates backed by a "fixed" pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."


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


ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a


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


withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2)
(A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A SECURITY IN RELIANCE ON THE EXEMPTION, OR AN INVESTOR-BASED EXEMPTION, OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, AN INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, AND INVESTOR-BASED EXEMPTION OR OTHER EXEMPTION, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                             METHOD OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Reports to Holders" in this prospectus and "Servicing of Loans -- Evidence as to Compliance" in the related prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's or the securities administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to a trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                GLOSSARY OF TERMS

         Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

         Agreement. An owner trust agreement, servicing agreement or indenture.

         Asset Value. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

o    the then outstanding principal balance of the primary assets.

         Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Assumption Fee. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

         Benefit Plan Investors. Plans subject to Part 4 of Title I of ERISA or
Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         Closing Date. With respect to any series of bonds, the date on which the bonds are issued.

         Code. The Internal Revenue Code of 1986.

         DOL. The U.S. Department of Labor.

         DOL Regulations. Regulations by the DOL promulgated at 29 C.F.R. ss.2510.3-101.

         DTC Registered Bond. Any bond initially issued through the book-entry facilities of the DTC.

         Exemption. An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)
or any amendment thereto.

         Exemption Rating Agency. Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc or any other "Rating Agency" within the meaning of the Exemption.

         Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

         Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

         Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

         Issuing Entity. The Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

         MBA Method - The method of calculating delinquencies in accordance with the methodology used by the Mortgage Bankers Association, as described in "The Trust Funds - Methods of Delinquency Calculation" in this prospectus.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         OTS Method - The method of calculating delinquencies in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision, as described in "The Trust Funds - Methods of Delinquency Calculation" in this prospectus.

         Parity Act. The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in Interest. With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Section 4975 of the Code.

         Plan Assets. "Plan assets" of a Plan within the meaning of the DOL Regulations.

         Plans. ERISA Plans and Tax Favored Plans.

         Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

         Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

         Tax Favored Plans. Plans that meet the definition of "plan" in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in
Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

         U.S. Person. Any of the following:

o    a citizen or resident of the United States;

o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

================================================================================


                                  $336,332,415
                                  (APPROXIMATE)




               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-SD2
                                 ISSUING ENTITY




                   ASSET-BACKED CERTIFICATES, SERIES 2007-SD2



                            EMC MORTGAGE CORPORATION
                                     SPONSOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR




                            BEAR, STEARNS & CO. INC.


 YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

 WE ARE NOT OFFERING THE SERIES 2007-SD2 ASSET-BACKED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES 2007-SD2 ASSET-BACKED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS
          SELLING THE SERIES 2007-SD2 ASSET-BACKED CERTIFICATES WILL BE
                 REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
            PROSPECTUS FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS
                                   SUPPLEMENT.



                                 MARCH 14, 2007



================================================================================